UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Information Required in Proxy Statement
Schedule 14A Information
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to §240.14a-12

MACKINAC FINANCIAL CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than Registrant)
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PROXY STATEMENT AND PROSPECTUS OF NICOLET BANKSHARES, INC.	PROXY STATEMENT OF MACKINAC FINANCIAL CORPORATION
PROPOSED MERGER — YOUR VOTE IS VERY IMPORTANT
The boards of directors of Nicolet Bankshares, Inc. (“Nicolet”) and Mackinac Financial Corporation (“Mackinac”) have each unanimously approved a transaction that will result in the merger of Mackinac with and into Nicolet. Nicolet will be the surviving bank holding company in the merger. If the merger is completed, Mackinac shareholders will receive 0.22 shares of Nicolet common stock for each share of Mackinac common stock they hold (the “exchange ratio”) and $4.64 in cash per each share of Mackinac common stock, without interest (the “per share cash consideration”). After the merger is completed, we expect that current Mackinac shareholders will own approximately 19% of the outstanding shares of common stock of Nicolet.
Nicolet’s common stock trades on the Nasdaq Capital Market under the symbol “NCBS.” The closing price of Nicolet common stock was $84.40 per share on April 9, 2021, the last trading day before public announcement of the merger. The closing price of Nicolet common stock was $79.30 per share on May 28, 2021 the last practicable day before the date of this joint proxy statement-prospectus. Mackinac’s common stock currently trades on the Nasdaq Capital Market under the symbol “MFNC.” The closing price of Mackinac common stock was $13.70 per share on April 9, 2021, the last trading day before public announcement of the merger. The closing price of Mackinac common stock was $21.68 per share on May 28, 2021 the last practicable day before the date of this joint proxy statement-prospectus. The shares of Nicolet common stock issued pursuant to the merger will be registered under the Securities Act of 1933, as amended, and will trade on the Nasdaq Capital Market.
We cannot complete the merger unless we obtain the necessary governmental approvals and unless the shareholders of both companies approve the merger agreement and the transactions contemplated thereby. Each of Nicolet and Mackinac is asking its shareholders to consider and vote on this merger proposal at the respective companies’ special meetings of shareholders. Whether or not you plan to attend your company’s special meeting, please take the time to vote by following the voting instructions included in the enclosed proxy card. If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be counted as a vote FOR the merger agreement and the transactions contemplated thereby. If you do not vote your shares as instructed in the enclosed proxy card, or if you do not instruct your broker how to vote any shares held for you in “street name,” the effect will be a vote against the merger.
The places, dates and times of the shareholders’ meetings are as follows:
For shareholders of Nicolet:	For shareholders of Mackinac:
Nicolet Bankshares, Inc. 111 North Washington Street, Green Bay, WI 54301 Thursday, July 15, 2021 9:45 a.m., Central Daylight Time	www.virtualshareholdermeeting.com/MFNC2021SM Thursday, July 15, 2021 10:00 a.m., Eastern Daylight Time
See “Information About the Special Shareholders’ Meetings” on page 6 for additional information.
This document contains a more complete description of the special meetings and the terms of the merger. We urge you to review this entire document carefully. You may also obtain additional information about Nicolet and Mackinac from documents that Nicolet and Mackinac have filed with the Securities and Exchange Commission.
The Nicolet board of directors recommends that the Nicolet shareholders vote FOR approval of the merger agreement and the transactions contemplated thereby, including the issuance of up to 2,360,314 shares of Nicolet common stock in the merger.
The Mackinac board of directors recommends that the Mackinac shareholders vote FOR approval of the merger agreement and the transactions contemplated thereby.
You should read this entire joint proxy statement-prospectus carefully because it contains important information about the merger. In particular, you should read carefully the information under the section entitled “Risk Factors” beginning on page 18.
Neither the Securities and Exchange Commission nor any state securities regulators have approved or disapproved of the securities to be issued in the merger or determined if this document is truthful or complete. Any representation to the contrary is a criminal offense.
The shares of Nicolet common stock to be issued in the merger are not deposits or savings accounts or other obligations of any bank or savings association and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.
This joint proxy statement-prospectus is dated June 3, 2021 and is first being mailed to Nicolet’s and Mackinac’s respective shareholders on or about June 9, 2021.

Michael E. Daniels President and Chief Executive Officer Nicolet Bankshares, Inc.	Paul D. Tobias Chairman and Chief Executive Officer Mackinac Financial Corporation

PLEASE NOTE
The accompanying joint proxy statement-prospectus incorporates important business and financial information about Nicolet and Mackinac from other documents that are not included in or delivered with this document. This information is available to you without charge upon your written or oral request. You can obtain the documents incorporated by reference in this document through the Securities and Exchange Commission website at http://www.sec.gov or by requesting them in writing, by email or by telephone at the appropriate address below.
If you are a Nicolet shareholder:	If you are a Mackinac shareholder:
Nicolet Bankshares, Inc.	Mackinac Financial Corporation
111 North Washington Street	130 South Cedar Street
Green Bay, Wisconsin 54301	Manistique, Michigan 49854
(920) 430-1400 ir@nicoletbank.com	(248) 290-5900 JDeering@bankmbank.com
You will not be charged for any of these documents that you request. To obtain timely delivery of these documents, you must request them no later than five (5) business days before the date of the applicable special meeting. This means that Nicolet and Mackinac shareholders requesting documents must do so by July 8, 2021, in order to receive them before their respective special meetings.
For a more detailed description of the information incorporated by reference in this joint proxy statement-prospectus and how you may obtain it, see “Where You Can Find Additional Information” beginning on page 94.
We have not authorized anyone to provide you with any information other than the information included in this joint proxy statement-prospectus and the documents to which we refer you herein. If someone provides you with other information, please do not rely on it as being authorized by us.
This joint proxy statement-prospectus has been prepared as of the date on the cover page. There may be changes since that date in the affairs of Mackinac or Nicolet that are not reflected in this document.
As used in this joint proxy statement-prospectus, the terms “Mackinac” and “Nicolet” refer to Mackinac Financial Corporation and Nicolet Bankshares, Inc., respectively. Where the context requires, “Mackinac” may refer to Mackinac Financial Corporation and its subsidiaries, including mBank. Similarly, “Nicolet” may refer to Nicolet Bankshares, Inc. and its subsidiaries, including Nicolet National Bank.
Unless the context indicates otherwise, all references to the “merger agreement” refer to the Agreement and Plan of Merger dated April 12, 2021, between Nicolet and Mackinac, which is included in its entirety at Appendix A.

Nicolet Bankshares, Inc.
111 North Washington Street
Green Bay, Wisconsin 54301

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
To the Shareholders of Nicolet Bankshares, Inc.:
Nicolet Bankshares, Inc. (“Nicolet”) will hold a special meeting of shareholders at Nicolet’s offices at 111 North Washington St., Green Bay, Wisconsin 54301, on Thursday, July 15, 2021, at 9:45 a.m., Central Daylight Time, to consider and vote on the following matters:
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Merger Agreement and Share Issuance.   A proposal to approve and adopt the Agreement and Plan of Merger dated April 12, 2021, as the same may from time to time be amended, between Nicolet and Mackinac Financial Corporation, pursuant to which Mackinac will merge with and into Nicolet, including the issuance of up to 2,360,314 shares of Nicolet common stock in the merger (the “merger agreement”), as more fully described in the attached joint proxy statement-prospectus. A copy of the merger agreement is attached to the accompanying joint proxy statement-prospectus as Appendix A.

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Adjournment.   A proposal to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies to approve the merger agreement and the transactions contemplated by the merger agreement.

Nicolet’s board of directors has fixed the close of business on May 28, 2021 as the record date for the Nicolet special meeting. Only Nicolet shareholders of record at that time are entitled to notice of, and to vote at, the special meeting, or any adjournment or postponement of the special meeting.
Nicolet’s board of directors has unanimously approved the merger and the merger agreement and unanimously recommends that Nicolet shareholders vote “FOR” the approval of the merger agreement, including Nicolet’s issuance of shares pursuant to the merger agreement, and “FOR” the approval of the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies in favor of approval of the merger proposal.
YOUR VOTE IS VERY IMPORTANT.   We cannot complete the merger unless the holders of Nicolet common stock approve the merger proposal. The affirmative vote of the holders of at least a majority of the shares of Nicolet common stock issued, outstanding and entitled to vote on the record date is required to approve the Nicolet merger proposal. Whether or not you plan to attend the special meeting, please vote as soon as possible. If you hold stock in your name as a shareholder of record, you may vote your shares electronically via the Internet, by telephone, or by completing, signing, dating and returning the accompanying proxy card in the enclosed postage-paid return envelope. If you hold your stock in “street name” through a bank or broker, please follow the instructions on the voting instruction card furnished by the record holder.
The enclosed joint proxy statement-prospectus explains the merger agreement and the transactions contemplated thereby, as well as the proposals that will be considered at the Nicolet special meeting. We urge you to read the joint proxy statement-prospectus, its appendices and any documents incorporated by reference therein carefully and in their entirety. If you have any questions concerning the merger or the joint proxy statement-prospectus, would like additional copies of the joint proxy statement-prospectus or need help voting your shares of Nicolet common stock, please contact our President and Chief Executive Officer, Michael E. Daniels, at (920) 430-1400.
By Order of the Board of Directors

Michael E. Daniels
President and Chief Executive Officer
Nicolet Bankshares, Inc.
June 3, 2021

Mackinac Financial Corporation
130 South Cedar Street
Manistique, Michigan 49854

NOTICE OF VIRTUAL SPECIAL MEETING OF SHAREHOLDERS
To the Shareholders of Mackinac Financial Corporation:
Mackinac Financial Corporation (“Mackinac”) will hold a special meeting of shareholders on Thursday, July 15, 2021, at 10:00 a.m., Eastern Daylight Time. The meeting will be held in a virtual-only format, via a live audio webcast that can be accessed at www.virtualshareholdermeeting.com/MFNC2021SM, to consider and vote on the following matters:
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Merger Agreement.   A proposal to approve the Agreement and Plan of Merger dated as of April 12, 2021, as the same may from time to time be amended, between Mackinac and Nicolet Bankshares, Inc. (“Nicolet”), pursuant to which Mackinac will merge with and into Nicolet (the “merger agreement”), as more fully described in the attached joint proxy statement-prospectus. A copy of the merger agreement is attached to the accompanying joint proxy statement-prospectus as Appendix A.

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Adjournment.   A proposal to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies to approve the merger agreement and the transactions contemplated by the merger agreement.

Mackinac’s board of directors has fixed the close of business on May 28, 2021 as the record date for the Mackinac special meeting. Only Mackinac shareholders of record at that time are entitled to notice of, and to vote at, the special meeting, or any adjournment or postponement of the special meeting.
Mackinac’s board of directors has unanimously approved the merger and the merger agreement and unanimously recommends that Mackinac shareholders vote “FOR” the approval of the merger agreement and “FOR” the approval of the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies in favor of approval of the merger proposal.
YOUR VOTE IS VERY IMPORTANT.   We cannot complete the merger unless the holders of Mackinac common stock approve the merger proposal. The affirmative vote of the holders of at least a majority of the shares of Mackinac common stock issued, outstanding and entitled to vote on the record date is required to approve the Mackinac merger proposal. Whether or not you plan to attend the special meeting, please vote as soon as possible. If you hold stock in your name as a shareholder of record, you may vote your shares electronically via the Internet, by telephone, or by completing, signing, dating and returning the accompanying proxy card in the enclosed postage-paid return envelope. If you hold your stock in “street name” through a bank or broker, please follow the instructions on the voting instruction card furnished by the record holder.
The enclosed joint proxy statement-prospectus explains the merger agreement and the transactions contemplated thereby, as well as the proposals that will be considered at the Mackinac special meeting. We urge you to read the joint proxy statement-prospectus, its appendices, and any documents incorporated by reference therein carefully and in their entirety. If you have any questions concerning the merger or the joint proxy statement-prospectus, would like additional copies of the joint proxy statement-prospectus or need help voting your shares of Mackinac common stock, please contact our Chairman and Chief Executive Officer, Paul D. Tobias, at (248) 290-5900.
By Order of the Board of Directors

Paul D. Tobias
Chairman of the Board and Chief Executive Officer
Mackinac Financial Corporation
June 3, 2021

QUESTIONS AND ANSWERS
The following are some questions that you may have about the merger, the Nicolet special meeting or the Mackinac special meeting and brief answers to those questions. We urge you to read carefully the remainder of this joint proxy statement-prospect because the information in this section does not provide all of the information that may be important to you with respect to the merger, the Nicolet special meeting or the Mackinac special meeting. Additional information is also contained in the documents incorporated by reference into this joint proxy statement-prospectus. See “Where You Can Find Additional Information on page 94.
Q:   On what am I being asked to vote?
A:   You are being asked to approve the Agreement and Plan of Merger by and between Nicolet and Mackinac, which we may refer to as the merger agreement, which provides for the merger of Mackinac with and into Nicolet, and the other transactions contemplated thereby. As part of their approval of the merger agreement and the merger, Nicolet shareholders are also being asked to approve the issuance of stock in the merger to Mackinac shareholders. Shareholders of both Nicolet and Mackinac are being asked to approve a proposal to adjourn their respective special meetings, if necessary or appropriate, including to solicit additional proxies to approve the merger agreement and the transactions contemplated by the merger agreement.
Q: Why have Nicolet and Mackinac decided to merge?
A:   Nicolet and Mackinac agreed to merge for strategic reasons that benefit both parties. Their respective boards of directors believe that the merger will provide the combined institution with opportunities for enhanced revenue growth.
Q:   How does the Nicolet board of directors recommend I vote at the Nicolet special meeting?
A:   The board of directors of Nicolet has unanimously approved and adopted the merger agreement and recommends that its shareholders vote “FOR” approval of the merger agreement and the transactions contemplated thereby, including the issuance of up to 2,360,314 shares of Nicolet common stock in the merger (sometimes referred to as the “stock issuance” or “issuance of shares”) and recommends that you vote “FOR” approval of the Nicolet adjournment proposal.
Q:   How does the Mackinac board of directors recommend I vote at the Mackinac special meeting?
A:   The board of directors of Mackinac has unanimously approved and adopted the merger agreement and recommends that you vote “FOR” approval of the merger agreement and the transactions contemplated thereby, and “FOR” the Mackinac adjournment proposal.
Q:   What will happen to Nicolet National Bank and mBank as a result of the merger?
A:   If the merger occurs, mBank, which is a wholly owned subsidiary of Mackinac, will be merged with and into Nicolet National Bank, which is a wholly owned subsidiary of Nicolet. We may refer to this transaction as the “bank merger.” Nicolet National Bank will be the surviving entity in the bank merger if and when it occurs.
Q:   What vote is required to approve the merger agreement and the transactions contemplated thereby?
A:   The merger cannot be completed unless a majority of the outstanding shares of each of Nicolet and Mackinac votes to approve the merger agreement and the transactions contemplated thereby, including, in the case of Nicolet, the issuance of shares.
Q:   What will shareholders of Mackinac receive in the merger?
A:   Mackinac shareholders will receive 0.22 shares of Nicolet common stock and $4.64 in cash, without interest, for each share of Mackinac common stock they hold on the effective date of the merger. In lieu of any fractional shares of Nicolet common stock, Mackinac shareholders will receive an amount in cash (without interest and rounded to the nearest whole cent) as determined by multiplying volume

i

weighted average closing price of Nicolet common stock on the Nasdaq Capital Market over the twenty trading day period immediately preceding the second trading day prior to the closing date, by the fractional share of Nicolet common stock to which such shareholder would otherwise be entitled. After the merger is completed, we expect that current Nicolet shareholders will own approximately 81% of the outstanding shares of common stock of the combined company, and current Mackinac shareholders will own approximately 19% of the outstanding shares of common stock of the combined company. See “The Merger — Structure of the Merger Agreement” on page 34 for further explanation.
Q:   What are the federal income tax consequences of the merger to me as a holder of Mackinac common stock?
A:   Bryan Cave Leighton Paisner LLP has issued an opinion, which it will confirm as of the effective date of the merger, that, subject to certain limitations, the merger will qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended. Mackinac shareholders receiving Nicolet common stock in the merger will not recognize gain or loss for U.S. federal income tax purposes as a result of the surrender of Mackinac common stock for receipt of Nicolet common stock, except that gain may be recognized with respect to any cash received in the merger (other than cash in lieu of fractional shares). However, Mackinac shareholders receiving solely cash in the merger, whether as a result of exercising dissenters’ rights or otherwise, will generally recognize gain or loss in an amount equal to the difference between the amount of cash received and the Mackinac shareholder’s aggregate tax basis in its Mackinac common stock surrendered or cancelled in exchange therefor. Mackinac shareholders may also recognize gain or loss for U.S. federal income tax purposes with respect to any cash received in lieu of fractional shares. Your tax treatment will depend on your specific situation and many variables are not within our control. You should consult your own tax advisor for a full understanding of the tax consequences of the merger to you.
Q:   When do you expect the merger to be completed?
A:   We are working to complete the merger in the third quarter of 2021, shortly after the special shareholders’ meetings are held, assuming Nicolet and Mackinac shareholders and the applicable bank regulatory agencies approve the merger and the transactions contemplated thereby and other conditions to closing are met. We could experience delays in meeting these conditions or be unable to meet them at all. See “Risk Factors” beginning on page 18 for a discussion of these and other risks relating to the merger.
Q:   If I am a Mackinac shareholder, will I be able to sell any shares of Nicolet common stock I receive pursuant to the merger?
A:   Yes.   The Nicolet common stock issued pursuant to the merger will be registered under the Securities Act of 1933, as amended, and Nicolet will cause the shares to be issued in the merger to be listed on the Nasdaq Capital Market. All shares of Nicolet common stock that you receive pursuant to the merger will be freely transferable unless you are deemed an affiliate of Nicolet. Affiliates of Nicolet will be able to sell the shares they receive pursuant to the merger subject to applicable securities regulations. See “Resale of Nicolet Common Stock” on page 68.
Q:   What should I do now?
A:   After carefully reading and considering the information in this joint proxy statement-prospectus, follow the voting instructions included in the enclosed proxy card in order to vote your shares as soon as possible, so that your shares will be represented at your special meeting. You can vote by (i) accessing the Internet website specified on the enclosed proxy card for your company, (ii) voting by telephone by the number provided on the proxy card, (iii) completing, signing and dating the enclosed proxy card and returning it in the postage-paid envelope, or (iv) voting in person at the Nicolet special meeting or remotely at the Mackinac special meeting.
NOTE:   If you sign and send in your proxy card and do not indicate how you want to vote, your proxy will be voted “FOR” the proposal to approve the merger agreement and the transactions contemplated thereby, including in the case of Nicolet shareholders, the issuance of up to 2,360,314 shares of Nicolet common stock in the merger, and “FOR” your company’s adjournment proposal.

Q:   What if I do not vote?
A:   If you do not vote at your special meeting, it will have the same effect as voting your shares against the merger.
Q:   If my shares are held in “street name” by my broker, will my broker automatically vote my shares for me?
A:   No.   Your broker will vote your shares of stock on the merger agreement only if you provide instructions on how to vote. You should instruct your broker on how to vote your shares, following the directions your broker provides. If you do not provide instructions to your broker, and your broker submits an unvoted proxy, the resulting broker non-vote will not be counted toward a quorum and your shares will not be voted at your company’s special meeting, which will have the same effect as voting your shares against the merger.
Q:   Can I change my vote after I deliver my proxy?
A:   Yes.   You can change your vote at any time before your proxy is voted at your special meeting. You can do this in four ways. First, you can revoke your proxy by giving written notice of revocation to your company’s Corporate Secretary. Second, you can submit a new properly executed proxy with a later date to your company’s Corporate Secretary at or before your company’s special meeting. The latest proxy actually received before the meeting will be counted, and any earlier proxies will be revoked. Third, you may vote over the Internet by the applicable deadline described below or submit a proxy card and return it prior to the vote at your special meeting. Fourth, you can attend your company’s special meeting (either in-person or remotely), give oral notice of your revocation, and vote your shares in person. Any earlier proxy will be thereby revoked. Your last properly submitted vote will be the vote that is counted. However, simply attending the meeting (either in-person or remotely) without voting will not revoke your proxy. If you hold shares in “street name,” you must contact your broker prior to your company’s special meeting if you wish to revoke your proxy or change your vote.
Q:   Are holders of Nicolet common stock entitled to dissenters’ rights?
A:   No.   Holders of Nicolet common stock are not entitled to dissenters’ rights under Wisconsin law.
Q:   Are holders of Mackinac common stock entitled to dissenters’ rights?
A:   Yes.   Under the provisions of Chapter 450 of the Michigan Business Corporation Act (the “MBCA”), a Mackinac shareholder may dissent from the merger and be paid the fair value of shares held by such shareholder by complying with the procedures set forth in Sections 761 through 774 of the MBCA. See “Dissenters’ Rights” beginning on page 90 for additional information.
Q:   What is the deadline for voting for Nicolet shareholders?
A.   If you are the record holder of shares of Nicolet common stock on May 28, 2021, you may vote at the special meeting or by mail at any time prior to the Nicolet special meeting as long as Nicolet receives your proxy through the mail before the time of the special meeting. In addition, as a record holder, you may vote by Internet or by telephone until 1:00 am, Central Daylight Time, on July 15, 2021. If your shares are held in “street name,” you must vote your shares by the deadline set by your broker.
Q:   What is the deadline for voting for Mackinac shareholders?
A.   If you are the record holder of shares of Mackinac common stock on May 28, 2021, you may vote by mail at any time prior to the Mackinac special meeting as long as Mackinac receives your proxy through the mail before the time of the special meeting or 10:00 a.m. Eastern Daylight Time, on July 15, 2021. In addition, as a record holder, you may vote by Internet or by telephone until 11:59 p.m., Eastern Daylight Time, on July 14, 2021. If your shares are held in “street name,” you must vote your shares by the deadline set by your broker.

Q:   Should I send in my Mackinac stock certificates now?
A:   No. If the merger is completed, Nicolet or Nicolet’s exchange agent will send a letter of transmittal and other customary transmittal materials providing written instructions for exchanging Mackinac common stock certificates for the merger consideration in accordance with the merger agreement. In any event, do not send your stock certificates with your proxy card. If you hold your shares in “street name” or “book-entry form” through a broker, the broker will provide separate instructions for voting and for surrendering and exchanging your shares.
Q:   Who can help answer my questions?
A:   If you would like additional copies of this document, or if you would like to ask any questions about the merger and related matters, you should contact:
For Mackinac shareholders: Paul D. Tobias Mackinac Financial Corporation 30 South Cedar Street Manistique, Michigan 49854 telephone: (248) 290-5900	For Nicolet shareholders: Michael E. Daniels Nicolet Bankshares, Inc. 111 North Washington Street Green Bay, Wisconsin 54301 telephone: (920) 430-1400

SUMMARY
We have prepared this summary of certain material information to assist you in your review of this joint proxy statement-prospectus. It is necessarily general and abbreviated, and it is not intended to be a complete explanation of all of the matters covered in this joint proxy statement-prospectus. To understand the merger and the issuance of shares of Nicolet common stock in the merger, please see the more complete and detailed information in the sections that follow this summary, as well as the financial statements and appendices included in this joint proxy statement-prospectus or incorporated by reference. For more information about Nicolet or Mackinac, please see the section entitled “Where You Can Find Additional Information” on page 94. We urge you to read all of these documents in their entirety prior to returning your proxy or voting at the special meeting of your company’s shareholders.
Each item in this summary refers to the page of this document on which that subject is discussed in more detail.
The Companies
NICOLET BANKSHARES, INC.
111 North Washington Street
Green Bay, Wisconsin 54301
(920) 430-1400
Nicolet is a Wisconsin corporation and was incorporated as Green Bay Financial Corporation, a Wisconsin corporation, on April 5, 2000, to serve as the holding company for and the sole shareholder of Nicolet National Bank. It amended and restated its articles of incorporation and changed its name to Nicolet Bankshares, Inc. on March 14, 2002. It subsequently became the holding company for Nicolet National Bank upon completion of Nicolet National Bank’s reorganization into a holding company structure on June 6, 2002.
Nicolet is a registered bank holding company under the Bank Holding Company Act of 1956, as amended. It conducts operations through its wholly owned subsidiary, Nicolet National Bank, which was organized in 2000 as a national bank under the laws of the United States and opened for business on November 1, 2000. Nicolet National Bank provides a full range of traditional banking services throughout northeastern Wisconsin and the Upper Peninsula of Michigan. Nicolet offers commercial, retail and wealth management services through 36 branch locations in Wisconsin and Menominee, Michigan, as of December 31, 2020.
As of March 31, 2021, Nicolet had consolidated total assets of $4.5 billion, loans of approximately $2.8 billion, deposits of $3.9 billion, and consolidated shareholders’ equity of $550 million. At March 31, 2021, Nicolet had 10,002,322 shares of common stock issued and 9,987,897 shares outstanding, held by approximately 2,200 shareholders of record.
The principal executive offices of Nicolet are located at 111 North Washington Street, Green Bay, Wisconsin 54301, and its telephone number is (920) 430-1400. Nicolet’s website can be accessed at https://www.nicoletbank.com/. Information contained in Nicolet’s website does not constitute part of, and is not incorporated into, this joint proxy statement-prospectus. Nicolet’s common stock is traded on the Nasdaq Capital Market under the symbol “NCBS.”
For more information about Nicolet and its subsidiaries, see “Where You Can Find Additional Information” on page 94.
MACKINAC FINANCIAL CORPORATION
130 South Cedar Street
Manistique, Michigan 49854
(888) 343-8147
Mackinac is a bank holding company, or BHC, incorporated under Michigan law, primarily engaged in the business of planning, directing and coordinating the business activities of its wholly owned banking subsidiary, mBank, a Michigan state-chartered bank. As a BHC, Mackinac’s activities are limited to banking and activities that are closely related to banking.
At March 31, 2021, Mackinac had consolidated total assets of approximately $1.5 billion, loans and leases receivable, net of allowances, of $1.1 billion and total deposits of $1.3 billion. Mackinac’s principal subsidiary is mBank. Headquartered in Manistique, Michigan, mBank has 28 branch locations: ten in the Upper Peninsula, ten in the Northern Lower Peninsula, one in Oakland County, Michigan, and seven in Northern Wisconsin. The corporation’s banking services include commercial lending and treasury management products and services geared toward small to mid-sized businesses, as well as a full array of personal and business deposit products and consumer loans.
The principal executive offices of Mackinac are located at 130 South Cedar Street, Manistique, Michigan 49854, and its telephone number is (888) 343-8147. Mackinac’s website can be accessed at http://www.bankmbank.com. Information contained in Mackinac’s website does not constitute part of, and is not incorporated into, this joint proxy statement-prospectus. Mackinac’s common stock is traded on the Nasdaq Capital Market under the symbol “MFNC.”
For more information about Mackinac and its subsidiaries, see “Where You Can Find Additional Information” on page 94.
The Merger Agreement
(See page 71)
Under the terms of the merger agreement, and if the merger is completed, Mackinac will merge with and into Nicolet, with Nicolet being the surviving corporation. Following the merger of Mackinac with and into Nicolet, mBank will merge with and into Nicolet National Bank, with Nicolet National Bank being the surviving bank. Both Nicolet and Nicolet National Bank will continue their existence under Wisconsin law and the laws of the United States, respectively, while Mackinac and mBank will cease to exist. The merger agreement is attached to this document as Appendix A and is incorporated into this joint proxy statement-prospectus by reference. We encourage you to read the entire merger agreement carefully, as it is the legal document that governs the proposed merger.
What You Will Receive in the Merger
(See page 71)
If the merger is completed, each share of Mackinac common stock (excluding treasury shares, shares held directly or indirectly by Nicolet (other than in a fiduciary capacity or in connection with debts previously contracted), and dissenting shares; all such shares are referred to herein as the “cancelled shares”) will be converted into the right to receive the per share stock consideration of 0.22 shares of Nicolet common stock and per share cash consideration of $4.64.
Cash in Lieu of Fractional Shares
In lieu of any fractional shares of Nicolet common stock, Mackinac shareholders will receive an amount in cash (without interest and rounded to the nearest whole cent) as determined by multiplying volume weighted average closing price of Nicolet common stock on the Nasdaq Capital Market over the twenty trading day period immediately preceding the second trading day prior to the closing date, by the fractional share of Nicolet common stock to which such shareholder would otherwise be entitled.
Relative Ownership of Nicolet following Closing
After the merger is completed, we expect that current Nicolet shareholders will own approximately 81% of the outstanding shares of common stock of the combined company, and current Mackinac shareholders will own approximately 19% of the outstanding shares of common stock of the combined company.
Dissenters’ Rights
(See page 90)
If the merger is completed, Mackinac shareholders who do not vote for the merger and who follow certain procedures as required by Michigan law and described in this joint proxy statement-prospectus will be entitled to exercise dissenters’ rights and receive the “fair value” of their shares in cash under Michigan law. If you are a Mackinac shareholder and assert and perfect your dissenters’ rights, you will not receive any merger consideration but will be entitled to receive the “fair value” of your shares of stock in cash as determined in accordance with Michigan law. The “fair value” of your shares may be more or less than the consideration to be paid in the merger. Appendix D to this joint proxy statement-prospectus includes the relevant provisions of Michigan law regarding these rights. See “Dissenters’ Rights” beginning on page 90 of this joint proxy statement-prospectus.
Litigation Related to the Merger
(See Page 70)
On May 26, 2021, a complaint, captioned Shiva Stein v. Mackinac Financial Corporation, et al., No. 1:21-cv-04717, was filed by a purported shareholder of Mackinac in the U.S. District Court for the Southern District of New York. The complaint names Mackinac, the Mackinac board of directors and one former Mackinac director as defendants. The complaint alleges, among other things, that the defendants caused a materially incomplete and misleading registration statement relating to the proposed merger to be filed with the SEC in violation of Section 14(a) and Section 20(a) of the Exchange Act and Rule 14a-9 promulgated thereunder. The complaint seeks, among other relief, an injunction preventing the closing of the merger unless and until the defendants disclose the allegedly omitted material information, rescission of the merger to the extent already implemented or awarding of rescissory damages, damages and an award of attorneys’ and experts’ fees. Mackinac and Nicolet believe the claims asserted in the complaint are without merit.
On June 1, 2021, a complaint, captioned Thomas Howlett v. Nicolet Bankshares, Inc., et al., No. 1:21‑cv-03097, was filed by a purported shareholder of Nicolet in the U.S. District Court for the Eastern District of New York. The complaint names Nicolet and the Nicolet board of directors as defendants. The complaint alleges, among other things, that the defendants caused a materially incomplete and misleading registration statement relating to the proposed merger to be filed with the SEC in violation of Section 14(a) and Section 20(a) of the Exchange Act and Rule 14a-9 promulgated thereunder. The complaint seeks, among other relief, an injunction preventing the closing of the merger unless and until the defendants disclose the allegedly omitted material information, rescission of the merger to the extent already implemented or awarding of rescissory damages, a declaration that defendants violated Section 14(a) and Section 20(a) of the Exchange Act as well as Rule 14a-9 promulgated thereunder, damages and an award of attorneys’ and experts’ fees. Nicolet and Mackinac believe the claims asserted in the complaint are without merit.
On June 1, 2021, a complaint, captioned Marc Waterman v. Mackinac Financial Corporation, et al., No. 1:21-cv-04858, was filed by a purported shareholder of Mackinac in the U.S. District Court for the Southern District of New York. The complaint names Nicolet, Mackinac, the Mackinac board of directors and one former Mackinac director as defendants. The complaint alleges, among other things, that the defendants caused a materially incomplete and misleading registration statement relating to the proposed merger to be filed with the SEC in violation of Section 14(a) and Section 20(a) of the Exchange Act and Rule 14a-9 promulgated thereunder. The complaint seeks, among other relief, an injunction preventing the closing of the merger unless and until the defendants disclose the allegedly omitted material information, rescission of the merger to the extent already implemented or awarding of rescissory damages, a declaration that defendants violated Section 14(a) and Section 20(a) of the Exchange Act as well as Rule 14a-9 promulgated thereunder, damages and an award of attorneys’ and experts’ fees. Nicolet and Mackinac believe the claims asserted in the complaint are without merit.
Additional complaints may be filed in the future with respect to the merger. If additional similar complaints are filed, absent new or different allegations that are material, neither Mackinac nor Nicolet will necessarily announce them.
Your Expected Tax Treatment as a Result of the Merger
(See page 79)
We expect that the merger will qualify as a reorganization under Section 368(a) of the Internal Revenue Code and that Mackinac shareholders will not recognize gain or loss for U.S. federal income tax purposes as a result of the surrender of Mackinac common stock for receipt of Nicolet common stock, except that gain may be recognized with respect to any cash received in the merger (other than cash in lieu of fractional shares). Mackinac shareholders receiving solely cash in the merger, whether as a result of exercising dissenters’ rights or otherwise, will generally recognize gain or loss in an amount equal to the difference between the amount of cash received and the Mackinac shareholder’s aggregate tax basis in its Mackinac common stock surrendered or cancelled in exchange therefor. Mackinac shareholders may also recognize gain or loss for U.S. federal income tax purposes with respect to any cash received in lieu of fractional shares.
The completion of the merger is conditioned on receipt of a tax opinion from Bryan Cave Leighton Paisner LLP that the merger qualifies as a reorganization under Section 368(a) of the Internal Revenue Code. The opinion will not bind the Internal Revenue Service, which could take a different view of the tax consequences of the merger.
See “Material U.S. Federal Income Tax Consequences of the Merger” for a more detailed discussion of the tax consequences of the merger to Mackinac shareholders. Determining the actual tax consequences of the merger to you as an individual taxpayer can be complicated. The tax treatment will depend on your specific situation and many variables not within our control. For these reasons, we recommend that you consult your tax advisor concerning the federal and any applicable state, local or other tax consequences of the merger to you.
Comparative Stock Prices
Nicolet.   Nicolet common stock currently trades on the Nasdaq Capital Market under the ticker “NCBS.” The closing price of Nicolet common stock was $84.40 per share on April 9, 2021, the last trading day before public announcement of the merger. The closing price of Nicolet common stock was $79.30 per share on May 28, 2021, the last practicable trading day before the date of this joint proxy statement-prospectus.
Mackinac.   Mackinac common stock currently trades on the Nasdaq Capital Market under the ticker “MFNC.” The closing price of Mackinac common stock was $13.70 per share on April 9, 2021, the last trading day before public announcement of the merger. The closing price of Mackinac common stock was $21.68 per share on May 28, 2021, the last practicable trading day before the date of this joint proxy statement-prospectus.
Both Boards of Directors Recommend Shareholder Approval of the Merger
(See page 27 for Nicolet; page 29 for Mackinac)
Nicolet.   The board of directors of Nicolet has unanimously approved the merger agreement and the transactions contemplated thereby and believes that the merger is in the best interests of Nicolet’s shareholders. The board unanimously recommends that you vote FOR approval of the merger proposal, including the issuance of Nicolet shares contemplated by the merger.
In deciding to engage in the merger transaction with Mackinac, Nicolet’s management and board of directors noted, among other things, the following:
•
the complementary strengths of Nicolet and Mackinac, including a focus on commercial lending and core deposit gathering in their respective markets;

•
the expected strengthened competitive positioning of the combined company throughout Northeast Wisconsin, the Upper Peninsula of Michigan and Northern Michigan, which Nicolet expects will meaningfully enhance its ability to serve its customers;

•
Nicolet’s board of director’s belief that the merger represents a superior opportunity for increasing shareholder value compared to the other strategic alternatives available to Nicolet; and

•
the expectation that Nicolet shareholders will experience opportunities for share price growth driven by a more liquid publicly traded stock.

Mackinac.   Mackinac’s board of directors has unanimously approved the merger agreement and the transactions contemplated thereby, believes that the merger is in the best interests of Mackinac and its shareholders, and unanimously recommends that you vote “FOR” approval of the merger agreement and the transactions contemplated thereby.
In deciding to engage in the merger transaction with Nicolet, Mackinac’s management and board of directors noted, among other things, the following:
•
the view that the merger is a strategically compelling transaction that will create a stronger company, elevate growth and provide meaningful long-term value for the shareholders of Mackinac;

•
the view that the combined company would be strategically positioned to capitalize on market opportunities and better serve its customers through the ability to make larger loans and provide a greater breadth of services;

•
the stronger liquidity and historical trading multiples of Nicolet common stock compared to the historical profile of Mackinac common stock;

•
net interest margin compression and earnings headwinds facing Mackinac on a stand-alone basis;

•
the relative paucity of attractive business combination partners in Mackinac’s geographic footprint;

•
the current and prospective environment in the financial services industry, including economic conditions and the interest rate and regulatory environments, possible effects of scale, increased operating costs resulting from regulatory and compliance mandates, increasing competition from both nationwide banks and non-bank financial and financial technology firms, and current financial market conditions and the likely effects of these factors on Mackinac’s and the combined company’s potential growth, development productivity and strategic options, and the likely effect of these factors on Mackinac both with and without the proposed transaction;

•
the consistency of the transaction with Mackinac’s business strategies, including achieving strong earnings growth, reaching new markets, improving customer attraction and retention, developing technology capabilities and focusing on cost management; and

•
that Mackinac and Nicolet are a complementary fit because of the nature of the markets served and products offered by Mackinac and Nicolet and the expectation that the transaction would provide economies of scale, enhanced ability to invest in technology and innovation, expanded product offerings, improved efficiencies and reduced costs and enhanced opportunities for growth.

For further discussion of the factors considered by the Mackinac board of directors in reaching its conclusion, see “The Merger — Background of the Merger” at page 34 and “The Merger — Reasons for the Merger” at page 38.
Shareholders should note that Mackinac’s directors have certain interests in, and may derive benefits as a result of, the merger that are in addition to their interests as shareholders of Mackinac. See “The Merger — Interests of Certain Persons in the Merger” at page 66.
Opinion of Mackinac’s Financial Advisor
(See page 42)
In deciding to approve the merger, the board of directors of Mackinac considered the opinion of its financial advisor, Piper Sandler & Co., an investment banking and financial advisory firm. Piper Sandler & Co. has given a fairness opinion to the Mackinac board of directors that, as of the date of the opinion, the merger consideration was fair, from a financial point of view, to the holders of Mackinac common stock. The opinion is based on and subject to the procedures, matters and limitations described in the opinion and other matters that Piper Sandler & Co. considered relevant. The fairness opinion is attached to this joint proxy statement-prospectus as Appendix B. We urge all shareholders of Mackinac to read the entire opinion, which describes the procedures followed, matters considered and limitations on the review undertaken by Piper Sandler & Co. in providing its opinion. For further information, please see the section entitled “The Merger — Opinion of Mackinac’s Financial Advisor” beginning on page 42.
Opinion of Nicolet’s Financial Advisor
(See page 52)
In deciding to approve the merger, the board of directors of Nicolet considered the opinion of its financial advisor, Hovde Group, LLC, an investment banking and financial advisory firm. Hovde Group,

LLC has given a fairness opinion to the Nicolet board of directors that, as of the date of the opinion, the merger consideration was fair, from a financial point of view, to the holders of Nicolet common stock. The opinion is based on and subject to the procedures, matters and limitations described in the opinion and other matters that Hovde Group, LLC considered relevant. The fairness opinion is attached to this joint proxy statement-prospectus as Appendix C. We urge all shareholders of Nicolet to read the entire opinion, which describes the procedures followed, matters considered and limitations on the review undertaken by Hovde Group, LLC in providing its opinion. For further information, please see the section entitled “The Merger — Opinion of Nicolet’s Financial Advisor” beginning on page 52.
Information About the Special Shareholders’ Meetings
(See page 25 for Nicolet; page 29 for Mackinac)
A special meeting of the shareholders of Nicolet will be held on July 15, 2021, at 9:45 a.m., Central Daylight Time. The meeting will be held at Nicolet’s offices at 111 North Washington St, Green Bay, Wisconsin 54301.
A special meeting of the shareholders of Mackinac will be held virtually, via live audio webcast, at www.virtualshareholdermeeting.com/MFNC2021SM on July 15, 2021, at 10:00 a.m., Eastern Daylight Time.
At the respective meetings, the shareholders of the company holding the meeting will vote on the merger agreement described herein and in the notice for the meeting. If each company’s shareholders approve the merger agreement and the other conditions to completing the merger are satisfied, Nicolet and Mackinac expect to complete the merger in the third quarter of 2021.
Quorum and Vote Required at the Meetings
(See page 25 for Nicolet; page 29 for Mackinac)
Nicolet.   Shareholders who own Nicolet common stock at the close of business on May 28, 2021, the record date, will be entitled to vote at the Nicolet special meeting. A majority of the outstanding shares of Nicolet common stock, as of the record date for the meeting, must be present in person or by proxy at the meeting in order for a quorum to be present. If a quorum is not present at the meeting, the meeting will be adjourned, and no vote will be taken until and unless a quorum is present. As of the record date, there were 9,842,991 shares of Nicolet common stock outstanding and entitled to vote at the meeting. The outstanding shares were held by approximately 2,200 holders of record.
The presence, in person or by proxy, of a majority of the outstanding shares of Nicolet common stock entitled to vote on the merger agreement is necessary to constitute a quorum at the meeting. Each share of Nicolet common stock outstanding on the record date entitles its holder to one vote on the merger agreement and any other proposal that may properly come before the meeting.
Approval of the merger proposal requires the affirmative vote of a majority of the shares of Nicolet common stock outstanding and entitled to vote on the record date. Abstentions, shares not voted, and broker non-votes will have the same effect as a vote against the merger proposal. Approval of the adjournment proposal requires that the votes cast for the proposal exceed the votes cast against the proposal.
Approval of the adjournment proposal requires the affirmative vote of a majority of the outstanding shares of Nicolet common stock entitled to vote, represented in person or by proxy at the special meeting. Because approval of the Nicolet adjournment proposal is based on the affirmative vote of a majority of shares voting or expressly abstaining at the special meeting, abstentions will have the same effect as a vote against such proposal. The failure to vote or failure to instruct your bank or broker how to vote with respect to the adjournment proposal, however, will have no effect on such proposal.
Mackinac.   The record date for the Mackinac special meeting is May 28, 2021. Mackinac’s shareholders of record as of the close of business on that day will receive notice of and will be entitled to vote at the special meeting. As of the record date, there were 10,550,393 shares of Mackinac common stock outstanding and entitled to vote at the meeting. The outstanding shares were held by approximately 1,600 holders of record.

The presence, in person or by proxy, of a majority of the outstanding shares of Mackinac common stock entitled to vote on the merger agreement is necessary to constitute a quorum at the meeting. Each share of Mackinac common stock outstanding on the record date entitles its holder to one vote on the merger agreement and any other proposal that may properly come before the meeting.
To determine the presence of a quorum at the meeting, Mackinac will also count as present at the meeting the shares of Mackinac common stock present in person but not voting, and the shares of common stock for which Mackinac has received proxies but with respect to which the holders of such shares have abstained or signed without providing instructions as described in “Solicitation and Revocation of Proxies” below. Based on the number of shares of Mackinac common stock outstanding as of the record date, at least 5,275,197 shares need to be present at the special meeting, whether in person or by proxy, to constitute a quorum.
Approval of the merger proposal requires the affirmative vote of a majority of outstanding shares of Mackinac common stock entitled to vote, represented virtually or by proxy at the special meeting. Abstentions, shares not voted, and broker non-votes will have the same effect as a vote against the merger proposal.
Approval of the adjournment proposal requires the affirmative vote of a majority of outstanding shares of Mackinac common stock entitled to vote, represented virtually or by proxy at the special meeting. Because approval of the Mackinac adjournment proposal is based on the affirmative vote of a majority of shares voting or expressly abstaining at the special meeting, abstentions will have the same effect as a vote against such proposal. The failure to vote or failure to instruct your bank or broker how to vote with respect to the adjournment proposal, however, will have no effect on such proposal.
Share Ownership of Officers and Directors
(See page 30)
Nicolet.   As of the record date for the Nicolet special meeting, directors and executive officers of Nicolet had or shared voting or dispositive power over approximately 17% of the outstanding shares of Nicolet common stock. It is anticipated that these individuals will vote their shares of Nicolet common stock in favor of the merger agreement.
Mackinac.   As of the record date for the Mackinac special meeting, Mackinac’s directors and executive officers beneficially owned a total of 1,690,638 shares, or approximately 16% of the shares entitled to vote on the merger, of Mackinac common stock. We anticipate that these individuals will vote their shares in favor of the merger agreement. Certain of these individuals, representing approximately 16% of the shares entitled to vote on the merger, have entered into a written agreement with Nicolet that they will vote their shares in favor of the merger agreement, except as may be limited by any existing fiduciary obligations to beneficial owners of such shares.
As of the record date for the Mackinac special meeting, directors and executive officers of Nicolet had voting and dispositive power over less than 1% of the outstanding shares of Mackinac common stock as of the record date.
Structure of the Merger
(See page 34)
•
Mackinac Financial Corporation will cease to exist after the merger.

•
mBank will be merged with and into Nicolet National Bank, and after such bank merger mBank will cease to exist.

•
Subsequent to the bank merger, the business of mBank will be conducted through Nicolet National Bank.

•
Upon consummation of the merger and the bank merger, one person from the Mackinac board of directors, to be designated by Mackinac and reasonably acceptable to Nicolet (expected to be Paul D. Tobias), is anticipated to join the board of directors of each of Nicolet and Nicolet National Bank.

We Must Obtain Regulatory Approval to Complete the Merger
(See page 68)
We cannot complete the merger unless we receive the approval of the Board of Governors of the Federal Reserve System (the “Federal Reserve”) and the Office of the Comptroller of the Currency (“OCC”). All regulatory applications and notices required to be filed prior to the merger have been or will be filed. Although we do not know of any reason why we could not obtain the necessary regulatory approvals in a timely manner, we cannot be certain whether or when we will obtain them.
We Must Meet Several Conditions to Complete the Merger
(See page 72)
In addition to the required regulatory approvals, the merger will be completed only if certain conditions are met or waived, including the following:
•
approval by each company’s shareholders of the merger agreement and the transactions contemplated thereby by the required vote;

•
receipt by Mackinac and Nicolet of an opinion from Bryan Cave Leighton Paisner LLP that the merger qualifies as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code;

•
Mackinac maintaining tangible common equity (as defined in the merger agreement) of at least $145 million;

•
If requested by Nicolet, Mackinac repayment of existing Mackinac debt agreements; and

•
each party’s certification to the other as to the continued accuracy of the representations and warranties contained in the merger agreement, compliance with covenants and closing conditions, and the satisfaction of all other matters applicable to the transaction.

If all regulatory approvals are received and the other conditions to completion are satisfied, Nicolet and Mackinac contemplate that they will complete the merger in the third quarter of 2021.
Termination and Termination Fee
(See page 78)
The merger agreement may be terminated, either before or after shareholder approval, under certain circumstances described in detail later in this joint proxy statement-prospectus. If either party terminates the merger agreement because the other party’s board withdraws or changes its recommendation of the merger agreement, if Mackinac terminates the agreement to accept an Acquisition Proposal it deems a Superior Proposal, as each term is defined in the merger agreement, then Mackinac (or its successor) must pay Nicolet a termination fee of $10.0 million.
Mackinac’s Directors and Executive Officers Have Interests in the Merger that Differ from its Shareholders’ Interests
(See page 66)
The directors and executive officers of Mackinac have interests in the merger in addition to their interests as shareholders of Mackinac generally. The members of the Mackinac board of directors knew about these additional interests and considered them when they adopted the merger agreement. Such interests include, among others:
•
the potential continuation of employee benefits;

•
the acceleration of certain unvested restricted stock awards per the terms of Mackinac’s restricted stock award agreements;

•
the potential payment of certain change in control benefits pursuant to the terms of employment agreements for executive officers;

•
provisions in the merger agreement relating to director and officer liability insurance and the indemnification of officers and directors of Mackinac for certain liabilities; and

•
the appointment of one Mackinac board member (expected to be Paul D. Tobias) to the boards of Nicolet and Nicolet National Bank.

These interests are more fully described in this joint proxy statement-prospectus under the heading “The Merger — Interests of Certain Persons in the Merger” at page 66.
Employee Benefits of Mackinac Employees after the Merger
(See page 77)
Nicolet has agreed to offer to all current employees of Mackinac and mBank who become Nicolet employees as a result of the merger substantially similar employee benefits to those that Nicolet offers to its employees in similar positions.
Differences in Rights of Mackinac’s Shareholders after the Merger
(See page 84)
To the extent that they receive Nicolet common stock as merger consideration, Mackinac shareholders will become Nicolet shareholders as a result of the merger. Their rights as shareholders after the merger will be governed by Nicolet’s articles of incorporation and bylaws. The rights of Nicolet shareholders are different in certain respects from the rights of Mackinac’s shareholders. The material differences are described later in this joint proxy statement-prospectus.
Accounting Treatment
(See page 70)
Nicolet is required to account for the merger as an acquisition transaction for accounting and financial reporting purposes under accounting principles generally accepted in the United States of America (“GAAP”). Under this accounting, the assets (including any identifiable intangible assets) and liabilities (including executory contracts and other commitments) of Mackinac at the effective time of the merger will be recorded at their respective fair values and added to those of Nicolet. Any excess of purchase price over the fair values is recorded as goodwill. Any excess of the fair values over the purchase price is recorded in earnings as a bargain purchase gain. Consolidated financial statements of Nicolet issued after the merger would reflect those fair values and would not be restated retroactively to reflect the historical consolidated financial position or results of operations of Mackinac.

COMPARATIVE HISTORICAL AND UNAUDITED PRO FORMA PER SHARE DATA
The following summary presents per share information for Nicolet and Mackinac on a historical, pro forma combined and pro forma diluted equivalent basis for the periods and as of the dates indicated below. The pro forma information gives effect to the merger using the acquisition method of accounting. This information should be read in conjunction with the companies’ historical financial statements and related notes as well as financial data included elsewhere in or incorporated by reference into this joint proxy statement-prospectus. See “Where You Can Find Additional Information” beginning on page 94.
The pro forma information is presented for illustrative purposes only. The pro forma information should not be relied upon as being indicative of the historical results the companies would have had if the merger had occurred before such periods or the future results that the companies will experience after the merger. The pro forma information, although helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the benefits of expected cost savings, opportunities to earn additional revenue, the impact of restructuring and merger-related costs, or other factors that may result as a consequence of the merger and, accordingly, does not attempt to predict or suggest future results. The unaudited pro forma combined per share data set forth below gives effect to the merger as if it had occurred on January 1, 2020, the beginning of the earliest period presented, in the case of earnings per common share data, and as of March 31, 2021, in the case of book value per common share data.
The pro forma calculations reflect that all Mackinac shareholders will receive 0.22 shares of Nicolet common stock and $4.64 in cash for each issued and outstanding share of Mackinac common stock at the time of the merger (other than certain cancelled shares). The pro forma combined earnings per diluted common share has been computed based on the diluted average number of outstanding common shares of Nicolet adjusted for the additional shares to be issued in connection with the merger.
Mackinac paid quarterly per share cash dividends of $0.14 on its common stock for the three months ended March 31, 2021. Nicolet does not have a history of paying dividends on its common stock and does not intend to pay common stock dividends following the merger. Therefore, the pro forma dividend information has been omitted from the table below as it is not meaningful.
The pro forma combined net book value per common share is based upon the pro forma combined equity of Nicolet divided by the pro forma number of outstanding shares of the combined companies, giving effect to the merger as if it had occurred on March 31, 2021. The Mackinac merger equivalent net book value per common share is based on the number of shares of Nicolet common stock into which each share of Mackinac common stock (other than certain cancelled shares) will be converted in the merger, giving effect to the merger as if it had occurred on March 31, 2021.
Comparative per share data	Three Months Ended March 31, 2021	Year Ended December 31, 2020
Earnings per diluted common share
Nicolet	$1.75	$5.70
Mackinac	$0.37	$1.27
Pro forma combined	$1.79	$3.84
Mackinac merger equivalent*	$0.39	$0.85
Book value per common share:
Nicolet	$55.07	N/A
Mackinac	$16.13	N/A
Pro forma combined	$59.82	N/A
Mackinac merger equivalent*	$13.16	N/A

*
Calculated by multiplying the pro forma combined information by the exchange ratio of 0.22.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
The following unaudited pro forma condensed combined balance sheet as of March 31, 2021 and statements of income for the three months ended March 31, 2021 and for the year ended December 31, 2020, have been prepared to reflect the merger of Nicolet and Mackinac after giving effect to the adjustments described in the notes to the pro forma condensed combined financial information. In the merger, Mackinac common shareholders, in exchange for the shares of Mackinac shares of common stock they hold immediately prior to the merger (other than certain cancelled shares), will have the right to receive total consideration of approximately $50 million in cash and an aggregate of 2,360,314 shares of Nicolet common stock, subject to adjustments as described herein, having an estimated aggregate value of approximately $199 million (based on the closing price of Nicolet common stock of $84.40 on April 9, 2021), representing an aggregate purchase price of approximately $249 million.
The merger will be accounted for as an acquisition transaction. Under the acquisition method of accounting, Nicolet records the assets and liabilities of the acquired entities at their fair values on the closing date of the merger. The pro forma condensed consolidated balance sheet as of March 31, 2021 has been prepared based on the historical consolidated balance sheets of Nicolet and Mackinac, assuming the transaction was consummated on March 31, 2021. The pro forma condensed combined statements of income for the three months ended March 31, 2021 and for the year ended December 31, 2020 have been prepared based on the historical consolidated statements of income for Nicolet and Mackinac, assuming the transaction was consummated on January 1, 2020.
The selected unaudited pro forma condensed consolidated financial information is presented for illustrative purposes only and does not indicate either the operating results that would have occurred had the merger been consummated as of the dates indicated, or future results of operations or financial condition. The selected unaudited pro forma condensed combined financial information is based upon assumptions and adjustments that Nicolet believes are reasonable. Only such adjustments as have been noted in the accompanying footnotes have been applied in order to give effect to the proposed transaction described in this joint proxy statement-prospectus. Such assumptions and adjustments are subject to change as future events materialize and fair value estimates are refined. Future results may vary significantly from the results reflected because of various factors, including those discussed in the section of this joint proxy statement-prospectus entitled “Risk Factors” beginning on page 18.
The unaudited pro forma condensed combined consolidated financial information should be read in conjunction with Nicolet’s Annual Report on Form 10-K for the year ended December 31, 2020, and its Form 10-Q for the three months ended March 31, 2021, each of which are incorporated by reference herein, as well as Mackinac’s Annual Report on Form 10-K for the year ended December 31, 2020, and its Form 10-Q for the three months ended March 31, 2021, each of which are incorporated by reference herein. See “Where You Can Find Additional Information” beginning on page 94.

NICOLET BANKSHARES, INC.
COMBINED WITH MACKINAC FINANCIAL CORPORATION
PRO FORMA CONDENSED COMBINED BALANCE SHEET (Unaudited)
As of March 31, 2021
(In thousands)	Historical		Pro Forma Adjustments		Pro Forma Combined
	Mackinac	Nicolet
Cash and cash equivalents, including certificates of deposits in other banks	$245,919	$763,150	$(49,692)	A	$959,377
Investment securities, including equity securities	109,414	562,419	(421)	B	671,412
Loans held for sale	1,937	16,883	—		18,820
Loans	1,061,819	2,846,351	(7,387)	C	3,900,783
Allowance for credit losses	(5,842)	(32,626)	(13,955)	D	(52,423)
Other real estate owned, net	1,692	3,797	(664)	E	4,825
Bank owned life insurance	16,537	83,788	—		100,325
Goodwill	19,574	163,151	99,942	F	282,667
Other intangibles, net	4,200	11,350	600	G	16,150
Other assets	52,998	125,541	4,921	B,H	183,460
Total Assets	$1,508,248	$4,543,804	$33,345		$6,085,397
Deposits	$1,273,279	$3,900,594	$500	I	$5,174,373
Short-term borrowings	—	—	—		—
Long-term borrowings	53,459	43,988	100	I	97,547
Other liabilities	11,334	49,176	14,600	J	75,110
Total Liabilities	1,338,072	3,993,758	15,200		5,347,030
Common stock & Additional paid-in capital	127,397	271,488	71,372	A,K	470,257
Retained earnings	41,721	271,191	(52,169)	A,K	260,743
Accumulated other comprehensive income	1,058	7,367	(1,058)	K	7,367
Total Stockholders’ Equity	170,176	550,046	18,145		738,367
Total Liabilities and Stockholders’ Equity	$1,508,248	$4,543,804	$33,345		$6,085,397
Outstanding shares	10,550	9,988	2,355		12,343
See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Information.

NICOLET BANKSHARES, INC.
COMBINED WITH MACKINAC FINANCIAL CORPORATION
PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME (Unaudited)
(In thousands, except per share data)	Three Months Ended March 31, 2021		Pro Forma Adjustments		Pro Forma Combined
	Mackinac	Nicolet
Interest income	$14,892	$36,876	$871	A	$52,639
Interest expense	1,114	3,235	(50)	B	4,299
Net interest income	13,778	33,641	921		48,340
Provision for credit losses	50	500	—		550
Noninterest income	2,398	17,126	—		19,524
Noninterest expense	11,848	26,081	28	D	37,957
Income before income tax expense	4,278	24,186	892		29,356
Income tax expense	398	5,947	223	F	6,568
Net income	$3,880	$18,239	$669		$22,788
Weighted average common shares outstanding
Basic	10,523	9,998	2,355	G	12,353
Diluted	10,523	10,403	2,355	G	12,758
Earnings per common share
Basic	$0.37	$1.82			$1.84
Diluted	$0.37	$1.75			$1.79
(In thousands, except per share data)	Year Ended December 31, 2020		Pro Forma Adjustments		Pro Forma Combined
	Mackinac	Nicolet
Interest income	$62,029	$149,202	$1,876	A	$213,107
Interest expense	7,223	19,864	(200)	B	26,887
Net interest income	54,806	129,338	2,076		186,220
Provision for credit losses	1,000	10,300	13,892	C	25,192
Noninterest income	10,199	62,626	—		72,825
Noninterest expense	46,949	100,719	20,198	D,E	167,866
Income before income tax expense	17,056	80,945	(32,014)		65,987
Income tax expense	3,583	20,476	(8,004)	F	16,055
Net income	13,473	60,469	(24,011)		49,931
Less: Net income attributable to noncontrolling	—	347	—		347
Net income attributable to Nicolet	$13,473	$60,122	$(24,011)	H	$49,584
Weighted average common shares outstanding
Basic	10,580	10,337	2,355	G	12,692
Diluted	10,580	10,541	2,355	G	12,896
Earnings per common share
Basic	$1.27	$5.82			$3.91
Diluted	$1.27	$5.70			$3.84
See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Information.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Note 1.   Basis of Presentation
The accompanying unaudited pro forma condensed combined financial information and related notes were prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma condensed combined income statement for the three months ended March 31, 2021, and for the year ended December 31, 2020, combine the historical consolidated income statement of Nicolet and Mackinac, giving effect to the merger as if it had been completed on January 1, 2020. The accompanying unaudited pro forma condensed combined balance sheet as of March 31, 2021 combines the historical consolidated balance sheets of Nicolet and Mackinac, giving effect to the merger as if it had been completed on March 31, 2021.
The unaudited pro forma condensed combined financial information and explanatory notes have been prepared to illustrate the effects of the merger involving Nicolet and Mackinac under the acquisition method of accounting with Nicolet treated as the acquirer. The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not necessarily indicate the financial results of the combined company had the companies actually been combined at the beginning of each period presented, nor does it necessarily indicate the results of operations in future periods or the future financial position of the combined company. Under the acquisition method of accounting, the assets and liabilities of Mackinac, as of the effective time of the merger, will be recorded by Nicolet at their respective fair values, and the excess of the merger consideration over the fair value of Mackinac’s net assets will be allocated to goodwill.
The merger provides for Mackinac common shareholders, in exchange for the shares of Mackinac common stock they hold immediately prior to the merger, to receive total consideration of approximately $50 million in cash and an aggregate of 2,360,314 shares of Nicolet common stock, subject to adjustments as described herein, having an estimated aggregate value of approximately $199 million (based on the closing price of Nicolet common stock of $84.40 on April 9, 2021), representing an aggregate purchase price of approximately $249 million.
The pro forma allocation of the purchase price reflected in the unaudited pro forma condensed combined financial information is subject to adjustment and may vary from the actual purchase price allocation that will be recorded at the time the merger is completed. The selected unaudited pro forma condensed combined financial information is based upon assumptions and adjustments that Nicolet believes are reasonable. Only such adjustments as have been noted in the accompanying footnotes have been applied in order to give effect to the proposed transaction described in this joint proxy statement-prospectus. Such assumptions and adjustments are subject to change as future events materialize and fair value estimates are refined.

Note 2.   Preliminary Purchase Price Allocation
The following table summarizes the preliminary purchase price allocation.
(In thousands, except per share data)	Mackinac Net Assets at Fair Value
Cash and cash equivalents	$245,919
Investment securities	109,414
Loans held for sale	1,937
Loans	1,054,432
Allowance for credit losses	(5,905)
Other real estate owned, net	1,028
Bank owned life insurance	16,537
Core deposit intangible	4,800
Other assets	54,055
Total Assets	$1,482,217
Deposits	$1,273,279
Short-term borrowings	—
Long-term borrowings	53,559
Other liabilities	25,934
Total Liabilities	$1,353,272
Net assets acquired	$128,945
Purchase price:
Shares of Mackinac outstanding*	10,705
Exchange ratio	0.22
Pro Forma Nicolet shares to be issued	2,355
Nicolet closing stock price on April 9, 2021	$84.40
Pro Forma stock consideration	$198,769
Pro Forma cash consideration	49,692
Total Pro Forma purchase price	$248,461
Preliminary goodwill	$119,516

*
Mackinac outstanding shares at March 31, 2021, including unvested restricted stock and excluding Nicolet’s prior investment in Mackinac common stock (see item B in Note 3 below).

Note 3.   Pro Forma Adjustments to the Unaudited Condensed Combined Balance Sheet
The following pro forma adjustments have been reflected in the unaudited pro forma condensed combined financial information. All taxable adjustments were calculated using a 27% tax rate, which represents Nicolet’s statutory rate, to arrive at deferred tax asset or liability adjustments. All adjustments are based on preliminary assumptions and valuations, which are subject to change.
A.
Total pro forma purchase price consideration of $249 million comprised of the issuance of approximately 2.4 million shares of Nicolet common stock at a price of $84.40, based on the Nicolet closing stock price on April 9, 2021, for pro forma stock consideration of approximately $199 million and pro forma cash consideration of approximately $50 million.

B.
Nicolet to write-off its investment holding of 30,000 shares of Mackinac common stock (carried at the Mackinac market price of $14.02 on March 31, 2021) for a reduction to investments of $421,000, a decrease of $114,000 to the deferred tax liability, and a $307,000 net equity reduction.

C.
Adjustment to loans to reflect estimated fair value adjustments, which include lifetime credit loss expectations for loans, current interest rates and liquidity, as well as the gross up of purchased credit deteriorated (“PCD”) loans. The adjustment includes the following.

(In thousands)	March 31, 2021
Reversal of historical Mackinac loan fair value adjustments	$1,391
Estimate of loan fair value adjustments	(14,683)
Net pro forma fair value adjustments	(13,292)
Gross up of PCD loans for credit mark (see also D below)	5,905
Cumulative pro forma adjustments to loans	$(7,387)

D.
Adjustments to the allowance for credit losses include the following.

(In thousands)	March 31, 2021
Reversal of historical Mackinac allowance for credit losses	$5,842
Estimate of lifetime credit losses for PCD loans (see also C above)	(5,905)
Estimate of lifetime credit losses for non-PCD loans (Day 2 imposed on 3/31/2021)	(13,892)
Cumulative pro forma adjustments to the allowance for credit losses	$(13,955)

E.
Adjustment of $664,000 to mark Mackinac’s other real estate owned to fair value, based on Nicolet’s assessment of property resolution.

F.
Adjustment to eliminate Mackinac’s historical goodwill of $19.6 million and record estimated goodwill associated with the merger of $119.5 million.

G.
Adjustment to eliminate Mackinac’s existing core deposit intangible of $4.2 million and record a new core deposit intangible of $4.8 million.

H.
Adjustment to deferred tax related to all fair value marks noted in these pro forma adjustments to the condensed combined balance sheet.

I.
Adjustment to mark Mackinac’s Federal Home Loan Bank advances to fair value by $100,000 and to reflect current market rate of interest on deposits of $500,000.

J.
Adjustment to record estimated merger-related transaction costs of $20 million, net of deferred taxes of $5.4 million.

K.
Adjustments to eliminate Mackinac’s common equity and record the issuance of Nicolet pro forma stock consideration (as noted in A above).

Note 4.   Pro Forma Adjustments to the Unaudited Condensed Combined Statements of Income
A.
Net fair value adjustments to interest income to eliminate Mackinac accretion of discounts on previously acquired loans and record the estimated accretion of the net discount on acquired loans. For purposes of the pro forma impact, the net discount accretion was estimated using a period of 3 years.

B.
Net fair value adjustments to interest expense for deposits and FHLB advances assuming straight-line over a 3 year weighted average life.

C.
Adjustment to record provision expense on Mackinac’s non-PCD loans, including adoption of the current expected credit losses (“CECL”) methodology for the Mackinac loan portfolio (Day 2).

D.
Net adjustment to core deposit intangible amortization to eliminate Mackinac core deposit intangible amortization and record estimated amortization of acquired core deposit intangible. Core deposit intangible will be amortized using the sum-of-the-years digits method over ten years.

E.
Adjustment to reflect the estimated merger-related transaction costs of $20 million.

F.
Adjustment to income tax expense to record the income tax effects of pro forma adjustments at the estimated statutory effective tax rate of 27%.

G.
Adjustments to weighted average shares to eliminate weighted average shares of Mackinac common stock outstanding, and record the issuance of Nicolet common stock, calculated using the exchange ratio of 0.22 per share.

H.
Pro forma net income includes one-time estimated merger-related transaction costs (see item E above), as well as the Day 2 adjustment to record provision expense and the corresponding increase to the allowance for credit losses (see item C above and item D in Note 2 above), but does not reflect potential synergies and other estimated cost-savings that may arise from the combination.

RISK FACTORS
In addition to the other information included in or incorporated by reference into this joint proxy statement-prospectus, you should carefully consider the matters described below in determining whether to adopt and approve the merger agreement and the transactions contemplated thereby, including the stock issuance in the case of Nicolet. Additional risks and uncertainties, if they materialize, not presently known to Nicolet or Mackinac or that are not currently believed to be important to you also may adversely affect the merger and the combined company following the merger.
Risks Relating to the Merger
The merger consideration is fixed despite any changes in Nicolet’s or Mackinac’s stock prices and, because the market price of Nicolet common stock may fluctuate, Mackinac shareholders cannot be certain of the market value of the merger consideration they will receive.
In the merger, each share of Mackinac common stock owned by Mackinac shareholders immediately prior to the effective time will be converted into the right to receive 0.22 shares of Nicolet common stock and $4.64 in cash (without interest). The exchange ratio is fixed and will not be adjusted for changes in the market price of either Nicolet common stock received or Mackinac common stock currently owned, may vary. Changes in the price of Nicolet common stock prior to the merger will affect the value that Mackinac shareholders will receive in the merger. Neither Nicolet nor Mackinac is permitted to terminate the merger agreement as a result of any increase or decrease in the market price of Nicolet common stock or Mackinac common stock.
Stock price changes between the date of this joint proxy statement-prospectus, the date of the companies’ special meetings and the closing of the merger may result from a variety of factors, including but not limited to general market and economic conditions, impacts and disruptions resulting from the COVID-19 pandemic, changes in Nicolet’s or Mackinac’s businesses operations and prospects, and regulatory considerations, many of which are beyond Nicolet’s or Mackinac’s control. Therefore, at, the time of the Nicolet special meeting and the Mackinac special meeting, Nicolet shareholders and Mackinac shareholders will not know the market value of the consideration to be received by holders of Mackinac common stock at the effective time. You should obtain current market quotations for shares of Nicolet common stock and for shares of Mackinac common stock..
The global coronavirus outbreak may delay or adversely affect the completion of the merger and could harm business and results of operations for each of Nicolet and Mackinac and the combined company following the completion of the merger.
In March 2020, the World Health Organization declared the coronavirus to be a pandemic. Given the ongoing and dynamic nature of the circumstances, it is difficult to predict the impact of the COVID-19 pandemic on the businesses of Nicolet, Mackinac and the combined company, and there is no guarantee that efforts by Nicolet, Mackinac and the combined company to address the adverse impacts of the COVID-19 pandemic will be effective. The impact to date has included periods of significant volatility in financial, commodities and other markets. This volatility, if it continues, could have an adverse impact on Nicolet’s and Mackinac’s customers and on the companies’ respective businesses, financial condition and results of operations.
In addition, actions by US federal, state and foreign governments to address the pandemic, including travel bans and school, business and entertainment venue closures, may also have a significant adverse effect on the markets in which Nicolet and Mackinac conduct their businesses. The extent of impacts resulting from the COVID-19 pandemic and other events beyond the control of Nicolet, Mackinac and the combined company will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of the COVID-19 pandemic and actions taken to contain the coronavirus or its impact, among others.
The COVID-19 pandemic has, and could result in further, business disruption to Nicolet and Mackinac, and if either company is unable to recover from such a business disruption on a timely basis, the merger and the combined company’s business and financial conditions and results of operations following the completion of the merger would be adversely affected. Completion of the merger, including obtaining regulatory approvals, and efforts to integrate the businesses of Nicolet and Mackinac may also be delayed and adversely affected by the COVID-19 pandemic, and become more costly. Each of Nicolet, Mackinac and the combined company may also incur additional costs to remedy damages caused by such disruptions, which could adversely affect its financial condition and results of operations.
The opinions of Hovde and Piper Sandler delivered to the respective boards of directors of Nicolet and Mackinac prior to the signing of the merger agreement will not reflect changes in circumstances after the dates of the opinions.
Prior to the execution of the merger agreement, each of the Nicolet and Mackinac boards of directors received an opinion from their respective financial advisor to address the fairness of the exchange ratio or the merger consideration, as the case may be, from a financial point of view and as of the respective dates of each opinion and subject to the limitations and assumptions contained therein. Subsequent changes in the operations or prospects of Nicolet or Mackinac, general market and economic conditions or other factors that may be beyond the control of Nicolet or Mackinac, may significantly alter the value of Nicolet or Mackinac or the prices of the shares of Nicolet common stock or Mackinac common stock by the time the merger is completed. The opinions do not speak as of the effective time or as of any other date other than the date of each such opinion. For a description of the opinions received by the respective boards of directors of Nicolet and Mackinac, please refer to the sections entitled, respectively, “The Mergers — Opinion of Nicolet’s Financial Advisor” and “The Mergers — Opinion of Mackinac’s Financial Advisor.”
Nicolet’s integration of Mackinac may be more difficult, costly, or time-consuming than we expect.
Nicolet and Mackinac have operated, and, until completion of the merger, will continue to operate, independently. It is possible that the integration process could result in the loss of key employees, disruption of each company’s ongoing business or inconsistencies in standards, procedures or policies, each of which could adversely affect the ability to maintain relationships with clients and employees or to achieve some of the anticipated benefits of the merger. Further, the COVID-19 pandemic may make it more costly or more difficult for Nicolet to effect the integration of Mackinac into its current operations or may cause Nicolet or Mackinac to reduce integration efforts in order to focus on internal operations to account for changes in the economic environment. If Nicolet experiences difficulties with the integration process, Nicolet might not achieve some of the economic benefits expected to result from the merger in a timely manner or at all. As with any merger of banking institutions, there also may be business disruptions that cause the combined entity to lose customers or cause customers to take their deposits out of our banks and move their business to other financial institutions.
Mackinac and Nicolet will be subject to business uncertainties while the merger is pending, which could adversely affect their respective businesses.
Uncertainty about the consummation of the merger or the effect of the merger on employees and customers may have an adverse effect on Mackinac and Nicolet and consequently on the business and stock price of Nicolet after the merger. Although the parties intend to take steps to reduce any adverse effects, these uncertainties may impair their ability to attract, retain, and motivate key personnel until the merger is consummated and for a period of time thereafter, and such uncertainties could cause customers and others that deal with Mackinac or Nicolet to seek to change their existing business relationships. Employee retention could be particularly challenging during the merger, as employees may experience uncertainty about their roles in the combined company following the merger. If key employees depart because of issues relating to the perceived uncertainty and difficulty of integration or a desire not to remain with the combined company, the combined company’s business following the merger could be harmed and the market price of its common stock could decrease.
There is no assurance when or even if the merger will be completed.
Completion of the merger is subject to satisfaction or waiver of a number of conditions. See the section entitled “The Merger Agreement” beginning on page 71 of this joint proxy statement-prospectus.

There can be no assurance that Nicolet and Mackinac will be able to satisfy the closing conditions or that closing conditions beyond their control will be satisfied or waived.
Regulatory approvals may not be received, may take longer than expected or may impose conditions that are not presently anticipated.
The merger must be approved by the Federal Reserve and the Office of the Comptroller of the Currency (“OCC”). The Federal Reserve and the OCC will consider, among other factors, the competitive impact of the merger, Nicolet’s and Mackinac’s financial and managerial resources and the convenience and needs of the communities to be served. As part of that consideration, we expect that the Federal Reserve and the OCC will review the capital position, safety and soundness, and legal and regulatory compliance matters and Community Reinvestment Act (“CRA”) matters. There can be no assurance as to whether any other necessary approvals will be received, the timing of those approvals, or whether any conditions will be imposed. For a discussion of the status of the required regulatory approvals, see “Status and Effect of Approvals” at page 69.
The market price of Nicolet common stock after the merger may be affected by factors different from those currently affecting the market price of Mackinac.
The businesses of Nicolet and Mackinac differ in some respects and, accordingly, the results of operations of Nicolet and the market price of Nicolet’s shares of common stock after the merger may be affected by factors different from those currently affecting Mackinac’s results of operations and stock price. For a discussion of the businesses of Nicolet and Mackinac and of certain factors to consider in connection with their respective businesses, see “The Companies” at page 1 and the documents incorporated by reference referred to under the section entitled “Where You Can Find Additional Information” beginning on page 94, including, in particular, in the sections entitled “Risk Factors” in Nicolet’s Annual Report on Form 10-K for the year ended December 31, 2020.
The merger agreement limits Mackinac’s ability to pursue alternatives to the merger.
The merger agreement contains provisions that limit Mackinac’s ability to discuss any competing third-party proposals to acquire all or a significant part of any of its subsidiaries. In addition, Mackinac has agreed to pay Nicolet a fee of $10.0 million if Nicolet terminates the agreement after Mackinac’s board of directors withdraws or changes its recommendation of the merger agreement or if Mackinac terminates the merger agreement to accept an “Acquisition Proposal” that Mackinac’s board deems a “Superior Proposal”, as each term is defined in the merger agreement. These provisions might discourage a potential competing acquirer that might have an interest in acquiring all or a significant part of Mackinac from considering or proposing that acquisition, even if it were prepared to pay consideration with a higher per share price than that proposed in the merger, or might result in a potential competing acquirer proposing to pay a lower per share price to acquire Mackinac than it might otherwise have proposed to pay.
The unaudited pro forma combined condensed financial information included in this joint proxy statement-prospectus is preliminary, and the actual financial condition and results of operations of the combined company after the merger may differ materially.
The unaudited pro forma combined condensed financial information in this joint proxy statement-prospectus is presented for illustrative purposes only and is not necessarily indicative of what the combined company’s actual financial condition or results of operations would have been had the merger been completed on the dates indicated. The unaudited pro forma combined condensed financial information reflects adjustments, which are based upon preliminary estimates, to record Mackinac identifiable assets acquired and liabilities assumed at fair value, and to record the resulting goodwill recognized. The fair value estimates reflected in this joint proxy statement-prospectus are preliminary, and final allocation of the purchase price will be based upon the actual consideration paid and the fair value of the assets and liabilities of Mackinac as of the date of the completion of the merger. Accordingly, the final acquisition accounting adjustments may differ materially from the pro forma adjustments reflected in this joint proxy statement-prospectus. For more information, see “Unaudited Pro Forma Condensed Combined Financial Information” beginning on page 11.

Certain directors and executive officers of Mackinac have interests in the merger other than their interests as shareholders.
Certain directors and executive officers of Mackinac have interests in the merger other than their interests as shareholders. The board of directors of Mackinac was aware of these interests at the time it approved the merger. These interests may cause Mackinac’s directors and executive officers to view the merger proposal differently than you may view it. See “The Merger — Interests of Certain Persons in the Merger” at page 66.
Mackinac shareholders will have limited ability to exercise influence over management of the combined organization.
Mackinac shareholders currently have the right to vote in the election of the board of directors of Mackinac and on other matters affecting Mackinac. Upon the completion of the merger, each Mackinac shareholder will become a shareholder of Nicolet with a percentage ownership of the combined organization that is much smaller than the shareholder’s percentage ownership of Mackinac. It is expected that the former common shareholders of Mackinac as a group will receive shares in the merger constituting less than 20% of the outstanding shares of Nicolet common stock immediately after the merger. Mackinac shareholders will not have separate approval rights with respect to any actions or decisions of Nicolet or have separate representation on Nicolet board of directors. Because of this, Mackinac shareholders will have significantly less influence on the management and policies of Nicolet than they now have on the management and policies of Mackinac.
Failure to complete the merger could negatively impact the stock price and future business and financial results of Mackinac.
If the merger is not completed for any reason, including Mackinac or Nicolet shareholders failing to approve the merger agreement and the merger, the ongoing business of Mackinac may be adversely affected and, without realizing any of the benefits of having completed the merger, Mackinac could be subject to a number of possible consequences, including the following:
•
Mackinac may be required, under certain circumstances, to pay a termination fee to Nicolet;

•
Mackinac is subject to certain restrictions on the conduct of business prior to completing the merger, which may adversely affect its ability to execute certain business strategies;

•
Mackinac may experience negative reactions from the financial markets, including negative impacts on its stock price;

•
Mackinac’s relationships with customers, regulators and employees may be negatively affected;

•
Mackinac has incurred and will continue to incur certain costs and fees associated with the merger; and

•
matters related to the merger (including integration planning) may require substantial commitments of time and resources by the management and employees of Mackinac, which would otherwise have been devoted to day-to-day operations and other opportunities that may have been beneficial to Mackinac as an independent company.

Nicolet may fail to realize some or all of the anticipated benefits of the merger.
The success of the merger will depend on, among other things, Nicolet’s ability to successfully combine the businesses of Nicolet and Mackinac. If Nicolet is not able to successfully achieve this objective, the anticipated benefits of the merger may not be realized fully, or at all, or may take longer to realize than expected. Nicolet and Mackinac have operated and, until the consummation of the merger, will continue to operate independently. It is possible that the integration process or other factors could result in the disruption of the ongoing business of Nicolet or inconsistencies in standards, controls, procedures and policies. It is also possible that clients, customers, depositors and counterparties of Nicolet or Mackinac could choose to discontinue their relationships with the combined company post-merger because they prefer doing business with an independent company or for any other reason, which would adversely affect the future performance of the combined company. These transition matters could have an adverse effect on each of Nicolet and Mackinac during the pre-merger period and for an undetermined period of time after the consummation of the merger.
Litigation related to the merger has been filed against Nicolet, the Nicolet board of directors, Mackinac, the Mackinac board of directors and one former Mackinac director, and additional litigation may be filed against Nicolet, the Nicolet board of directors, Mackinac and/or the Mackinac board of directors in the future, which could prevent or delay the completion of the merger or result in the payment of damages.
Litigation related to the merger has been filed against Nicolet, the Nicolet board of directors, Mackinac, the Mackinac board of directors and one former Mackinac director, and it is possible that additional litigation by shareholders of Nicolet and/or Mackinac may be filed against Nicolet, the Nicolet board of directors, Mackinac and/or the Mackinac board of directors in the future. Among other remedies, the lawsuits that have been filed seek, and additional litigation by shareholders of Nicolet and/or Mackinac in the future could seek, damages and/or to enjoin the merger or the other transactions contemplated by the merger agreement. The outcome of any litigation is uncertain, and any such lawsuits could prevent or delay the completion of the merger and result in substantial costs to Nicolet, Mackinac and the combined company. Any such actions may create uncertainty relating to the merger and may be costly and distracting to management. Further, the defense or settlement of any lawsuit or claim that remains unresolved at the time the merger is completed may adversely affect the combined company’s business, financial condition and results of operations. For more information, see “The Merger — Litigation Related to the Merger” beginning on page 70.
Shares of Nicolet common stock to be received by Mackinac shareholders as a result of the merger will have rights different from the shares of Mackinac common stock.
Upon completion of the merger, the rights of former Mackinac shareholders will be governed by the articles of incorporation and bylaws of Nicolet and by Wisconsin corporate law. The rights associated with Nicolet common stock and the terms of Wisconsin corporate law are different from the rights associated with Mackinac common stock and the terms of Michigan corporate law, which currently govern the rights of Mackinac shareholders. Please see the section entitled “Certain Differences in Rights of Shareholders” beginning on page 84 for a discussion of the different rights associated with Nicolet common stock.
Risks Relating to Nicolet’s Business
In addition to the above-described risks, you should read and consider risk factors specific to Nicolet’s business. These risks are described in the sections entitled “Risk Factors” in Nicolet’s Annual Report on Form 10-K for the year ended December 31, 2020, and in other documents incorporated by reference into this joint proxy statement-prospectus. Please see the section entitled “Where You Can Find Additional Information” beginning on page 94 of this joint proxy statement-prospectus for the location of information incorporated by reference into this joint proxy statement-prospectus.
Risks Relating to Mackinac’s Business
In addition to the above-described risks, you should read and consider risk factors specific to Mackinac’s business. These risks are described in the sections entitled “Risk Factors” in Mackinac’s Annual Report on Form 10-K for the year ended December 31, 2020 and in other documents incorporated by reference into this joint proxy statement-prospectus. Please see the section entitled “Where You Can Find Additional Information” beginning on page 94 of this joint proxy statement-prospectus for the location of information incorporated by reference into this joint proxy statement-prospectus.

A WARNING ABOUT FORWARD-LOOKING STATEMENTS
This joint proxy statement-prospectus includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements discuss future expectations, describe future plans and strategies, contain projections of results of operations or of financial condition or state other forward-looking information. Forward-looking statements are generally identifiable by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “endeavor,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “objective,” “potential,” “predict,” “project,” “seek,” “should,” “will” and other similar words and expressions of future intent.
The ability of Nicolet and Mackinac to predict results or the actual effect of future plans or strategies is inherently uncertain. Although Nicolet and Mackinac believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, actual results and performance could differ materially from those set forth in the forward-looking statements. Factors that could cause actual results and performance to differ from those expressed in the forward-looking statements include, but are not limited to:
•
the effects of the COVID-19 pandemic on the businesses, customers, employees and third-party services providers of Nicolet and Mackinac;

•
the businesses of Nicolet and Mackinac may not integrate successfully or the integration may be more difficult, time-consuming or costly than expected;

•
the possibility that any of the anticipated benefits of the proposed merger will not be realized or will not be realized within the expected time period;

•
the expected growth opportunities and cost savings from the transaction may not be fully realized or may take longer to realize than expected;

•
revenues following the transaction may be lower than expected as a result of losses of customers or other reasons, including issues arising in connection with integration of the two banks;

•
deposit attrition, operating costs, customer loss and business disruption following the transaction, including difficulties in maintaining relationships with employees, may be greater than expected;

•
governmental approvals of the transaction may not be obtained on the proposed terms or expected timeframe;

•
the terms of the proposed transaction may need to be modified to satisfy such approvals or conditions;

•
Mackinac’s shareholders may fail to approve the transaction;

•
Nicolet’s shareholders may fail to approve the transaction;

•
reputational risks and the reaction of the companies’ customers to the transaction;

•
diversion of management time on merger-related or pandemic-related issues;

•
changes in asset quality and credit risk;

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the outcome of any legal proceedings that may be instituted against Nicolet or Mackinac;

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the cost and availability of capital;

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dilution caused by Nicolet’s issuance of additional shares of Nicolet common stock in connection with the merger;

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customer acceptance of the combined company’s products and services;

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customer borrowing, repayment, investment and deposit practices;

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the introduction, withdrawal, success and timing of business initiatives;

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the impact, extent, and timing of technological changes;

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severe catastrophic events in our geographic area;

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a weakening of the economies in which the combined company will conduct operations may adversely affect its operating results;

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changes to statutes, regulations, or regulatory policies or practices resulting from the COVID-19 pandemic;

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changes in the U.S. legal and regulatory framework;

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changes to tax legislation and their potential effects on the accounting for the merger;

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the impact of interest rates on margins and net interest income; and

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competition from other financial services companies in the companies’ markets could adversely affect operations.

The cautionary statements in the “Risk Factors” section and elsewhere in this joint proxy statement-prospectus, and other risks detailed in the parties’ press releases, shareholder communications and other SEC filings, including the Form 10-K filed by Nicolet for the year ended December 31, 2020 and the Form 10-K filed by Mackinac for the year ended December 31, 2020, identify important factors and possible events that involve risk and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. Nicolet and Mackinac do not intend to, and undertake no obligation to, update or revise any forward-looking statements, whether as a result of differences in actual results, changes in assumptions or changes in other factors affecting such statements.

THE NICOLET SPECIAL SHAREHOLDERS’ MEETING
Purpose of Nicolet Special Meeting
Nicolet shareholders have received this joint proxy statement-prospectus because on May 28, 2021, the record date for a special meeting of Nicolet’s shareholders to be held on July 15, 2021, at 9:45 am., Central Daylight Time, at Nicolet’s offices at 111 North Washington Street Green Bay, Wisconsin 54301, they owned shares of the common stock of Nicolet, and the board of directors of Nicolet is soliciting proxies for the matters to be voted on at this special meeting, as described in more detail below. This joint proxy statement-prospectus was mailed to holders of Nicolet common stock on or about June 9, 2021, and was accompanied by a proxy card to vote for use at the meeting and at any adjournment(s) of the meeting.
At the special meeting, Nicolet shareholders will consider and vote upon the merger agreement and the transactions contemplated thereby, including the issuance of up to 2,360,314 shares of Nicolet common stock in the merger, and the adjournment of the meeting, if necessary or appropriate, and any other matters that are properly brought before the meeting or any adjournment(s) of the meeting.
When you sign the enclosed proxy card or otherwise vote pursuant to the instructions set forth on the proxy card, you appoint the proxy holder as your representative at the meeting. The proxy holder will vote your shares as you have instructed in the proxy card, thereby ensuring that your shares will be voted whether or not you attend the meeting. Even if you plan to attend the meeting, we ask that you instruct the proxies how to vote your shares in advance of the meeting just in case your plans change. In the event that other matters arise at the special meeting, the proxy holder will vote your shares in his or her discretion.
If you have not already done so, please complete, date and sign the accompanying proxy card and return it promptly in the enclosed, postage paid envelope or otherwise vote pursuant to the instructions set forth on the proxy card. If you do not vote your shares as instructed on the proxy card, or if you do not attend and cast your vote at the special meeting, the effect will be a vote against the merger agreement. Whether or not you plan to attend the special meeting, please complete, date, sign and return the enclosed proxy card or vote your proxy by Internet or telephone as soon as possible.
Nicolet Record Date; Quorum and Vote Required
The record date for the Nicolet special meeting is May 28, 2021. Nicolet’s shareholders of record as of the close of business on that day will receive notice of and will be entitled to vote at the special meeting. As of the record date, there were 9,842,991 shares of Nicolet common stock outstanding and entitled to vote at the meeting. The outstanding shares were held by approximately 2,200 holders of record as of the record date.
The presence, in person or by proxy, of a majority of the shares of Nicolet common stock entitled to vote on the merger agreement is necessary to constitute a quorum at the meeting. Each share of Nicolet common stock outstanding on the record date entitles its holder to one vote on the merger agreement and any other proposal that may properly come before the meeting.
To determine the presence of a quorum at the meeting, Nicolet will also count as present at the meeting the shares of Nicolet common stock present in person but not voting, and the shares of common stock for which Nicolet has received proxies but with respect to which the holders of such shares have abstained or signed without providing instructions as described in “Solicitation and Revocation of Proxies” below. Based on the number of shares of Nicolet common stock outstanding as of the record date, at least 4,921,496 shares need to be present at the special meeting, whether in person or by proxy, to constitute a quorum.
Approval of the merger proposal and the transactions contemplated thereby, including the issuance of shares contemplated by the merger agreement, requires the affirmative vote of the holders of a majority of the outstanding shares of Nicolet common stock as of the record date for the special meeting. Abstentions, shares not voted, and broker non-votes will have the same effect as a vote against the merger proposal. Approval of the adjournment proposal requires that more votes be cast in favor of the proposal than against it; abstentions, shares not voted, and broker non-votes will have no effect on this proposal.

As of the record date for the meeting, Nicolet’s directors and executive officers beneficially owned a total of 1,790,831 shares, or approximately 17% of the outstanding shares, of Nicolet common stock. We anticipate that these individuals will vote their shares in favor of the merger proposal.
Solicitation and Revocation of Nicolet Proxies
If you have delivered a signed proxy card for the Nicolet special meeting or otherwise voted pursuant to the instructions set forth on the proxy card, you may revoke it at any time before it is voted by:
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attending the meeting and voting in person;

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giving written notice revoking your proxy to Nicolet’s Corporate Secretary prior to the date of the meeting; or

•
submitting a signed proxy card that is dated later than your initial proxy card to Nicolet’s Corporate Secretary.

The proxy holders will vote as directed on all valid proxies that are received at or prior to the meeting and that are not subsequently revoked. If you complete, date and sign your proxy card but do not provide instructions as to your vote, the proxy holders will vote your shares FOR approval of the merger proposal and the transactions contemplated thereby, including the issuance of shares contemplated by the merger agreement, and FOR the adjournment proposal. If any other matters are properly presented at the meeting for consideration, the persons named in the proxy card will have discretionary authority to vote your shares on those matters. Nicolet’s board of directors is not aware of any matter to be presented at the meeting other than the merger proposal and the adjournment proposal.
If you hold shares in “street name” with a broker, bank or other fiduciary, you are the “beneficial owner” of those shares, and you will receive voting instructions from the holder of record of your shares. Under the rules of various national and regional securities exchanges, brokers, banks and other fiduciaries may generally vote your shares on routine matters, such as the ratification of an independent registered public accounting firm, even if you provide no instructions, but may not vote on non-routine matters, such as the matters being brought before the special meeting, unless you provide voting instructions. Shares for which a broker does not have the authority to vote are recorded as “broker non-votes” and are not counted in the vote by shareholders, but will count for purposes of a quorum. As a result, any broker non-votes will have the practical effect of a vote against the merger proposal but will not affect the adjournment proposal. We therefore encourage you to provide directions to your broker as to how you want your shares voted on all matters to be brought before the special meeting. You should do this by carefully following the instructions your broker gives you concerning its procedures. If you hold shares in “street name” and wish to change your vote at any time, you must contact your broker.
Nicolet will bear the cost of soliciting proxies from its shareholders. Nicolet will solicit shareholder votes by mail and may also solicit certain shareholders by other means of communication, including telephone or in person. If anyone solicits your vote in person, by telephone, or by other means of communication, they will receive no additional compensation for doing so. Nicolet will reimburse brokerage firms and other persons representing beneficial owners of shares for their reasonable expenses in forwarding solicitation material to those beneficial owners.
How to Vote Your Nicolet Shares
Shareholders of record (i.e., those who own shares in their own name) can vote by telephone, on the Internet, or by mail as follows:
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Voting by Telephone.   Call the toll-free number listed on the proxy card and follow the instructions. You will need to have your proxy card with you when you call.

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Voting on the Internet.   Go to www.investorvote.com/NCBS and follow the instructions. You will need to have your proxy card with you when you link to the website.

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Voting by Mail.   Complete, sign, date, and return the enclosed proxy card in the envelope provided.

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Voting at the Nicolet Special Meeting.   If you decide to attend the special meeting and vote in person, you may deposit your proxy card with a representative of Nicolet at the special meeting registration desk. You may also complete a ballot that will be distributed at the meeting. Whether or not you plan to attend the special meeting, please submit your proxy promptly in the enclosed envelope or vote telephonically or through the Internet by following the instructions on the proxy card.

If you vote using the Internet or by telephone, please do not mail in your proxy card.
Dissenters’ Rights
Nicolet’s shareholders do not have dissenters’ rights with respect to the merger under Wisconsin law.
Recommendation of the Board of Directors of Nicolet
Nicolet’s board of directors has unanimously approved the merger agreement and the transactions contemplated thereby, including the issuance of up to 2,360,314 shares of Nicolet common stock in the merger, believes that the merger is in the best interests of Nicolet and its shareholders, and recommends that you vote FOR approval of the merger agreement and the transactions contemplated thereby, including the issuance of shares contemplated by the merger, and FOR the adjournment proposal.
For a discussion of the factors considered by the board of directors in reaching its conclusion, see “The Merger — Background of the Merger” at page 34 and “The Merger — Reasons for the Merger” at page 38.

THE NICOLET PROPOSALS
Proposal 1 — Approval of the Merger Agreement, the Merger and the Stock Issuance
At the Nicolet special meeting, shareholders of Nicolet will be asked to approve the Nicolet merger proposal providing for the merger of Mackinac with and into Nicolet and the issuance of up to 2,360,314 shares of Nicolet common stock to Mackinac shareholders. Shareholders of Nicolet should read this joint proxy statement-prospectus carefully and in its entirety, including the appendices, for more detailed information concerning the merger agreement and the merger. A copy of the merger agreement is attached to this joint proxy statement-prospectus as Appendix A.
After careful consideration, the Nicolet board of directors, by a unanimous vote of all directors, approved the merger agreement and the merger, including the issuance of shares contemplated by the merger, and determined it to be advisable and in the best interests of Nicolet and its shareholders. See “The Merger — Background of the Merger” and “The Merger — Reasons for the Merger” included elsewhere in this joint proxy statement-prospectus for a more detailed discussion of the Nicolet board’s recommendation.
THE NICOLET BOARD UNANIMOUSLY RECOMMENDS THAT NICOLET
SHAREHOLDERS VOTE “FOR” THE MERGER PROPOSAL, INCLUDING THE ISSUANCE OF SHARES CONTEMPLATED BY THE MERGER AGREEMENT.
Proposal 2 — Adjournment of the Special Meeting
If Nicolet does not receive a sufficient number of votes to constitute a quorum of the common stock or approve the merger agreement and the transactions contemplated thereby, it may propose to adjourn the special meeting for the purpose of soliciting additional proxies to establish such quorum or approve the merger. Nicolet does not currently intend to propose adjournment of the special meeting if there are sufficient votes to approve the merger agreement and the transactions contemplated thereby. If approval of the proposal to adjourn the special meeting for the purpose of soliciting additional proxies is submitted to the Nicolet shareholders for approval, approval will require the affirmative vote of the holders of a majority of the shares of common stock present, in person or by proxy, at the special meeting, whether or not a quorum is present.
THE NICOLET BOARD UNANIMOUSLY RECOMMENDS THAT NICOLET
SHAREHOLDERS VOTE “FOR” THE ADJOURNMENT PROPOSAL.

THE MACKINAC SPECIAL SHAREHOLDERS’ MEETING
This section contains information for Mackinac shareholders about the special meeting that Mackinac has called to allow its shareholders to consider and approve the merger agreement. Mackinac is mailing this joint proxy statement-prospectus to you, as a shareholder, on or about June 9, 2021. Together with this joint proxy statement-prospectus, Mackinac is also sending to you a notice of its special meeting of shareholders and a form of proxy card that Mackinac’s boards of directors is soliciting for use at the special meeting and at any adjournments or postponements thereof.
Date, Time and Place of Meeting
The special meeting will be held virtually via live webcast at www.virtualshareholdermeeting.com/MFNC2021SM on July 15, 2021, at 10:00 a.m., Eastern Daylight Time.
Matters to Be Considered
At the Mackinac special meeting, shareholders will be asked to consider and vote upon the following matters:
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a proposal to approve the merger agreement and the transactions it contemplates; and

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a proposal to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the approval of the merger agreement.

Recommendation of the Board of Directors of Mackinac
Mackinac’s board of directors has determined that the merger, the merger agreement and the transactions contemplated by the merger agreement are advisable and in the best interests of Mackinac and its shareholders and has unanimously approved the merger and the merger agreement. Mackinac’s board of directors unanimously recommends that Mackinac shareholders vote “FOR” approval of the Issuance Proposal and “FOR” the Adjournment Proposal. See “The Merger — Reasons for the Merger — Mackinac” beginning on page 39 for a more detailed discussion of Mackinac’s board of directors’ recommendation.
Record Date and Quorum
Mackinac’s board of directors has fixed the close of business on May 28, 2021 as the record date for determining the holders of Mackinac common stock entitled to receive notice of and to vote at the Mackinac special meeting.
As of the record date, there were 10,550,393 shares of Mackinac common stock outstanding and entitled to vote at the Mackinac special meeting held by approximately 1,600 holders of record. Each share of Mackinac common stock entitles the holder to one vote at the Mackinac special meeting on each proposal to be considered at the Mackinac special meeting.
The presence at the special meeting, in person or by proxy, of holders of a majority of the outstanding shares of Mackinac common stock entitled to vote at the special meeting will constitute a quorum for the transaction of business. All shares of Mackinac common stock, whether present in person or represented by proxy, will be treated as present for purposes of determining the presence or absence of a quorum for all matters voted on at the Mackinac special meeting.
Vote Required; Treatment of Abstentions and Failure to Vote
Approval of the merger agreement requires the affirmative vote of the holders of at least fifty percent (50%) of the outstanding shares of Mackinac common stock entitled to vote at the special meeting. You are entitled to one vote for each share of Mackinac common stock you held as of the record date. Because approval is based on the affirmative vote of at least fifty percent (50%) of the shares outstanding, your failure to vote, failure to instruct your bank or broker with respect to the proposal to approve the merger agreement or an abstention will have the same effect as a vote against approval of the merger agreement.

Approval of the Issuance Proposal requires the affirmative vote of a majority of shares of Mackinac common stock entitled to vote on, and represented in person or by proxy at the special meeting, assuming a quorum. Because approval of the Issuance Proposal is based on the affirmative vote of a majority of shares voting or expressly abstaining at the special meeting, abstentions will have the same effect as a vote against such proposal. The failure to vote or failure to instruct your bank or broker how to vote with respect to the Issuance Proposal, however, will have no effect on such proposal.
Approval of the Adjournment Proposal requires the affirmative vote of a majority of shares of Mackinac common stock entitled to vote on, and represented in person or by proxy at the special meeting, even if less than a quorum. Because approval of the Adjournment Proposal is based on the affirmative vote of a majority of shares voting or expressly abstaining at the special meeting, abstentions will have the same effect as a vote against such proposal. The failure to vote or failure to instruct your bank or broker how to vote with respect to the Adjournment Proposal, however, will have no effect on such proposal.
Shares Held by Officers and Directors
As of the record date, directors and executive officers of Mackinac and their affiliates beneficially owned and were entitled to vote approximately 1,690,638 shares of Mackinac common stock, representing approximately 16% of the shares of Mackinac common stock outstanding on that date. The directors of Mackinac have entered into a voting agreement with Nicolet, pursuant to which they have agreed, solely in their capacity as Mackinac shareholders, to vote all of their shares of Mackinac common stock in favor of the proposals to be presented at the special meeting. As of the record date, the directors and certain shareholders that are party to the voting agreements were entitled to vote an aggregate of approximately 1,690,638 shares of Mackinac common stock, representing approximately 16% of the shares of Mackinac common stock outstanding on that date. As of the record date, Nicolet and its subsidiaries held 30,000 shares of Mackinac common stock, and its directors and executive officers or their affiliates held 1,790,831 shares of Nicolet common stock. See “The Merger — Interests of Certain Persons in the Merger.”
Voting of Proxies; Incomplete Proxies
Each copy of this joint proxy statement-prospectus mailed to holders of Mackinac common stock is accompanied by a form of proxy with instructions for voting. If you hold stock in your name as a shareholder of record, you should complete and return the proxy card accompanying this joint proxy statement-prospectus, regardless of whether you plan to attend the special meeting or you may vote your shares electronically via the Internet or by using telephone.
If you hold your stock in “street name” through a bank or broker, you must direct your bank or broker to vote in accordance with the instructions you have received from your bank or broker.
All shares represented by valid proxies that Mackinac receives through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or your electronic or telephone vote. If you make no specification on your proxy card as to how you want your shares voted before signing and returning it, your proxy will be voted “FOR” approval of the merger agreement and “FOR” approval of the Adjournment Proposal. No matters other than the matters described in this joint proxy statement-prospectus are anticipated to be presented for action at the special meetings or at any adjournment or postponement of the special meetings.
Shares Held in “Street Name”; Broker Non-Votes
Under stock exchange rules, banks, brokers and other nominees who hold shares of Mackinac common stock in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners. However, banks, brokers and other nominees are not allowed to exercise their voting discretion with respect to the approval of matters determined to be “non-routine,” such as approval of the merger agreement proposal, without specific instructions from the beneficial owner. Broker non-votes are shares held by a broker, bank or other nominee that are represented at the Mackinac special meeting, but with respect to which the broker or nominee is not instructed by the beneficial owner of such shares to vote on the particular proposal and for which the broker does not have discretionary voting power with respect to such proposal.

It is expected that brokers, banks and other nominees will not have discretionary authority to vote on either proposal and, as a result, Mackinac anticipates that there will not be any broker non-votes cast in connection with either proposal. Therefore, if your broker, bank or other nominee holds your shares of common stock in “street name,” your broker, bank or other nominee will vote your shares of common stock only if you provide instructions on how to vote by filling out the voter instruction form sent to you by your broker, bank or other nominee with this joint proxy statement-prospectus.
How to Vote Your Mackinac Shares
Shareholders of record (i.e., those who own shares in their own name) can vote by telephone, on the Internet, or by mail as follows:
•
Voting by Telephone.   Call the toll-free number listed on the proxy card and follow the instructions. You will need to have your proxy card with you when you call.

•
Voting on the Internet.   Go to www.virtualshareholdermeeting.com/MFNC2021SM and follow the instructions. You will need to have your proxy card with you when you link to the website.

•
Voting by Mail.   Complete, sign, date, and return the enclosed proxy card in the envelope provided.

•
Voting at the Mackinac Special Meeting.   If you decide to attend the virtual special meeting, you may vote during the meeting. You will need the information that is printed in the box marked by the arrow on the proxy card and you must follow the instructions.

If you vote using the Internet or by telephone, please do not mail in your proxy card.
Revocability of Proxies and Changes to a Shareholder’s Vote
If you hold stock in your name as a shareholder of record, you may revoke any proxy at any time before it is voted by (1) signing and returning a proxy card with a later date, (2) delivering a written revocation letter to Mackinac’s chief financial officer, or (3) attending the special meeting virtually and following the voting instructions on your proxy card.
Any shareholder entitled to vote in person at the special meeting may vote in person regardless of whether a proxy has been previously given, but the mere online attendance of a Mackinac shareholder at the special meeting will not constitute revocation of a previously given proxy.
Written notices of revocation and other communications about revoking your proxy should be addressed to:
Mackinac Financial Corporation
130 S. Cedar Street
Manistique, Michigan 49854
Attention: Jesse Deering
If your shares are held in “street name” by a bank or broker, you should follow the instructions of your bank or broker regarding the revocation of proxies.
Dissenters’ Rights of Mackinac Shareholders
Under Michigan law, the holders of Mackinac common stock may dissent from the merger and be paid the “fair value” for their shares of Mackinac common stock if the merger is approved. To be entitled to this payment, Mackinac shareholders must not vote for approval of the merger agreement and must deliver a written notice of dissent to Mackinac before the vote of Mackinac’s shareholders on the merger agreement. Mackinac shareholders should read carefully the section of this joint proxy statement-prospectus entitled “Dissenters’ Rights” beginning on page 90 for additional information.
Solicitation of Proxies
Mackinac’s Board of Directors is soliciting your proxy in conjunction with the merger. Mackinac will bear the entire cost of soliciting proxies from you. Mackinac may use several of its regular employees, who will not be specially compensated, to solicit proxies from the Mackinac shareholders, either personally or by telephone, facsimile, letter or other electronic means. In addition to solicitation of proxies by mail, Mackinac will request that banks, brokers and other record holders send proxies and proxy material to the beneficial owners of Mackinac common stock and secure their voting instructions. Mackinac will reimburse the record holders for their reasonable expenses in taking those actions.
Attending the Meeting
All holders of Mackinac common stock, including shareholders of record and shareholders who hold their shares through banks, brokers, nominees or any other holder of record, are invited to attend the special meeting via the Internet. Shareholders of record can vote in person at the virtual special meeting. To do so, you must have your proxy card available and follow the instructions printed on the card. The use of sound recording equipment during the special meeting is prohibited without the express written consent of Mackinac.
Assistance
If you have any questions concerning the merger or this joint proxy statement-prospectus, would like additional copies of this joint proxy statement-prospectus or need help voting your shares of Mackinac common stock, please contact Paul D. Tobias at (248) 290-5900.

THE MACKINAC PROPOSALS
Proposal 1 — Approval of the Merger Agreement and the Merger
At the special meeting, the shareholders of Mackinac will be asked to approve the merger proposal providing for the merger of Mackinac with and into Nicolet. Shareholders of Mackinac should read this joint proxy statement-prospectus carefully and in its entirety, including the appendices, for more detailed information concerning the merger agreement and the merger. A copy of the merger agreement is attached to this joint proxy statement-prospectus as Appendix A.
After careful consideration, the Mackinac board of directors, by a unanimous vote of all directors, approved the merger agreement and the merger, and found them to be advisable and in the best interests of Mackinac and its shareholders. See “The Merger — Background of the Merger” and “The Merger — Reasons for the Merger” included elsewhere in this joint proxy statement-prospectus for a more detailed discussion of the Mackinac board’s recommendation.
THE MACKINAC BOARD UNANIMOUSLY RECOMMENDS THAT
MACKINAC SHAREHOLDERS VOTE “FOR” THE MERGER PROPOSAL.
Proposal 2 — Adjournment of the Special Meeting
If Mackinac does not receive a sufficient number of votes to constitute a quorum of the common stock or approve the merger agreement and the transactions contemplated thereby, it may propose to adjourn the special meeting for the purpose of soliciting additional proxies to establish such quorum or approve the merger proposal. Mackinac does not currently intend to propose adjournment of the special meeting if there are sufficient votes to approve the merger agreement and the transactions contemplated thereby.
THE MACKINAC BOARD UNANIMOUSLY RECOMMENDS THAT
MACKINAC SHAREHOLDERS VOTE “FOR” THE ADJOURNMENT PROPOSAL.

THE MERGER
Structure of the Merger
The merger agreement provides for the merger of Mackinac with and into Nicolet, with Nicolet being the surviving entity in the merger. After the merger, mBank will merge with and into Nicolet National Bank, with Nicolet National Bank being the surviving bank. Each share of Mackinac common stock outstanding at the effective time of the merger, other than certain cancelled shares, will be converted into the right to receive merger consideration consisting of 0.22 shares of Nicolet common stock and $4.64 in cash (without interest) per share of Mackinac common stock. The merger agreement provides that the exchange ratio and merger consideration are fixed. See “The Merger Agreement” on page 71 for additional details regarding the structure of the merger.
Background of the Merger
Each of Nicolet’s and Mackinac’s board of directors and senior management regularly review and evaluate their respective companies’ business, strategic direction, performance, prospects and strategic alternatives as part of their ongoing efforts to strengthen their businesses and improve operations and financial performance in order to create value for their respective shareholders, taking into account economic, regulatory, competitive and other conditions. In recent years, such strategic reviews by Mackinac’s board of directors and senior management have identified that the increased consolidation in the financial institution industry was creating an environment in which there were increasingly fewer institutions that could be viewed as complementary partners in a strategic transaction. At the same time, Mackinac’s board of directors frequently discussed certain headwinds affecting net interest margin and increased compliance costs that affected the company’s long-term strategic plans.
There have been an increasing number of burdens placed on banks in recent years which have resulted in a wave of consolidation. As banks get bigger, it is easier to absorb the increasing operational expenses associated with regulatory compliance and technology. Since passage of the Dodd-Frank Act by Congress in 2010, numerous new rules and regulations have made compliance, particularly by community banks, very costly. These rules have required banks to devote more resources to hiring compliance personnel, training, audit and so forth, all of which are resources taken from customer-facing, profit-generating endeavors. In addition to the regulatory costs, the technology requirements are rapidly evolving, both in terms of product offerings and security. These technology developments require substantial investment by banks, further driving up expenses.
The result of these forces has been an increase in the number of community banks which have been acquired or merged with other banks. According to the FDIC, there were approximately 5,000 FDIC-insured institutions as of December 31, 2020, which is down from more than 7,600 in 2010. The elimination of over 2,600 banks (or nearly 1 in 3) during that time is evidence of the challenges facing the banking industry. The trend has continued even despite the uncertainty of the effects of the COVID-19 pandemic and the general economy.
The changing landscape of community bank consolidations has resulted in larger competitors, as well as increased competition from an expanding number of Internet-based financial services providers. Accordingly, Mackinac’s reviews of long-term strategies and objectives have included periodic discussions with respect to potential transactions that could result in long-term shareholder value before any potential downturn in the extended positive credit cycle could make unlocking value through a transaction more difficult.
Paul Tobias, Mackinac’s Chairman and Chief Executive Officer, and Robert Atwell, Nicolet’s Executive Chairman and, until April 2021, its President and Chief Executive Officer, have known each other for a number of years and have periodically discussed trends in the financial services industry and their respective institutions generally. These discussions occurred during impromptu meetings at investor and banking industry conferences and social settings. Prior to December 2019, none of these discussions included substantive discussions regarding a potential business combination between Nicolet and Mackinac. Rather, these conversations were similar to other conversations between Mr. Tobias and other financial institutions who had expressed an interest, but no definitive proposals, regarding an eventual business combination.

On December 20, 2019, Mr. Atwell, Michael Daniels, currently President and Chief Executive Officer of Nicolet and Chief Executive Officer of Nicolet Bank, Eric Radzak, Nicolet’s Corporate Development Officer, Mr. Tobias, and representatives of Piper Sandler & Co., financial advisors to Mackinac (“Piper Sandler”), met at Nicolet’s headquarters to discuss, in general terms, their respective companies, the financial services industry sectors in which they operate, general financial services industry trends and strategic developments, and business combination trends and opportunities in the banking industry. Messrs. Atwell and Tobias, together with several other members of Mackinac and Nicolet management and representatives of Piper Sandler, further discussed these matters during an in-person meeting in Phoenix, Arizona on January 27, 2020.
Mackinac continued to explore the potential M&A ecology for the institution, and on January 9, 2020, Mr. Tobias and representatives of Piper Sandler met with Company A, a larger Midwest based institution, to generally talk about similar topics as had been discussed with Nicolet, including the relative cultures of Mackinac and Company A. Little further discussion arose from this preliminary meeting, as it rapidly became clear that Company A did not have a material interest in further exploration of any potential business combination.
Around the same time period, discussions took place with Company B, a significantly larger financial institution, through its Chief Executive Officer, who was well known to Mr. Tobias through industry and social events. Mr. Tobias and Company B’s Chief Executive Officer met for breakfast on January 17, 2020 and the discussion included the possibility of a business combination. Mr. Tobias indicated that Mackinac would be interested to review how Company B would value the company. Following additional correspondence, on February 3, 2020, Company B sent Mr. Tobias a model utilizing a market premium approach which was well below what Mr. Tobias and the board of directors viewed as the intrinsic value of the enterprise. On February 20, 2020, Mr. Tobias responded with some metrics that he viewed as more realistic. Company B indicated it would be willing to consider the information; however, negotiations went no further at such time.
Mr. Tobias kept the Mackinac board of directors informed regarding his discussions with Company A, Company B and Nicolet during this time period, including at a March 31, 2020 regular meeting of the Mackinac board of directors attended by representatives of Piper Sandler and Honigman, LLP, legal counsel to Mackinac (“Honigman”). As part of its ongoing and regular strategic review process, the Mackinac board of directors and its advisors reviewed and discussed materials provided by Piper Sandler, including a banking industry mergers and acquisitions update, an overview of strategic alternatives including detail on potential partners as well as control sale valuation metrics for Mackinac. The board of directors also discussed cultural aspects of Mackinac and the potential partners, as well as industry dynamics affecting Mackinac’s long-term strategy. While no specific actions were directed by the board of directors at this meeting, a consensus began to emerge that Nicolet would be a more desirable partner than Company A or B or other potential partners, both in terms of long-term value creation and business culture.
However, despite the mutual interest, the environment changed dramatically in the spring of 2020 as a result of the COVID-19 pandemic, regional shut-downs in response to the pandemic, and a general significant downturn in the market value of community bank stocks across the industry. With the assent of its board of directors, Mackinac management turned its full attention to managing the effects of the pandemic on its customers and employees. Accordingly, while Messrs. Atwell and Tobias occasionally touched base during this period, no substantive discussions regarding a potential business combination took place.
Subsequently, in August 2020, as the effects of the pandemic began to be better understood and markets began to recover, Messrs. Atwell and Tobias again discussed the potential financial and operational benefits of a merger between Nicolet and Mackinac, as well as potential steps to reengage in discussions. They agreed to explore whether the significant potential benefits of a merger to both parties made re-engaging in discussions advisable. Following this discussion, Mr. Tobias updated the Mackinac board of directors on the discussions that had occurred, including Mackinac management’s preliminary assessments of the potential financial and strategic benefits of a transaction and initial discussions on possible corporate structure and organization. Following discussion, the Mackinac board of directors indicated support for continuing discussions with Nicolet and supported initial modeling efforts to evaluate the merits of the proposed combination.

On October 1, 2020, Mr. Tobias sent Mr. Atwell a draft confidentiality agreement and offered up certain diligence materials to be shared upon execution. On October 2, 2020, Nicolet and Mackinac entered into the confidentiality agreement in order to facilitate more detailed discussions of a potential business combination and reciprocal due diligence efforts. On October 7, 2020, Mackinac made available for Nicolet certain high-level materials for initial due diligence review.
Over the weeks following these discussions, Messrs. Atwell and Tobias discussed possible terms for a merger transaction, including a framework for determining the exchange ratio, merger consideration and governance terms. During this period, Mr. Tobias regularly discussed the potential transaction with members of the Mackinac board of directors, who expressed their support for Mackinac management continuing to pursue discussions with Nicolet regarding a potential business combination.
On October 21, 2020, representatives of Mackinac, Nicolet and Piper Sandler met via teleconference to discuss initial thoughts on the valuation of Mackinac. Piper Sandler initially proposed an exchange ratio of 0.33 shares of Nicolet for each share of Mackinac. Based on Nicolet’s then current share price of approximately $60, this would have valued Mackinac at approximately $20 per share. At this time, Mr. Atwell indicated his belief such a valuation would be difficult to defend to Nicolet’s investors, and stated that a price range of $15 to $16 for each share of Mackinac might be feasible. Shortly thereafter, Mr. Tobias informed Mr. Atwell via email that he deemed this proposal to be inadequate because he believed the offered consideration did not accurately reflect Mackinac’s intrinsic value at the time. Mr. Atwell noted to Mr. Tobias that the proposed combination had the potential to create value for each of Nicolet’s and Mackinac’s shareholders, and that Nicolet would remain open to further dialogue in the future regarding a potential transaction. Shortly thereafter, Mr. Tobias informed the Mackinac board of directors by email of his discussion with Mr. Atwell and the terms of Nicolet’s proposal, including his determination that the consideration was inadequate. Subsequent communications reflected the board of director’s concurrence with this view.
Meanwhile, Mackinac and its financial advisors continued to investigate the merger and acquisition environment under then present circumstances. Later in the day on October 21, 2020, Mr. Tobias, along with representatives of Piper Sandler, had an introductory meeting with Company C, a publicly traded Midwestern institution of larger market capitalization than Mackinac, via teleconference to explore each company’s business strategy. The conversation was general in nature and did not directly cover a discussion of merger possibilities. It became clear from the discussion that Company C’s strategy was to continue to acquire in a geographic area that did not necessarily include Mackinac’s franchise location. There was no follow up from Company C. Subsequent to these meetings, Mackinac management, after conferring with the board of directors, determined that any combination with Company C was unlikely, would present serious risks and lacked the long-term potential for shareholder value desired by the board of directors.
On October 27, 2020, the Mackinac board of directors held a meeting to discuss the possible transaction with Nicolet as well as other potential strategic alternatives for Mackinac, with members of Mackinac management and representatives of Piper Sandler, Mackinac’s financial advisor, in attendance. Mr. Tobias reported to the Mackinac board of directors on the various meetings and discussions he and other representatives of Mackinac management had conducted with representatives of Nicolet regarding the proposed terms of the potential business combination of Mackinac and Nicolet. Members of Mackinac management also discussed the transactional landscape in the financial services industry in general. Representatives of Piper Sandler then discussed with the Mackinac board of directors various strategic alternatives that could potentially be available to Mackinac, including Mackinac continuing as a stand-alone company focusing exclusively on organic growth, smaller acquisitions of other banks, more significant transactions (including large acquisitions or a merger of equals) and a transaction involving the sale of Mackinac. The meeting ended in executive session, following which, the Mackinac board of directors determined to reject Nicolet’s offer. Following this communication, management and the board of directors discussed the company’s 2021 strategic plan and certain operational objectives designed to better position the company to compete on a stand-alone basis and to generate long-term value.
Following a pause of approximately two months in active negotiation, on December 21, 2020, Messrs. Tobias and Atwell, together with representatives of Piper Sandler, held a telephonic meeting during which they discussed updated terms of a potential transaction. They agreed on an outline of terms to discuss with their respective boards. These terms included merger consideration consisting of 80% stock and 20% cash at a fixed exchange ratio of 0.27 shares of Nicolet common stock for each share of Mackinac common stock, which, based on Nicolet’s then current market price of approximately $69, equated to an implied purchase price of $18.63 to $18.90 per share of Mackinac common stock. In correspondence to the full Mackinac board of directors later on December 21, 2020, Mr. Tobias summarized the recent negotiations, shared additional diligence materials on Nicolet, and asked for support to proceed with further negotiations within this framework, noting that while he intended to argue for a slightly higher ratio, given the structure of the consideration, the value to Mackinac shareholders would ultimately be tied to the continued appreciation of Nicolet’s common stock.
With the support of the Mackinac board of directors, Mr. Tobias then proposed an exchange ratio of 0.28, which Mr. Atwell resisted. Following subsequent discussions, on December 28, 2020, Mr. Tobias and Mr. Atwell agreed to take a proposed exchange ratio of 0.275 to their respective boards for approval of inclusion of the ratio in a non-binding term sheet.
In early January 2021, Nicolet, with assistance from Bryan Cave Leighton Paisner LLP, legal counsel to Nicolet, prepared a draft non-binding term sheet with respect to a potential business combination between Nicolet and Mackinac. The draft term sheet provided for, among other things, the merger of Mackinac into Nicolet, with Nicolet as the surviving entity, with consideration based on an exchange ratio of 0.275, based on the 20-day volume weighted average trading price of Nicolet’s common stock prior to the execution of the definitive merger agreement, with 20% of the resulting amount to be paid in cash and the remaining 80% to consist of Nicolet common stock (at a per share ratio of 0.22, or 80% of the 0.275 exchange ratio on which the proposal was based).
On January 4, 2021, Nicolet provided the draft non-binding term sheet to Mackinac.
On January 8, 2021, the Mackinac board of directors held a meeting, which was attended by members of Mackinac management and representatives of Honigman and Piper Sandler. Members of Mackinac management provided an update to the board regarding the discussions with Nicolet and discussed the non-binding draft term sheet. The Mackinac board of directors reviewed an analysis prepared by Piper Sandler regarding the potential exchange ratio and cash consideration in the merger transaction. The representatives of Piper Sandler also discussed with the Mackinac board of directors certain considerations regarding merger transactions, the transactional landscape in the financial services industry and certain financial and other information regarding Nicolet. The board further reviewed and discussed certain preliminary financial analyses prepared by Piper Sandler of Mackinac and Nicolet and a potential business combination of the two companies. Following the meeting, the board of directors authorized management to execute the term sheet as drafted, including the proposed exchange ratio of 0.275 and proceed with further due diligence and the negotiation of a definitive merger agreement.
On January 8, 2021, Mackinac delivered the executed term sheet to Nicolet.
Starting shortly thereafter, Mackinac made available to Nicolet, and in February 2021, Nicolet made available to Mackinac, documents and information for mutual due diligence review. Through early March 2021, the parties engaged in extensive mutual due diligence, including through a series of virtual due diligence meetings and telephone calls between the parties and their respective representatives to discuss relevant topics, including a telephonic meeting on March 2, 2021 in which Nicolet took questions from Mackinac’s management regarding information produced during the reverse due diligence process.
On March 16, 2021, the Mackinac board of directors held a meeting that was attended by members of Mackinac management and Honigman. During executive session, members of Mackinac management updated the Mackinac board of directors on the progress of reverse due diligence since the last meeting and discussed the potential timing of a transaction.
Later on March 16, 2021, Bryan Cave Leighton Paisner LLP delivered an initial draft of the merger agreement to Honigman, which draft contemplated mixed merger consideration of a fixed exchange ratio and a cash component to be calculated by Nicolet’s volume weighted average closing price over twenty trading days immediately preceding the signing date of the merger agreement. On multiple occasions over the following weeks, the respective management teams of Nicolet and Mackinac, with the assistance of their respective legal counsel and financial advisors, engaged in discussions with respect to the terms of a potential transaction, including with respect to operating covenants, closing conditions, termination fees and a minimum tangible equity capital to be delivered at closing and exchanged drafts of a definitive agreement reflecting these discussion points.

On March 22, 2021, the Mackinac board of directors held a telephonic meeting that was attended by Messrs. Atwell and Daniels of Nicolet. At the meeting, Messrs. Atwell and Daniels discussed the strategic vision of a combined company, cultural compatibility of Mackinac and Nicolet and business opportunities for the combined company. They also answered the Mackinac board’s questions regarding Nicolet’s business and operations, lending and credit philosophy, and vision for the customers and communities within Mackinac’s geographic footprint.
On March 30, 2021, the Mackinac board of directors held a regular meeting that was attended by members of Mackinac management and Honigman. In an executive session, members of Mackinac management updated the Mackinac board of directors on the progress of negotiation of the definitive transaction documents with Nicolet since the last meeting, and discussion took place regarding key open issues and the relative stock performance and operating prospects of the two institutions since the execution of the term sheet.
Following additional negotiation and resolution of outstanding substantive issues on the proposed definitive agreement, on April 9, 2021, the Mackinac board of directors held a special meeting that was attended by members of Mackinac management and representatives of Honigman and Piper Sandler. At the meeting, a representative of Honigman reviewed with the Mackinac board of directors their fiduciary duties in connection with consideration of a business combination transaction. Representatives of Piper Sandler then reviewed and discussed with the Mackinac board, among other matters, the financial aspects of the proposed transaction and rendered to the Mackinac board Piper Sandler’s opinion, which was initially rendered verbally and confirmed by a written opinion dated April 9, 2021, to the effect that, as of that date and subject to the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Piper Sandler as set forth in such opinion, the merger consideration in the proposed merger was fair, from a financial point of view, to the holders of Mackinac common stock. See “— Opinion of Mackinac’s Financial Advisor.” Honigman then led a discussion of the material provisions of the proposed definitive agreement and was asked and answered questions from the board. Following further discussion, during which the directors considered the matters reviewed and discussed at that meeting and all prior meetings of the Mackinac board of directors, including the factors described under the section of this joint proxy statement-prospectus entitled “— Mackinac’s Reasons for the Merger; Recommendation of the Mackinac Board of Directors,” the Mackinac board unanimously determined that the merger agreement and the transactions contemplated by the merger agreement were advisable and fair to and in the best interests of Mackinac and the holders of its common stock, and adopted the merger agreement and approved the merger and the other transactions contemplated by the merger agreement and recommended that Mackinac shareholders approve the merger agreement.
On April 12, 2021, following the meetings of the Mackinac and Nicolet boards of directors, the merger agreement and related transaction documents (including the voting agreements) were executed and delivered by Mackinac and Nicolet.
Later on April 12, 2021, Mackinac and Nicolet publicly announced their entry into the merger agreement via a joint press release.
Reasons for the Merger
General
The financial and other terms of the merger agreement resulted from arm’s-length negotiations between Nicolet and Mackinac and their respective representatives. The following discussion of the information and factors considered by the Nicolet and Mackinac boards of directors is not intended to be exhaustive, but includes all of the material factors the respective boards considered in determining whether to enter into the merger agreement. In reaching their determinations to approve the merger and to recommend that their respective shareholders approve the merger, neither the Nicolet board of directors nor the Mackinac board of directors assigned any relative or specific weight to the following factors, and individual directors may have assigned different weight to different factors.
Nicolet
Nicolet’s board of directors and senior management regularly evaluates and assesses Nicolet’s strategy and opportunities to achieve profitable growth through various strategic initiatives and transactions, giving consideration to the context of developments in the industry, conditions in the geographic areas that Nicolet serves, competitive considerations and other factors. The board of directors of Nicolet has placed emphasis on achieving meaningful and profitable growth, either through organic or acquisitive means, especially following successful acquisitions of community banks and branches in the eight years prior. As such, the board has instructed senior management to continue to explore merger and acquisition opportunities that could expand and enhance the current Nicolet franchise and improve long term value for shareholders.
In deciding to pursue a merger with Mackinac, Nicolet’s management and board of directors considered, among other things, the following:
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the effectiveness of the merger in allowing Nicolet to expand prominently into the Michigan Upper Peninsula and Northern Michigan, which will allow for further diversification of the combined loan portfolio across asset classes and markets;

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Nicolet’s belief that the expansion into the Michigan Upper Peninsula and Northern Michigan areas will provide Nicolet entry into a commercial and industrial hub in the Great Lakes region;

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Mackinac’s strong reputation and successful track record of organic commercial loan generation abilities;

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the complementary fit of the businesses of Nicolet and Mackinac, which Nicolet’s management believes will enable the combined company to deliver improved services to customers to achieve stronger financial performance and enhance shareholder value;

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the ability of Nicolet to cross sell its larger product base across Mackinac’s customer base and market primarily through its larger commercial lending platform and its wealth management and trust department;

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the fact that certain members of Nicolet’s and Mackinac’s respective boards of directors have long standing professional relationships and Nicolet’s belief that Mackinac’s business values, culture and philosophies seem to align with those of Nicolet;

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Nicolet’s expectation that certain members of Mackinac’s executive management team and senior lenders will remain with Nicolet and will lead new markets, with the addition of certain Mackinac leadership;

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Nicolet’s expectation that Nicolet will retain its strong capital position and asset quality upon completion of the transaction; and

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Nicolet’s expectations that the merger will offer cost savings and revenue growth opportunities, and, as a result, be accretive to earnings per share within the first full year.

The Nicolet board of directors approved the merger agreement after Nicolet’s senior management discussed with the Nicolet board of directors a number of factors, including those described above and the business, loan and deposit structure, assets, liabilities, results of operations, financial performance, geographic location and strategic direction of Mackinac. The foregoing discussion of the information and factors considered by the Nicolet board of directors is not exhaustive, but includes the material factors considered by the Nicolet board of directors. In view of the wide variety of factors considered by the Nicolet board of directors in connection with its evaluation of the merger, the Nicolet board of directors did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative weights to the specific factors it considered in reaching its determination. The Nicolet board of directors viewed its position as being based on all of the information and the factors presented to and considered by it. In addition, individual directors may have given different weights to different information and factors. The explanation of Nicolet’s reasons for the merger includes statements that are forward-looking in nature and, therefore, should be read in light of the factors discussed above under “A Warning About Forward-Looking Statements.”
Mackinac
After careful consideration, the Mackinac board of directors, at a special meeting held on April 9, 2021, unanimously (i) determined that the merger agreement and the transactions contemplated thereby, including the merger, are in the best interests of Mackinac and its shareholders, (ii) declared the merger agreement advisable and (iii) approved the execution, delivery and performance of the merger agreement and the consummation of the transactions contemplated thereby, including the merger. Accordingly, the Mackinac board of directors unanimously recommends that Mackinac shareholders vote “FOR” the approval of the Mackinac merger proposal and “FOR” the Mackinac adjournment proposal.
In reaching its decision to approve the merger agreement and the transactions contemplated thereby, including the merger, and to recommend that Mackinac’s shareholders adopt the merger agreement, the Mackinac board of directors consulted with Mackinac management, as well as its financial and legal advisors, and considered a number of factors, including the following:
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each of Mackinac’s and Nicolet’s business, operations, financial condition, asset quality, earnings and prospects. In reviewing these factors, the Mackinac board of directors considered the following:

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its view that the merger is a strategically compelling transaction that will create a stronger company, elevate growth and provide meaningful long-term value for the shareholders of Mackinac;

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its view that the combined company would be strategically positioned to capitalize on market opportunities and better serve its customers through the ability to make larger loans and provide a greater breadth of services;

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that the combined company would have the scale to better invest, compete and perform by leveraging leading market positions and complementary products;

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the stronger liquidity and historical trading multiples of Nicolet common stock compared to the historical profile of Mackinac common stock;

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net interest margin compression and earnings headwinds facing Mackinac on a stand-alone basis;

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the anticipated impact of the transaction on the combined company, including the expected impact on financial metrics (including earnings per share, return on average assets, return on average tangible common equity and cash efficiency ratio);

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the historical performance of Mackinac and Nicolet common stock and Nicolet’s return on equity;

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its review and discussions with Nicolet’s management and its legal advisors concerning the due diligence review of Nicolet; and

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the relative paucity of attractive business combination partners in Mackinac’s geographic footprint;

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its familiarity of the current and prospective environment in the financial services industry, including economic conditions and the interest rate and regulatory environments, possible effects of scale, increased operating costs resulting from regulatory and compliance mandates, increasing competition from both nationwide banks and non-bank financial and financial technology firms, and current financial market conditions and the likely effects of these factors on Mackinac’s and the combined company’s potential growth, development productivity and strategic options, and the likely effect of these factors on Mackinac both with and without the proposed transaction;

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its views with respect to other strategic alternatives potentially available to Mackinac, including continuing as a standalone company focusing exclusively on organic growth, making smaller acquisitions of other banks, transformative transactions (including large acquisitions or a merger of equals) and a transaction involving the sale of Mackinac;

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the consistency of the transaction with Mackinac’s business strategies, including achieving strong earnings growth, reaching new markets, improving customer attraction and retention, developing technology capabilities and focusing on cost management;

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its conclusion that Mackinac and Nicolet are a complementary fit because of the nature of the markets served and products offered by Mackinac and Nicolet and the expectation that the transaction would provide economies of scale, enhanced ability to invest in technology and innovation, expanded product offerings, improved efficiencies and reduced costs and enhanced opportunities for growth;

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Mackinac’s and Nicolet’s shared belief in a purpose-driven and thoughtful approach to the combination and the resulting company, structured to maximize the potential for synergies and positive impact to local communities and minimize the loss of customers and employees and to further diversify the combined company’s operating risk profile compared to the risk profile of Mackinac on a stand-alone basis;

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the expectation that the transaction will be generally tax-free for United States federal income tax purposes to Mackinac shareholders;

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the analyses and presentations by Piper Sandler and its oral opinion to the Mackinac board of directors, which was subsequently confirmed in writing, to the effect that, as of April 9, 2021 and based upon and subject to the factors and assumptions set forth in its opinion, the merger consideration in the proposed merger was fair, from a financial point of view, to the holders of Mackinac’s common stock. See “— Opinion of Mackinac’s Financial Advisor” beginning on page 42;

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the financial and other terms of the merger agreement, which Mackinac reviewed with its outside financial and legal advisors, including:

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the fact that the exchange ratio is fixed, which the Mackinac board of directors believed was consistent with market practice for transactions of this type and with the strategic purpose of the transaction;

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the fact that Mackinac’s shareholders will have an opportunity to vote on the adoption of the merger agreement; and

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the right of Mackinac to terminate the merger agreement in certain circumstances, subject to the payment of a termination fee of $10.0 million if terminated under the circumstances more fully described under “The Merger Agreement — Termination of the Merger Agreement; Termination Fee” beginning on page 78;

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the potential for the value of the merger consideration to be received by holders of shares of Mackinac common stock to be adversely affected by a decrease in the trading price of Nicolet common stock;

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the potential risks associated with achieving anticipated efficiency improvements and cost reductions and savings and successfully integrating Mackinac’s business, operations and workforce with those of Nicolet;

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the nature and amount of payments and other benefits to be received by Mackinac management in connection with the merger pursuant to existing Mackinac plans and employment agreements;

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the potential effect of the merger on Mackinac’s overall business, including its relationships with customers, employees, suppliers and regulators;

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of losing key Mackinac employees during the pendency of the merger and thereafter;

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the substantial costs to be incurred in connection with the merger, including the costs of integrating the businesses of Mackinac and Nicolet, transaction fees, expenses and other payments that will or may arise from the merger;

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the fact that Mackinac shareholders will be entitled to appraisal or dissenters’ rights in connection with the merger;

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the risk that Nicolet could terminate the merger agreement if Mackinac is unable to deliver the specified minimum tangible common equity set forth therein;

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that Mackinac’s directors and executive officers may have interests in the merger that are different from or in addition to those of its shareholders generally, as more fully described under “— Interests of Certain Persons in the Merger,” beginning on page 66;

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the potential of negative reaction in the communities served by Mackinac, including with respect to loss of employment;

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the risk that the merger may not be completed despite the combined efforts of Mackinac and Nicolet or that completion may be unduly delayed, even if the required regulatory approvals are obtained and the requisite approvals are obtained from Mackinac and Nicolet shareholders; and

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the other risks described under the sections entitled “Risk Factors” and “A Warning About Forward-Looking Statements” beginning on pages 18 and 23, respectively.

This discussion of the information and factors considered by Mackinac’s board of directors in reaching its conclusions and recommendation includes principal factors considered by the board of directors, but is not intended to be exhaustive and may not include all of the factors considered by the Mackinac board of directors. In view of the wide variety of factors considered in connection with its evaluation of the merger and the other transactions contemplated by the merger agreement, and the complexity of these matters, the Mackinac board of directors did not find it useful and did not attempt to quantify, rank or assign any relative or specific weights to the various factors that it considered in reaching its determination to approve the merger and the other transactions contemplated by the merger agreement, and to make its recommendation to Mackinac shareholders. Rather, the Mackinac board of directors viewed its decisions as being based on the totality of the information presented to it and the factors it considered. In addition, individual members of the Mackinac board of directors may have assigned different weights to different factors.
Certain of Mackinac’s directors and executive officers have other interests in the merger that are different from, or in addition to, those of Mackinac’s shareholders generally, as discussed under the caption “The Merger — Interests of Certain Persons in the Merger,” below. The Mackinac board of directors was aware of and considered these potential interests, among other matters, in evaluating the merger and in making its recommendation to Mackinac shareholders.
Opinion of Mackinac’s Financial Advisor
Mackinac retained Piper Sandler to act as financial advisor to Mackinac’s board of directors in connection with Mackinac’s consideration of a possible business combination with Nicolet. Mackinac selected Piper Sandler to act as its financial advisor because Piper Sandler is a nationally recognized investment banking firm whose principal business specialty is financial institutions. In the ordinary course of its investment banking business, Piper Sandler is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions.
Piper Sandler acted as financial advisor to Mackinac’s board of directors in connection with the proposed merger and participated in certain of the negotiations leading to the execution of the merger agreement. At the April 9, 2021 meeting at which Mackinac’s board of directors considered the merger and the merger agreement, Piper Sandler delivered to the board of directors its oral opinion, which was subsequently confirmed in writing on April 9, 2021, to the effect that, as of such date, the merger consideration was fair to the holders of Mackinac’s common stock from a financial point of view. The full text of Piper Sandler’s opinion is attached as Appendix B to this joint proxy statement-prospectus. The opinion outlines the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Piper Sandler in rendering its opinion. The description of the opinion set forth below is qualified in its entirety by reference to the full text of the opinion. Holders of Mackinac common stock are urged to read the entire opinion carefully in connection with their consideration of the proposed merger.
Piper Sandler’s opinion was directed to the board of directors of Mackinac in connection with its consideration of the merger and the merger agreement and does not constitute a recommendation to any shareholder of Mackinac as to how any such shareholder should vote at any meeting of shareholders called to consider and vote upon the approval of the merger and the merger agreement. Piper Sandler’s opinion was directed only to the fairness, from a financial point of view, of the merger consideration to the holders of Mackinac common stock and did not address the underlying business decision of Mackinac to engage in the merger, the form or structure of the merger or any other transactions contemplated in the merger agreement, the relative merits of the merger as compared to any other alternative transactions or business strategies that might exist for Mackinac or the effect of any other transaction in which Mackinac might engage. Piper Sandler also did not express any opinion as to the fairness of the amount or nature of the compensation to be received in the merger by any officer, director or employee of Mackinac or Nicolet, or any class of such persons, if any, relative to the compensation to be received in the merger by any other shareholder. Piper Sandler’s opinion was approved by Piper Sandler’s fairness opinion committee.
In connection with its opinion, Piper Sandler reviewed and considered, among other things:
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a draft of the merger agreement, dated April 9, 2021;

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certain publicly available financial statements and other historical financial information of Mackinac and Nicolet that Piper Sandler deemed relevant;

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certain internal balance sheet and income statement projections for Mackinac for the years ending December 31, 2021 through December 31, 2025 and estimated dividends per share for Mackinac for the years ending December 31, 2021 through December 31, 2025, as provided by the senior management of Mackinac;

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publicly available mean analyst earnings per share estimates for Nicolet for the years ending December 31, 2021 and December 31, 2022, as well as an estimated long-term annual earnings per share growth rate for the years ending December 31, 2023 through December 31, 2025, as provided by the senior management of Nicolet;

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the pro forma financial impact of the merger on Nicolet based on certain assumptions relating to transaction expenses, purchase accounting adjustments and cost savings, as provided by the senior management of Nicolet;

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the publicly reported historical price and trading activity for Mackinac common stock and Nicolet common stock, including a comparison of certain stock market information for Mackinac common stock and Nicolet common stock and certain stock indices as well as publicly available information for certain other similar companies, the securities of which are publicly traded;

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a comparison of certain financial and market information for Mackinac and Nicolet with similar financial institutions for which information is publicly available;

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the financial terms of certain recent business combinations in the bank and thrift industry (on a nationwide basis), to the extent publicly available;

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the current market environment generally and the banking environment in particular; and

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such other information, financial studies, analyses and investigations and financial, economic and market criteria as Piper Sandler considered relevant.

Piper Sandler also discussed with certain members of the senior management of Mackinac and its representatives the business, financial condition, results of operations and prospects of Mackinac and held similar discussions with certain members of the management of Nicolet and its representatives regarding the business, financial condition, results of operations and prospects of Nicolet.
In performing its review, Piper Sandler relied upon the accuracy and completeness of all of the financial and other information that was available to and reviewed by Piper Sandler from public sources, that was provided to Piper Sandler by Mackinac or Nicolet or their respective representatives, or that was otherwise reviewed by Piper Sandler, and Piper Sandler assumed such accuracy and completeness for purposes of rendering its opinion without any independent verification or investigation. Piper Sandler relied on the assurances of the respective senior managements of Mackinac and Nicolet that they were not aware of any facts or circumstances that would have made any of such information inaccurate or misleading. Piper Sandler was not asked to and did not undertake an independent verification of any of such information and Piper Sandler did not assume any responsibility or liability for the accuracy or completeness thereof. Piper Sandler did not make an independent evaluation or perform an appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of Mackinac or Nicolet or any of their respective subsidiaries, nor was Piper Sandler furnished with any such evaluations or appraisals. Piper Sandler rendered no opinion or evaluation on the collectability of any assets or the future performance of any loans of Mackinac or Nicolet or any of their respective subsidiaries. Piper Sandler did not make an independent evaluation of the adequacy of the allowance for loan losses of Mackinac or Nicolet, or of the combined entity after the merger, and Piper Sandler did not review any individual credit files relating to Mackinac or Nicolet or any of their respective subsidiaries. Piper Sandler assumed, with Mackinac’s consent, that the respective allowances for loan losses for both Mackinac and Nicolet were adequate to cover such losses and would be adequate on a pro forma basis for the combined entity.
In preparing its analyses, Piper Sandler used certain internal balance sheet and income statement projections for Mackinac for the years ending December 31, 2021 through December 31, 2025 and estimated dividends per share for Mackinac for the years ending December 31, 2021 through December 31, 2025, as provided by the senior management of Mackinac. In addition, Piper Sandler used publicly available mean analyst earnings per share estimates for Nicolet for the years ending December 31, 2021 and December 31, 2022, as well as an estimated long-term annual earnings per share growth rate for the years ending December 31, 2023 through December 31, 2025, as provided by the senior management of Nicolet. Piper Sandler also received and used in its pro forma analyses certain assumptions relating to transaction expenses, purchase accounting adjustments and cost savings, as provided by the senior management of Nicolet. With respect to the foregoing information, the respective senior managements of Mackinac and Nicolet confirmed to Piper Sandler that such information reflected (or, in the case of the publicly available analyst estimates referred to above, were consistent with) the best currently available projections, estimates and judgments of those respective senior managements as to the future financial performance of Mackinac and Nicolet, respectively, and the other matters covered thereby, and Piper Sandler assumed that the future financial performance reflected in such information would be achieved. Piper Sandler expressed no opinion as to such projections, estimates or judgments, or the assumptions on which they were based. Piper Sandler also assumed that there had been no material change in the respective assets, financial condition, results of operations, business or prospects of Mackinac or Nicolet since the date of the most recent financial statements made available to Piper Sandler. Piper Sandler assumed in all respects material to its analyses that Mackinac and Nicolet would remain as going concerns for all periods relevant to its analyses.
Piper Sandler also assumed, with Mackinac’s consent, that (i) each of the parties to the merger agreement would comply in all material respects with all material terms and conditions of the merger agreement and all related agreements, that all of the representations and warranties contained in such agreements were true and correct in all material respects, that each of the parties to such agreements would perform in all material respects all of the covenants and other obligations required to be performed by such party under such agreements and that the conditions precedent in such agreements were not and would not be waived, (ii) in the course of obtaining the necessary regulatory or third party approvals, consents and releases with respect to the merger, no delay, limitation, restriction or condition would be imposed that would have an adverse effect on Mackinac, Nicolet, the merger or any related transactions, and (iii) the merger and any related transactions would be consummated in accordance with the terms of the merger agreement without any waiver, modification or amendment of any material term, condition or agreement thereof and in compliance with all applicable laws and other requirements. Finally, with Mackinac’s consent, Piper Sandler relied upon the advice that Mackinac received from its legal, accounting and tax advisors as to all legal, accounting and tax matters relating to the merger and the other transactions contemplated by the merger agreement. Piper Sandler expressed no opinion as to any such matters.
Piper Sandler’s opinion was necessarily based on financial, economic, regulatory, market and other conditions as in effect on, and the information made available to Piper Sandler as of, the date thereof. Events occurring after the date thereof could materially affect Piper Sandler’s opinion. Piper Sandler has not undertaken to update, revise, reaffirm or withdraw its opinion or otherwise comment upon events occurring after the date thereof. Piper Sandler expressed no opinion as to the trading value of Mackinac common stock or Nicolet common stock at any time or what the value of Nicolet common stock would be once it is actually received by the holders of Mackinac common stock.
In rendering its opinion, Piper Sandler performed a variety of financial analyses. The summary below is not a complete description of all the analyses underlying Piper Sandler’s opinion or the presentation made by Piper Sandler to Mackinac’s board of directors, but is a summary of the material analyses performed and presented by Piper Sandler. The summary includes information presented in tabular format. In order to fully understand the financial analyses, these tables must be read together with the accompanying text. The tables alone do not constitute a complete description of the financial analyses. The preparation of a fairness opinion is a complex process involving subjective judgments as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. The process, therefore, is not necessarily susceptible to a partial analysis or summary description. Piper Sandler believes that its analyses must be considered as a whole and that selecting portions of the factors and analyses to be considered without considering all factors and analyses, or attempting to ascribe relative weights to some or all such factors and analyses, could create an incomplete view of the evaluation process underlying its opinion. Also, no company included in Piper Sandler’s comparative analyses described below is identical to Mackinac or Nicolet and no transaction is identical to the merger. Accordingly, an analysis of comparable companies or transactions involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading values or transaction values, as the case may be, of Mackinac and Nicolet and the companies to which they were compared. In arriving at its opinion, Piper Sandler did not attribute any particular weight to any analysis or factor that it considered. Rather, Piper Sandler made qualitative judgments as to the significance and relevance of each analysis and factor. Piper Sandler did not form an opinion as to whether any individual analysis or factor (positive or negative) considered in isolation supported or failed to support its opinion, rather, Piper Sandler made its determination as to the fairness of the merger consideration to the holders of Mackinac common stock on the basis of its experience and professional judgment after considering the results of all its analyses taken as a whole.
In performing its analyses, Piper Sandler also made numerous assumptions with respect to industry performance, business and economic conditions and various other matters, many of which cannot be predicted and are beyond the control of Mackinac, Nicolet, and Piper Sandler. The analyses performed by Piper Sandler are not necessarily indicative of actual values or future results, both of which may be significantly more or less favorable than suggested by such analyses. Piper Sandler prepared its analyses solely for purposes of rendering its opinion and provided such analyses to Mackinac’s board of directors at its April 9, 2021 meeting. Estimates on the values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold. Such estimates are inherently subject to uncertainty and actual values may be materially different. Accordingly, Piper Sandler’s analyses do not necessarily reflect the value of Mackinac common stock or Nicolet common stock or the prices at which Mackinac or Nicolet common stock may be sold at any time. The analyses of Piper Sandler and its opinion were among a number of factors taken into consideration by Mackinac’s board of directors in making its determination to approve the merger agreement and the analyses described below should not be viewed as determinative of the decision of Mackinac’s board of directors with respect to the fairness of the merger consideration.
Summary of Proposed Merger Consideration and Implied Transaction Metrics
Piper Sandler reviewed the financial terms of the proposed merger. Pursuant to the terms of the merger agreement, at the effective time of the merger each share of Mackinac common stock issued and outstanding immediately prior to the effective time of the transaction, except for certain cancelled shares as set forth in the merger agreement, shall be converted into the right to receive (i) 0.22 of a share of common stock of Nicolet and (ii) $4.64 in cash, without interest. Piper Sandler calculated an aggregate implied transaction value of approximately $248.2 million and an implied purchase price per share of $23.14 consisting of the implied value of 10,550,393 shares of Mackinac common stock and 178,311 shares of restricted stock awards for Mackinac based on the closing price of Nicolet common stock on April 8, 2021 ($84.07). Based upon financial information for Mackinac as of or for the last twelve months (“LTM”) ended December 31, 2021 and the closing price of Mackinac’s common stock on April 8, 2021, Piper Sandler calculated the following implied transaction metrics:
Transaction Price / Book Value Per Share	145%
Transaction Price / Tangible Book Value Per Share	169%
Transaction Price / 2020 Earnings Per Share	18.2x
Transaction Price / Estimated 2021 Earnings Per Share(1)	18.4x
Core Deposit Premium(2)	8.9%
Core Deposit Premium(3)	8.4%
Market Premium as of April 8, 2021	66.8%

(1)
As provided by Mackinac senior management/based on publicly available median analyst EPS estimates.

(2)
Core deposits defined as total deposits less time deposits with balances greater than $100,000.

(3)
Core deposits defined as total deposits less time deposits with balances greater than $250,000.

Stock Trading History
Piper Sandler reviewed the publicly available historical reported trading prices of Mackinac common stock and Nicolet common stock for the one-year and three-year periods ended April 8, 2021. Piper Sandler then compared the relationship between the movements in the price of Mackinac common stock and Nicolet common stock, respectively, to movements in their respective peer groups (as described below) as well as certain stock indices.
Mackinac’s One-Year Stock Performance
	Beginning Value April 8, 2020	Ending Value April 8, 2021
Mackinac	0%	34.0%
Mackinac Peer Group	0%	30.5%
S&P 500 Index	0%	49.0%
NASDAQ Bank Index	0%	80.6%
Mackinac’s Three-Year Stock Performance
	Beginning Value April 6, 2018	Ending Value April 8, 2021
Mackinac	0%	(11.6%)
Mackinac Peer Group	0%	(4.6%)
S&P 500 Index	0%	57.3%
NASDAQ Bank Index	0%	13.1%
Nicolet’s One-Year Stock Performance
	Beginning Value April 8, 2020	Ending Value April 8, 2021
Nicolet	0%	51.7%
Nicolet Peer Group	0%	63.6%
S&P 500 Index	0%	49.0%
NASDAQ Bank Index	0%	80.6%
Nicolet’s Three-Year Stock Performance
	Beginning Value April 6, 2018	Ending Value April 8, 2021
Nicolet	0%	55.9%
Nicolet Peer Group	0%	5.7%
S&P 500 Index	0%	57.3%
NASDAQ Bank Index	0%	13.1%

Comparable Company Analyses
Piper Sandler used publicly available information to compare selected financial information for Mackinac with a group of financial institutions selected by Piper Sandler. The Mackinac peer group included banks and thrifts headquartered in the Midwest region whose securities are traded on a major exchange with total assets between $1 billion and $2 billion, but excluded targets of announced merger transactions (the “Mackinac Peer Group”). The Mackinac Peer Group consisted of the following companies:
Ames National Corporation
BankFinancial Corporation
CF Bankshares Inc.
ChoiceOne Financial Services Inc.
Citizens Community Bancorp, Inc.
County Bancorp, Inc.
Farmers & Merchants Bancorp, Inc.
First Capital, Inc.
First Savings Financial Group	Guaranty Federal Bancshares, Inc.
Hawthorn Bancshares, Inc.
Landmark Bancorp, Inc.
LCNB Corp.
Limestone Bancorp, Inc.
Middlefield Banc Corp.
Ohio Valley Banc Corp.
Richmond Mutual Bancorporation, Inc.
SB Financial Group, Inc.
The analysis compared publicly available financial information for Mackinac with corresponding data for the Mackinac Peer Group as of or for the year ended December 31, 2020 (unless otherwise noted) with pricing data as of April 8, 2021. The table below sets forth the data for Mackinac and the median, mean, low and high data for the Mackinac Peer Group.
Mackinac Comparable Company Analysis
	Mackinac	Peer Group Median	Peer Group Mean	Peer Group Low	Peer Group High
Total assets ($mm)	$1,502	1,475	1,497	1,018	1,976
Loans / Deposits (%)	85.5%	84.3	83.5	56.3	107.8
Non-performing assets(1) / Total assets (%)	0.48%	0.53	0.80	0.05	2.90
Tangible common equity/Tangible assets (%)	9.7%	9.5	9.8	7.5	17.8
Tier 1 Risk Based Capital Ratio (%)	14.2%	13.0	13.6	9.7	20.6
Total Risk Based Capital Ratio (%)	14.8%	14.3	15.5	12.9	21.9
LTM Return on average assets (%)	0.92%	0.94	1.12	0.38	2.59
LTM Return on average tangible common equity (%)	10.0%	10.8	12.4	5.2	31.3
LTM Net interest margin (%)	4.40%	3.40	3.35	2.52	3.97
LTM Efficiency ratio (%)	70.5%	63.0	62.9	46.2	74.0
Price / Tangible book value (%)	101%	110	111	87	159
Price / LTM Earnings per share (x)	10.9x	12.0	12.6	4.1	29.9
Current Dividend Yield (%)	4.0%	2.6	2.5	0.0	4.2
Market Capitalization ($mm)	$146	144	156	85	277

(1)
Nonperforming assets defined as nonaccrual loans and leases, renegotiated loans and leases, and real estate owned.

Piper Sandler used publicly available information to perform a similar analysis for Nicolet by comparing selected financial information for Nicolet with a group of financial institutions selected by Piper Sandler. The Nicolet peer group included banks and thrifts headquartered in the Midwest region whose securities are traded on a major exchange, with total assets between $3 billion and $6 billion and a ratio of non-performing assets to total assets less than 1.00%, but excluded mutual holding companies and targets of announced merger transactions (the “Nicolet Peer Group”). The Nicolet Peer Group consisted of the following companies:

Alerus Financial Corporation
Community Trust Bancorp, Inc.
Farmers National Banc. Corp.
First Financial Corporation
First Internet Bancorp
First Mid Bancshares, Inc.
German American Bancorp, Inc.
Great Southern Bancorp, Inc.
HBT Financial, Inc.	Horizon Bancorp, Inc.
Independent Bank Corporation
Lakeland Financial Corporation
Mercantile Bank Corporation
MidWestOne Financial Group, Inc.
Old Second Bancorp, Inc.
Peoples Bancorp Inc.
QCR Holdings Inc.
Stock Yard Bancorp, Inc.
West Bancorporation, Inc.
The analysis compared publicly available financial information for Nicolet with corresponding data for the Nicolet Peer Group as of or for the year ended December 31, 2020 (unless otherwise noted) with pricing data as of April 8, 2021. The table below sets forth the data for Nicolet and the median, mean, low and high data for the Nicolet Peer Group.
Nicolet Comparable Company Analysis
		Peer Group	Peer Group	Peer Group	Peer Group
	Nicolet	Median	Mean	Low	High
Total assets ($mm)	$4,552	4,609	4,533	3,014	5,887
Loans / Deposits (%)	71.3%	84.9	83.8	69.3	96.4
Non-performing assets(1) / Total assets (%)	0.29%	0.36	0.37	0.07	0.81
Tangible common equity/Tangible assets (%)	8.3%	9.3	9.4	7.0	11.6
Tier 1 Risk Based Capital Ratio (%)	12.2%	13.3	13.3	10.3	19.3
Total Risk Based Capital Ratio (%)	12.9%	14.9	15.5	11.5	20.5
LTM Return on average assets (%)	1.42%	1.19	1.13	0.13	1.61
LTM Return on average tangible common equity (%)	17.6%	12.1	12.7	9.1	17.8
LTM Net interest margin (%)	3.38%	3.34	3.32	1.68	4.05
LTM Efficiency ratio (%)	48.4%	56.3	55.4	42.0	69.0
Price/Tangible book value (%)	231%	148	164	107	274
Price/LTM Earnings per share (x)	14.7x	12.7	14.2	9.5	20.8
Price/2021 estimated earnings per share (x)	13.7x	12.9	13.7	9.5	21.5
Price/2022 estimated earnings per share (x)	16.0x	12.5	13.4	8.1	20.6
Current Dividend Yield (%)	0.0%	2.4	2.4	0.3	4.2
Market Capitalization ($mm)	$839	605	709	348	1,732

(1)
Nonperforming assets include nonaccrual loans and leases and foreclosed or repossessed assets; excludes troubled debt restructurings (TDRs).

Analysis of Precedent Transactions
Piper Sandler reviewed a nationwide group of merger and acquisition transactions. The group consisted of U.S. bank and thrift acquisitions announced between September 30, 2020 and April 8, 2021 with publicly disclosed deal values involving targets with total assets between $500 million and $3 billion (the “Nationwide Precedent Transactions”).

The Nationwide Precedent Transactions group was composed of the following transactions:
Acquiror	Target
VyStart CU	Heritage Southeast Bancorp.
Peoples Bancorp Inc.	Premier Financial Bancorp Inc.
Seacoast Banking Corp. of Florida	Legacy Bank of Florida
Banc of California Inc.	Pacific Mercantile Bancorp
Shore Bancshares Inc.	Severn Bancorp Inc.
Stock Yards Bancorp Inc.	Kentucky Bancshares Inc.
First Busey Corp.	Cummins-American Corp.
BancorpSouth Bank	FNS Bancshares Inc.
BancorpSouth Bank	National United Bancshares Inc.
Virginia National Bankshares Corp.	Fauquier Bankshares Inc.
Using the latest publicly available information prior to the announcement of the relevant transaction, Piper Sandler reviewed the following transaction metrics: transaction price to last-twelve-months earnings per share, transaction price to book value per share, transaction price to tangible book value per share, tangible book value premium to core deposits, and 1-day market premium. Piper Sandler compared the indicated transaction metrics for the merger to the median, mean, low and high metrics of the Nationwide Precedent Transactions group.
		Nationwide Precedent Transactions
	Nicolet/ Mackinac	Median	Mean	Low	High
Transaction Price / LTM Earnings Per Share (x)	18.2x	17.3	18.3	10.1	29.2
Transaction Price / Book Value Per Share (%)	145%	134	135	85	179
Transaction Price / Tangible Book Value Per Share (%)	169%	153	142	85	179
Tangible Book Value Premium to Core Deposits (%)	8.4%	6.7	6.9	1.5	14.7
1-Day Market Premium (%)	66.8%	29.8	30.9	8.1	68.8
Net Present Value Analyses
Piper Sandler performed an analysis that estimated the net present value of Mackinac common stock assuming Mackinac performed in accordance with certain internal balance sheet and income statement projections for Mackinac for the years ending December 31, 2021 through December 31, 2025 and estimated dividends per share for Mackinac for the years ending December 31, 2021 through December 31, 2025, as provided by the senior management of Mackinac. To approximate the terminal value of a share of Mackinac common stock at December 31, 2025, Piper Sandler applied price to 2025 earnings multiples ranging from 11.0x to 16.0x and multiples of December 31, 2025 tangible book value ranging from 90% to 140%. The terminal values were then discounted to present values using different discount rates ranging from 11.0% to 15.0%, which were chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of Mackinac common stock. As illustrated in the following tables, the analysis indicated an imputed range of values per share of Mackinac common stock of $11.21 to $18.28 when applying multiples of earnings and $10.12 to $17.38 when applying multiples of tangible book value.

Earnings Per Share Multiples
Discount Rate	11.0x	12.0x	13.0x	14.0x	15.0x	16.0x
11.0%	$13.21	$14.23	$15.24	$16.25	$17.26	$18.28
12.0%	12.67	13.64	14.61	15.58	16.55	17.52
13.0%	12.16	13.09	14.01	14.94	15.87	16.79
14.0%	11.67	12.56	13.45	14.33	15.22	16.11
15.0%	11.21	12.06	12.91	13.76	14.61	15.46
Tangible Book Value Per Share Multiples
Discount Rate	90%	100%	110%	120%	130%	140%
11.0%	$11.91	$13.01	$14.10	$15.19	$16.29	$17.38
12.0%	11.43	12.48	13.52	14.57	15.61	16.66
13.0%	10.97	11.97	12.97	13.97	14.97	15.97
14.0%	10.54	11.49	12.45	13.41	14.37	15.32
15.0%	10.12	11.04	11.96	12.87	13.79	14.71
Piper Sandler also considered and discussed with the Mackinac’s board of directors how this analysis would be affected by changes in the underlying assumptions, including variations with respect to earnings. To illustrate this impact, Piper Sandler performed a similar analysis, assuming Mackinac’s earnings varied from 15% above projections to 15% below projections. This analysis resulted in the following range of per share values for Mackinac’s common stock, applying the price to the 2025 earnings multiples range of 11.0x to 16.0x referred to above and a discount rate of 13.24%.
Earnings Per Share Multiples
Annual Estimate Variance	11.0x	12.0x	13.0x	14.0x	15.0x	16.0x
(15.0)%	$10.62	$11.41	$12.20	$12.98	$13.77	$14.56
(10.0)%	11.13	11.96	12.80	13.63	14.47	15.30
(5.0)%	11.64	12.52	13.40	14.28	15.16	16.04
0.0%	12.15	13.08	14.00	14.93	15.85	16.78
5.0%	12.66	13.63	14.60	15.58	16.55	17.52
10.0%	13.17	14.19	15.21	16.23	17.24	18.26
15.0%	13.68	14.74	15.81	16.87	17.94	19.00
Piper Sandler also performed an analysis that estimated the net present value per share of Nicolet common stock, assuming Nicolet performed in accordance with publicly available mean analyst earnings per share estimates for Nicolet for the years ending December 31, 2021 and December 31, 2022, as well as an estimated long-term annual earnings per share growth rate for the years ending December 31, 2023 through December 31, 2025, as provided by the senior management of Nicolet. To approximate the terminal value of a share of Nicolet common stock at December 31, 2025, Piper Sandler applied price to 2025 earnings multiples ranging from 12.0x to 17.0x and multiples of December 31, 2025 tangible book value ranging from 160% to 260%. The terminal values were then discounted to present values using different discount rates ranging from 10.0% to 14.0%, which were chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of Nicolet common stock. As illustrated in the following tables, the analysis indicated an imputed range of values per share of Nicolet common stock of $51.61 to $79.95 when applying multiples of earnings and $53.27 to $92.18 when applying multiples of tangible book value.

Earnings Per Share Multiples
Discount Rate	12.0x	13.0x	14.0x	15.0x	16.0x	17.0x
10.0%	$60.68	$64.53	$68.38	$72.24	$76.09	$79.95
11.0%	58.23	61.92	65.60	69.28	72.97	76.65
12.0%	55.91	59.43	62.96	66.48	70.00	73.52
13.0%	53.71	57.08	60.45	63.81	67.18	70.55
14.0%	51.61	54.84	58.06	61.29	64.51	67.73
Tangible Book Value Per Share Multiples
Discount Rate	160%	180%	200%	220%	240%	260%
10.0%	$62.59	$68.51	$74.43	$80.35	$86.26	$92.18
11.0%	60.08	65.73	71.39	77.04	82.70	88.36
12.0%	57.69	63.10	68.51	73.91	79.32	84.73
13.0%	55.42	60.59	65.77	70.94	76.11	81.28
14.0%	53.27	58.22	63.17	68.12	73.06	78.01
Piper Sandler also considered and discussed with the Mackinac’s board of directors how this analysis would be affected by changes in the underlying assumptions, including variations with respect to earnings. To illustrate this impact, Piper Sandler performed a similar analysis assuming Nicolet’s earnings varied from 15% above estimates to 15% below estimates. This analysis resulted in the following range of per share values for Nicolet common stock, applying the price to 2025 earnings multiples range of 12.0x to 17.0x referred to above and a discount rate of 11.50%.
Earnings Per Share Multiples
Annual Estimate Variance	12.0x	13.0x	14.0x	15.0x	16.0x	17.0x
(15.0)%	$50.53	$53.59	$56.64	$59.70	$62.76	$65.82
(10.0)%	52.70	55.94	59.18	62.42	65.66	68.90
(5.0)%	54.88	58.30	61.72	65.14	68.56	71.98
0.0%	57.06	60.66	64.26	67.86	71.46	75.06
5.0%	59.23	63.02	66.80	70.58	74.37	78.15
10.0%	61.41	65.37	69.34	73.30	77.27	81.23
15.0%	63.59	67.73	71.88	76.02	80.17	84.31
Piper Sandler noted that the net present value analysis is a widely used valuation methodology, but the results of such methodology are highly dependent upon the numerous assumptions that must be made, and the results thereof are not necessarily indicative of actual values or future results.
Pro Forma Transaction Analysis
Piper Sandler analyzed certain potential pro forma effects of the merger on Nicolet assuming the transaction closes on September 30, 2021. Piper Sandler utilized the following information and assumptions: (a) certain internal balance sheet and income statement projections for Mackinac for the years ending December 31, 2021 through December 31, 2025 and estimated dividends per share for Mackinac for the years ending December 31, 2021 through December 31, 2025, as provided by the senior management of Mackinac, (b) publicly available mean analyst earnings per share estimates for Nicolet for the years ending December 31, 2021 and December 31, 2022, as well as an estimated long-term annual earnings per share growth rate for the years ending December 31, 2023 through December 31, 2025, as provided by the senior management of Nicolet, and (c) certain assumptions relating to transaction expenses, purchase accounting adjustments and cost savings, as provided by the senior management of Nicolet. The analysis indicated that the transaction could be accretive to Nicolet’s estimated earnings per share (excluding one-time transaction costs and expenses) in the years ending December 31, 2021 through December 31, 2025 and dilutive to Nicolet’s estimated tangible book value per share at close.
In connection with this analysis, Piper Sandler considered and discussed with the Mackinac’s board of directors how the analysis would be affected by changes in the underlying assumptions, including the impact of final purchase accounting adjustments determined at the closing of the transaction, and noted that the actual results achieved by the combined company may vary from projected results and the variations may be material.
Piper Sandler’s Relationship
Piper Sandler is acting as Mackinac’s financial advisor in connection with the transaction and will receive a fee for such services, a substantial portion of which fee is contingent upon the closing of the merger. Piper Sandler’s fee is approximately $3.2 million. Piper Sandler also received a $250,000 fee from Mackinac upon rendering its opinion. Mackinac has also agreed to indemnify Piper Sandler against certain claims and liabilities arising out of Piper Sandler’s engagement and to reimburse Piper Sandler for certain of its out-of-pocket expenses incurred in connection with Piper Sandler’s engagement.
Piper Sandler did not provide any other investment banking services to Mackinac in the two years preceding the date of its opinion, nor did Piper Sandler provide any investment banking services to Nicolet in the two years preceding the date of its opinion. In the ordinary course of Piper Sandler’s business as a broker-dealer, Piper Sandler may purchase securities from and sell securities to Mackinac, Nicolet and their respective affiliates. Piper Sandler may also actively trade the equity and any debt securities of Mackinac, Nicolet and their respective affiliates for Piper Sandler’s account and for the accounts of Piper Sandler’s customers.
Each Mackinac shareholder is encouraged to read Piper Sandler’s fairness opinion in its entirety. The full text of this fairness opinion is included as Appendix B to this joint proxy statement-prospectus.
Opinion of Nicolet’s Financial Advisor
The fairness opinion and a summary of the underlying financial analyses of Nicolet’s financial advisor, Hovde Group, LLC, are described below. The summary and description contains projections, estimates and other forward-looking statements about the future earnings or other measures of the future performance of Nicolet and Mackinac. The projections were based on numerous variables and assumptions, which are inherently uncertain, including factors related to general economic and competitive conditions. Accordingly, actual results could vary significantly from those set forth in the projections. You should not rely on any of these statements as having been made or adopted by Nicolet or Mackinac. You should review the copy of the fairness opinion, which is included as Appendix C to this joint proxy statement-prospectus.
Hovde was engaged by Nicolet to provide the board of directors of Nicolet with a fairness opinion with respect to the merger. Hovde is a nationally recognized investment banking firm with substantial experience in transactions similar to the merger and is familiar with Nicolet and its operations. As part of its investment banking business, Hovde is continually engaged in the valuation of businesses and their securities in connection with, among other things, mergers and acquisitions. Hovde has experience in, and knowledge of, banks, thrifts and their respective holding companies and is familiar with Nicolet. Nicolet’s board of directors selected Hovde to provide a fairness opinion in connection with the merger on the basis of the firm’s reputation and expertise in transactions such as the merger.
Hovde reviewed the financial aspects of the proposed merger with Nicolet’s board of directors and, on April 12, 2021, delivered a written opinion to Nicolet’s board of directors that, subject to the review, assumptions and limitations set forth in the opinion, the merger consideration to be paid to Mackinac by Nicolet in connection with the merger is fair from a financial point of view to the shareholders of Nicolet. In requesting Hovde’s advice and opinion, no limitations were imposed by Nicolet upon Hovde with respect to the investigations made or procedures followed by Hovde in rendering its opinion.

The full text of Hovde’s written opinion is included in this joint proxy statement-prospectus as Appendix C and is incorporated herein by reference. You are urged to read the opinion in its entirety for a description of the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Hovde. The summary of Hovde’s opinion included in this joint proxy statement-prospectus is qualified in its entirety by reference to the full text of such opinion.
Hovde’s opinion was directed to Nicolet’s board of directors and addresses only the fairness of the merger consideration to be paid by Nicolet pursuant to the merger agreement in connection with the merger. Hovde did not opine on any individual stock, cash, or other components of consideration payable in connection with the merger. Hovde’s opinion did not constitute a recommendation to Nicolet as to whether or not Nicolet should enter into the merger agreement or to any shareholders of Nicolet as to how such shareholders should vote at any meetings of shareholders called to consider and vote upon the merger. Hovde’s opinion does not address the underlying business decision to proceed with the merger. Hovde’s opinion should not be construed as implying that the merger consideration is necessarily the lowest or best price that could be obtained by Nicolet in an acquisition, merger or combination transaction with Mackinac. Other than as specifically set forth herein, Hovde is not expressing any opinion with respect to the terms and provisions of the merger agreement or the enforceability of any such terms or provisions. Hovde’s opinion is not a solvency opinion and does not in any way address the solvency or financial condition of Nicolet or Mackinac.
Nicolet engaged Hovde on February 22, 2021, to issue a fairness opinion to Nicolet’s board of directors in connection with the proposed transaction. Pursuant to Nicolet’s engagement agreement with Hovde, Hovde received from Nicolet a fairness opinion fee of $250,000 upon the delivery of the fairness opinion to Nicolet. Additionally, Nicolet has agreed to reimburse Hovde for certain of its reasonable out-of-pocket expenses and has agreed to indemnify Hovde and its affiliates for certain liabilities that may arise out of Hovde’s engagement.
Other than in connection with this present engagement, during the two years preceding the date of this opinion, Hovde has not provided any investment banking or financial advisory services to Nicolet for which it received a fee. During the two years preceding the date of this opinion Hovde has not provided any investment banking or financial advisory services to Mackinac for which it received a fee. Hovde or its affiliates may presently or in the future seek or receive compensation from Nicolet in connection with future transactions, or in connection with potential advisory services and corporate transactions, although to Hovde’s knowledge, none are expected at this time. In the ordinary course of its business as a broker/dealer, Hovde may from time to time purchase securities from, and sell securities to, Nicolet or Mackinac or their affiliates, and as a market maker in securities, Hovde may from time to time have a long or short position in, and buy or sell, debt or equity securities of Nicolet or Mackinac for its own accounts and for the accounts of customers. Except for the foregoing, during the two years preceding the date of the opinion there had not been, and there currently are no mutual understandings contemplating in the future, any material relationships between Hovde and Nicolet.
At the effective time of the merger, by virtue of the merger and without any action on the part of Nicolet, Mackinac, or the holder of any shares of Mackinac common stock, each share of Mackinac common stock issued and outstanding immediately prior to the effective time will be converted (subject to the fractional share procedures, dissenters’ rights provisions, and the cash consideration provisions for shares held in the Mackinac 401(k) plan) into the right to receive: (a) 0.22 fully paid and nonassessable shares of Nicolet common stock and (b) cash, without interest, equal to $4.64. With the knowledge and consent of Nicolet and for purposes of its analysis and opinion, Hovde assumed that: (i) based upon the closing price of Nicolet common stock as of April 9, 2021 of $84.40 (the “Nicolet share price”), the per share stock consideration is 0.22 X the Nicolet share price or $18.57 ($84.40 X 0.22 = $18.57); and (ii) the per share cash consideration is $4.64. Consequently, based upon the assumptions set forth above, Hovde assumed for purposes of its analysis and opinion that the per share merger consideration is $23.21 ($18.57 + $4.64 = $23.21) and, based on 10,698,704 shares of Mackinac common stock outstanding, the merger consideration is $248,305,151.
Hovde assumed, with the consent of Nicolet and for purposes of its analysis and opinion, that the merger agreement will not be terminated, that there will be no adjustment to the merger consideration or the exchange ratio, that Nicolet will have sufficient cash to fund the aggregate per share cash consideration, and that the merger will be consummated in accordance with the terms of the merger agreement.

The following is a summary of the analyses performed and matters considered by Hovde in connection with its fairness opinion. The summary set forth below does not purport to be a complete description of all of the analyses performed by Hovde in rendering its opinion, but it does summarize all of the material analyses performed by Hovde. During the course of its engagement and for the purposes of its fairness opinion, Hovde:
(i)
reviewed a draft of the merger agreement labeled “Execution Copy” as provided to Hovde by Nicolet on April 9, 2021;

(ii)
reviewed financial statements of Mackinac for the twelve-month period ended December 31, 2020;

(iii)
reviewed certain historical publicly available business and financial information concerning Mackinac;

(iv)
reviewed certain internal financial statements and other financial and operating data concerning Mackinac;

(v)
worked with Nicolet to develop a financial forecast for Mackinac and a pro forma projection of the combined company following the merger;

(vi)
discussed with certain members of senior management of Nicolet the business, financial condition, results of operations and future prospects of each entity; the history and past and current operations of Mackinac and Nicolet; Mackinac’s and Nicolet’s historical financial performance; and their assessment of the rationale for the merger;

(vii)
reviewed and analyzed materials detailing the merger prepared by Nicolet and Mackinac, including the estimated amount and timing of the cost savings and related expenses and purchase accounting adjustments expected to result from the merger (the “Merger Adjustments”);

(viii)
analyzed the pro forma financial impact of the merger on the combined company’s earnings, tangible book value, financial ratios and other such metrics Hovde deemed relevant, giving effect to the merger based on assumptions relating to the Merger Adjustments;

(ix)
assessed current general economic, market and financial conditions;

(x)
reviewed the terms of recent merger, acquisition and control investment transactions, to the extent publicly available, involving financial institutions and financial institution holding companies that Hovde considered relevant;

(xi)
took into consideration Hovde’s experience in other similar transactions and securities valuations as well as its knowledge of the banking and financial services industry;

(xii)
reviewed certain publicly available financial and stock market data relating to selected public companies that Hovde deemed relevant to its analysis; and

(xiii)
performed such other analyses and considered such other factors as Hovde has deemed appropriate.

Hovde assumed, without investigation, that there have been, and from the date of its opinion through the effective time there will be, no material changes in the financial condition and results of operations of Mackinac or Nicolet since the date of the latest financial information described above. Hovde further assumed, without independent verification, that the representations and financial and other information included in the merger agreement and all other related documents and instruments that are referred to therein or otherwise provided to Hovde by Mackinac and Nicolet are true and complete. Hovde relied upon the management of Nicolet and Mackinac as to the reasonableness of the financial forecasts, projections and other forward-looking information provided to Hovde by Nicolet and Mackinac, and assumed such forecasts, projections and other forward-looking information have been reasonably prepared by Nicolet and Mackinac on a basis reflecting the best currently available information and Nicolet’s and Mackinac’s judgments and estimates. Additionally, Hovde assumed that such forecasts, projections and other forward-looking information would be realized in the amounts and at the times contemplated thereby, and Hovde did not assume any responsibility for the accuracy or reasonableness thereof. Hovde has been authorized by Nicolet to rely upon such forecasts, projections and other information and data, and Hovde expresses no view as to any such forecasts, projections or other forward-looking information or data, or the bases or assumptions on which they were prepared.
In performing its review, Hovde assumed and relied upon the accuracy and completeness of all the financial and other information that was available to it from public sources, that was provided to it by Nicolet or Mackinac or their respective representatives or that was otherwise reviewed by Hovde for purposes of rendering its opinion. Hovde further relied on the assurances of the respective managements of Nicolet and Mackinac that they are not aware of any facts or circumstances that would make any of such information inaccurate or misleading. Hovde has not been asked to undertake, and has not undertaken, an independent verification of any of such information, and Hovde does not assume any responsibility or liability for the accuracy or completeness thereof. Additionally, Hovde assumed that each party to the merger agreement would advise it promptly if any information previously provided to it became inaccurate or was required to be updated during the period of its review.
Hovde is not expert in the evaluation of loan and lease portfolios for purposes of assessing the adequacy of the allowances for losses with respect thereto. Hovde assumed that such allowances for Nicolet and Mackinac are, in the aggregate, adequate to cover such losses and will be adequate on a pro forma basis for the combined entity. Hovde was not requested to make, and did not make, an independent evaluation, physical inspection or appraisal of the assets, properties, facilities, or liabilities (contingent or otherwise) of Nicolet or Mackinac, the collateral securing any such assets or liabilities, or the collectability of any such assets, and Hovde was not furnished with any such evaluations or appraisals; nor did Hovde review any loan or credit files of Nicolet or Mackinac.
Hovde undertook no independent analysis of any pending or threatened litigation, regulatory action, possible unasserted claims or other contingent liabilities to which Nicolet or Mackinac is a party or may be subject, and Hovde’s opinion makes no assumption concerning, and therefore does not consider, the possible assertion of claims, outcomes or damages arising out of any such matters. Hovde has also assumed, with Nicolet’s consent, that neither Nicolet nor Mackinac is party to any material pending transaction, including without limitation any financing, recapitalization, acquisition or merger, divestiture or spin-off, other than the merger contemplated by the merger agreement.
Hovde relied upon and assumed with the consent of Nicolet and without independent verification, that the merger will be consummated substantially in accordance with the terms set forth in the merger agreement, without any waiver of material terms or conditions by Nicolet or Mackinac or any other party to the merger agreement and that the final merger agreement will not differ materially from the draft Hovde reviewed. Hovde assumed that the merger will be consummated in compliance with all applicable laws and regulations. Nicolet has advised Hovde that they are not aware of any factors that would impede any necessary regulatory or governmental approval of the merger. Additionally, Hovde assumed that the necessary regulatory and governmental approvals as granted will not be subject to any conditions that would be unduly burdensome on Nicolet or Mackinac or would have a material adverse effect on the contemplated benefits of the merger.
Hovde’s opinion does not consider, include or address: (i) the legal, tax, accounting or regulatory consequences of the merger on Nicolet or its shareholders; (ii) any advice or opinions provided by any other advisor to the board of directors of Nicolet; (iii) any other strategic alternatives that might be available to Nicolet; or (iv) whether Nicolet has sufficient cash or other sources of funds to enable it to pay the consideration contemplated by the merger.
Hovde’s opinion was based solely upon the information available to Hovde and described above, and the economic, market and other circumstances as they existed as of the date thereof. Events occurring and information that becomes available after the date thereof could materially affect the assumptions and analyses used in preparing its opinion. Hovde has not undertaken to update, revise, reaffirm or withdraw its opinion or to otherwise comment upon events occurring or information that becomes available after the date thereof.
In arriving at its opinion, Hovde did not attribute any particular weight to any single analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Hovde believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering all analyses, would create an incomplete view of the process underlying its opinion.
The following is a summary of the material analyses prepared by Hovde and delivered to Nicolet’s board of directors on April 12, 2021 in connection with the delivery of its fairness opinion. This summary is not a complete description of all the analyses underlying the fairness opinion or the presentation prepared by Hovde, but it summarizes the material analyses performed and presented in connection with such opinion. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis, and the application of those methods to the particular circumstances of the contemplated merger. Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. The financial analyses summarized below include information presented in tabular format. The analyses and the summary of the analyses must be considered as a whole and selecting portions of the analyses and factors or focusing on the information presented below in tabular format, without considering all analyses and factors or the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the process underlying the analyses and opinion of Hovde. The tables alone are not a complete description of the financial analyses.
Market Approach — Comparable Merger and Acquisition Transactions.   As part of its analysis, Hovde reviewed publicly available information related to two comparable groups (a “Regional Group” and a “Nationwide Group”) of select acquisition transactions of banks. The Regional Group consisted of acquisition transactions where targets were headquartered in Illinois, Indiana, Iowa, Kansas, Kentucky, Michigan, Minnesota, Missouri, Nebraska, North Dakota, Ohio, South Dakota and Wisconsin announced since January 1, 2018, in which the targets’ total assets were between $1.0 billion and $3.0 billion. The Nationwide Group consisted of acquisition transactions of banks in the United States announced since January 1, 2020, in which the targets’ total assets were between $1.0 billion and $4.0 billion. In each case, for which financial information was available, no transaction that fit the above selection criteria was excluded. Information for the target institutions was based on balance sheet data as of, and income statement data for, the 12 months preceding the most recent quarter prior to announcement of the transactions. The resulting two groups consisted of the following precedent transactions (12 transactions for the Regional Group and 15 transactions for the Nationwide Group):
Regional Group:
Buyer (State)	Target (State)
Stock Yards Bancorp, Inc. (KY)	Kentucky Bancshares, Inc. (KY)
First Busey Corporation (IL)	Cummins-American Corp. (IL)
First Mid Bancshares, Inc. (IL)	LINCO Bancshares, Inc. (MO)
Northwest Bancshares, Inc. (PA)	MutualFirst Financial, Inc. (IN)
First Defiance Financial Corp. (OH)	United Community Financial Corp. (OH)
First Midwest Bancorp, Inc. (IL)	Bridgeview Bancorp, Inc. (IL)
Simmons First National Corporation (AR)	Reliance Bancshares, Inc. (MO)
First Merchants Corporation (IN)	MBT Financial Corp. (MI)
First Busey Corporation (IL)	Banc Ed Corp. (IL)
MidWestOne Financial Group, Inc. (IA)	ATBancorp (IA)
Old National Bancorp (IN)	Klein Financial, Inc. (MN)
WesBanco, Inc. (WV)	Farmers Capital Bank Corporation (KY)

Nationwide Group:
Buyer (State)	Target (State)
VyStar Credit Union (FL)	Heritage Southeast Bancorporation Inc. (GA)
Peoples Bancorp Inc. (OH)	Premier Financial Bancorp, Inc. (WV)
Banc of California, Inc. (CA)	Pacific Mercantile Bancorp (CA)
Stock Yards Bancorp, Inc. (KY)	Kentucky Bancshares, Inc. (KY)
First Busey Corporation (IL)	Cummins-American Corp. (IL)
First Mid Bancshares, Inc. (IL)	LINCO Bancshares, Inc. (MO)
Dollar Mutual Bancorp (PA)	Standard AVB Financial Corp. (PA)
Enterprise Financial Services Corp (MO)	Seacoast Commerce Banc Holdings (CA)
Blue Ridge Bankshares, Inc. (VA)	Bay Banks of Virginia, Inc. (VA)
Provident Financial Services, Inc. (NJ)	SB One Bancorp (NJ)
United Community Banks, Inc. (GA)	Three Shores Bancorporation, Inc. (FL)
LendingClub Corporation (CA)	Radius Bancorp, Inc. (MA)
Heartland Financial USA, Inc. (IA)	AIM Bancshares, Inc. (TX)
Business First Bancshares, Inc. (LA)	Pedestal Bancshares, Inc. (LA)
FB Financial Corporation (TN)	Franklin Financial Network, Inc. (TN)
For each precedent transaction, Hovde compared the implied multiple of the merger consideration to certain financial characteristics of Mackinac as follows:
•
the multiple of the value of the merger consideration to the acquired company’s LTM net earnings per share (the “Price-to-LTM Earnings Multiple”);

•
the multiple of the value of the merger consideration to the acquired company’s common tangible book value (the “Price-to-Common Tangible Book Value Multiple”);

•
the multiple of the value of the aggregate merger consideration to the acquired company’s adjusted common tangible book value (the “Price-to-Adjusted Common Tangible Book Value Multiple”); and

•
the multiple of the difference between the value of the merger consideration and the acquired company’s common tangible book value to the acquired company’s core deposits (the “Premium-to-Core Deposits Multiple”).

The results of the analysis are set forth in the table below. Transaction multiples for the merger were based upon the value of the merger consideration of $248.3 million and were based on December 31, 2020 financial results for Mackinac.
	Price-to-LTM Earnings Multiple	Price-to-Common Tangible Book Value Multiple	Price-to-Adjusted Common Tangible Book Value Multiple(1)	Premium-to-Core Deposits Multiple(2)
Merger Consideration	18.4x	172.5%	188.3%	9.28%
Precedent Transactions Regional Group:
25th Percentile	15.6x	135.1%	137.8%	3.89%
Median	20.3x	162.0%	180.1%	8.47%
75th Percentile	23.3x	190.8%	227.3%	13.9%
Precedent Transactions Nationwide Group:
25th Percentile	12.5x	109.6%	126.5%	3.25%
Median	18.6x	149.3%	156.7%	6.75%
75th Percentile	30.8x	171.4%	179.5%	9.36%

(1)
Price-to-Adjusted Common Tangible Book Value equals the adjusted purchase price divided by core capital where: (a) core capital equals total tangible assets multiplied by 8%; (b) excess capital equals total common tangible book value less core capital; and (c) adjusted purchase price equals the value of the merger consideration less excess capital (assumes dollar-for-dollar payment on excess capital).
(2)
Represents the premium of the implied merger value over Common Tangible Book Value, expressed as a percentage of Core Deposits. Core deposits are defined as total deposits less foreign deposits and time deposit accounts greater than $100,000.

Using publicly available information, Hovde compared the financial performance of Mackinac with that of the median of the precedent merger and acquisition transactions from both the Regional and Nationwide Groups. The performance highlights are based on December 31, 2020 financial results of Mackinac.
	Tangible Equity/ Tangible Assets	Core Deposits(1)	LTM ROAA(2)	LTM ROAE(2)	Efficiency Ratio	NPAs/ Assets(3)	LLR/ Loans(4)
Company	9.74%	89.3%	0.92%	8.19%	70.5%	0.48%	0.54%
Precedent Transactions — Regional Group Median:	10.2%	86.4%	0.79%	8.17%	65.3%	0.48%	1.06%
Precedent Transactions — Nationwide Group Median:	9.58%	84.4%	0.68%	5.54%	63.4%	0.59%	1.14%

(1)
Core deposits exclude foreign deposits and time deposit accounts greater than $100,000.

(2)
Last Twelve Months Return on Average Assets and Last Twelve Months Return on Average Equity are shown tax-affected for S corporations.

(3)
Nonperforming assets as a percentage of total assets (excludes restructured loans and leases).

(4)
Loan Loss Reserve (“LLR”) as a percentage gross loans (“Loans”).

No company or transaction used as a comparison in the above transaction analyses is identical to Mackinac, and no transaction was consummated on terms identical to the terms of the merger agreement. Accordingly, an analysis of these results is not strictly mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies. The resulting values of the Precedent Transactions Regional Group using the median values for the four valuation metrics set forth above indicated an implied aggregate valuation ranging between $233.2 million and $272.9 million with a four factor valuation average of $246.0 million compared to the value of the merger consideration of $248.3 million. The resulting values of the Precedent Transactions Nationwide Group using the median values for the four valuation metrics set forth above indicated an implied aggregate valuation ranging between $210.9 million and $250.9 million with a four factor valuation average of $224.1 million compared to the value of the merger consideration of $248.3 million.
Market Approach — Comparable Public Company Analysis.   As part of its analysis, Hovde reviewed publicly available information related to two comparable groups (a “Regional Group” and a “Nationwide Group”) of select publicly traded banks and thrifts. The Regional Group consisted of select public banks and thrifts headquartered in Iowa, Illinois, Indiana, Kansas, Kentucky, Michigan, Minnesota, Missouri, North Dakota, Nebraska, Ohio, South Dakota and Wisconsin with total assets between $1.0 billion and $3.0 billion, LTM return on average assets between 0.75% and 1.25%, and tangible equity-to-tangible assets less than 12.0%. The Nationwide Group consisted of select public banks and thrifts in the United States with total assets between $1.0 billion and $3.0 billion, LTM return on average assets between 0.85% and 1.15%, non-performing assets (excluding restructured debts) to assets between 0.10% and 0.50% and tangible equity-to-tangible assets less than 12.0%. Information for the comparable institutions was based on balance sheet data as of, and income statement data for, the 12 months preceding December 31, 2020. The resulting two groups consisted of the following companies (11 companies for the Regional Group and 13 companies for the Nationwide Group):

Regional Group:
Company (State)
Bridgewater Bancshares, Inc. (MN)
Civista Bancshares, Inc. (OH)
Level One Bancorp, Inc. (MI)
Ames National Corporation (IA)
ChoiceOne Financial Services, Inc. (MI)
Farmers & Merchants Bancorp, Inc. (OH)
LCNB Corp. (OH)
Hawthorn Bancshares, Inc. (MO)
Citizens Community Bancorp, Inc. (WI)
Ohio Valley Banc Corp. (OH)
First Capital, Inc. (IN)
Nationwide Group:
Company (State)
CapStar Financial Holdings, Inc. (TN)
Bank of Marin Bancorp (CA)
Peoples Financial Services Corp. (PA)
Orrstown Financial Services, Inc. (PA)
Guaranty Bancshares, Inc. (TX)
Chemung Financial Corporation (NY)
C&F Financial Corporation (VA)
Central Valley Community Bancorp (CA)
Shore Bancshares, Inc. (MD)
Farmers & Merchants Bancorp, Inc. (OH)
Norwood Financial Corp. (PA)
Bank of Commerce Holdings (CA)
Salisbury Bancorp, Inc. (CT)
For each comparable company, Hovde compared the implied multiples of the market capitalization or trading price to certain financial characteristics of the respective company as follows:
•
the multiple of the trading price per share to the public company’s LTM earnings per fully diluted share (the “Price-to-LTM EPS Multiple”);

•
the multiple of the trading price per share to the public company’s 2021 analyst consensus estimated earnings per fully diluted share (the “Price-to-2021E EPS Multiple”);

•
the multiple of the market capitalization to the public company’s tangible common equity (the “Price-to- Tangible Equity Multiple”);

•
the difference between the market capitalization and the pubic company’s tangible common equity expressed as a percentage of the public company’s core deposits (the “Tangible Book Premium-to-Core Deposits Multiple”).

Transaction multiples for the merger were based upon the value of the merger consideration of $248.3 million and were based on December 31, 2020 financial results for Mackinac.

	Price-to-LTM EPS Multiple	Price-to-2021E EPS Multiple	Price-to-Tangible Common Equity Multiple	Tangible Book Premium-to-Core Deposits Multiple (1)
Merger Consideration	18.4x	18.8x	172.5%	9.28%
Comparable Public Companies — Regional Group:
25th Percentile	11.0x	11.1x	121.6%	2.47%
Median	11.6x	12.5x	129.4%	3.14%
75th Percentile	13.2x	13.5x	139.9%	5.35%
Comparable Public Companies — Nationwide Group:
25th Percentile	10.4x	10.9x	114.0%	1.54%
Median	12.5x	11.8x	126.3%	3.01%
75th Percentile	14.9x	14.0x	136.0%	4.75%

(1)
Core deposits are defined as total deposits less foreign deposits and time deposit accounts greater than $100,000.

Using publicly available information, Hovde compared the financial performance of Mackinac with that of the median metrics of the comparable companies presented. The performance highlights are based on December 31, 2020 financial results of Mackinac.
	Tangible Equity/ Tangible Assets	LTM ROAA	LTM ROAE	LTM Net Interest Margin	NPAs/ Assets(2)	LLR/ Loans
Mackinac(1)	9.74%	0.92%	8.19%	4.40%	0.48%	0.54%
Comparable Public Companies — Regional Group Median:	9.89%	1.01%	9.48%	3.46%	0.53%	1.31%
Comparable Public Companies — Nationwide Group Median:	9.05%	1.00%	9.06%	3.55%	0.32%	1.23%

(1)
Company’s financial data as of December 31, 2020.

(2)
Non-performing assets as a percentage of total assets (non-performing assets include restructured loans and leases).

None of the companies used as a comparison in the above public companies analyses is identical to Mackinac. Accordingly, an analysis of these results is not strictly mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies.
As the Comparable Public Companies groups produce valuations that do not reflect a controlling stake, Hovde applied acquisition premiums of 14.8% and 24.0%, respectively, to the implied valuations of the Regional Group and Nationwide Group to arrive at the implied aggregate merger value for Mackinac. These acquisition premiums were derived from median premium-to-trading value multiples paid in the Comparable Merger and Acquisition Transactions groups.
The resulting value reflecting the application of the acquisition premiums set forth above for the Comparable Public Companies — Regional Group using the median values for the four valuation metrics set forth above indicated an implied aggregate valuation ranging between $142.8 million and $213.7 million with a four factor valuation average of $185.5 million compared to the value of the merger consideration of $248.3 million. The resulting value reflecting the application of the acquisition premiums set forth above for the Comparable Public Companies — Nationwide Group using the median values for the four valuation metrics set forth above indicated an implied aggregate valuation ranging between $144.9 million and $225.4 million with a four factor valuation average of $199.7 million compared to the value of the merger consideration of $248.3 million.

Income Approach — Discounted Cash Flow Analysis.   Taking into account various factors including, but not limited to, Mackinac’s recent performance, the current banking environment and the local economy in which Mackinac operates, Hovde determined, in consultation with and based on information provided by management of Nicolet and Mackinac, net income estimates for Mackinac over a forward-looking five-year period, and in consultation with Nicolet’s management, developed the forward-looking projections and key assumptions which formed the basis for the discounted cash flow analyses. The resulting projections estimated Mackinac’s net income used for the analysis to be $13.2 million for 2021, $13.4 million for 2022, $14.8 million for 2023, $16.3 million for 2024 and $17.9 million for 2025. Dividends were assumed to be $5.9 million paid annually by Mackinac over the projection period. To determine present values of Mackinac based on these projections, Hovde utilized two discounted cash flow models, each of which capitalized terminal values using different multiples: (1) Terminal Price/Earnings Multiple (“DCF Terminal P/E Multiple”); and (2) Terminal Price/Adjusted Tangible Book Value Multiple (“DCF Terminal P/Adj. TBV Multiple”).
In the DCF Terminal P/E Multiple analysis, an estimated value of Mackinac common stock was calculated based on the present value of Mackinac’s net income based on Mackinac’s management’s forward-looking projections over the five year projection period. The projected 2025 net income amount was $17.9 million and served as the basis of the terminal earnings value in the DCF. Hovde utilized a terminal value at the end of 2025 by applying a five-point range of price-to-earnings multiples of 18.3x to 22.3x, which is based around the median price-to-earnings multiple derived from the merger transactions in the Regional Group of 20.3x. The present value of Mackinac’s projected terminal value was then calculated assuming a range of discount rates between 9.70% and 11.70%, with a midpoint of 10.70% discounted over a period of 4.73 years. This range of discount rates was chosen to reflect different assumptions regarding the required rates of return of holders or prospective holders of Mackinac’s common stock. The range of discount rates utilized the CAPM + Size Premium method to determine such required rates of return and was based upon the risk-free interest rate, an equity risk premium, an industry risk premium and a size premium which resulted in a discount rate of 10.70% used as the midpoint of the five point range of discount rates of 9.70% to 11.70%. The resulting aggregate values of Mackinac common stock based on the DCF Terminal P/E Multiple applied to the 2025 projected earnings of $17.9 million and then discounted over a 4.73 year period utilizing the five point range of discount rates set forth above indicated an implied aggregate valuation ranging between $214.3 million and $278.7 million with a midpoint of $245.3 million compared to the value of the merger consideration of $248.3 million.
In the DCF Terminal P/Adj. TBV Multiple analysis, the same earnings estimates and projected annual dividends were used as in the preceding DCF Terminal P/E Multiple analysis to determine the projected adjusted common tangible book value for Mackinac as of December 31, 2025 of $136.2 million with excess tangible book value of $57.5 million. For purposes of the analysis, projected adjusted tangible book value was assumed to be equal to total tangible assets multiplied by 8.0%. In arriving at the terminal value at the end of 2025, Hovde applied a five-point range of price-to-adjusted common tangible book value multiples of 1.70x to 1.90x utilizing as a midpoint of the range the median price-to-adjusted common tangible book value multiple derived from precedent merger transactions in the Regional Group of 1.80x and assumed dollar-for-dollar payment of the excess tangible book value. The present value of the projected terminal value was then calculated assuming the range of discount rates between 9.70% and 11.70%, with a midpoint of 10.70% discounted over a period of 4.73 years as was applied in the DCF Terminal P/E Multiple analysis set forth above. The resulting implied aggregate values of Mackinac common stock based on the DCF Terminal P/Adj. TBV Multiple analysis ranged between $192.1 million and $226.1 million with a midpoint of $208.5 million compared to the value of the merger consideration of $248.3 million.

These analyses and their underlying assumptions yielded a range of implied multiple values for Mackinac common stock which are outlined in the table below:
Implied Multiple Value for Mackinac Common Stock Based On:	Value of Merger Consideration ($000)	Price-to-LTM Earnings Multiple(1)	Price-to-Common Tangible Book Value Multiple(1)	Price-to-Adjusted Common Tangible Book Value Multiple(1)(2)	Premium-to- Core Deposits Multiple(1)(3)
Merger Consideration	$248,305	18.4x	172.5%	188.3%	9.28%
DCF Analysis — Terminal P/E Multiple
Midpoint Value	$245,264	18.2x	170.7%	186.1%	9.05%
DCF Analysis — Terminal P/Adj. TBV Multiple
Midpoint Value	$208,523	15.5x	145.1%	155.0%	5.78%

(1)
Pricing multiples based on the value of the merger consideration of $248.3 million; DCF Analysis — Terminal P/E Multiple median merger value of $245.3 million; and a DCF Analysis — Terminal P/Adj. TBV Multiple median deal value of $208.5 million.

(2)
Price-to-Adjusted Common Tangible Book Value equals the adjusted purchase price divided by core capital where: (a) core capital equals total tangible assets multiplied by 8%; (b) excess capital equals total common tangible book value less core capital; and (c) adjusted purchase price equals the value of Aggregate Merger Consideration less excess capital (assumes dollar-for-dollar payment on excess capital).

(3)
Represents the premium of the implied merger value over common tangible book value, expressed as a percentage of core deposits. Core deposits are defined as total deposits less foreign deposits and time deposit accounts greater than $100,000.

Hovde noted that while the discounted cash flow present value analysis is a widely used valuation methodology, it relies on numerous assumptions, including asset and earnings growth rates, projected dividend payouts, terminal values and discount rates. Hovde’s analysis does not purport to be indicative of the actual values or expected aggregate values of Mackinac common stock.
The table below summarizes the analyses performed under the Market Approach and the Income Approach described above.
Summary of Valuation Methodologies(1):
Value of the Merger Consideration: $248,305
Six Factor Average Implied Merger Value (2): $218,307
Implied Value for Mackinac Common Stock Based Upon:(3)	Minimum Implied Value	Average or Midpoint Implied Value	Maximum Implied Value
Comparable M&A Transactions — Regional Group	$233,161	$245,956	$272,896
Comparable M&A Transactions — Nationwide Group	$210,920	$224,107	$250,867
Comparable Public Company Analysis — Regional Group(4)	$142,754	$189,003	$213,656
Comparable Public Company Analysis — Nationwide Group(4)	$144,945	$206,311	$225,379
DCF — Terminal P/E Multiple	$214,782	$245,696	$279,005
DCF — Terminal P/Adj. TBV Multiple	$192,600	$208,897	$226,341

(1)
All values are rounded to the nearest thousand.

(2)
Reflects the average of the four implied merger values (four factor average) from the four market approach comparable groups and the two DCF present values calculated using the two terminal median valuation multiples and a 10.70% annual discount rate over a period of 4.73 years.

(3)
Values represent the minimum, average and maximum implied values (using the median acquisition multiples derived from the Comparable M&A Transactions groups) and the minimum and maximum implied values of the range of terminal multiples and discount rates in the DCF analyses.

(4)
The implied values include the Control Premium (median premium to market) from the corresponding Comparable M&A Transactions group

Pro Forma Impact Analysis.   For informational purposes only, Hovde performed a pro forma financial impact analysis that combined projected balance sheet and estimated EPS information of Nicolet and Mackinac over the projection period of years ended December 31, 2021 through 2025. Using (i) closing balance sheet estimates as of September 30, 2021 for each of Nicolet and Mackinac; (ii) financial forecasts and projections of each of Nicolet and Mackinac for the years ending December 31, 2021 through 2025; and (iii) pro forma assumptions (including, without limitation, the cost savings expected to result from the merger, as well as the purchase accounting adjustments), each of which were provided by Nicolet management. Hovde analyzed the estimated financial impact of the merger on certain projected financial results. This analysis indicated that the merger could be dilutive to Nicolet’s estimated tangible book value per share, an estimated closing date of September 30, 2021 based on pro forma shares to be outstanding, but accretive to Nicolet estimated earnings per share over the projection period, based on pro forma shares to be outstanding. For all of the above analyses, the actual results achieved by the pro forma company following the merger may vary from the projected results, and the variations may be material.
Other Factors and Analyses.   Hovde took into consideration various other factors and analyses, including but not limited to: current market environment; merger and acquisition environment; movements in the common stock valuations of selected publicly traded banking companies; and movements in the Russell 3000 Index.
Conclusion.   Based upon the foregoing analyses and other investigations and assumptions as set forth in its opinion, without giving specific weightings to any one factor, analysis or comparison, Hovde determined that, as of the date of its opinion, subject to the review, assumptions and limitations set forth in the opinion, the merger consideration to be paid to Mackinac by Nicolet in connection with the merger is fair from a financial point of view to the shareholders of Nicolet.
Each Nicolet shareholder is encouraged to read Hovde’s fairness opinion in its entirety. The full text of this fairness opinion is included as Appendix C to this joint proxy statement-prospectus.
Prospective Financial Information of Mackinac
Mackinac does not as a matter of course make public projections as to future sales, earnings, or other results. However, management of Mackinac has prepared the prospective financial information set forth in this joint proxy statement-prospectus to present certain unaudited prospective financial information regarding Mackinac’s future operations for the years ending December 31, 2021 through December 31, 2025 (which we refer to in this joint proxy statement-prospectus as the “Mackinac projections”). The accompanying prospective financial information was not prepared with a view toward public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information, but, in the view of the Mackinac’s management, was prepared on a reasonable basis, reflects the best currently available estimates and judgments, and presents, to the best of management’s knowledge and belief, the expected course of action and the expected future financial performance of Mackinac. However, this information is not fact and should not be relied upon as being necessarily indicative of actual future results, and readers of this joint proxy statement-prospectus are cautioned not to place undue reliance on the prospective financial information.
Neither Mackinac’s independent auditors, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information.
The Mackinac projections, which were prepared by management of Mackinac, were prepared solely for internal use and are subjective in many respects. The Mackinac projections reflect numerous estimates and assumptions made with respect to business, economic, market, competition, regulatory and financial conditions and matters specific to the business of Mackinac, all of which are difficult to predict and many of which are beyond the control of Mackinac. The Mackinac projections reflect assumptions as to certain business decisions that are subject to change and, in many respects, subjective judgment, and thus are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. Mackinac can give no assurance that the Mackinac projections and the underlying estimates and assumptions will be realized. In addition, because the Mackinac projections cover multiple years, the information by its nature becomes less predictive with each successive year. Actual results may differ materially from those set forth below, and important factors that may affect actual results and cause the Mackinac projections not to be realized include, but are not limited to, risks and uncertainties relating to the business of Mackinac, industry performance, general business and economic conditions, the effects of the COVID-19 pandemic, customer requirements, competition and adverse changes in applicable laws, regulations or policies. Other factors that could cause actual results to differ are further described in the sections of this joint proxy statement-prospectus entitled “Risk Factors” and “A Warning About Forward-Looking Statements,” beginning on page 18 and page 23, respectively.
Furthermore, the Mackinac projections do not take into account any circumstances or events occurring after the date they were prepared. Mackinac can give no assurance that, had the Mackinac projections been prepared as of the date of this joint proxy statement-prospectus, similar estimates and assumptions would be used. Neither Nicolet nor Mackinac intend to, and each disclaims any obligation to, make publicly available any update or other revision to the Mackinac projections to reflect circumstances existing since their preparation or to reflect the occurrence of unanticipated events, even in the event that any or all of the underlying assumptions are shown to be in error, or to reflect changes in general economic or industry conditions. The Mackinac projections do not give effect to the impact of negotiating or executing the merger agreement, the expenses that may be incurred in connection with consummating the merger, the effect of any business or strategic decision or action that has been or will be taken as a result of the merger agreement having been executed, or the effect on Mackinac of any business or strategic decisions or actions that would likely have been taken if the merger agreement had not been executed, but which were instead altered, accelerated, postponed or not taken in anticipation of the merger. Further, the Mackinac projections do not take into account the effect of any possible failure of the merger to occur. None of Mackinac, Nicolet or their respective affiliates, officers, directors, advisors or other representatives has made, makes or is authorized in the future to make any representation to any shareholder of Mackinac or Nicolet, or any other person, regarding Nicolet’s actual performance compared to the information contained in the Mackinac projections or that projected results will be achieved.
In light of the foregoing, and considering that the Mackinac special meeting will be held several months after the Mackinac projections were prepared, as well as the uncertainties inherent in any forecasted information, shareholders of Mackinac are cautioned not to place unwarranted reliance on such information in connection with their consideration of the merger.
The following prospective financial information was approved for use by the financial advisors in connection with their respective financial analyses: (i) certain internal balance sheet and income statement projections for Mackinac for the years ending December 31, 2021 through December 31, 2025, which projections included net income of $13.23 million, $13.35 million, $14.80 million, $16.32 million and $17.92 million, respectively, for each such successive year and (ii) estimated dividends per share for Mackinac provided by senior management of $0.56 per share for each of the years ending December 31, 2021 through December 31, 2025.
Prospective Financial Information of Nicolet
Nicolet does not as a matter of course make public projections as to future sales, earnings, or other results. However, management of Nicolet approved the use of a long-term annual earnings per share growth rate for the years ending December 31, 2023 through December 31, 2025 (which we refer to in this joint proxy statement-prospectus as the “Nicolet projections”). The accompanying prospective financial information was not prepared with a view toward public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information, but, in the view of the Nicolet’s management, was prepared on a reasonable basis, reflects the best currently available estimates and judgments, and presents, to the best of management’s knowledge and belief, the expected course of action and the expected future financial performance of

Nicolet. However, this information is not fact and should not be relied upon as being necessarily indicative of actual future results, and readers of this joint proxy statement-prospectus are cautioned not to place undue reliance on the prospective financial information.
Neither Nicolet’s independent auditors, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the prospective financial information of Nicolet contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information.
The Nicolet projections, which were prepared by management of Nicolet, were prepared solely for internal use and are subjective in many respects. The Nicolet projections reflect numerous estimates and assumptions made with respect to business, economic, market, competition, regulatory and financial conditions and matters specific to the business of Nicolet, all of which are difficult to predict and many of which are beyond the control of Nicolet. The Nicolet projections reflect assumptions as to certain business decisions that are subject to change and, in many respects, subjective judgment, and thus are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. Nicolet can give no assurance that the Nicolet projections and the underlying estimates and assumptions will be realized. In addition, because the Nicolet projections cover multiple years, the information by its nature becomes less predictive with each successive year. Actual results may differ materially from those set forth below, and important factors that may affect actual results and cause the Nicolet projections not to be realized include, but are not limited to, risks and uncertainties relating to the business of Nicolet, industry performance, general business and economic conditions, the effects of the COVID-19 pandemic, customer requirements, competition and adverse changes in applicable laws, regulations or policies. Other factors that could cause actual results to differ are further described in the sections of this joint proxy statement-prospectus entitled “Risk Factors” and “A Warning About Forward-Looking Statements,” beginning on page 18 and page 23, respectively.
Furthermore, the Nicolet projections do not take into account any circumstances or events occurring after the date they were prepared. Nicolet can give no assurance that, had the Nicolet projections been prepared as of the date of this joint proxy statement-prospectus, similar estimates and assumptions would be used. Nicolet does not intend to, and disclaims any obligation to, make publicly available any update or other revision to the Nicolet projections to reflect circumstances existing since their preparation or to reflect the occurrence of unanticipated events, even in the event that any or all of the underlying assumptions are shown to be in error, or to reflect changes in general economic or industry conditions. The Nicolet projections do not give effect to the impact of negotiating or executing the merger agreement, the expenses that may be incurred in connection with consummating the merger, the effect of any business or strategic decision or action that has been or will be taken as a result of the merger agreement having been executed, or the effect on Nicolet of any business or strategic decisions or actions that would likely have been taken if the merger agreement had not been executed, but which were instead altered, accelerated, postponed or not taken in anticipation of the merger. Further, the Nicolet projections do not take into account the effect of any possible failure of the merger to occur. None of Nicolet, Mackinac or their respective affiliates, officers, directors, advisors or other representatives has made, makes or is authorized in the future to make any representation to any shareholder of Nicolet or Mackinac, or any other person, regarding Nicolet’s actual performance compared to the information contained in the Nicolet projections or that projected results will be achieved.
In light of the foregoing, and considering that the Nicolet special meeting will be held several months after the Nicolet projections were prepared, as well as the uncertainties inherent in any forecasted information, shareholders of Nicolet are cautioned not to place unwarranted reliance on such information in connection with their consideration of the merger.
The following prospective financial information was approved by Nicolet for use by the financial advisors in connection with their respective financial analyses: (i) publicly available mean analyst earnings per share estimates for Nicolet for the years ending December 31, 2021 and December 31, 2022 of $6.07 and $5.04, respectively, and (ii) an estimated long-term annual earnings per share growth rate for Nicolet of 5.0% for the years ending December 31, 2023 through December 31, 2025.

Interests of Certain Persons in the Merger
General
The directors and executive officers of Mackinac have interests in the transaction in addition to their interests generally as shareholders of Mackinac. These interests are described below. The board of directors of each of Nicolet and Mackinac was aware of these interests and considered them, in addition to other matters, in approving the merger agreement.
Appointment to the Boards of Directors of Nicolet and Nicolet National Bank. The merger agreement provides that one current member of the Mackinac board will be appointed to the boards of Nicolet and Nicolet National Bank, and such member is expected to be Paul D. Tobias. Nicolet directors may participate in a director plan, pursuant to which participating directors may defer up to 100% of their board compensation towards the purchase of Nicolet common stock on a quarterly basis to be held in a trust and distributed when each participating director ends his or her service. Although directors are entitled to a separate fee for meetings of each of the boards of Nicolet and Nicolet National Bank, the boards typically meet jointly, and the directors are entitled to only one fee for such joint meetings.
Restricted Stock Awards
Mackinac’s form of Restricted Stock Award Agreement provides that each share of unvested restricted stock will immediately vest upon a change in control of Mackinac. Each of Mackinac’s named executive officers, Paul Tobias, Chairman and CEO, Kelly George, President, and Jesse Deering, Chief Financial Officer, have the following numbers of unvested shares that will accelerate upon the closing of the transaction: Mr. Tobias, 23,364; Mr. George, 26,319; and Mr. Deering, 15,463.
Employment Agreements
On March 1, 2018, Mackinac entered into an amended and restated employment agreement with each of its named executive officers (each, an “Employment Agreement” and collectively, the “Employment Agreements”). Under the terms of the Employment Agreements, each named executive officer could receive the cash severance described below if such employee is terminated without cause or terminates their employment for good reason (as defined in the Employment Agreements) following consummation of the transaction.
Each of the Employment Agreements has an initial term (the “Initial Term”) of three (3) years beginning on March 1, 2018 (the “Commencement Date”), and automatically renewing for successive one (1) year terms at the end of the Initial Term provided that the Mackinac Board does not notify the executive of its intention not to renew the Employment Agreement on or prior to at least one hundred eighty (180) days prior to the expiration of the Initial Term or any renewal term. In the event of a change of control of Mackinac, the Commencement Date of each Employment Agreement automatically resets as of the date of the change of control, resulting in an initial term of three (3) years from the date of such change of control.
The Employment Agreements entitle the executives to, among other benefits, the following compensation: (i) for Mr. Tobias, (a) an annual base salary of at least $370,000, which is reviewed annually by the Compensation Committee of the Board (the “Compensation Committee”), (b) eligibility for an annual cash bonus, as determined by the Compensation Committee, and eligibility to participate in Mackinac’s long term incentive plan, and (c) in the event Mr. Tobias’ employment is terminated within two years of a change of control of Mackinac (or six months prior to such change of control in anticipation of such change of control) for any reason other than for cause or Mr. Tobias terminates his employment for good reason, a lump sum payment of 2.99 times his annual base salary as of such termination and the average of the full year annual cash bonus paid to Mr. Tobias during the prior three (3) fully completed years, (ii) for Mr. George, (a) an annual base salary of at least $365,000, which is reviewed annually by the Compensation Committee, (b) eligibility for an annual cash bonus, as determined by the Compensation Committee, and eligibility to participate in Mackinac’s long term incentive plan, and (c) in the event Mr. George’s employment is terminated within two years of a change of control of Mackinac (or six months prior to such change of control in anticipation of such change of control) for any reason other than for cause or Mr. George terminates employment for good reason, a lump sum payment of 2.99 times his annual base salary as of such termination and the average of the full year annual cash bonus paid to Mr. George during the prior three (3) fully completed years, and (iii) for Mr. Deering, (a) an annual base salary of at least $205,000, which is reviewed annually by the Compensation Committee, (b) eligibility for an annual cash bonus, as determined by the Compensation Committee, and eligibility to participate in Mackinac’s long term incentive plan, and (c) in the event Mr. Deering’s employment is terminated within two years of a change of control of Mackinac (or six months prior to such change of control in anticipation of such change of control) for any reason other than for cause or Mr. Deering terminates employment for good reason, a lump sum payment of 2.0 times his annual base salary as of such termination and the average of the full year annual cash bonus paid to Mr. Deering during the prior three (3) fully completed years.
Each Employment Agreement contains provisions relating to non-solicitation of customers and personnel and non-competition during the term of employment and for eighteen (18) months thereafter, as well as a provision relating to the protection of confidential information.
In the event the severance obligations are triggered by the contemplated transaction, Mr. Tobias would be entitled to cash severance in the amount of $1,436,244, Mr. George would be entitled to cash severance in the amount of $1,418,627, and Mr. Deering would be entitled to cash severance in the amount of $609,699. In addition, each named executive officer would be entitled to continuation of health benefits under certain circumstances, with approximate values of $36,000 in the case of Mr. Tobias and Mr. George, and $54,000 in the case of Mr. Deering.
Indemnification and Insurance. The merger agreement provides that certain indemnification and insurance arrangements for Mackinac’s current officers and directors will be continued for six years after the completion of the transactions. For a summary of the indemnification provisions, see the section entitled “The Merger Agreement — Indemnification and Insurance” at page 77.
Trading Market for Nicolet Stock
The shares of Nicolet common stock issued pursuant to the merger will be registered under the Securities Act of 1933, as amended, and will be freely transferable under applicable securities laws, except to the extent of any limitations or restrictions applicable to any shares received by any shareholder who may be deemed an affiliate of Nicolet following completion of the merger. See “Resale of Nicolet Common Stock” at page 67.
Nicolet’s common stock is currently traded on the Nasdaq Capital Market, and the merger agreement requires that the shares issued in the merger also be eligible for trading on the Nasdaq Capital Market. The trading volume of Nicolet’s common stock is less than that of other larger financial services companies, and there is no guarantee that a liquid market for shares of Nicolet common stock will exist in the future.
Nicolet Dividends
The holders of Nicolet common stock receive dividends if and when declared by the Nicolet board of directors out of legally available funds. Nicolet’s board of directors has not declared a dividend since Nicolet’s inception in 2000. The board currently anticipates that all earnings, if any, will be used for working capital, to support Nicolet’s operations and to finance the growth and development of its business, including the merger and integration of Mackinac. Any future determination relating to dividend policy will be made at the discretion of Nicolet’s board of directors and will depend on a number of factors, including the company’s future earnings, capital requirements, financial condition, future prospects, regulatory restrictions, stock repurchase strategy and other factors that the board of directors may deem relevant.
Surrender and Exchange of Mackinac Stock Certificates
At the effective time of the merger, Mackinac shareholders will automatically become entitled to all of the rights and privileges afforded to Nicolet shareholders as of that time. However, the actual physical exchange of Mackinac common stock certificates representing shares of Nicolet common stock will occur after the merger. If you hold your shares in “street name” or “book-entry form” through a broker, the broker will provide separate instructions for surrendering and exchanging your shares.
If the merger is completed, Nicolet or Nicolet’s exchange agent will send or cause to be sent to each of Mackinac’s shareholders a letter of transmittal and other customary transmittal materials providing written instructions for exchanging Mackinac common stock certificates for the merger consideration in accordance with the merger agreement. Each Mackinac stock certificate outstanding immediately prior to the effective time of the merger will be deemed for all purposes to evidence the right to receive the merger consideration to which such holder is entitled, regardless of when they are actually exchanged.
Procedures for Per Share Merger Consideration Payment
Nicolet will delay paying former shareholders of Mackinac who become holders of Nicolet common stock pursuant to the merger any dividends or other distributions that may become payable to holders of record of Nicolet common stock following the effective time of the merger until they have surrendered their certificates evidencing their Mackinac common stock, at which time Nicolet will pay any such dividends or other distributions without interest.
You should not send in your Mackinac stock certificate(s) until you have received the letter of transmittal and further written instructions after the effective date of the merger. Please do NOT send in your stock certificates with your proxy card.
Assuming the merger has been consummated, after the exchange agent receives your Mackinac certificate(s), together with a properly completed letter of transmittal, it will deliver to you the merger consideration to which you are entitled, consisting of Nicolet common stock (in certificated or book entry form, together with any withheld dividends or other distributions, but without interest thereon) and the per share cash consideration due (in addition to cash in lieu of fractional shares, cash due as a result of exercising dissenters’ rights, or otherwise), without interest. Within five business days after consummation of the merger, the exchange agent will send a transmittal letter to all Mackinac shareholders who did not previously tender their shares.
Shareholders who cannot locate their stock certificates are urged to contact Mackinac’s transfer agent promptly:
Broadridge Corporate Issuer Solutions, Inc.
51 Mercedes Way
Edgewood, NY 11717
(844) 318-0133
Mackinac will issue a new stock certificate (or provide book entry) to replace the lost certificate(s) only if the shareholder of Mackinac signs an affidavit certifying that his, her or its certificate(s) cannot be located and containing an agreement to indemnify Mackinac and Nicolet against any claim that may be made against Mackinac or Nicolet by the owner of the certificate(s) alleged to have been lost or destroyed. Mackinac or Nicolet may also require the shareholder to post a bond in an amount sufficient to support the shareholder’s agreement to indemnify Mackinac and Nicolet.
Resale of Nicolet Common Stock
The shares of Nicolet common stock to be issued in the merger will be registered under the Securities Act. Mackinac shareholders who are not affiliates of Nicolet may generally freely trade their Nicolet common stock upon completion of the merger. The term “affiliate” generally means each person who is an executive officer, director or 10% shareholder of Nicolet after the merger.
Those shareholders who are deemed to be affiliates of Nicolet may only sell their Nicolet common stock as provided by Rule 144 under the Securities Act or as otherwise permitted under the Securities Act. Rule 144 requires the availability of current public information about the issuer, a holding period for shares issued without registration with the SEC, volume limitations and other restrictions on the manner of sale of the shares.
Regulatory and Other Required Approvals
Federal Reserve
The Federal Reserve must approve the merger before it can be completed or waive the application. Nicolet plans to file waiver request in connection with the Federal Reserve’s approval of the merger in the second quarter of 2021 pursuant to Section 225.12(d)(2) of Regulation Y. If the waiver is denied, Nicolet will need to submit an application. In reviewing that application, the Federal Reserve would be required to consider the following:
•
competitive factors, such as whether the merger will result in a monopoly or whether the benefits of the merger to the public in meeting the needs and convenience of the community clearly outweigh the merger’s anticompetitive effects or restraints on trade; and

•
banking and community factors, which includes an evaluation of:

•
the financial and managerial resources of Nicolet, including its subsidiaries, and of Mackinac, and the effect of the proposed transaction on these resources;

•
management expertise;

•
internal control and risk management systems;

•
the capital of Nicolet;

•
the convenience and needs of the communities to be served; and

•
the effectiveness of Nicolet and Mackinac in combating money laundering activities.

If the waiver request is not granted and Nicolet is required to file an application, the application process includes publication and opportunity for comment by the public. The Federal Reserve may receive, and must consider, properly filed comments and protests from community groups and others regarding (among other issues) each institution’s performance under the Community Reinvestment Act of 1977, as amended (the “CRA”). For proposals involving interstate bank acquisitions by bank holding companies, the Federal Reserve also must consider the concentration of deposits in a percentage of the total deposits controlled by insured depository institutions in the United States and in relevant individual States, as well as compliance with the other provisions of section 3(d) of the Bank Holding Company Act.
OCC
The merger of mBank with and into Nicolet National Bank requires the approval of the OCC. Nicolet filed an Interagency Bank Merger Application for approval of the bank merger with the OCC on May 7, 2021. In evaluating the bank merger, the OCC must consider, among other factors, the financial and managerial resources and future prospects of the institutions and the convenience and needs of the communities to be served. The relevant statutes prohibit the OCC from approving the bank merger if:
•
it would result in a monopoly or be in furtherance of any combination or conspiracy to monopolize or attempt to monopolize the business of banking in any part of the United States; or

•
its effect in any section of the country could be to substantially lessen competition or to tend to create a monopoly, or if it would result in a restraint of trade in any other manner.

However, if the OCC should find that any anticompetitive effects are outweighed clearly by the public interest and the probable effect of the transaction in meeting the convenience and needs of the communities to be served, it may approve the bank merger. The bank merger may not be consummated until the 30th day (which the OCC may reduce to 15 days) following the date of OCC approval, during which time the U.S. Department of Justice would be afforded the opportunity to challenge the transaction on antitrust grounds. The commencement of any antitrust action would stay the effectiveness of the approval of the agencies, unless a court of competent jurisdiction should specifically order otherwise.
Status and Effect of Regulatory Approvals
The Federal Reserve waiver request will be filed in the second quarter of 2021. All other regulatory applications and notices required to be filed prior to the merger are in process. Nicolet and Mackinac contemplate that they will complete the merger in the third quarter of 2021 assuming the receipt of all required regulatory approvals, approval by each company’s shareholders, and the satisfaction or waiver of all other closing conditions.
Nicolet and Mackinac believe that the proposed merger is compatible with the regulatory requirements described in the preceding paragraphs; however, we cannot assure you that we will be able to comply with any required conditions or that compliance or noncompliance with any such conditions would not have adverse consequences for the combined company after the merger.
While Nicolet and Mackinac believe that the requisite regulatory approvals for the merger will be obtained, we can give you no assurance regarding the timing of the approvals, our ability to obtain the approvals on satisfactory terms or the absence of litigation challenging those approvals or otherwise. Similarly, we cannot assure you that any state attorney general or other regulatory authority will not attempt to challenge the merger on antitrust grounds or for other reasons, or, if such a challenge is made, project the result thereof. The merger is conditioned upon the receipt of all consents, approvals and actions of governmental authorities and the filing of all other notices with such authorities in respect of the merger.
We are not aware of any regulatory approvals that would be required for completion of the transactions contemplated by the merger agreement other than as described above. Should any other approvals be required, those approvals would be sought, but we cannot assure you that they will be obtained.
Accounting Treatment of the Merger
Nicolet is required to account for the merger as an acquisition transaction for accounting and financial reporting purposes under GAAP. Under this accounting, the assets (including any identifiable intangible assets) and liabilities (including executory contracts and other commitments) of Mackinac at the effective time of the merger will be recorded at their respective fair values and added to those of Nicolet. Any excess of purchase price over the fair values is recorded as goodwill. Any excess of the fair values over the purchase price is recorded in earnings as a bargain purchase gain. Consolidated financial statements of Nicolet issued after the merger would reflect those fair values and would not be restated retroactively to reflect the historical consolidated financial position or results of operations of Mackinac.
Litigation Related to the Merger
On May 26, 2021, a complaint, captioned Shiva Stein v. Mackinac Financial Corporation, et al., No. 1:21-cv-04717, was filed by a purported shareholder of Mackinac in the U.S. District Court for the Southern District of New York. The complaint names Mackinac, the Mackinac board of directors and one former Mackinac director as defendants. The complaint alleges, among other things, that the defendants caused a materially incomplete and misleading registration statement relating to the proposed merger to be filed with the SEC in violation of Section 14(a) and Section 20(a) of the Exchange Act and Rule 14a-9 promulgated thereunder. The complaint seeks, among other relief, an injunction preventing the closing of the merger unless and until the defendants disclose the allegedly omitted material information, rescission of the merger to the extent already implemented or awarding of rescissory damages, damages and an award of attorneys’ and experts’ fees. Mackinac and Nicolet believe the claims asserted in the complaint are without merit.
On June 1, 2021, a complaint, captioned Thomas Howlett v. Nicolet Bankshares, Inc., et al., No. 1:21-cv-03097, was filed by a purported shareholder of Nicolet in the U.S. District Court for the Eastern District of New York. The complaint names Nicolet and the Nicolet board of directors as defendants. The complaint alleges, among other things, that the defendants caused a materially incomplete and misleading registration statement relating to the proposed merger to be filed with the SEC in violation of Section 14(a) and Section 20(a) of the Exchange Act and Rule 14a-9 promulgated thereunder. The complaint seeks, among other relief, an injunction preventing the closing of the merger unless and until the defendants disclose the allegedly omitted material information, rescission of the merger to the extent already implemented or awarding of rescissory damages, a declaration that defendants violated Section 14(a) and Section 20(a) of the Exchange Act as well as Rule 14a-9 promulgated thereunder, damages and an award of attorneys’ and experts’ fees. Nicolet and Mackinac believe the claims asserted in the complaint are without merit.
On June 1, 2021, a complaint, captioned Marc Waterman v. Mackinac Financial Corporation, et al., No. 1:21-cv-04858, was filed by a purported shareholder of Mackinac in the U.S. District Court for the Southern District of New York. The complaint names Nicolet, Mackinac, the Mackinac board of directors and one former Mackinac director as defendants. The complaint alleges, among other things, that the defendants caused a materially incomplete and misleading registration statement relating to the proposed merger to be filed with the SEC in violation of Section 14(a) and Section 20(a) of the Exchange Act and Rule

14a-9 promulgated thereunder. The complaint seeks, among other relief, an injunction preventing the closing of the merger unless and until the defendants disclose the allegedly omitted material information, rescission of the merger to the extent already implemented or awarding of rescissory damages, a declaration that defendants violated Section 14(a) and Section 20(a) of the Exchange Act as well as Rule 14a-9 promulgated thereunder, damages and an award of attorneys’ and experts’ fees. Nicolet and Mackinac believe the claims asserted in the complaint are without merit.
Additional complaints may be filed in the future with respect to the merger. If additional similar complaints are filed, absent new or different allegations that are material, neither Mackinac nor Nicolet will necessarily announce them.
THE MERGER AGREEMENT
This section of the joint proxy statement-prospectus describes certain terms of the merger agreement. It is not intended to include every term of the merger, but rather addresses only the significant aspects of the merger. This discussion is qualified in its entirety by reference to the merger agreement, which is attached as Appendix A to this joint proxy statement-prospectus and is incorporated herein by reference.
General; Business and Operations after the Merger
If the shareholders of each company approve the merger agreement and the other conditions to the consummation of the merger are satisfied, Mackinac will merge with and into Nicolet. Following the consummation of the merger, mBank will merge with and into Nicolet National Bank with Nicolet National Bank surviving the merger. Mackinac Financial Corporation and mBank will cease to exist after the merger, and the business of mBank will be conducted through Nicolet National Bank.
What Mackinac’s Shareholders Will Receive in the Merger
If the merger is completed, Mackinac shareholders will receive 0.22 shares of Nicolet common stock and $4.64 for each share of Mackinac common stock owned at the effective time. The exchange ratio and cash merger consideration are fixed.
No payment will be made with respect to shares of Mackinac common stock held in the treasury of Mackinac; shares held directly or indirectly by Nicolet (other than in a fiduciary capacity or in connection with debts previously contracted); and dissenting shares. Upon consummation of the merger, all such shares, referred to herein as the “cancelled shares,” will be canceled and extinguished.
No fractional shares of Nicolet common stock will be issued in connection with the merger. Instead, Nicolet will make a cash payment without interest to each shareholder of Mackinac who would otherwise receive a fractional share. The amount of such cash payment will be determined by multiplying the volume weighted average closing price of Nicolet common stock on the Nasdaq Capital Market over the twenty trading day period immediately preceding the second trading day prior to the closing date, by the fractional share of Nicolet common stock to which such shareholder would otherwise be entitled.
Based on 9,987,897 shares of Nicolet common stock outstanding at March 31, 2021, and an exchange ratio of 0.22 on Mackinac common stock outstanding, the number of shares of Nicolet common stock to be issued in the merger would equal approximately 19% of Nicolet’s outstanding shares of common stock following the merger.
Dissenters’ Rights
Holders of shares of Mackinac common stock who properly elect to exercise the dissenters’ rights provided for in the MBCA will not have their shares converted into the right to receive merger consideration. If a Mackinac holder’s dissenters’ rights are lost or withdrawn, such holder will receive his, her or its pro rata portion of the merger consideration. See “Dissenters’ Rights” on page 90 and Appendix D for additional information.

Closing and Effective Time of the Merger
The merger will be completed only if all of the following occur:
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the merger agreement is approved by the holders of a majority of each of Nicolet’s and Mackinac’s outstanding shares;

•
all required regulatory consents and approvals are obtained;

•
if requested by Nicolet, Mackinac repayment of existing Mackinac debt agreements; and

•
all other conditions to the merger discussed in this joint proxy statement-prospectus and the merger agreement are either satisfied or waived.

If all of these conditions are met, the closing of the merger is expected to occur in the third quarter of 2021.
Representations and Warranties in the Merger Agreement
Mackinac and Nicolet have made customary representations and warranties to each other as part of the merger agreement. Mackinac’s representations and warranties are contained in Article 3 of the merger agreement and relate to, among other things:
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its organization and authority to enter into the merger agreement;

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its capitalization, subsidiaries, properties and financial statements and public filings with the SEC;

•
pending and threatened litigation against Mackinac and its subsidiaries;

•
its internal reporting controls;

•
mBank’s loan portfolio and allowance for loan losses;

•
its insurance, employee benefits, tax and environmental matters;

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its legal and regulatory compliance;

•
its contractual obligations and contingent liabilities; and

•
its financial statements and regulatory filings.

Nicolet’s representations and warranties are contained in Article 4 of the merger agreement and relate to, among other things:
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its organization and authority to enter into the merger agreement;

•
its capitalization, subsidiaries, financial statements and public filings with the SEC;

•
pending and threatened litigation against Nicolet and its subsidiaries;

•
Nicolet National Bank’s loan portfolio and allowance for credit losses;

•
its employee benefits, tax and environmental matters;

•
legal and regulatory compliance; and

•
the shares of Nicolet common stock to be issued in the merger.

Each party’s representations and warranties are for the benefit of the other; they are not for the benefit of and may not be relied upon by shareholders. The representations and warranties of the parties will not survive the closing of the merger.
Conditions to the Merger
The merger agreement contains a number of conditions that must be satisfied or waived (if they are waivable) to complete the merger. The conditions include, among other things:
•
the representations and warranties made by each party in the merger must be accurate as of the closing date of the merger;

•
each party must have performed or complied in all material respects with all covenants and obligations as established in the merger agreement;

•
approval by each of Nicolet’s and Mackinac’s shareholders of the merger agreement by the required vote;

•
an absence of any commenced or pending legal proceeding that challenges any of the contemplated transactions or that may have the effect of preventing, delaying or making illegal or otherwise interfering with any of the contemplated transactions;

•
approval of the merger and the transactions contemplated thereby by the Federal Reserve and the OCC without imposing any restrictions that would have a “material adverse effect,” as defined in the merger agreement, on either Nicolet or Mackinac;

•
the registration statement has become effective under the Securities Act;

•
the absence of a stop order suspending the effectiveness of Nicolet’s registration statement under the Securities Act with respect to the shares of Nicolet common stock to be issued to the Mackinac shareholders;

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both parties shall have received a certificate signed by an executive on behalf of the other party certifying that such party’s representations and warranties are accurate and that all covenants and obligations have been performed;

•
receipt by Mackinac and Nicolet of a tax opinion from Bryan Cave Leighton Paisner LLP that the merger qualifies as a tax-free reorganization under the Internal Revenue Code;

•
Nicolet shall have filed with the Nasdaq Stock Market, LLC a notification form for the listing of all shares of Nicolet common stock to be delivered in the merger, and the Nasdaq Stock Market, LLC shall not have objected to the listing of such shares of Nicolet common stock;

•
as of the closing date, Mackinac shall have tangible common equity (as defined in the merger agreement) of no less than $145 million (Mackinac’s tangible common equity was $146.4 million as of March 31, 2021);

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the absence of any material adverse change in the financial condition, results of operations, business or prospects of either Mackinac or Nicolet;

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if requested by Nicolet, Mackinac repayment of existing Mackinac debt agreements;

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each party shall have obtained the written consents, permissions and approvals as required under any agreements, contracts, appointments, indentures, plans, trusts or other arrangements with third parties; and

•
the absence of an order, decree or injunction enjoining or prohibiting completion of the merger.

The conditions to the merger are set forth in Articles 8 and 9 of the merger agreement.
In addition to the contractual conditions to close the transaction, the merger agreement also provides a variety of means for the merger agreement to be terminated prior to closing. If the merger agreement is terminated prior to closing, the merger will not be completed.
The parties intend to complete the merger in the third quarter of 2021; however, we cannot assure you that all conditions will be satisfied or waived.
Waiver and Amendment
Nearly all of the conditions to completing the merger may be waived at any time by the party for whose benefit they were created; however, the merger agreement provides that the parties may not waive any condition that would result in the violation of any law or regulation. Also, the parties may amend or supplement the merger agreement at any time by written agreement. Any material change in the terms of the merger agreement after the special shareholders’ meetings’ of the companies may require a re-solicitation of votes from each of Nicolet’s and Mackinac’s shareholders with respect to the amended merger agreement.

Business of Mackinac Pending the Merger
The merger agreement requires Mackinac to continue to operate its business as usual and to preserve its business organization, rights and franchises pending the merger and to refrain from taking any action that would materially adversely affect the receipt of required regulatory or other consents or materially adversely affect either party’s ability to perform its covenants and agreements under the merger agreement.
Among other things, and subject to certain specified exceptions, Mackinac may not, without Nicolet’s consent, take or agree to take any of the following actions:
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conduct its business in any manner other than in the ordinary course of business in all material respects;

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take any action or make any decision in contravention of commercially reasonable efforts to maintain and preserve intact its business organization and advantageous business relationships;

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take any action that is intended to or would reasonably be expected to adversely affect or materially delay the ability of Mackinac or Nicolet to obtain any of the required regulatory approvals, to perform Mackinac’s covenants and agreements under the merger agreement, or to consummate the contemplated merger;

•
other than pursuant to the terms of any contract to which Mackinac is a party that is outstanding on the date of the merger agreement: (i) issue, sell or otherwise permit to become outstanding, or dispose of or encumber or pledge, or authorize or propose the creation of, any additional shares of Mackinac capital stock or any security convertible into Mackinac capital stock; (ii) permit any additional shares of Mackinac capital stock to become subject to new grants; or (iii) grant any registration rights with respect to shares of Mackinac capital stock;

•
except with respect to Mackinac’s regular quarterly dividend of $0.14 per share of Mackinac common stock consistent with past practice, make, declare, pay or set aside for payment any dividend on or in respect of, or declare or make any distribution on any shares of Mackinac capital stock (other than dividends from its wholly owned subsidiary to it or another of its wholly owned subsidiaries);

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directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of Mackinac capital stock (other than repurchases of shares of Mackinac common stock in the ordinary course of business to satisfy obligations under Mackinac benefit plans);

•
amend the terms of, waive any rights under, terminate, knowingly violate the terms of or enter into: (i) any contract that is material to Mackinac’s operations; (ii) any material restriction on the ability of Mackinac or its subsidiaries to conduct their business as it is presently being conducted; or (iii) any contract or other binding obligation relating to any class of Mackinac capital stock or rights associated therewith or any outstanding instrument of indebtedness;

•
enter into loan transactions not in accordance with, or consistent with, past practices of mBank or that are on terms and conditions that, to the knowledge of Mackinac, are materially more favorable than those available to the borrower from competitive sources in arm’s-length transactions;

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enter into any new credit or new lending relationships that are not in compliance with the provisions of mBank’s formal loan policy as in effect as of the date of the merger agreement;

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other than incident to a reasonable loan restructuring, extend additional credit to any individual or entity, or any director or officer of, or any owner of a material interest in, such entity if such person or entity is the obligor under any indebtedness to Mackinac or any of its subsidiaries which constitutes a nonperforming loan or against any part of such indebtedness Mackinac or any of its subsidiaries has established loss reserves or any part of which has been charged-off by Mackinac or any of its subsidiaries;

•
maintain an allowance for loan and lease losses which is not appropriate in all material respects under the requirements of GAAP to provide for possible losses, net of recoveries relating to Mackinac loans previously charged-off, on Mackinac loans and leases outstanding (including accrued interest receivable);

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fail to: (i) charge-off any Mackinac loans or leases that would be deemed uncollectible in accordance with GAAP or any applicable legal requirement; or (ii) place on nonaccrual any Mackinac loans or leases that are past due greater than ninety (90) days (it being understood that modifications of certain loans consistent with regulatory COVID-relief guidelines shall be permissible);

•
sell, transfer, mortgage, encumber, license, let lapse, cancel, abandon or otherwise dispose of or discontinue any of its assets, deposits, business or properties, except for sales, transfers, mortgages, encumbrances, licenses, lapses, cancellations, abandonments or other dispositions or discontinuances in the ordinary course of business and in a transaction that, together with other such transactions, is not material to Mackinac and its subsidiaries, taken as a whole;

•
acquire (other than by way of foreclosures or acquisitions of control in a fiduciary or similar capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary course of business) all or any portion of the assets, business, deposits or properties of any other entity except in the ordinary course of business and in a transaction that, together with other such transactions, is not material to Mackinac and its subsidiaries, taken as a whole, and does not present a material risk that the closing date of the proposed merger will be materially delayed or that any approvals necessary to complete the merger or the other contemplated transactions will be more difficult to obtain;

•
purchase any equity security for its investment portfolio that is inconsistent with mBank’s formal investment policy as in effect as of the date of the merger agreement or that are not in strict compliance with the provisions of such investment policy;

•
amend its articles of incorporation or its bylaws, or similar governing documents of any of its subsidiaries;

•
implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP or applicable regulatory accounting requirements;

•
other than ordinary course base salary increases and incentive payments consistent with past practices, increase in any manner the compensation or benefits of any of the current or former directors, officers, employees, consultants, independent contractors or other service providers of Mackinac or its subsidiaries;

•
become a party to, establish, amend, commence participation in, terminate or commit itself to the adoption of any stock option plan or other stock-based compensation plan, compensation, severance, pension, consulting, non-competition, change in control, retirement, profit-sharing, welfare benefit, or other employee benefit plan or agreement or employment agreement with or for the benefit of any Mackinac employee (or newly hired employees), director or shareholder;

•
accelerate the vesting of or lapsing of restrictions with respect to any stock-based compensation or other long-term incentive compensation under any Mackinac benefit plans;

•
cause the funding of any rabbi trust or similar arrangement or take any action to fund or in any other way secure the payment of compensation or benefits under any Mackinac benefit plan;

•
materially change any actuarial assumptions used to calculate funding obligations with respect to any Mackinac benefit plan that is required by applicable legal requirements to be funded or change the manner in which contributions to such plans are made or the basis on which such contributions are determined, except as may be required by GAAP or any applicable legal requirement;

•
conduct the administration of the Mackinac benefit plan in any manner other than in the ordinary course of business;

•
hire any new employees with an annual salary in excess of $75,000;

•
incur or guarantee any indebtedness for borrowed money other than deposits, overnight fed funds or Federal Home Loan Bank of Indianapolis advances not over six months in maturity or enter into any capital lease or leases; or, except in the ordinary course of business, (i) lend any money or pledge any of its credit in connection with any aspect of its business, whether as a guarantor, surety, issuer of a letter of credit or otherwise; (ii) mortgage or otherwise subject to any lien any of its assets or sell, assign or transfer any of its assets in excess of $100,000 in the aggregate; or (iii) incur any other liability or loss representing, individually or in the aggregate, over $100,000;
•
enter into any new line of business or materially change its lending, investment, underwriting, risk and asset liability management and other banking and operating policies, except as required by applicable legal requirements or requested by any regulatory authority;

•
settle any action, suit, claim or proceeding against it or any of its subsidiaries, except for an action, suit, claim or proceeding that is settled in an amount and for consideration not in excess of $150,000 and that would not: (i) impose any material restriction on the business of Mackinac or its subsidiaries; or (ii) create precedent for claims that is reasonably likely to be material to it or its subsidiaries;

•
make application for the opening, relocation or closing of any, or open, relocate or close any, branch office, loan production office or other significant office or operations facility;

•
make or change any material tax elections, change or consent to any change in it or its subsidiaries’ method of accounting for tax purposes (except as required by applicable tax law), take any material position on any material tax return filed on or after the date of the merger agreement, settle or compromise any material tax liability, claim or assessment, enter into any closing agreement, waive or extend any statute of limitations with respect to a material amount of taxes, surrender any right to claim a refund for a material amount of taxes, or file any material amended tax return; or

•
agree to take, make any commitment to take, or adopt any resolutions of the Mackinac board of directors in support of, any of the prohibited actions listed immediately above.

The above restrictions on Mackinac’s business activities are set forth in Article 5 of the merger agreement.
Business of Nicolet Pending the Merger
The merger agreement requires Nicolet to continue to operate its business as usual and to preserve its business organization, rights and franchises pending the merger and to refrain from taking any action that would materially adversely affect the receipt of required regulatory or other consents or materially adversely affect either party’s ability to perform its covenants and agreements under the merger agreement.
As set forth in Section 6.1 of the merger agreement, Nicolet may not, without Mackinac’s consent, take any action that would reasonably be expected to (a) materially adversely affect the ability of Nicolet to obtain any consents required to consummate the proposed merger without imposition of a condition or restriction by regulatory authorities, or (b) that would reasonably be expected to materially adversely affect the ability of Nicolet to perform its covenants and agreements under the merger agreement.
Covenants of the Parties
In addition to the above restrictions on each party’s business activities prior to consummation of the merger and the covenants discussed elsewhere in this summary of the merger agreement, the parties have agreed to the following covenants:
•
the parties shall cooperate and use reasonable best efforts to obtain the required regulatory approvals;

•
the parties are required to prepare and file a joint proxy statement-prospectus with the SEC, and Nicolet shall use reasonable best efforts to have such joint proxy statement-prospectus declared effective and to keep it effective as long as necessary to consummate the merger, and each of Nicolet and Mackinac shall use its reasonable best efforts to cause the joint proxy statement-prospectus to be mailed to its shareholders;

•
each party has agreed that the information to be included in the joint proxy statement-prospectus shall not be false or misleading;

•
each party shall call a shareholders’ meeting for the purpose of approving the merger agreement and the merger, and each party’s board of directors shall use reasonable best efforts to obtain approval of the merger;

•
each party shall give the other prompt notice of any changes that would constitute a material breach of the merger agreement;

•
Nicolet shall cause one person from Mackinac’s board (expected to be Paul D. Tobias) to be designated to the board of directors of Nicolet and Nicolet National Bank effective at the consummation of the merger;

•
the parties shall use commercially reasonable efforts to cause the merger to qualify as a reorganization under the Internal Revenue Code, and shall deliver such certificates and other documents necessary for Nicolet’s counsel to issue its opinion that the merger qualifies as a reorganization;

•
Nicolet shall maintain employee benefit plans and compensation opportunities that, in the aggregate, are no less favorable than the employee benefit plans and compensation opportunities made available to similarly-situated Nicolet employees, and severance benefits as mutually agreed between Nicolet and Mackinac;

•
Mackinac has agreed to take all appropriate actions, upon the request of Nicolet, to amend, suspend or terminate any benefit plans;

•
Mackinac has agreed, if requested by Nicolet, to use commercially reasonable efforts to repay in full to any lending parties all indebtedness owing under any agreement representing indebtedness incurred by Mackinac outstanding at the time of the merger agreement, which may include (i) payment of a dividend by mBank in the amount sufficient to enable Mackinac to make any requested repayments, and/or (ii) approval by regulatory authorities necessary to enable Mackinac to make any requested repayments;

•
Mackinac has agreed to liquidate and dissolve the inactive and dormant subsidiaries of Mackinac (specifically, First Rural Relending Company and North Country Capital Trust);

•
Nicolet has agreed to authorize and reserve the number of shares of Nicolet common stock necessary to consummate the merger and to cause such shares to be approved for listing on the Nasdaq Capital Market;

•
Nicolet shall take such action to cause the acquisition of Nicolet common stock in the merger to be exempt under Exchange Act Rule 16b-3; and

•
the parties shall consult concerning the defense of any shareholder litigation.

No Solicitation of Alternative Transactions
Mackinac was required to immediately cease any negotiations with any person regarding any Acquisition Proposal, as defined in the merger agreement, existing at the time the merger agreement was executed. In addition, Mackinac may not solicit, directly or indirectly, inquiries or proposals with respect to, or, except to the extent determined by its board of directors in good faith, after consultation with its legal counsel, to be required to discharge properly the directors’ fiduciary duties, furnish any information relating to, or participate in any negotiations or discussions concerning, any sale of all or substantially all of its assets, any purchase of a substantial equity interest in it or any merger or other combination with Mackinac. Subject to the same fiduciary duties, Mackinac’s board may not withdraw its recommendation to its shareholders of the merger or recommend to its shareholders any such other transaction.
Mackinac was also required to instruct its officers, directors, agents, and affiliates to refrain from taking such action prohibited by the merger agreement and is required to notify Nicolet immediately if it receives any inquiries from third parties. However, no director or officer of Mackinac is prohibited from taking any action that the board of directors determines in good faith, after consultation with counsel, is required by law or is required to discharge such director’s or officer’s fiduciary duties.
Indemnification and Insurance
Nicolet has agreed to provide certain indemnification in favor of the directors, officers and employees of Mackinac and its subsidiaries with respect to matters occurring prior to or at the effective time of the merger. Nicolet will cause the officers, directors and any employees covered by Mackinac’s directors’ and officers’ liability insurance policy as of the date of the merger agreement to be covered by a directors’ and officers’ liability insurance policy for six years following the effective time of the merger, subject to certain conditions provided in Section 6.4 of the merger agreement.

Termination of the Merger Agreement; Termination Fee
The merger agreement specifies the circumstances under which the parties may terminate the agreement and abandon the merger. Those circumstances are:
•
by mutual consent of Mackinac’s board of directors and Nicolet’s board of directors;

•
by either party if the other party materially breaches any representation, warranty or covenant, such breach cannot be, or is not, cured within 30 days after written notice, subject to a requirement in certain circumstances that the existence of such breach would result in a “material adverse effect,” as defined in the merger agreement, on the breaching party;

•
by either party if any regulatory authority that must grant a required approval has denied approval of any of the contemplated transactions and such denial has become final and nonappealable; provided, however, that the right to terminate the merger agreement shall not be available to a party whose failure (or the failure of any of its affiliates) to fulfill any of its obligations (excluding warranties and representations) under the merger agreement has been the cause of or resulted in the occurrence of a regulatory authority denial;

•
by either party if any application, filing or notice for a required regulatory approval has been withdrawn at the request or recommendation of the applicable regulatory authority; provided, however, that the right to terminate the merger agreement shall not be available to a party whose failure (or the failure of any of its affiliates) to fulfill any of its obligations (excluding warranties and representations) under the merger agreement has been the cause of or resulted in the occurrence of a regulatory request for withdrawal;

•
by either party if either company’s shareholders fail to approve the proposed merger; provided, however, that the right to terminate the merger agreement shall not be available to a party whose failure (or the failure of its affiliates) to fulfill any of its obligations (excluding warranties and representations) under the merger agreement has been the cause of or resulted in the failure to obtain the approval of such company’s shareholders;

•
by either party if the merger is not consummated on or before April 12, 2022;

•
by either party if any court of competent jurisdiction or other regulatory authority shall have issued a judgment, order, injunction, rule or decree, or taken any other action restraining, enjoining or otherwise prohibiting any of the contemplated transactions and such judgment, order, injunction, rule, decree or other action shall have become final and nonappealable;

•
by Mackinac, prior to receipt of its shareholders’ approval, to accept an Acquisition Proposal that Mackinac’s board of directors deems a Superior Proposal, as each term is defined in the merger agreement;

•
by either party, if the other party’s board of directors makes an adverse recommendation, whereby the such other party’s board of directors withdraws, qualifies or adversely modifies its recommendation to its respective shareholders that they vote in favor of the adoption and approval of the merger agreement; and

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by Nicolet, if the holders of more than 5% of the outstanding shares of Mackinac common stock assert dissenters’ rights in compliance with Chapter 450 of the MBCA.

If Nicolet terminates the merger agreement because Mackinac’s board withdraws or changes its recommendation of the merger agreement, or if Mackinac terminates the merger agreement to accept an Acquisition Proposal it deems a Superior Proposal, as each term is defined in the merger agreement, then Mackinac (or its successor) must pay Nicolet a termination fee of $10.0 million.
Provisions of the merger agreement regarding confidentiality, payment of the termination fee and indemnification of Mackinac and its controlling persons will survive any termination of the merger agreement.
Payment of Expenses Relating to the Merger
The parties will pay all of their own expenses related to negotiating and completing the merger, whether or not the merger is consummated, except that the expenses incurred in connection with the filing, printing and mailing of this joint proxy statement-prospectus, and all filing and other fees paid to the SEC, in each case in connection with the merger (other than attorneys’ fees, accountants’ fees and related expenses), shall be shared equally by Nicolet and Mackinac.
Affiliate Agreements
Each director of Mackinac has executed a Voting and Support Agreement, in which each such director agrees to vote all of his or her shares of Mackinac common stock in favor of the merger agreement.
The Form of the Voting and Support Agreement is attached as Exhibit B to the merger agreement, which is attached to this joint proxy statement-prospectus as Appendix A. These agreements may have the effect of discouraging third parties from making an Acquisition Proposal, as defined in the merger agreement. The following is a brief summary of the material provisions of the agreements:
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The director agrees to vote, or cause to be voted, in person or by proxy, all of the shares of Mackinac common stock that the director owns beneficially or of record in favor of the merger agreement, unless Nicolet is then in breach of the agreement.

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The director agrees, except for certain specific transfers set forth in the agreement, not to directly or indirectly transfer any of his, her or its Mackinac common stock until the closing date of the merger without the prior written consent of Nicolet.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER
The following is a summary description of the anticipated material U.S. federal income tax consequences of the merger generally applicable to U.S. Shareholders (as defined below) of Mackinac who hold the Mackinac stock as a capital asset within the meaning of Section 1221 of the Internal Revenue Code (the “Code”). This discussion constitutes the tax opinion of Bryan Cave Leighton Paisner LLP, tax counsel to Nicolet, as to the material U.S. federal income tax consequences of the merger to the U.S. Shareholders of Mackinac stock. This discussion deals only with the U.S. federal income tax consequences of the merger. No information is provided regarding the tax consequences of the merger under state, local or foreign income tax laws or non-income tax laws. We do not intend this summary to be a complete description of the U.S. federal income tax laws applicable to all Mackinac shareholders in light of their particular circumstances or to Mackinac shareholders subject to special treatment under U.S. federal income tax laws, such as:
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Non-U.S. Shareholders (as defined below) (except to the extent discussed under the subheading “Tax Implications to Non-U.S. Shareholders” below);

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entities treated as partnerships or other flow-through entities for U.S. federal income tax purposes, or the owners thereof;

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qualified insurance plans;

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tax-exempt organizations;

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qualified retirement plans and individual retirement accounts;

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brokers or dealers in securities or currencies;

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traders in securities that elect to use a mark-to-market method of accounting;

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regulated investment companies;

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real estate investment trusts;

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persons whose functional currency is not the U.S. dollar;

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persons who received their stock upon the exercise of employee stock options, who receive payments in cancellation and in lieu of exercise of their stock option, or otherwise acquired their stock as compensation;

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persons who purchased or sell their shares of Mackinac stock as part of a wash sale; or

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persons who hold their Mackinac stock as part of a “hedge,” “straddle” or other risk reduction, “constructive sale,” or “conversion transaction,” as these terms are used in the Code.

This discussion is based upon, and subject to, the Code, the Treasury regulations promulgated under the Code, existing interpretations, administrative rulings and judicial decisions, all of which are in effect as of the date of this statement, and all of which are subject to change, possibly with retroactive effect. Any such change could affect the continuing validity of this discussion. Tax laws are complex, and your individual circumstances may affect the tax consequences to you. We urge you to consult a tax advisor regarding the tax consequences of the merger to you.
U.S. Shareholders
For purposes of this discussion, the term “U.S. Shareholder” means a beneficial owner of Mackinac stock that is:
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a citizen or resident of the U.S.;

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a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the U.S. or any of its political subdivisions;

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a trust that (i) is subject to both the primary supervision of a court within the U.S. and the control of one or more U.S. persons, or (ii) has a valid election in effect under applicable U.S. treasury regulations to be treated as a U.S. person; or

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an estate that is subject to U.S. federal income tax on its income regardless of its source.

If a partnership (including any entity or arrangement, domestic or foreign, that is treated as a partnership for U.S. federal income tax purposes) holds Mackinac stock, the tax treatment of a partner will generally depend on the status of the partners and the activities of the partnership. Partnerships and partners in such a partnership should consult their tax advisors regarding the tax consequences of the merger to them.
Qualification of the Merger as a Reorganization
Subject to the limitations set forth herein, the merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. The obligation of Nicolet and Mackinac to complete the merger is conditioned upon receipt of a tax opinion from Bryan Cave Leighton Paisner LLP to the effect that:
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the merger will constitute a “reorganization” within the meaning of Section 368(a) of the Code; and

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each of Mackinac and Nicolet will be a party to such reorganization within the meaning of Section 368(b) of the Code.

The tax opinion is filed as Exhibit 8.1 to the registration statement of which this joint proxy statement-prospectus is a part. The tax opinion is based upon law existing on the date of the opinion and upon certain facts, assumptions, limitations, representations and covenants including those contained in representation letters executed by officers of Mackinac and Nicolet that, if incorrect in certain material respects, would jeopardize the conclusions reached by Bryan Cave Leighton Paisner LLP in its opinion. The tax opinion will not bind the Internal Revenue Service or prevent the Internal Revenue Service from successfully asserting a contrary opinion. No ruling will be requested from the Internal Revenue Service in connection with the merger.
Tax Implications to U.S. Shareholders
The following discussion summarizes the material U.S. federal income tax consequences of the merger to U.S. Shareholders.
The U.S. federal income tax consequences of the merger to an owner of Mackinac stock that is a U.S. Shareholder generally will depend on whether such U.S. Shareholder receives cash in exchange for all or a portion of its Mackinac stock in the merger (whether by receipt of cash in lieu of a fractional share of Nicolet common stock, exercise of dissenters’ rights or otherwise).
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Exchange for Cash and Nicolet Common Stock. A U.S. Shareholder who receives a combination of cash (not including cash received in lieu of the issuance of a fractional share of Nicolet common stock) and Nicolet common stock in exchange for Mackinac stock will generally recognize gain (but not loss) in an amount equal to the lesser of: (i) the excess, if any, of (a) the sum of the amount of cash treated as received in exchange for Mackinac stock in the merger (excluding cash received in lieu of a fractional share) plus the fair market value of Nicolet common stock (including the fair market value of any fractional share) received in the merger, over (b) the U.S. Shareholder’s adjusted tax basis in the shares of Mackinac stock exchanged, or (ii) the amount of cash (excluding cash received in lieu of a fractional share) received in the merger.
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Exchange of Cash in Lieu of Fractional Share. A U.S. Shareholder who receives cash in lieu of the issuance of a fractional share of Nicolet common stock will generally be treated as having received such fractional share pursuant to the merger and then as having received cash in exchange for the sale of such fractional share. Gain or loss generally will be recognized in an amount equal to the difference between the amount of cash received and the portion of the U.S. Shareholder’s aggregate adjusted tax basis of the Mackinac shares exchanged in the merger which would otherwise be allocable to such fractional share of Nicolet common stock.

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Any taxable gain to a U.S. Shareholder on the exchange of Mackinac stock generally will be treated as capital gain (either long-term capital gain if such shareholder has held such Mackinac stock for more than one year, or short-term capital gain if such shareholder has held such Mackinac stock for one year or less). If a U.S. Shareholder acquired different blocks of Mackinac stock at different times or at different prices, such U.S. Shareholder’s gain may need to be computed separately for each block of Mackinac stock. U.S. Shareholders should consult their individual tax advisors regarding the manner in which gain or loss should be determined.

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Tax Basis of Nicolet Common Stock Received in the Merger. The aggregate tax basis of the Nicolet common stock (including a fractional share deemed received and sold for cash as described above) will equal the aggregate tax basis of the Mackinac stock surrendered in the exchange decreased by the amount of cash received in the exchange (but not including cash received in lieu of a fractional share) and increased by gain recognized on the exchange (but not including gain attributable to the disposition of a fractional share).

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Holding Period of Nicolet Common Stock Received in the Merger. The holding period for any Nicolet common stock received in the merger will include the holding period of the Mackinac stock surrendered in the exchange.

· Exchange Solely for Cash. A U.S. Shareholder who receives solely cash in exchange for Mackinac stock as a result exercising dissenters’ rights generally will recognize gain or loss in an amount equal to the difference between the cash received and the U.S. Shareholder’s adjusted tax basis in the shares of Mackinac stock surrendered by such shareholder. Any taxable gain or loss to a U.S. Shareholder on the exchange of Mackinac stock will generally be treated as capital gain or loss, either long-term or short-term depending on such shareholder’s holding period for the Mackinac stock. If a U.S. Shareholder acquired different blocks of Mackinac stock at different times or at different prices, such U.S. Shareholder’s gain or loss may need to be computed separately for each block of Mackinac stock.
Tax Consequences to Nicolet and Mackinac. Neither Nicolet nor Mackinac will recognize taxable gain or loss as a result of the merger, except for, in the case of Mackinac, gain, if any, that has been deferred in accordance with the consolidated return regulations.
Tax Implications to Non-U.S. Shareholders
The following discussion summarizes the material U.S. federal income tax consequences of the merger to Non-U.S. Shareholders. For purposes of this discussion, the term “Non-U.S. Shareholder” means a beneficial owner of Mackinac stock (other than an entity treated as a partnership for U.S. federal income tax purposes) that is not a U.S. Shareholder. The rules governing the U.S. federal income taxation of Non-U.S. Shareholders are complex, and no attempt will be made herein to provide more than a limited summary of those rules.
Any gain a Non-U.S. Shareholder recognizes from the exchange of Mackinac stock for cash in the merger generally will not be subject to U.S. federal income taxation unless (a) the gain is effectively connected with a trade or business conducted by the Non-U.S. Shareholder in the United States (and, if required by an applicable income tax treaty, the Non-U.S. Shareholder has a permanent establishment in the United States to which such gain is attributable), or (b) the Non-U.S. Shareholder is a nonresident alien individual present in the United States for 183 days or more in the taxable year of the sale and other conditions are met. Non-U.S. Shareholders described in (a) above will be subject to U.S. federal income tax on gain recognized at regular graduated rates and, in addition, Non-U.S. Shareholders that are corporations (or treated as corporations for U.S. federal income tax purposes) may be subject to a branch profits tax equal to 30% (or a lesser rate under an applicable income tax treaty) on their effectively connected earnings and profits for the taxable year, which would include such gain. Non-U.S. Shareholders described in (b) above will be subject to a flat 30% tax on any gain recognized (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses. Non-U.S. Shareholders are encouraged to consult with their own tax advisers regarding the tax consequences to them as a result of the merger.
Tax Consequences if the Merger Does Not Qualify as a Reorganization
If the merger fails to qualify as a reorganization within the meaning of Section 368(a) of the Code, and if the parties to the merger elect to waive this condition to closing and consummate the merger, the merger will be a fully taxable transaction to Mackinac and the shareholders of Mackinac stock. For federal income tax purposes, the merger will be deemed to be a taxable sale of assets by Mackinac followed by a distribution of the sale proceeds by Mackinac to its shareholders in complete liquidation of Mackinac. Accordingly, Mackinac will recognize, in the aggregate, gain or loss equal to the difference between (i) the sum of the total consideration received in the merger and Mackinac’s liabilities deemed assumed and (ii) Mackinac’s adjusted tax basis in its assets. A U.S. Shareholder will recognize gain or loss measured by the difference between the total consideration received by such shareholder in the merger (the amount of any cash received plus the fair market value of the Nicolet common stock received) and such shareholder’s tax basis in the shares of Mackinac stock surrendered in the merger. Gain or loss will generally be treated as capital gain or loss (either long-term if such shareholder has held such Mackinac stock for more than one year, or short-term if such shareholder has held such Mackinac stock for one year or less). If a U.S. Shareholder acquired different blocks of Mackinac stock at different times or at different prices, such U.S. Shareholder’s gain may need to be computed separately for each block of Mackinac stock. Each shareholder of Mackinac stock is urged to consult his, hers or its tax advisor regarding the manner in which gain or loss should be calculated. The aggregate tax basis in the shares of Nicolet common stock received pursuant to the merger will be equal to the fair market value of such Nicolet common stock as of the closing date of the merger. The holding period of such shares of Nicolet common stock will begin on the date immediately following the closing date of the merger.
Additional Federal Tax Considerations
Backup Withholding and Information Reporting
In general, information reporting requirements may apply to the cash payments made to shareholders of Mackinac stock in connection with the merger, unless an exemption applies. Backup withholding may be imposed on the above payments at a rate of 24% if a Mackinac shareholder (i) fails to provide a taxpayer identification number or appropriate certificates, or (ii) otherwise fails to comply with all applicable requirements of the backup withholding rules.
Any amounts withheld from payments to shareholders of Mackinac stock under the backup withholding rules are not an additional tax and will be allowed as a refund or credit against such shareholders’ applicable U.S. federal income tax liability, provided the required information is furnished to the Internal Revenue Service. Both U.S. Shareholders and Non-U.S. Shareholders should consult their own tax advisors regarding the application of backup withholding based on their particular circumstances and the availability and procedure for obtaining an exemption from backup withholding.
Medicare Tax on Net Investment Income
In addition to regular U.S. federal income tax, certain U.S. Shareholders that are individuals, estates or trusts are subject to a 3.8% Medicare tax on all or a portion of their net investment income, which may include gain recognized in connection with merger. In the case of an individual, the tax will be imposed on the lesser of (i) the shareholder’s net investment income, or (ii) the amount by which the shareholder’s modified adjusted gross income exceeds a certain threshold (which is $250,000 in the case of married individuals filing jointly, $125,000 in the case of married individuals filing separately, and $200,000 in all other cases).

Nothing in the foregoing summary is intended to be, or should be construed as, tax advice. The United States federal income tax discussion set forth above is included for general information purposes only and is not a complete analysis or discussion of all potential tax consequences relevant to holders of Mackinac stock. Holders of Mackinac stock are strongly urged to consult their tax advisors to determine the federal, state, local and foreign tax consequences to them of the merger and the ownership and disposition of Nicolet common stock received in the merger in light of their own particular circumstances.

CERTAIN DIFFERENCES IN RIGHTS OF SHAREHOLDERS
To the extent that they receive Nicolet common stock as merger consideration, Mackinac’s shareholders will become Nicolet shareholders following completion of the merger. Their rights as shareholders will then be governed by Nicolet’s articles of incorporation and bylaws rather than by Mackinac’s articles of incorporation and bylaws.
Nicolet is a corporation organized under the laws of the State of Wisconsin. The corporate affairs of Nicolet are governed generally by the provisions of the Wisconsin Business Corporation Law (the “WBCL”). Mackinac is a corporation organized under the laws of the State of Michigan. The corporate affairs of Mackinac are governed generally by the provisions of the Michigan Business Corporation Act (the “MBCA”). The following is a summary of material differences between the rights of Mackinac shareholders and Nicolet shareholders to the extent not described elsewhere in this joint proxy statement-prospectus. The summary is necessarily general, and it is not intended to be a complete statement of all differences affecting the rights of shareholders. It is qualified in its entirety by reference to the WBCL and MBCA, as well as the articles of incorporation and bylaws of each corporation. Mackinac shareholders should consult their own legal counsel with respect to specific differences and changes in their rights as shareholders that would result from the proposed merger.
Authorized Capital Stock
Nicolet.   Nicolet’s articles of incorporation authorize it to issue 30,000,000 shares of common stock, $0.01 par value, and 10,000,000 shares of preferred stock, no par value, with such preferences, limitations and relative rights as determined by the board of directors. As of March 31, 2021, 10,002,322 shares of common stock were issued (including 14,425 shares of restricted stock granted but not yet vested under Nicolet stock plans), 9,987,897 shares of common stock were outstanding, and no shares were treasury shares. As of March 31, 2021, Nicolet’s preferred stock consisted of the following: (i) 14,964 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A, are authorized, but no shares are outstanding; (ii) 748 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series B, are authorized, but no shares are outstanding; and (iii) 24,400 shares of Non-Cumulative Perpetual Preferred Stock, Series C, are authorized, but no shares are outstanding.
As of March 31, 2021, no shares of Nicolet capital stock were reserved for issuance except for: (i) 1,338,494 shares of Nicolet common stock reserved for issuance pursuant to future awards under Nicolet stock plans, (ii) 1,419,213 shares of Nicolet common stock reserved for issuance in connection with outstanding stock options, restricted stock, or other equity awards under a Nicolet Stock Plan; (iii) 141,082 shares of Nicolet common stock reserved for issuance under Nicolet’s 401(k) plan; (iv) 59,615 shares of Nicolet common stock reserved for issuance pursuant to Nicolet’s 2009 Deferred Compensation Plan for Non-Employee Directors; and (v) 133,233 shares of Nicolet common stock reserved for issuance under the Nicolet Bankshares, Inc. Employee Stock Purchase Plan.
Mackinac.   Mackinac’s articles of incorporation authorize it to issue 18,000,000 shares of common stock, no par value, and 500,000 shares of preferred stock, $1.00 par value. As of March 31, 2021, there were 10,550,393 shares of Mackinac common stock issued and outstanding and no shares of the authorized preferred stock were issued or outstanding. As of March 31, 2021, there were 14,560 shares of Mackinac common stock reserved for issuance pursuant to outstanding or future awards under Mackinac stock plans. Other than 178,311 shares of Mackinac common stock issued pursuant to unvested restricted stock awards under Mackinac stock plans, no equity-based awards were outstanding as of March 31, 2021.
Composition and Election of the Board of Directors
Nicolet.   Nicolet’s articles of incorporation and bylaws provide that the board of directors shall consist of not fewer than two nor more than 25 directors, with the exact number of directors to be set by resolution of the board. Its articles of incorporation provide for the election of directors by cumulative voting, which means that the number of votes each common shareholder may cast is determined by multiplying the number of shares he, she or it owns by the number of directors to be elected. Those votes may be cumulated and cast for a single candidate or may be distributed among two or more candidates in the manner selected by the shareholder.

Mackinac.   Mackinac’s bylaws and articles of incorporation provide that the number of directors shall be determined from time to time by resolution adopted by the affirmative vote of at least 80% of the board of directors and a majority of the “Continuing Directors” (as defined below). Directors are elected by a plurality vote. The articles of incorporation do not provide for cumulative voting. Mackinac’s articles of incorporation and bylaws provide that each director serves for a term of three years and until his or her successor is elected and qualified, unless the director is removed, resigns, becomes unable to serve or dies. The articles of incorporation and bylaws also provide for a staggered board, comprised of three classes, each class’s term expiring on the third succeeding annual meeting after their election.
Mackinac’s articles of incorporation define “Continuing Directors” as directors who are unaffiliated with any person who (i) is the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting stock of Mackinac; (ii) is an affiliate of Mackinac and at any time within the two year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding voting stock of Mackinac; or (iii) is an assignee of or has otherwise succeeded to any shares of voting stock of Mackinac which were at any time within the two year period immediately prior to the date in question beneficially owned by any such person described in (i)-(ii) , if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act (such persons, defined as “Interested Shareholders”), and a Continuing Director must have been a member of the board prior to the time that the Interested Shareholder became an Interested Shareholder, or are a successor of a Continuing Director who is unaffiliated with the Interested Shareholder and is recommended to succeed a Continuing Director by a majority of Continuing Directors then on the board. Mackinac’s articles of incorporation provide that a majority of the Continuing Directors shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with Article VII (regarding board of directors), including without limitation (i) whether a person is an Interested Shareholder, (ii) the number of shares of voting stock beneficially owned by any person and (iii) whether a person is an affiliate or associate of another; and the good faith determination of a majority of the Continuing Directors on such matters shall be conclusive and binding.
Director Nominations
Nicolet.   Under Nicolet’s bylaws, either directors or shareholders may nominate persons for election as Nicolet directors. Nominations that are not made by or on behalf of Nicolet’s management must be delivered in writing to Nicolet’s President no less than 14 and no more than 50 days before the meeting at which directors will be elected. If less than 21 days’ notice of such meeting is given, then the delivery deadline for the shareholder’s written notice is the close of business on the seventh day after the date on which notice of the meeting was mailed. The shareholder’s nomination must specify (to the extent known to the shareholder) the nominee’s name, address and principal occupation; the number of shares of capital stock that will be voted in favor of the nominee; and the nominating shareholder’s name, address and beneficial ownership of Nicolet capital stock.
Mackinac.   Under Mackinac’s articles of incorporation, nominations may be made by the board of directors or by a shareholder entitled to vote in the election of directors. A shareholder may make a nomination only if written notice of such shareholder’s intent to do so has been given and received by Mackinac, with respect to an election to be held at an annual meeting of shareholders, not later than 60 nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting (or, if the date of the annual meeting is changed by more than 20 days from such anniversary date, within 10 days after the date Mackinac mails or otherwise gives notice of the date of such meeting), and, with respect to an election to be held at a special meeting of shareholders called for that purpose, not later than the close of business on the 10th day following the date on which notice of the special meeting was first mailed to the shareholders. The shareholder’s nomination must specify the shareholder and nominee’s name and address; a representation that the shareholder is a holder of record of Mackinac stock entitled to vote at such meeting, will continue to hold such stock through the date on which the meeting is held, and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is to be made by the shareholder; such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to Regulation 14A promulgated under Section 14 of the Exchange Act; and the consent of each nominee to serve as a director if so elected.
Director Qualifications
Nicolet.   Under Nicolet’s bylaws, no person shall be eligible to be elected a director at any meeting of shareholders held on or after the date he or she attains age 72. The board of directors, at its discretion, may waive the age limitation or establish a greater age from time to time. Nicolet’s bylaws do not impose any other specific qualification requirements on directors.
Mackinac.   Mackinac’s articles of incorporation and bylaws do not impose any specific requirements on directors.
Board Committees
Nicolet.   Under the WBCL, unless the articles of incorporation or bylaws provide otherwise (and Nicolet’s do not provide otherwise), a board of directors may create one or more committees, appoint members of the board of directors to serve on the committees and designate other members of the board of directors to serve as alternates. The WBCL provides that a committee may exercise the authority of the full board of directors except that it cannot approve or recommend to shareholders matters that require shareholder approval under the WBCL and it cannot adopt, amend or repeal a corporate bylaw. In addition to these restrictions, Nicolet’s bylaws provide that no board committee may approve dividends, fill board or committee vacancies without express authorization by the full board, amend the articles of incorporation, approve a plan of merger not requiring shareholder approval, approve the reacquisition of outstanding Nicolet capital stock except pursuant to parameters established by the full board, or approve the issuance of capital stock except to the extent authorized by the full board.
Mackinac.   Mackinac’s bylaws permit the board of directors to appoint committees, whose membership shall consist of such members of the board of directors as it may deem advisable, to serve at the pleasure of the board. The bylaws also allow the board of directors to appoint directors to serve as alternates for members of each committee in the absence or disability of regular members and fill any vacancies in any committee as they occur.
Board Vacancies
Nicolet.   The WBCL provides that unless the articles of incorporation provide otherwise, if a vacancy occurs on the board of directors it may filled by any of the following: (i) the shareholders; (ii) the board of directors; or (iii) if the directors remaining in office constitute fewer than a quorum of the board, the directors, by the affirmative vote of a majority of all directors remaining in office. If the vacant office was held by a director elected by a voting group of shareholders, only the holders of shares of that voting group may vote to fill the vacancy if it is filled by shareholders, and only the remaining directors elected by that voting group may vote to fill the vacancy if it is filled by the directors. A vacancy that will occur at a specific later date may be filled before the vacancy occurs, but the new directors may not take office until the vacancy occurs. Nicolet’s bylaws provide that any vacancy on the board, including a vacancy resulting from an increase in the number of directors, shall be filled by a majority of the board of directors then in office, although less than a quorum, and any directors so chosen shall hold office for the remaining term of directors of the class to which he or she has been elected and until election of his or her duly qualified successor.
Mackinac.   Mackinac’s articles of incorporation and bylaws provide that any vacancies in the board of directors for any reason, and any newly created directorships resulting from any increase in the number of directors, may be filled only by the board of directors, acting by an affirmative vote of a majority of the Continuing Directors (as defined in the articles of incorporation) and an 80% majority of all of the directors then in office, although less than a quorum, and any director so chosen shall hold office until the next election of the class for which the director was chosen and until his or her successor shall be duly elected and qualified or his or her resignation or removal. The articles of incorporation and bylaws also provide that no decrease in the number of directors shall shorten the term of any incumbent director.

Director Removal
Nicolet.   Directors may be removed for cause by the affirmative vote of the holders of a majority of the outstanding shares of Nicolet common stock entitled to vote in the election of directors, except that a director may not be removed if a number of cumulative votes sufficient to elect him or her is cast against his or her removal. Removal must be voted upon at a special shareholders’ meeting called for that purpose, and any vacancy so created may be filled by majority vote of the remaining directors. “Cause” is defined as conviction of a felony, a demand for removal by regulatory authorities or a determination by two-thirds of the directors then in office (excluding the director whose removal is being sought) that the director’s conduct was inimical to the best interests of Nicolet.
Mackinac.   Mackinac’s articles of incorporation provide that any one or more directors may be removed at any time, with or without cause, by either (i) the affirmative vote of a majority of the Continuing Directors (as defined above) and at least 80% of the board of directors or (ii) the affirmative vote, at a meeting of the shareholders called for that purpose, of the holders of at least 80% of the voting power of the then outstanding shares of capital stock entitled to vote generally in the election of directors voting together as a single class. Mackinac’s bylaws provide that any one or more directors may be removed for cause by the affirmative vote, at a meeting of the shareholders called for that purpose, of the holders of a majority of the voting power of the then outstanding shares of capital stock entitled to vote generally in the election of directors voting together as a single class.
Advance Notice of Shareholder Proposals
Nicolet.   Nicolet’s bylaws provide that in addition to any other requirements generally applicable to matters to be brought before an annual meeting of shareholders under Nicolet’s articles of incorporation or bylaws or the WBCL, a Nicolet shareholder who wishes to present a matter for consideration at such meeting must notify Nicolet’s Corporate Secretary in writing no later than 60 days before the meeting. The shareholder’s notice must specify the nature and reason for the business proposed to be conducted; the shareholder’s name, address and beneficial ownership of Nicolet stock; and any material interest of the shareholder in the matter proposed for consideration. See “Director Nominations” above for special provisions relating to shareholder nominations of candidates for the board of directors.
Mackinac.   Mackinac’s articles of incorporation provide that in addition to any other requirements generally applicable to matters brought before an annual meeting of shareholders under Mackinac’s articles of incorporation or bylaws or the MBCA, a shareholder who wishes to present a proposal for consideration at such meeting must notify Mackinac not less than 30 days prior to the date of the originally scheduled meeting; provided that, if less than 40 days’ notice of the meeting of shareholders is given by Mackinac, the notice of proposal must be received by Mackinac not later than the close of business on the 10th day following the date on which the notice of the scheduled meeting was first mailed to the shareholders. The shareholder’s notice must specify the name and address of the shareholder submitting the proposal, as they appear on Mackinac’s books and records; a representation that the shareholder is a holder of record of stock entitled to vote at such meeting, will continue to hold such stock through the date on which the meeting is held, and intends to appear in person or by proxy at the meeting to submit the proposal for shareholder vote; a brief description of the proposal desired to be submitted to the meeting for shareholder vote and the reasons for conducting such business at the meeting; and a description of any financial or other interest of such shareholder in the proposal.
Meetings of Shareholders
Nicolet.   Nicolet’s bylaws provide that annual meetings of shareholders will be held at such date as may be specified by the board of directors or Corporate Secretary. Subject to any contrary requirements of the WBCL, special meetings of shareholders may be called by either Nicolet’s Chief Executive Officer or President at the direction of the board of directors or by the holder(s) of at least 10% of Nicolet’s outstanding stock. Nicolet’s bylaws require at least ten and not more than 60 days’ notice of any meeting of shareholders. Nicolet’s bylaws further authorize the board of directors, in its sole discretion, to determine that the annual meeting and/or any special meeting of the shareholders be held solely by means of remote communication as authorized under Wisconsin Statutes section 180.0709.

Mackinac.   Mackinac’s bylaws provide that the annual meeting of the shareholders shall be held on such date and time as is designated by the board of directors. Special meetings of the shareholders may be called by resolution of a majority of the board of directors, by the Chairman of the Board, or by the President, and shall be held on a date fixed by the board of directors, the Chairman of the Board or the President.
Shareholder Vote Requirements
Nicolet.   Except as described under “Composition and Election of the Board of Directors” above and “Mergers, Consolidations and Sales of Assets” below, and unless a greater number of votes is required under Nicolet’s articles of incorporation or the WBCL, a matter voted upon by Nicolet shareholders will be approved if more votes are cast in favor of a matter than against it, assuming a quorum is present.
Mackinac.   Except as described under “Composition and Election of the Board of Directors” above, and unless a greater number of votes is required under the MBCA, a matter voted upon by Mackinac shareholders will be approved if more votes are cast in favor of a matter than against it, assuming a quorum is present.
Mergers, Consolidations and Sales of Assets
Nicolet.   Nicolet’s articles of incorporation provide that any merger or share exchange of Nicolet with or into any other corporation, or any sale, lease, exchange or other disposition of substantially all of its assets to any other person or entity will require the approval of either: (i) two-thirds of the directors then in office and a majority of the outstanding shares entitled to vote; or (ii) a majority of the directors then in office and two-thirds of the outstanding shares entitled to vote.
Nicolet’s articles of incorporation require that, in considering an offer of another party to make a tender or exchange offer for any equity security of Nicolet; to merge, effect a share exchange or otherwise combine Nicolet with any other corporation; or purchase or otherwise acquire all or substantially all of the assets of Nicolet, the board, in determining what is in the best interests of Nicolet and its shareholders, give due consideration to all relevant factors, including, without limitation, (a) the short-term and long-term social and economic effects on the employees, customers, shareholders and other constituents of Nicolet and its subsidiaries, and on the communities within which Nicolet and its subsidiaries operate (it being understood that Nicolet National Bank is charged with providing support to and being involved in the communities it serves); and (b) the consideration being offered by the other party in relation to the then-current value of Nicolet in a freely negotiated transaction and in relation to the board’s then-estimate of the future value of Nicolet as an independent entity.
Mackinac.   Mackinac’s articles of incorporation provide in considering an offer of another party to make a tender or exchange offer for any capital stock of Mackinac; to merge or consolidate Mackinac with any other entity or to purchase or otherwise acquire all or substantially all of the assets or business of Mackinac, the board, in determining what is in the best interests of Mackinac and its shareholders, give due consideration to all relevant factors, including, without limitation, (i) the adequacy and fairness of the consideration to be received by Mackinac and/or its shareholders under the offer considering historical trading prices of Mackinac stock, the price that might be achieved in a negotiated sale of Mackinac as a whole, premiums over trading prices which have been proposed or offered with respect to the securities of other companies in the past in connection with similar offers and the future prospects for Mackinac and its business; (ii) the potential social and economic impact of the offer and its consummation on Mackinac and its subsidiaries and their respective employees, depositors and other customers and vendors; (iii) the potential social and economic impact of the offer and its consummation on the communities in which Mackinac and any subsidiaries operate or are located; (iv) the business and financial condition and earnings prospects of the proposed acquiror or acquirors; and (v) the competence, experience and integrity of the proposed acquiror or acquirors and its or their management.
Indemnification
Nicolet.   Nicolet’s bylaws provide for the mandatory indemnification of a director, officer, employee or agent of Nicolet (or a person concurrently serving in such a capacity with another entity at Nicolet’s request), to the extent such person has been successful on the merits or otherwise in the defense of any threatened, pending or completed civil, criminal, administrative or investigative action, suit, arbitration or other proceeding brought by or in the right of Nicolet or by any other person or entity to which such person is a party because he or she is a director, officer, employee or agent of Nicolet, for all reasonable fees, costs, charges, disbursements, attorneys’ fees and other expenses incurred in connection with the proceeding. In all other cases, Nicolet shall indemnify a director or officer of Nicolet, and may indemnify an employee or agent of Nicolet, against all liability and reasonable fees, costs, charges, disbursements, attorneys’ fees and other expenses incurred by such person in any proceeding brought by or in the right of Nicolet or by any other person or entity to which such person is a party because he or she is a director, officer, employee or agent, unless it has been proven by final adjudication that such person breached or failed to perform a duty owed to Nicolet that constituted:
•
a willful failure to deal fairly with Nicolet or its shareholders in connection with a matter in which the director, officer, employee or agent has a material conflict of interest;

•
a violation of criminal law, unless the director, officer, employee or agent had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful;

•
a transaction from which the director, officer, employee or agent derived an improper personal profit; or

•
willful misconduct.

Unless modified by written agreement, the determination as to whether indemnification is proper shall be made in accordance with the WBCL. The right to indemnification under Nicolet’s bylaws may only be amended by the vote of two-thirds of the outstanding shares of Nicolet capital stock entitled to vote on the matter. Nicolet is authorized to purchase and maintain insurance on behalf of its directors, officers, employees or agents in connection with the foregoing indemnification obligations.
Mackinac.   Mackinac’s bylaws provide for mandatory indemnification to the fullest permitted by the MBCA in connection with any actual or threatened civil, criminal, administrative or investigative action, suit or proceeding (whether brought by or in the name of Mackinac, a subsidiary or otherwise) in which a director or executive officer is a witness or which is brought against a director or executive officer in his or her capacity as a director, officer, employee, agent or fiduciary of Mackinac or of any corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which the director or executive officer was serving at the request of Mackinac. Mackinac’s bylaws further provide that persons who are not directors or executive officers of Mackinac may be similarly indemnified in respect of such service to the extent authorized at any time by the board of directors.
Mackinac’s bylaws also permit Mackinac to purchase and maintain insurance to protect any director, executive officer or other person against any liability asserted against him or her and incurred by him or her in respect of such service whether or not Mackinac would have the power to indemnify him or her against such liability by the MBCA or under the bylaws. Further, the bylaws allow Mackinac to provide indemnification to any person, by agreement or otherwise, on such terms and conditions as the board of directors may approve that are not inconsistent with the MBCA.
The merger agreement provides that Nicolet will assume Mackinac’s indemnification obligations after the merger.
Amendments to Articles of Incorporation and Bylaws
Nicolet.   Nicolet’s articles of incorporation may be amended as provided in the WBCL, which provides that unless the articles of incorporation, bylaws or WBCL requires a higher vote, and subject to any rights of a class to vote separately on the amendment under the WBCL, an amendment to the articles of incorporation will be approved if the number of votes cast in favor of the amendment exceed the votes cast against it.
Nicolet’s bylaws may be amended by the shareholders or by majority vote of the board of directors, except as otherwise provided in the WBCL and except as specified under “Indemnification” above. The WBCL requires shareholder approval for an amendment to any shareholder-adopted bylaw that states that the board may not amend it. Additionally, a bylaw that fixes a greater or lower quorum requirement or a greater voting requirement for shareholders may not be adopted, amended or repealed by the board of directors. A bylaw that fixes a greater or lower quorum requirement or a greater voting requirement for the board of directors may be amended or repealed as follows: (i) if originally adopted by the shareholders, only by the shareholders, unless the bylaw also permits board approval of the amendment, or (ii) if originally adopted by the board of directors, either by the shareholders or by the board of directors.
Mackinac.   Mackinac’s articles of incorporation may only be amended by the affirmative vote of the holders of a majority of the stock entitled to vote; provided, however, that any amendment to Article VII (regarding the composition of the Mackinac board of directors and its authority), Article VIII (regarding shareholder approval of a merger or sale of Mackinac) or Article IX (regarding amendments to the articles of incorporation) require the approval of at least 80% of all directors then holding office and by a majority of the continuing directors (as defined in the articles of incorporation), and any amendment to Article X (board evaluation of certain offers) requires the affirmative vote of at least 80% of the outstanding shares of capital stock entitled to vote for the election of directors, voting together as a single class unless such amendment or repeal or inconsistent provision has been recommended for approval by at least 80% of all directors then holding office.
Mackinac’s bylaws may be amended or repealed by a majority vote of the board of directors at any regular or special meeting, without prior notice of intent to do so, or by vote of the holders of a majority of the outstanding voting shares at any annual or special meeting if notice of the proposed amendment, repeal, or adoption is contained in the notice of the meeting; provided that the affirmative vote of at least 80% of the outstanding shares of voting stock, voting as a single class, shall be required to amend or repeal Article IV (regarding directors), Article VIII (regarding indemnification), or Article IX (regarding amendments) of the bylaws or to adopt any provision inconsistent therewith, unless, such amendment or repeal or inconsistent provision has been recommended for approval by at least 80% of all directors then holding office and by a majority of the Continuing Directors (as defined in the articles of incorporation).
DISSENTERS’ RIGHTS
Nicolet
Nicolet’s shareholders are not entitled to dissenters’ rights with respect to the merger under Wisconsin law.
Mackinac
Mackinac’s shareholders have dissenters’ rights with respect to the merger under Michigan law. Under the provisions of Section 762 of the Michigan Business Corporation Act (“MBCA”), a Mackinac shareholder may dissent from the merger and be paid the fair value of the Mackinac shares held by such shareholder by complying with the procedures set forth in Sections 761 through 774 of the MBCA (the “Dissenters’ Rights Statute”). A copy of the Dissenters’ Rights Statute is attached as Appendix D to this joint proxy statement-prospectus.
The following discussion is not a complete description of the law relating to dissenters’ rights available to record holders and beneficial holders of Mackinac common stock under Michigan law. The description is qualified in its entirety by the full text of the relevant provisions of the MBCA, which are attached in their entirety as Appendix D to this joint proxy statement-prospectus. If you are a shareholder of Mackinac and desire to exercise dissenters’ rights, you should review these provisions of the MBCA very carefully and consult a legal advisor before electing or attempting to exercise your dissenters’ rights.
Preliminary Procedural Steps
Asserting Dissenters’ Rights.   If you are a Mackinac shareholder and wish to assert dissenters’ rights under the MBCA, then you must follow certain required procedures. To assert dissenters’ rights, a Mackinac shareholder must:
•
not vote for the approval of the merger; and

•
before the Mackinac shareholders vote on the merger, deliver to Mackinac written notice that he, she or it intends to demand payment for his, her or its shares if the Mackinac shareholders approve the merger, and the merger is completed.

Mackinac shareholders who do not satisfy the above two requirements will not be entitled to payment for their shares under the Dissenters’ Rights Statute. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the proposal to approve the merger and will, therefore, constitute a waiver of the dissenting shareholder’s right to receive payment under the Dissenters’ Rights Statute and nullify any previously delivered written demand for payment. Therefore, a dissenting Mackinac shareholder who submits a proxy and who wishes to exercise dissenters’ rights must submit a proxy containing instructions to vote against the proposal to approve the merger or must abstain from voting on the proposal to approve the merger. Voting against the proposal to approve the merger agreement will not, by itself, constitute a written demand for payment satisfying the requirements of the Dissenters’ Rights’ Statute. Similarly, neither abstaining from voting nor failing to vote on the proposal to approve the merger constitutes a written demand for payment satisfying the requirements of the Dissenters’ Rights Statute. The written demand for payment must be in addition to and separate from any proxy or vote on the proposal to approve the merger.
Mackinac Notice to Dissenting Shareholders.   If Mackinac shareholders approve the merger, Mackinac will, no later than ten days after the merger has been completed, deliver to all Mackinac shareholders who have asserted dissenters’ rights written notice notifying them that the merger has been completed. In the notice, Mackinac will also be required to: (a) inform the shareholders where their demand for payment must be sent, where and when shares represented by certificates are required to be deposited, and to what extent the transfer of uncertificated shares will be restricted after the payment demand is received; (b) supply a payment demand form that will require a dissenting shareholder to certify whether he, she or it acquired beneficial ownership of the shares before April 12, 2021 (the date of the first public announcement of the terms of the merger), and (c) establish a date by which Mackinac must receive the payment demand, which date will not be less than 30 nor more than 60 days after the date the notification described in this paragraph was delivered to the Mackinac dissenting shareholders.
Written Demand for Payment by Dissenting Shareholders
Upon receipt of the above-described written notice from Mackinac, a dissenting Mackinac shareholder must make a written demand for payment by the deadline specified in the notice. The dissenting shareholder must also certify whether the shareholder acquired beneficial ownership of the shares before April 12, 2021 and, if the shares are held by the record owner in certificated form, deposit his, her or its shares in accordance with the terms of the notice from Mackinac. A dissenting Mackinac shareholder that fails to make such a payment demand or to deposit the share certificates as required will forfeit the shareholder’s right to receive payment under the Dissenters’ Rights’ Statute. Although shares may not be transferred following such a demand for payment, the dissenting shareholder retains all other rights as a shareholder until the shares are cancelled in the merger.
Mackinac shareholders in whose name shares of common stock are registered in the stock records of Mackinac (i.e., record holders) may assert dissenters’ rights as to fewer than all of the shares registered in their name if they dissent with respect to all shares beneficially owned by any one person and notify Mackinac in writing of the name and address of each beneficial owner on whose behalf they, as record owners, assert dissenters’ rights.
Beneficial owners of Mackinac common stock may assert dissenters’ rights as to shares held on their behalf by a record owner only if (1) the beneficial owner submits to Mackinac the written consent of the record owner (e.g., Cede & Co.) to the dissent not later than the time the beneficial owner asserts dissenters’ rights; and (2) the beneficial owner asserts dissenters’ rights with respect to all shares beneficially owned by him, her or it and all shares over which he, she or it has power to direct the vote.
Mackinac Payment or Offer of Payment to Dissenting Shareholders
Within seven days after the merger is completed or a dissenting Mackinac shareholder’s demand for payment is received, whichever occurs later, Mackinac will generally be required to pay the amount that

Mackinac estimates to be the fair value of the dissenting shareholder’s shares, plus accrued interest. Mackinac will be required to include with the payment Mackinac’s most recent annual report to shareholders (in order to provide its most recent annual financial statements) and, if available, its later interim financial statements, along with a statement of Mackinac’s estimate of the fair value of the dissenting shareholder’s shares, an explanation of how interest was calculated, and a statement of the dissenting shareholder’s right to demand payment based on the dissenting shareholder’s estimate of the fair value of his, her or its shares. If a dissenting shareholder did not certify that he, she or it beneficially owned his, her or its shares before April 12, 2021, then Mackinac may elect to withhold payment to the dissenting shareholder and simply provide, after the merger, an estimate of the fair value of the shares, plus accrued interest, along with an offer to pay the estimated amount to the dissenting shareholder if the shareholder agrees to accept such payment in full satisfaction of his, her or its demand.
Mackinac shareholders should be aware that an investment banking opinion as to the fairness from a financial point of view of the consideration to be paid in the merger is not an opinion as to the fair value under the Dissenters’ Rights Statute.
Litigation
Within 30 days after Mackinac makes the payment or offer of payment to a dissenting Mackinac shareholder, if the dissenting shareholder believes that the amount paid or offered by Mackinac is less than the fair value of his, her or its shares and/or that interest was incorrectly calculated, or if Mackinac fails to make payment to pre-April 12, 2021 dissenting Mackinac shareholders within 60 days after the date set for demanding payment, the dissenting Mackinac shareholder may notify Mackinac in writing of his, her or its own estimate of the fair value of his, her or its shares of common stock and the amount of interest due, and demand payment of that estimate, less any payment already made by Mackinac. A dissenting shareholder’s failure to meet this 30-day deadline waives his, her or its right to demand payment of his, her or its estimate and must accept the amount paid or offered by Mackinac.
If a dissenting Mackinac shareholder has timely rejected Mackinac’s offer and demanded payment of the fair value of the shares and interest due, Mackinac must either pay the demanded amount or commence a judicial proceeding within 60 days after receiving the payment demand and petition an appropriate court, as described in the Dissenters’ Rights Statute, to determine the fair value of the shares and accrued interest. If Mackinac does not commence such a proceeding, Mackinac will be deemed to have accepted the demand of each dissenting Mackinac shareholder whose demand remains unsettled. Fair value, for this purpose, is defined in the Dissenters’ Rights Statute to mean the fair value of Mackinac common stock immediately before the closing of the merger, excluding any depreciation or appreciation in anticipation of the merger unless exclusion would be inequitable. All dissenting Mackinac shareholders whose demands remain unsettled will be made parties to the judicial proceeding to determine the fair value of their shares, and the court’s jurisdiction will be plenary and exclusive.
Each dissenting Mackinac shareholder made a party to the proceeding is entitled to judgment for the amount the court finds to be the fair value of his, her or its shares (which may be more or less than the amount paid or offered by Mackinac), plus interest, minus the amount, if any, that Mackinac previously paid such dissenting Mackinac shareholder. The court will assess the costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court, against Mackinac, except that the court may assess costs against all or some of the dissenting Mackinac shareholders, in amounts the court finds equitable, to the extent the court finds the dissenting Mackinac shareholders acted arbitrarily, vexatiously or not in good faith in demanding payment under the Dissenters’ Rights Statute. The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable, against Mackinac or one or more of the dissenting Mackinac shareholders.

You must do all of the things described in this “Dissenters’ Rights” section and as set forth in the MBCA in order to assert and preserve your dissenters’ rights and to receive the fair value of your shares in cash (as determined in accordance with the Dissenters’ Rights Statute). If you do not follow each of the steps as described above, you will have no right to receive cash for your shares as provided in the MBCA, and you will only be entitled to receive the merger consideration as provided in the merger agreement. In view of the complexity of these provisions of Michigan law, shareholders of Mackinac who are considering exercising their dissenters’ rights should consult their legal advisors.

OTHER MATTERS
The management teams of both Nicolet and Mackinac are not aware of any other matters to be brought before their special shareholders’ meetings. However, if any other matters are properly brought before the meeting, the persons named in the enclosed proxy card will have discretionary authority to vote all proxies with respect to such matters in accordance with their judgment.
EXPERTS
The consolidated financial statements of Nicolet as of December 31, 2020 and for each year in the two-year period ended December 31, 2020 and the effectiveness of Nicolet’s internal control over financial reporting as of December 31, 2020 incorporated in this joint proxy statement-prospectus by reference from Nicolet’s Annual Report on Form 10-K for the year ended December 31, 2020 have been audited by Wipfli LLP an independent registered public accounting firm, as stated in their report thereon, incorporated herein by reference, and have been incorporated in this joint proxy statement-prospectus and registration statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing. The consolidated statements of income, comprehensive income, changes in stockholders’ equity and cash flows for the year ended December 31, 2018 of Nicolet were audited by Porter Keadle Moore, LLC, an independent registered public accounting firm, and are incorporated in this joint proxy statement-prospectus by reference from Nicolet’s Annual Report on Form 10-K for the year ended December 31, 2020.
The consolidated financial statements of Mackinac as of December 31, 2020 incorporated in this joint proxy statement-prospectus and registration statement by reference to Mackinac’s Annual Report on Form 10-K for the year ended December 31, 2020, have been audited by Plante & Moran PLLC, an independent registered public accounting firm, as stated in their report incorporated by reference herein, and has been so incorporated in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.
LEGAL MATTERS
Bryan Cave Leighton Paisner LLP will deliver prior to the effective time of the merger its opinion to Nicolet and Mackinac as to certain United States federal income tax consequences of the merger. Please see the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 79 of this joint proxy statement-prospectus. The validity of the Nicolet common stock to be issued in connection with the merger will be passed upon for Nicolet by Michele McKinnon, Vice President Human Resources/Legal Counsel of Nicolet National Bank. As of March 31, 2021, Ms. McKinnon beneficially owned shares of Nicolet common stock representing less than 1% of the total outstanding shares of Nicolet common stock. Certain additional legal matters relating to the merger will be passed upon for Nicolet by Bryan Cave Leighton Paisner LLP and for Mackinac by Honigman LLP.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
Nicolet has filed a registration statement on Form S-4 with the SEC that registers the Nicolet common stock to be issued in the merger to Mackinac shareholders. This joint proxy statement-prospectus is a part of that registration statement and constitutes a prospectus of Nicolet and a joint proxy statement of Nicolet and Mackinac for each company’s special shareholders’ meeting. As allowed by SEC rules and regulations, this joint proxy statement-prospectus does not contain all of the information in the registration statement.
Each of Nicolet and Mackinac files reports, proxy statements, and other information with the SEC under the Exchange Act. Such information can be examined without charge on the website maintained by the SEC (http://www.sec.gov). The SEC’s website contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC, including Nicolet and Mackinac. The statements contained in this joint proxy statement-prospectus as to the contents of any contract or other document filed or incorporated by reference as an exhibit to the registration statement are, of necessity, brief descriptions of the material terms of, and should be read in conjunction with, such contract or document. In addition, documents filed with the SEC by Nicolet, including the registration statement on Form S-4, of which this joint proxy statement-prospectus forms a part, will be available free of charge by accessing Nicolet’s website at https://www.nicoletbank.com or Mackinac’s website at http://www.bankmbank.com. The web addresses of the SEC, Nicolet and Mackinac are included as inactive textual references only. Except as specifically incorporated by reference into this joint proxy statement-prospectus, information on those websites is not part of this joint proxy statement-prospectus.
The SEC allows each of Nicolet and Mackinac to “incorporate by reference” the information that it files with the SEC, which means that Nicolet and Mackinac can disclose important information to you by referring to their respective filings with the SEC. The information incorporated by reference is considered a part of this joint proxy statement-prospectus, and certain information that Nicolet files later with the SEC will automatically update and supersede the information in this joint proxy statement-prospectus.
Nicolet (Commission File No. 001-37700) incorporates by reference the following documents Nicolet has filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, other than information in these documents that is not deemed to be filed with the SEC:
•
Nicolet’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on February 26, 2021;

•
Nicolet’s Quarterly Report on Form 10-Q for the three months ended March 31, 2021, filed with the SEC on April 30, 2021;

•
The description of Nicolet’s common stock contained in Nicolet’s registration statement on Form 8-A, as filed with the SEC on February 22, 2016, and any amendment or report filed for the purpose of updating such description;

•
Nicolet’s Current Reports on Form 8-K* filed with the SEC on January 19, 2021, March 23, 2021, April 12, 2021, April 20, 2021, April 26, 2021, May 11, 2021 and May 12, 2021; and

•
Any document Nicolet may file* under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this document and before the date of Nicolet’s special meeting.

*
We are not incorporating and will not incorporate by reference into this joint proxy statement-prospectus, past or future information on reports furnished or that will be furnished by Nicolet under Items 2.02 and/or 7.01 of, or otherwise with, Form 8-K.

Mackinac (Commission File No. 000-20167) incorporates by reference the following documents Mackinac has filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, other than information in these documents that is not deemed to be filed with the SEC:
•
Mackinac’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 12, 2021;

•
Mackinac’s Quarterly Report on Form 10-Q for the three months ended March 31, 2021, filed with the SEC on May 14, 2021;

•
The description of Mackinac’s common stock contained in Mackinac’s registration statement on Form 8-A, as filed with the SEC on February 22, 2016, and any amendment or report filed for the purpose of updating such description;

•
Mackinac’s Current Reports on Form 8-K* filed with the SEC March 30, 2021, April 12, 2021, April 19, 2021 and May 25, 2021; and

•
Any document Mackinac may file* under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this document and before the date of Mackinac’s special meeting.

*
We are not incorporating and will not incorporate by reference into this joint proxy statement-prospectus, past or future information on reports furnished or that will be furnished by Mackinac under Items 2.02 and/or 7.01 of, or otherwise with, Form 8-K.

If you would like to request documents, please do so by July 8, 2021 to receive them before the Nicolet or Mackinac special meeting.
Nicolet has supplied all of the information contained in this joint proxy statement-prospectus relating to Nicolet and its subsidiaries. Mackinac has supplied all of such information relating to Mackinac and its subsidiaries.
Shareholders of Nicolet and Mackinac should rely only on the information contained or incorporated by reference in this joint proxy statement-prospectus to vote on the proposals in connection with the merger. We have not authorized anyone to provide you with information that is different from what is contained in this joint proxy statement-prospectus. This joint proxy statement-prospectus is dated June 3, 2021. You should not assume that the information contained in this joint proxy statement-prospectus is accurate as of any other date other than such date, and neither the mailing of this joint proxy statement-prospectus nor the issuance of Nicolet common stock as contemplated by the merger agreement will create any implication to the contrary.

Appendix A
EXECUTION COPY
Agreement and Plan of Merger
by and between
Nicolet Bankshares, Inc.
and
Mackinac Financial Corporation
April 12, 2021

A-i

A-ii

A-iii

Exhibits
A
Form of Bank Plan of Merger

B
Form of Voting and Support Agreement

A-iv

INDEX OF DEFINED TERMS
Acquisition Proposal	46
Adverse Recommendation	30
Affiliate	46
Agreement	1
Articles of Merger	2
Bank	46
Bank Merger	46
Bank Plan of Merger	2
Borrowing Affiliate	28
Business Day	46
Closing	1
Closing Date	1
Code	1
Company	1
Company Articles of Incorporation	46
Company Benefit Plan	46
Company Board	46
Company Bylaws	46
Company Capital Stock	46
Company Capitalization Date	6
Company Common Stock	46
Company Debt Agreement	46
Company Director	2
Company Disclosure Schedules	52
Company Employees	29
Company ERISA Affiliate	46
Company Evaluation Date	8
Company Financial Statements	8
Company Investment Securities	18
Company Loans	10
Company Material Contract	16
Company Permitted Exceptions	10
Company Preferred Stock	6
Company Regulatory Reports	47
Company SEC Reports	47
Company Shareholder Approval	47
Company Shareholders Meeting	30
Company Stock Certificates	3
Company Stock Plans	47
Confidentiality Agreement	27
Contemplated Transactions	47
Contract	47
Control, Controlling or Controlled	47
Conversion Fund	3

A-v

Covered Employees	38
CRA	47
Deposit Insurance Fund	47
Derivative Transactions	47
Dissenting Shares	47
DOL	47
Effective Time	2
Environment	48
Environmental Laws	48
ERISA	48
Exchange Act	48
Exchange Agent	3
Exchange Ratio	3
Expenses	33
FDIC	48
Federal Reserve	48
GAAP	48
Hazardous Materials	48
Indemnification Proceeding	33
Indemnified Employee	33
Indemnified Party	33
Intangible Assets	48
Internal Control Over Financial Reporting	8
IRS	48
IRS Guidelines	37
Joint Proxy Statement	48
Knowledge	48
Legal Requirement	48
Letter of Transmittal	3
Material Adverse Effect	48
MBCA	49
Merger	1
Merger Consideration	3
Nasdaq Rules	49
New Plans	38
Nicolet	1
Nicolet Articles of Incorporation	49
Nicolet Bank	49
Nicolet Benefit Plan	49
Nicolet Board	49
Nicolet Bylaws	49
Nicolet Capital Stock	49
Nicolet Capitalization Date	21
Nicolet Common Stock	49
Nicolet Common Stock Price	49

A-vi

Nicolet Disclosure Schedules	52
Nicolet Equity Award	49
Nicolet ERISA Affiliate	49
Nicolet Evaluation Date	23
Nicolet Financial Statements	22
Nicolet Loans	23
Nicolet Material Contract	50
Nicolet Preferred Stock	21
Nicolet SEC Reports	50
Nicolet Shareholder Approval	50
Nicolet Shareholders Meeting	33
Nicolet Stock Plans	50
Old Plans	38
Order	50
Ordinary Course of Business	50
OREO	50
Outstanding Company Shares	50
PATRIOT Act	19
PBGC	50
Per Share Cash Consideration	3
Per Share Stock Consideration	3
Person	50
Previously Disclosed	52
Proceeding	50
Registration Statement	50
Regulatory Authority	50
Representative	51
Requisite Regulatory Approvals	51
Schedules	52
SEC	51
Securities Act	51
Severance Costs	51
Subsidiary	51
Superior Proposal	51
Surviving Entity	1
Takeover Statutes	51
Tangible Assets	51
Tax	51
Tax Return	52
Termination Date	42
Termination Fee	42
Transaction Costs	52
Transition Date	52
U.S.	52
WBCL	52

A-vii

AGREEMENT AND PLAN OF MERGER
This Agreement and Plan of Merger (together with all exhibits and schedules, this “Agreement”) is entered into as of April 12, 2021, by and between Nicolet Bankshares, Inc., a Wisconsin corporation (“Nicolet”), and Mackinac Financial Corporation, a Michigan corporation (the “Company”).
RECITALS
A.   The parties to this Agreement desire to effect a merger of the Company with and into Nicolet (the “Merger”) in accordance with this Agreement and the applicable provisions of the WBCL and the MBCA, with Nicolet as the surviving entity in the Merger (sometimes referred to in such capacity as the “Surviving Entity”).
B.   The respective boards of directors of the Company and Nicolet have approved the Merger upon the terms and subject to the conditions of this Agreement and, in accordance with the applicable provisions of the WBCL and the MBCA, approved and declared the advisability of this Agreement and determined that consummation of the Merger in accordance with the terms of this Agreement is in the best interests of their respective companies and shareholders.
C.   The parties intend that the Merger qualify as a “reorganization” under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and that this Agreement be and hereby is adopted as a “plan of reorganization” within the meaning of Section 1.368-2(g) of the Treasury regulations promulgated thereunder.
D.   The parties desire to make certain representations, warranties and agreements in connection with the Merger and the other transactions contemplated by this Agreement, and the parties also agree to certain prescribed conditions to the Merger and other transactions.
AGREEMENTS
In consideration of the foregoing premises and the following mutual promises, covenants and agreements, the parties hereby agree as follows:
ARTICLE 1
THE MERGER
Section 1.1   The Merger.   Upon the terms and subject to the conditions of this Agreement and in accordance with the applicable provisions of the WBCL and the MBCA, at the Effective Time, the Company shall be merged with and into Nicolet pursuant to the provisions of, and with the effects provided in, the WBCL and the MBCA, the separate corporate existence of the Company shall cease and Nicolet will be the Surviving Entity.
Section 1.2   Effective Time; Closing.
(a)   The closing of the Merger (the “Closing”) shall occur through the mail or at a place that is mutually acceptable to Nicolet and the Company, or if they fail to agree, at the offices of Bryan Cave Leighton Paisner LLP, 1201 W. Peachtree Street, 14th Floor, Atlanta, Georgia 30309, at 10:00 a.m., Eastern Daylight Time, on the date that is five (5) Business Days after the satisfaction or waiver (subject to applicable Legal Requirements) of the latest to occur of the conditions set forth in Article 8 and Article 9 (other than those conditions that by their nature are to be satisfied or waived at the Closing, but subject to the satisfaction or waiver of those conditions) or at such other time and place as Nicolet and the Company may agree in writing (the “Closing Date”). Subject to the provisions of Article 10, failure to consummate the Merger on the date and time and at the place determined pursuant to this Section 1.2 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.
(b)   The parties hereto agree to file on the Closing Date articles of merger with the Wisconsin Department of Financial Institutions (the “Articles of Merger”) and a certificate of merger with the

Michigan Department of Licensing and Regulatory Affairs. The Merger shall become effective as of the date and time specified in the Articles of Merger (the “Effective Time”).
Section 1.3   Effects of the Merger.   At the Effective Time, the effects of the Merger shall be as provided in this Agreement, the Articles of Merger and the applicable provisions of the WBCL and the MBCA. Without limiting the generality of the foregoing, at the Effective Time, all of the property, rights, privileges, powers and franchises of the Company shall be vested in the Surviving Entity, and all debts, liabilities and duties of the Company shall become the debts, liabilities and duties of the Surviving Entity.
Section 1.4   Organizational Documents of the Surviving Entity.   The Nicolet Articles of Incorporation and the Nicolet Bylaws, as in effect immediately prior to the Effective Time, shall be the articles of incorporation and bylaws of the Surviving Entity until thereafter amended in accordance with the provisions thereof and applicable Legal Requirements.
Section 1.5   Directors and Officers of the Surviving Entity.   At the Effective Time, the directors shall be the directors of Nicolet immediately prior to the Effective Time and one (1) person from the Company Board, to be designated by the Company and reasonably acceptable to Nicolet prior to the Effective Time (such person from the Company Board is expected to be Paul D. Tobias) (the “Company Director”). At the Effective Time, the executive officers of the Surviving Entity shall be the executive officers of Nicolet immediately prior to the Effective Time. Such directors and executive officers shall serve until their resignation, removal or until their successors shall have been elected or appointed and shall have qualified in accordance with the laws and governing documents applicable to Nicolet or Nicolet Bank.
Section 1.6   Location of the Surviving Entity.   The principal offices of the Surviving Entity will be located at 111 N. Washington Street, Green Bay, Wisconsin 54301.
Section 1.7   Bank Merger.   Following the Effective Time of the Merger, the Bank shall be merged with and into Nicolet Bank in accordance with the provisions of the National Bank Act (12 U.S.C. § 215a), Section 18(c) of the Federal Deposit Insurance Act and Article 6 of Chapter 487 of the Michigan Compiled Laws and pursuant to the terms and conditions of the Plan of Merger by and between Nicolet Bank and the Bank, a form of which is attached as Exhibit A (the “Bank Plan of Merger”). Following the execution and delivery of this Agreement, the Company will cause the Bank, and Nicolet will cause Nicolet Bank, to execute and deliver the Bank Plan of Merger substantially in the form set forth in Exhibit A.
Section 1.8   Absence of Control.   Subject to any specific provisions of this Agreement, it is the intent of the parties to this Agreement that neither Nicolet nor the Company by reason of this Agreement shall be deemed (until consummation of the Merger) to control, directly or indirectly, the other party or any of its respective Subsidiaries and shall not exercise, or be deemed to exercise, directly or indirectly, a controlling influence over the management or policies of such other party or any of its respective Subsidiaries.
Section 1.9   Alternative Structure.   Notwithstanding anything to the contrary contained in this Agreement, before the Effective Time, Nicolet may change the method of effecting the Contemplated Transactions if and to the extent that it concludes such a change to be desirable; provided, that: (a) any such change shall not affect the U.S. federal income tax consequences of the Merger to holders of Company Common Stock; and (b) no such change shall (i) alter or change the amount or kind of the consideration to be issued to holders of Company Common Stock as consideration in the Merger or (ii) materially impede or delay consummation of the Merger. If Nicolet elects to make such a change, the parties shall execute appropriate documents to reflect the change.
ARTICLE 2
CONVERSION OF SECURITIES IN THE MERGER
Section 2.1   Consideration.
(a)   At the Effective Time, by virtue of the Merger and without any action on the part of Nicolet, the Company, or the holder of any shares of Company Common Stock, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time, will be converted, subject to the fractional share procedures in Section 2.4 and the dissenters rights provisions in Section 2.5, into the right to receive:
(i)   0.22 fully paid and nonassessable shares (the “Exchange Ratio”) of Nicolet Common Stock (the “Per Share Stock Consideration”), and
(ii)   $4.64 in cash, without interest (the “Per Share Cash Consideration”).
(b)   The total cash and stock consideration to be paid by Nicolet in respect of shares of Company Common Stock is referred to herein as the “Merger Consideration.” Notwithstanding anything in this Section 2.1 to the contrary, at the Effective Time and by virtue of the Merger, each share of Company Common Stock held in the Company’s treasury and each share of Company Common Stock owned directly or indirectly by Nicolet (other than shares held in a fiduciary capacity or in connection with debts previously contracted) will be cancelled and no shares of Nicolet Common Stock, cash, or other consideration will be issued or paid in exchange therefor.
Section 2.2   Exchange of Company Stock Certificates.
(a)   The parties to this Agreement agree: (i) that Computershare Trust Company, N.A. shall serve, pursuant to customary terms of an exchange agent agreement, as the exchange agent for purposes of this Agreement (the “Exchange Agent”); and (ii) to execute and deliver the exchange agent agreement at or prior to the Effective Time. Nicolet shall be solely responsible for the payment of any fees and expenses of the Exchange Agent.
(b)   At or prior to the Effective Time, Nicolet shall authorize the issuance of and shall make available to the Exchange Agent, for the benefit of the holders of Company Common Stock for exchange in accordance with this Article 2: (i) a sufficient number of shares of Nicolet Common Stock and cash for payment of the Merger Consideration pursuant to Section 2.1, and (ii) sufficient cash for payment of cash in lieu of any fractional shares of Nicolet Common Stock in accordance with Section 2.4. Such amount of cash and shares of Nicolet Common Stock, together with any dividends or distributions with respect thereto paid after the Effective Time, are referred to in this Article 2 as the “Conversion Fund.”
(c)   Within five (5) Business Days after the Closing Date, Nicolet shall cause the Exchange Agent to mail to each holder of record of one or more certificates or evidence of book-entry representing such shares of Company Common Stock (the “Company Stock Certificates”) the letter of transmittal and other appropriate and customary transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the Company Stock Certificates shall pass, only upon proper delivery of such Company Stock Certificates to the Exchange Agent) (the “Letter of Transmittal” ) for use in effecting the surrender of Company Stock Certificates pursuant to this Agreement.
(d)   Upon proper surrender of a Company Stock Certificate for exchange to the Exchange Agent, together with a properly completed and duly executed Letter of Transmittal, the holder of such Company Stock Certificate shall be entitled to receive in exchange therefor his, her or its Merger Consideration plus cash in lieu of any fractional shares of Nicolet Common Stock in accordance with Section 2.2 deliverable in respect of the shares of Company Common Stock represented by such Company Stock Certificate; thereupon such Company Stock Certificate shall forthwith be cancelled.
(e)   No interest will be paid or accrued on any portion of the Merger Consideration deliverable upon surrender of a Company Stock Certificate.
(f)   After the Effective Time, there shall be no transfers of Outstanding Company Shares on the stock transfer books of the Company.
(g)   No dividends or other distributions declared with respect to Nicolet Common Stock and payable to the holders of record thereof after the Effective Time shall be paid to the holder of any unsurrendered Company Stock Certificate until the holder thereof shall surrender such Company Stock Certificate in accordance with this Article 2. Promptly after the surrender of a Company Stock Certificate in accordance with this Article 2, the record holder thereof shall be entitled to receive any such dividends or other distributions, without interest thereon, which theretofore had become payable with respect to shares of Nicolet Common Stock into which the shares of Company Common Stock represented by such Company Stock Certificate were converted at the Effective Time pursuant to Section 2.1. No holder of an unsurrendered Company Stock Certificate shall be entitled, until the surrender of such Company Stock Certificate, to vote the shares of Nicolet Common Stock into which such holder’s Company Common Stock shall have been converted.
(h)   Any portion of the Conversion Fund that remains unclaimed by the shareholders of the Company twelve (12) months after the Effective Time shall be paid to the Surviving Entity, or its successors in interest. Any shareholders of the Company who have not theretofore complied with this Article 2 shall thereafter look only to the Surviving Entity, or its successors in interest, for issuance of Nicolet Common Stock and/or cash pursuant to the Merger Consideration and the payment of cash in lieu of any fractional shares deliverable in respect of such shareholders’ shares of Company Common Stock, as well as any accrued and unpaid dividends or distributions on shares of such Nicolet Common Stock. Notwithstanding the foregoing, none of the Surviving Entity, the Exchange Agent or any other person shall be liable to any former holder of shares of Company Common Stock for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar laws.
(i)   In the event any Company Stock Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Company Stock Certificate to be lost, stolen or destroyed and, if required by the Surviving Entity, the posting by such person of a bond in such amount as the Exchange Agent may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Company Stock Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Company Stock Certificate, and in accordance with this Article 2, shares of Nicolet Common Stock and/or cash pursuant to the Merger Consideration and cash in lieu of any fractional shares deliverable in respect thereof pursuant to this Agreement.
(j)   If, between the date of this Agreement and the Effective Time, the outstanding shares of Nicolet Common Stock shall have been changed into a different number of shares or into a different class by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Merger Consideration per share shall be adjusted appropriately to provide the holders of Company Common Stock the same economic effect as contemplated by this Agreement prior to such event.
Section 2.3   Cancellation of Shares.   At the Effective Time, the shares of Company Common Stock will no longer be outstanding and will automatically be cancelled and will cease to exist. Company Stock Certificates that represented Company Common Stock before the Effective Time will be deemed for all purposes to represent the number of shares of Nicolet Common Stock or cash into which they were converted pursuant to this Article 2.
Section 2.4   No Fractional Shares.   Notwithstanding anything to the contrary contained in this Agreement, no fractional shares of Nicolet Common Stock shall be issued as Merger Consideration in the Merger. Each holder of Company Common Stock who would otherwise be entitled to receive a fractional share of Nicolet Common Stock pursuant to this Article 2 shall instead be entitled to receive an amount in cash (without interest) rounded to the nearest whole cent, determined by multiplying Nicolet Common Stock Price by the fractional share of Nicolet Common Stock to which such former holder would otherwise be entitled.
Section 2.5   Dissenting Shares.   Notwithstanding anything in this Article 2 to the contrary, no Dissenting Shares shall be converted in the Merger. All dissenting shares shall be cancelled, and the holders thereof shall thereafter be entitled only to such rights as are granted by Chapter 450 Section 1762 of the MBCA; provided, however, that if any such shareholder fails to perfect his, her or its rights as a dissenting shareholder with respect to his, her or its Dissenting Shares in accordance with Chapter 450 of the MBCA or withdraws or loses such holder’s dissenter’s rights, such shares held by such shareholder shall be deemed to have been converted into, and become exchangeable for, as of the Effective Time, the right to receive the Merger Consideration to which the holder of such shares would have been entitled as of the Effective Time, without interest thereon.

Section 2.6   Nicolet Common Stock.   At the Effective Time, by virtue of the Merger and without any action on the part of Nicolet, the Company, or the holder of any shares of Nicolet Common Stock, the shares of Nicolet Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and shall not be affected by the Merger.
ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Except as Previously Disclosed, the Company hereby represents and warrants to Nicolet as follows:
Section 3.1   Company Organization. The Company: (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan and is also in good standing in each other jurisdiction in which the nature of the business conducted or the properties or assets owned or leased by it makes such qualification necessary, except where the failure to be so qualified and in good standing would not have a Material Adverse Effect on the Company; (b) is registered with the Federal Reserve as a bank holding company under the Bank Holding Company Act of 1956, as amended; and (c) has full power and authority, corporate and otherwise, to operate as a bank holding company and to own, operate and lease its properties as presently owned, operated and leased, and to carry on its business as it is now being conducted. The copies of the Company Articles of Incorporation and the Company Bylaws and all amendments thereto set forth in the SEC Reports are true, complete and correct, and the Company Articles of Incorporation and the Company Bylaws are in full force and effect as of the date of this Agreement. Other than the Subsidiaries set forth in Section 3.1 of the Company Disclosure Schedules, the Company has no “Significant Subsidiary” as set forth in Rule 1-02 or Regulation S-X promulgated under the Exchange Act.
Section 3.2   Subsidiary Organizations.   The Bank is a Michigan state-chartered bank duly organized, validly existing and in good standing under the laws of the State of Michigan. Each Subsidiary of the Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and is also in good standing in each other jurisdiction in which the nature of the business conducted or the properties or assets owned or leased by it makes such qualification necessary, except where the failure to be so qualified and in good standing would not have a Material Adverse Effect on the Company. Each Subsidiary of the Company has full power and authority, corporate and otherwise, to own, operate and lease its properties as presently owned, operated and leased, and to carry on its business as it is now being conducted. The deposit accounts of the Bank are insured by the FDIC through the Deposit Insurance Fund to the fullest extent permitted by applicable Legal Requirements, and all premiums and assessments required to be paid in connection therewith have been paid when due. The Company has delivered or made available to Nicolet copies of the charter (or similar organizational documents) and bylaws of each Subsidiary of the Company and all amendments thereto, each of which are true, complete and correct and in full force and effect as of the date of this Agreement.
Section 3.3   Authorization; Enforceability.   The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Company Board. The Company Board has determined that the Merger, on substantially the terms and conditions set forth in this Agreement, is advisable and in the best interests of the Company and its shareholders, and that the Agreement and transactions contemplated hereby are in the best interests of the Company and its shareholders. The Company Board has directed the Merger, on substantially the terms and conditions set forth in this Agreement, be submitted to the Company’s shareholders for consideration at a duly held meeting of such shareholders and has resolved to recommend that the Company’s shareholders vote in favor of the adoption and approval of this Agreement and the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company, and the consummation by it of its obligations under this Agreement, have been authorized by all necessary corporate action, subject to the Company Shareholder Approval, and, subject to the receipt of the Requisite Regulatory Approvals, this Agreement constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other Legal Requirements affecting creditors’ rights generally and subject to general principles of equity.
Section 3.4   No Conflict.   Neither the execution nor delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time): (a) contravene, conflict with or result in a violation of any provision of the certificate of incorporation, certificate of formation or charter (or similar organizational documents) or bylaws or operating agreement, each as in effect on the date hereof, or any currently effective resolution adopted by the board of directors, shareholders, manager or members of, the Company or any of its Subsidiaries; (b) assuming receipt of the Requisite Regulatory Approvals, contravene, conflict with or result in a violation of, or give any Regulatory Authority or other Person the valid and enforceable right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Company or any of its Subsidiaries, or any of their respective assets that are owned or used by them, may be subject, except for any contravention, conflict or violation that is permissible by virtue of obtaining the Requisite Regulatory Approvals; (c) contravene, conflict with or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify any Company Material Contract; or (d) result in the creation of any material lien, charge or encumbrance upon or with respect to any of the assets owned or used by the Company or any of its Subsidiaries. Except for the Requisite Regulatory Approvals, the Company Shareholder Approval and the Registration Statement, neither the Company nor any of its Subsidiaries is or will be required to give any notice to or obtain any consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.
Section 3.5   Capitalization.
(a)   The authorized capital stock of the Company currently consists exclusively of (i) 18,000,000 shares of Company Common Stock, no par value per share, of which, as of March 31, 2021 (the “Company Capitalization Date”), 10,550,393 shares were issued and outstanding, and (ii) 500,000 shares of preferred stock, $1.00 par value (the “Company Preferred Stock”), of which, as of the Company Capitalization Date, no shares were issued and outstanding. The Company does not have outstanding any bonds, debentures, notes or other debt obligations having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) with the shareholders of the Company on any matter. All of the issued and outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. None of the outstanding shares of Company Common Stock were issued in violation of any preemptive rights.
(b)   As of the Company Capitalization Date, no shares of Company Capital Stock were reserved for issuance except for 14,560 shares of Company Common Stock reserved for issuance pursuant to future awards under Company Stock Plans.
(c)   Other than 178,311 shares of Company Common Stock issued pursuant to restricted stock awards under Company Stock Plans, no equity-based awards were outstanding as of the Company Capitalization Date. Since the Company Capitalization Date through the date hereof, the Company has not: (i) issued or repurchased any shares of Company Common Stock or other equity securities of the Company; or (ii) issued or awarded any options, stock appreciation rights, restricted shares, restricted stock units, deferred equity units, awards based on the value of Company Common Stock or any other equity-based awards. From the Company Capitalization Date through the date of this Agreement, neither the Company nor any of its Subsidiaries has: (A) accelerated the vesting of or lapsing of restrictions with respect to any stock-based compensation awards or long-term incentive compensation awards; (B) with respect to executive officers of the Company or its Subsidiaries, entered into or amended any employment, severance, change in control or similar agreement (including any agreement providing for the reimbursement of excise taxes under Section 4999 of the Code); or (C) adopted or materially amended any Company Stock Plan.
(d)   None of the shares of Company Common Stock were issued in violation of any federal or state securities laws or any other applicable Legal Requirement. As of the date of this Agreement, except as set forth in Section 3.5(d) of the Company Disclosure Schedules, there are: (i) no outstanding subscriptions, Contracts, conversion privileges, options, warrants, calls or other rights obligating the Company or the Bank to issue, sell or otherwise dispose of, or to purchase, redeem or otherwise acquire, any shares of capital stock of the Company or the Bank; and (ii) no contractual obligations of the Company or the Bank to repurchase, redeem or otherwise acquire any shares of Company Common Stock or any equity security of the Company or the Bank or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of the Company or the Bank. Except as permitted by this Agreement, since the Company Capitalization Date, no shares of Company Common Stock have been purchased, redeemed or otherwise acquired, directly or indirectly, by the Company or the Bank and no dividends or other distributions payable in any equity securities of the Company or the Bank have been declared, set aside, made or paid to the shareholders of the Company. Other than the Bank, the Company does not own, nor has any Contract to acquire, any equity interests or other securities of any Person or any direct or indirect equity or ownership interest in any other business.
Section 3.6   Company Subsidiary Capitalization.   Except as set forth in Section 3.6 of the Company Disclosure Schedules, all of the issued and outstanding shares of capital stock or other equity ownership interests of the Subsidiaries of the Company are owned by the Company, directly or indirectly, free and clear of any material liens, pledges, charges, claims and security interests and similar encumbrances, and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. No Company Subsidiary has nor is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.
Section 3.7   Company SEC Reports; Financial Statements and Reports; Regulatory Filings.
(a)   The Company has timely filed all Company SEC Reports, and all such Company SEC Reports have complied as to form in all material respects, as of their respective filing dates and effective dates, as the case may be, with all applicable requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder. The Company SEC Reports were prepared in accordance with applicable Legal Requirements in all material respects. As of their respective filing dates, none of the Company SEC Reports contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that information filed as of a later date (but before the date of this Agreement) is deemed to modify information as of an earlier date. As of the date hereof, there are no outstanding comments from or unresolved issues raised by the SEC with respect to any of the Company SEC Reports. No Subsidiary of the Company is required to file periodic reports with the SEC pursuant to Section 13 or 15(d) of the Exchange Act.
(b)   The financial statements presented (or incorporated by reference) in the Company SEC Reports (including the related notes, where applicable) have been prepared in conformity with GAAP, except in each case as indicated in such statements or the notes thereto, and comply in all material respects with all applicable Legal Requirements. Taken together, the financial statements presented in the Company SEC Reports (collectively, the “Company Financial Statements”) are complete and correct in all material respects and fairly and accurately present the respective financial position, assets, liabilities and results of operations of the Company and its Subsidiaries at the respective dates of and for the periods referred to in the Company Financial Statements, subject to normal year-end audit adjustments in the case of unaudited Company Financial Statements. The Company Financial Statements do not include any assets or omit to state any liabilities, absolute or contingent, or other facts, which inclusion or omission would render the Company Financial Statements misleading in any material respect as of the respective dates thereof and for the periods referred to therein. As of the date hereof, Plante & Moran, PLLC has not resigned (or informed the Company that it intends to resign) or been dismissed as independent registered public accountant of the Company.
(c)   The Company is in compliance in all material respects with all of the provisions of the Sarbanes-Oxley Act of 2002 that are applicable to it or any of its Subsidiaries. The Company maintains a system of disclosure controls and procedures as defined in Rule 13a-15 and 15d-15 under the Exchange Act that are designed to provide reasonable assurance that information required to be disclosed by the Company in reports that the Company is required to file under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, and that such information is accumulated and communicated to the Company’s management to allow timely decisions regarding required disclosures. As of December 31, 2020, such controls and procedures were effective, in all material respects, to provide such reasonable assurance.
(d)   The Company and its Subsidiaries have established and maintained a system of internal control over financial reporting (within the meaning of Rule 13a-15 and Rule 15d-15 under the Exchange Act) (“Internal Control Over Financial Reporting”). The Company’s certifying officers have evaluated the effectiveness of the Company’s Internal Control Over Financial Reporting as of the end of the period covered by the most recently filed quarterly report on Form 10-Q, or annual report on Form 10-K for the fourth quarter, under the Exchange Act (the “Company Evaluation Date”). The Company presented in such quarterly report the conclusions of the certifying officers about the effectiveness of the Company’s Internal Control Over Financial Reporting based on their evaluations as of the Company Evaluation Date. Since the Company Evaluation Date, there have been no changes in the Company’s Internal Control Over Financial Reporting that have materially affected, or are reasonably likely to materially affect, the Company’s Internal Control Over Financial Reporting. The Company has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
(e)   The Company Regulatory Reports have been filed with the appropriate Regulatory Authority. The Company Regulatory Reports have been prepared in material compliance with the rules and regulations of the respective federal or state banking regulator with which they were filed, except as otherwise noted therein. Each Company Regulatory Report fairly presents, in all material respects, the financial position of the Company or the Bank, as appropriate, and the results of its operations at the date and for the period indicated in such Company Regulatory Report in conformity with the Instructions for the Preparation of Call Reports and other relevant guidance as promulgated by applicable regulatory authorities. None of the Company Regulatory Reports contains any material items of special or nonrecurring income or any other income not earned in the Ordinary Course of Business (it being understood that income relating to the Paycheck Protection Program is deemed earned in the Ordinary Course), except as expressly specified therein.
(f)   Each of the Company and its Subsidiaries has filed all forms, reports and documents required to be filed since January 1, 2019, with all applicable federal or state securities or banking authorities except to the extent failure would not have a Material Adverse Effect on the Company and its Subsidiaries. Such forms, reports and documents: (i) complied as to form in all material respects with applicable Legal Requirements; and (ii) did not at the time they were filed, after giving effect to any amendment thereto filed prior to the date hereof, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that information filed as of a later date (but before the date of this Agreement) is deemed to modify information as of an earlier date.
(g)   Except for normal examinations conducted by a Regulatory Authority in the Ordinary Course of Business of the Company and its Subsidiaries, no Regulatory Authority has initiated since January 1, 2019, or has pending any proceeding, enforcement action or to the Knowledge of the Company, investigation into the business, disclosures or operations of the Company or the Bank. Since January 1, 2019, no Regulatory Authority has resolved any proceeding, enforcement action or, to the Knowledge of the Company, investigation into the business, disclosures or operations of the Company or the Bank. The Company and its Subsidiaries have fully complied with, and there is no unresolved violation, criticism or exception by any Regulatory Authority with respect to, any report or statement relating to any examination or inspection of the Company or the Bank. Since January 1, 2019, there have been no formal or informal inquiries by, or disagreements or disputes with, any Regulatory Authority with respect to the business, operations, policies or procedures of the Company or the Bank (other than normal examinations conducted by a Regulatory Authority in the Company’s Ordinary Course of

Business). To the Knowledge of the Company, there has not been any event or occurrence since January 1, 2019 that would result in a determination that the Bank is not an eligible depository institution as defined in 12 C.F.R. § 303.2(r).
Section 3.8   Books and Records.   The books of account, minute books, stock record books and other records kept by the Company and each of its Subsidiaries are in all material respects complete and accurate and have been maintained in accordance with applicable Legal Requirements and accounting requirements. The Company Financial Statements have been prepared from, and are in accordance with, the books and records of the Company and its Subsidiaries. Each of the Company and its Subsidiaries maintains accurate books and records reflecting its assets and liabilities and maintains proper and adequate internal accounting controls that provide assurance that (a) transactions are executed with management’s general or specific authorizations; (b) transactions are recorded as necessary to permit preparation of the Company Financial Statements and the Company Regulatory Reports in accordance with GAAP, and to maintain asset and liability accountability; (c) access to each Company asset and incurrence of each liability of the Company are permitted only in accordance with management’s specific or general authorizations; (d) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals, and appropriate action is taken with respect to any difference; and (e) extensions of credit and other receivables are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis. None of the Company’s systems, controls, data or information are recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of the Company, its Subsidiaries or their accountants, except as would not reasonably be expected to have a Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries has been advised of any material deficiencies in the design or operation of internal controls over financial reporting which could reasonably be expected to adversely affect its ability to record, process, summarize and report financial data, or any fraud, whether or not material, that involves management. No material weakness in internal controls has been identified by the Company’s auditors, and there have been no significant changes in internal controls that could reasonably be expected to materially and adversely affect internal controls. The minute books of the Company and its Subsidiaries contain accurate and complete records in all material respects of all meetings held of, and corporate action taken by, its respective shareholders, boards of directors and committees of the boards of directors. At the Closing, all of those books and records will be in the possession of the Company and its Subsidiaries.
Section 3.9   Properties.
(a)   Section 3.9 of the Company Disclosure Schedules lists or describes all interests in real property owned by the Company and each of its Subsidiaries, including OREO, as of the date of this Agreement and the principal buildings and structures located thereon, together with the address of such real estate, and each lease of real property to which it is a party, identifying the parties thereto, the annual rental payable, the expiration date thereof and a brief description of the property covered, and in each case of either owned or leased real property, the proper identification, if applicable, of each such property as a branch or main office or other office.
(b)   The Company and each of its Subsidiaries has good and marketable title to all assets and properties, whether real or personal, tangible or intangible, that it purports to own, subject to no liens, mortgages, security interests, encumbrances or charges of any kind except: (i) as noted in the most recent Company Financial Statements; (ii) statutory liens for Taxes not yet delinquent or being contested in good faith by appropriate Proceedings and for which appropriate reserves have been established and reflected in the Company Financial Statements; (iii) pledges or liens required to be granted in connection with the acceptance of government deposits, granted in connection with repurchase or reverse repurchase agreements or otherwise incurred in the Ordinary Course of Business; (iv) easements, rights of way, and other similar encumbrances that do not materially affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties; and (v) minor defects and irregularities in title and encumbrances that do not materially impair the use thereof for the purposes for which they are held (collectively, the “Company Permitted Exceptions”). Each of the Company and its Subsidiaries as lessee has the right under valid and existing leases to occupy, use, possess and control any and all of the respective property leased by it, and each such lease is valid and without default thereunder by the lessee or, to the Knowledge of the Company, the lessor. All buildings and structures owned by the Company and its Subsidiaries lie wholly within the boundaries of the real property owned or validly leased by it, and do not encroach upon the property of, or otherwise conflict with the property rights of, any other Person.
Section 3.10   Loans; Loan Loss Reserve.
(a)   Each loan, loan agreement, note, lease or other borrowing agreement by the Bank, any participation therein, and any guaranty, renewal or extension thereof (the “Company Loans”) reflected as an asset on any of the Company Financial Statements or reports filed with the Regulatory Authorities is evidenced by documentation that is customary and legally sufficient in all material respects and constitutes, to the Knowledge of the Company, the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors’ rights generally or equitable principles or doctrines.
(b)   All Company Loans originated or purchased by the Bank were made or purchased in accordance with the policies of the board of directors of the Bank and in the Ordinary Course of Business of the Bank. Except as set forth in Section 3.10(b) of the Company Disclosure Schedules, the Bank’s interest in all Company Loans is free and clear of any security interest, lien, encumbrance or other charge, and the Bank has complied in all material respects with all Legal Requirements relating to such Company Loans. There has been no default on, or forgiveness or waiver of, in whole or in part, any Company Loan made to an executive officer or director of the Bank or an entity controlled by an executive officer or director during the three (3) years immediately preceding the date hereof.
(c)   Except as set forth in Section 3.10(c) of the Company Disclosure Schedules, as of the date of this Agreement, the Bank is not a party to any Company Loan: (i) under the terms of which the obligor is more than ninety (90) days delinquent in payment of principal or interest or in default of any other material provision as of the dates shown thereon or for which the Bank has discontinued the accrual of interest; (ii) that has been classified as “substandard,” “doubtful,” “loss,” “other loans especially mentioned” or any comparable classifications by the Bank; (iii) that has been listed on any “watch list” or similar internal report of the Bank; (iv) that has been the subject of any notice from any obligor of adverse environmental conditions potentially affecting the value of any collateral for such Company Loan; (v) with respect to which the Bank has Knowledge of potential violations of any Environmental Laws that may have occurred on the property serving as collateral for such Company Loan or by any obligor of such Company Loan; or (vi) that represents an extension of credit to an executive officer or director of the Bank or an entity controlled by an executive officer or director.
(d)   The Bank’s allowance for loan and lease losses reflected in the Company Financial Statements (including footnotes thereto) was determined on the basis of the Bank’s continuing review and evaluation of the portfolio of Company Loans under the requirements of GAAP and Legal Requirements, was established in a manner consistent with the Bank’s internal policies, and, in the reasonable judgment of the Bank, was appropriate in all material respects under the requirements of GAAP and all Legal Requirements to provide for possible or specific losses, net of recoveries relating to Company Loans previously charged-off, on outstanding Company Loans.
Section 3.11   Taxes.
(a)   The Company and each of its Subsidiaries have duly and timely filed all Tax Returns required to be filed by them for all taxable or reporting periods ending on or before the Closing Date, and each such Tax Return is true, correct and complete in all material respects. The Company and its Subsidiaries have paid, or made adequate provision for the payment of, all Taxes (whether or not reflected in Tax Returns as filed or to be filed) due and payable by the Company and each of its Subsidiaries, or claimed to be due and payable by any Regulatory Authority, and are not delinquent in the payment of any Tax, except such Taxes as are being contested in good faith and as to which adequate reserves have been provided.

(b)   There is no claim or assessment pending or, to the Knowledge of the Company, threatened against the Company or its Subsidiaries for any Taxes that they owe. No audit, examination or investigation related to Taxes paid or payable by the Company or any of its Subsidiaries is presently being conducted or, to the Knowledge of the Company, threatened by any Regulatory Authority. Neither the Company nor any of its Subsidiaries are the beneficiary of any extension of time within which to file any Tax Return, and there are no liens for Taxes (other than Taxes not yet delinquent) upon any of the Company’s or its Subsidiaries’ assets. Neither the Company nor any of its Subsidiaries has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax that is currently in effect.
(c)   The Company and each of its Subsidiaries have delivered or made available to Nicolet true, correct and complete copies of all Tax Returns relating to income taxes and franchise taxes owed by the Company and its Subsidiaries with respect to the last two (2) fiscal years.
(d)   To the Knowledge of the Company, neither the Company nor any of its Subsidiaries has engaged in any transaction that could affect the Tax liability for any Tax Returns not closed by applicable statute of limitations: (i) which is a “reportable transaction” or a “listed transaction” or (ii) a “significant purpose of which is the avoidance or evasion of U.S. federal income tax” within the meaning of Sections 6662, 6662A, 6011, 6111 or 6707A of the Code or of the regulations of the U.S. Department of the Treasury promulgated thereunder or pursuant to notices or other guidance published by the IRS (irrespective of the effective dates).
(e)   The Company and each of its Subsidiaries are in compliance with, and their records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Legal Requirements, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Code.
(f)   Neither the Company nor any of its Subsidiaries has experienced a change in ownership with respect to its stock, within the meaning of Section 382 of the Code, other than the ownership change that will occur as a result of the transactions contemplated by this Agreement.
(g)   There is no pending claim by any taxing authority of a jurisdiction where either the Company or the Bank has not filed Tax Returns that either the Company or Bank is subject to taxation in that jurisdiction.
(h)   Neither the Company nor any Subsidiary has ever been a member of an “affiliated group” within the meaning of Code Section 1504(a) filing a consolidated federal income tax return, other than any “affiliated group” of which the Company is the “common parent.” Except as set forth in Section 3.11(h) of the Company Disclosure Schedules, neither the Company nor any of its Subsidiaries is a party to any Tax sharing or Tax allocation agreement that will remain in effect after consummation to the Mergers contemplated by this Agreement.
(i)   Within the past two (2) years, neither the Company nor any of its Subsidiaries has distributed stock of another Person, nor has the stock of either the Company or any Subsidiary been distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 of the Code.
(j)   The Company has not taken or agreed to take any action, and has no Knowledge of any fact or circumstance that is reasonably likely, to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.
Section 3.12   Employee Benefits.
(a)   Section 3.12(a) of the Company Disclosure Schedules includes a complete and correct list of each Company Benefit Plan. The Company has delivered or made available to Nicolet true and complete copies of the following with respect to each Company Benefit Plan: (i) copies of each Company Benefit Plan (including a written description where no formal plan document exists), and all related plan descriptions and other material written communications provided to participants of the Company

Benefit Plans, as required by applicable law; (ii) to the extent applicable, the last three (3) years’ of annual reports on Form 5500, including all schedules thereto and the opinions of independent accountants; and (iii) such other material ancillary documents, as follows:
(i)   all contracts with third party administrators, actuaries, investment managers, consultants, insurers, and independent contractors;
(ii)   all non-routine notices and other communications that were given by the Company, any Subsidiary, or any Company Benefit Plan to the IRS, the DOL or the PBGC pursuant to applicable law within the three (3) years preceding the date of this Agreement; and
(iii)   all notices or other communications that were given by the IRS, the PBGC, or the DOL to the Company, any Subsidiary, or any Company Benefit Plan within the three (3) years preceding the date of this Agreement.
(b)   Except as set forth in Section 3.12(b)(i) of the Company Disclosure Schedules, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby (including possible terminations of employment in connection therewith) will cause a payment, vesting, increase or acceleration of benefits or benefit entitlements under any Company Benefit Plan or any other increase in the liabilities of the Company or any subsidiary under any Company Benefit Plan. Except as set forth in Section 3.12(b)(ii) of the Company Disclosure Schedules, no Company Benefit Plan provides for payment of any amount which, considered in the aggregate with amounts payable pursuant to all other Company Benefit Plans, would reasonably be expected to result in any amount being non-deductible for federal income tax purposes by virtue of Section 280G of the Code. Section 3.12(b)(iii) of the Company Disclosure Schedules sets forth the name of each Person who is or would be entitled pursuant to any Contract or Company Benefit Plan to receive any payment from the Bank as a result of the consummation of the Contemplated Transactions (including any payment that is or would be due as a result of any actual or constructive termination of a Person’s employment or position following such consummation) and the maximum amount of such payment.
(c)
(i)   Except as set forth in Section 3.12(c)(i) of the Company Disclosure Schedules, no Company Benefit Plan is and neither the Company nor any of the Company ERISA Affiliates has any liability with respect to, (A) any “multiemployer plan” (as defined in Section 3(37) of ERISA), (B) any “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA), or (C) any self-insured plan (including any plan pursuant to which a stop loss policy or contract applies). With respect to any Company Benefit Plan that is a “multiple employer plan” (as defined in Section 413(c) of the Code) or is provided by or through a professional employer organization, neither the Company nor any of the Company ERISA Affiliates has any liabilities other than the payment and/or remittance of premiums and/or required contributions on behalf of enrolled individuals.
(ii)   Except as set forth on Section 3.12(c)(ii) of the Company Disclosure Schedules, with respect to each Employee Benefit Plan which is subject to the provisions of Title IV of ERISA in which the Company participates or has participated (“Pension Plan”), (A) the Company has not incurred any Liability under Title IV of ERISA (other than premiums pursuant to Section 4007 of ERISA which have been timely paid) or Section 4971 of the Code; (B) any Pension Plan has satisfied the requirements of Sections 412, 430, and 436 of the Code and Sections 302 or 303 of ERISA, in each case, in all material respects; (C) no Pension Plan is in “at-risk” status within the meaning of Section 430(i)(4) of the Code or Section 303(i)(4) of ERISA or subject to the limitations of Section 436 of the Code; (D) no accumulated funding deficiency, if applicable, within the meaning of ERISA Section 302 or Code Section 412, whether or not waived, and no unsatisfied liability within the meaning of Section 412 of the Code or Section 302 of ERISA has been incurred; (E) no waiver of the minimum funding standards of Section 412 of the Code or Section 302 of ERISA has been requested of or granted by the IRS with respect to any Pension Plan, nor has any lien in favor of any Pension Plan arisen under Sections 412(n) or 430(k) of the Code or Sections 302(f) or 303(k) of ERISA; (F) the Company has not been required to provide security to any Pension Plan pursuant to Sections 412(c)(4) or 436 of the Code or Sections 306 or 307 of ERISA; (G) the Company has not withdrawn from any Pension Plan during a plan year in which it was a “substantial employer” (as defined in ERISA Section 4001(a)(2)), (H) the PBGC has not instituted proceedings or, to the Knowledge of the Company, threatened to institute proceedings to terminate any Pension Plan, (I) to the Knowledge of the Company, no other event or condition has occurred that might constitute grounds under ERISA Section 4042 for the termination of, or the appointment of a trustee to administer, any Pension Plan; (J) all required premium payments to the PBGC have been paid when due; (K) no “reportable event” (as described in ERISA Section 4043 and the regulations thereunder) has occurred or will occur by virtue of the consummation of the transactions contemplated by this Agreement except for a reportable event for which the notice requirement has been waived by the PBGC; and (xii), the present value of all “benefit liabilities” (whether or not vested) (as defined in ERISA Section 4001(a)(16)) under each Pension Plan did not exceed as of the most recent plan actuarial valuation date, and will not exceed as of the Closing Date, the then current value of the assets of such Pension Plan as determined pursuant to Code Section 412. For purposes of determining the present value of benefit liabilities under any Pension Plan, the actuarial assumptions and methods used under such Pension Plan for the most recent plan actuarial valuation shall be used and all benefits provided under the Pension Plan shall be deemed to be fully vested. For purposes of this subsection, the Company shall include each member of the controlled group (as defined in ERISA Section 4001(a)(14)(A)) of which the Company is a member and which is under common control (within the meaning of ERISA Section 4001(a)(14)(B) and the regulations thereunder).
(d)   Except as set forth in Section 3.12(d) of the Company Disclosure Schedules, each Company Benefit Plan that is intended to qualify under Section 401 and related provisions of the Code is the subject of a favorable determination letter or may rely upon an opinion letter from the IRS to the effect that it is so qualified under the Code and that its related funding instrument is tax exempt under Section 501 of the Code (or the Company and its Subsidiaries are otherwise relying on an opinion letter issued to the prototype sponsor), and, to the Company’s Knowledge, there are no facts or circumstances that would adversely affect the qualified status of any Company Benefit Plan or the tax-exempt status of any related trust.
(e)   Except as set forth in Section 3.12(e) of the Company Disclosure Schedules, each Company Benefit Plan is and has been administered in all material respects in compliance with its terms and with all applicable Legal Requirements.
(f)   Other than routine claims for benefits made in the Ordinary Course of Business, there is no litigation, claim or assessment pending or, to the Company’s Knowledge, threatened by, on behalf of, or against any Company Benefit Plan or against the administrators or trustees or other fiduciaries of any Company Benefit Plan that alleges a violation of applicable state or federal law or violation of any Company Benefit Plan document or related agreement.
(g)   Neither the Company nor, to the Knowledge of the Company, any of its directors, officers, employees or any Company Benefit Plan fiduciary has any liability for failure to comply with all applicable Legal Requirements for any action or failure to act in connection with the administration or investment of any Company Benefit Plan. Except as set forth in Section 3.12(g) of the Company Disclosure Schedules, to the Company’s Knowledge, no party in interest (as defined in Code Section 4975(e)(2)) of any Company Benefit Plan has engaged in any nonexempt prohibited transaction (as described in Code Section 4975(c) or ERISA Section 406).
(h)   All accrued contributions and other payments to be made by the Company or any Subsidiary to any Company Benefit Plan (i) through the date hereof have been made or reserves adequate for such purposes have been set aside therefor and reflected in the Company Financial Statements, and (ii) through the Closing Date will have been made or reserves adequate for such purposes will have been set aside therefor.
(i)   Except as set forth in Section 3.12(i) of the Company Disclosure Schedules, there are no obligations under any Company Benefit Plan to provide health or other welfare benefits to retirees or other former employees, directors, consultants or their dependents (other than rights under Section 4980B of the Code or Section 601 of ERISA or comparable state laws).
(j)   Each individual who is classified by the Company or any Subsidiary as an independent contractor has been properly classified for purposes of participation and benefit accrual under each Company Benefit Plan.
(k)   Except as identified on Section 3.12(k) of the Company Disclosure Schedules, there are no surrender charges, penalties, or other costs or fees that would be imposed by any person against the Company, any Company Benefit Plan, or any other person, including any Company Benefit Plan participant or beneficiary, as a result of the hypothetical liquidation as of the Closing Date of any insurance, annuity, or investment contracts or any other similar investment held by any Company Benefit Plan.
(l)   Except as set forth in Section 3.12(l) of the Company Disclosure Schedules, the Company may, at any time, amend or terminate any Company Benefit Plan (other than an employment or similar agreement with an employee) that it sponsors or maintains and may withdraw from any Company Benefit Plan to which it contributes (but does not sponsor or maintain), without obtaining the consent of any third party, other than an insurance company in the case of any benefit underwritten by an insurance company, and without incurring liability except for unpaid premiums or contributions due for the pay period that includes the effective date of such amendment, withdrawal or termination and for customary termination expenses. Any third party agreement pertaining to the maintenance of a Company Benefit Plan may be terminated upon the provision of ninety (90) days’ prior notice or less without penalty.
Section 3.13   Compliance with Legal Requirements.   The Company and each of its Subsidiaries hold all material licenses, certificates, permits, franchises and rights from all appropriate Regulatory Authorities necessary for the conduct of their respective businesses. Each of the Company and its Subsidiaries is, and at all times since January 1, 2019, has been, in compliance with each material Legal Requirement that is or was applicable to it or to the conduct or operation of its respective businesses or the ownership or use of any of its respective assets, except as set forth in Section 3.13 of the Company Disclosure Schedules. Except for issues identified in any periodic Reports of Examination from a Regulatory Authority, neither the Company nor the Bank has received, at any time since January 1, 2019, any notice or other communication (whether oral or written) from any Regulatory Authority or any other Person regarding: (a) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement; or (b) any actual, alleged, possible, or potential obligation on the part of the Company or the Bank to undertake, or to bear all or any portion of the cost of, any remedial action of any nature in connection with a failure to comply with any Legal Requirement. The Company has Previously Disclosed all internal investigations conducted since January 1, 2019 that involved management or officers of either of the Company or any Subsidiary.
Section 3.14   Legal Proceedings; Orders.
(a)   Except as set forth in Section 3.14(a) of the Company Disclosure Schedules, since January 1, 2019, there have been, and currently are, no Proceedings or Orders pending, entered into or, to the Knowledge of the Company, threatened against or affecting the Company, its Subsidiaries or any of their respective assets, businesses, current or former directors or executive officers, or the Contemplated Transactions, that have not been fully satisfied, settled or terminated. No officer, director, employee or agent of the Company or its Subsidiaries is subject to any Order that prohibits such officer, director, employee or agent from engaging in or continuing any conduct, activity or practice relating to the businesses of the Company or any Subsidiary as currently conducted.
(b)   Neither the Company nor any of its Subsidiaries: (i) is subject to any cease and desist or other Order or enforcement action issued by; (ii) is a party to any written agreement, consent agreement or memorandum of understanding with; (iii) is a party to any commitment letter or similar undertaking to; (iv) is subject to any order or directive by; (v) is subject to any supervisory letter from; (vi) has been ordered to pay any civil money penalty, which has not been paid, by; or (vii) has adopted any policies, procedures or board resolutions at the request of; any Regulatory Authority that currently restricts in any material respect the conduct of its business, in any manner relates to its capital adequacy, restricts its ability to pay dividends or interest or limits in any material manner its credit or risk management policies, its management or its business. To the Knowledge of the Company, none of the foregoing has been threatened by any Regulatory Authority.
Section 3.15   Absence of Certain Changes and Events.   Since December 31, 2020, except as disclosed in the Company Financial Statements or in Section 3.15 of the Company Disclosure Schedules, (i) there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Company, (ii) the Company has not declared, set aside for payment or paid any dividend to holders of, or declared or made any distribution on, any shares of Company Common Stock and (iii) neither the Company nor the Bank has taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of the Company provided in Article 5. Except as may result from the transactions contemplated by this Agreement, or as set forth in Section 3.15 of the Company Disclosure Schedules, neither the Company nor any of its Subsidiaries has since December 31, 2020:
(a)   borrowed any money other than deposits, overnight fed funds or Federal Home Loan Bank of Indianapolis advances not over six (6) months in maturity or entered into any capital lease or leases; or, except in the Ordinary Course of Business: (i) lent any money or pledged any of its credit in connection with any aspect of its business whether as a guarantor, surety, issuer of a letter of credit or otherwise, (ii) mortgaged or otherwise subjected to any lien any of its assets, sold, assigned or transferred any of its assets in excess of $100,000 in the aggregate or (iii) incurred any other liability or loss representing, individually or in the aggregate, over $100,000;
(b)   suffered over $100,000 in damage, destruction or loss to immovable or movable property, whether or not covered by insurance;
(c)   failed to operate its business in the Ordinary Course of Business, or failed to use reasonable efforts to preserve its business or to preserve the goodwill of its customers and others with whom it has business relations;
(d)   forgiven any debt owed to it in excess of $100,000, or cancelled any of its claims or paid any of its noncurrent obligations or Liabilities except in the Ordinary Course of Business;
(e)   made any capital expenditure or capital addition or betterment in excess of $100,000;
(f)   entered into any agreement requiring the payment, conditionally or otherwise, of any salary, bonus, extra compensation (including payments for unused vacation or sick time), pension or severance payment to any of its present or former directors, officers or employees, except such agreements as are terminable at will without any penalty or other payment by it or increased (except for increases of not more than 5% consistent with past practices) the compensation (including salaries, fees, bonuses, profit sharing, incentive, pension, retirement or other similar payments) of any such person whose annual compensation would, following such increase, exceed $100,000;
(g)   except as required in accordance with GAAP, changed any accounting practice followed or employed in preparing the Company Financial Statements;
(h)   authorized or issued any capital stock; granted any stock option or right to purchase shares of capital stock; declared or paid any dividend or other distribution or payment in respect of shares of capital stock;
(i)   amended its articles of incorporation, charter or bylaws or adopted any resolutions by their board of directors or shareholders with respect to the same; or
(j)   entered into any agreement, contract or commitment to do any of the foregoing.
Section 3.16   Material Contracts.   Section 3.16 of Company Disclosure Schedules lists or describes the following with respect to the Company and its Subsidiaries (each such agreement or document, a

“Company Material Contract”), as of the date of this Agreement, for which true, complete and correct copies of each have been delivered or made available to Nicolet:
(a)   each Contract relating to the borrowing of money by the Company or the guarantee by the Company of any such obligations (other than Contracts evidencing deposit liabilities, purchase of federal funds, repurchase agreements, trade payables, or Federal Home Loan Bank of Indianapolis advances);
(b)   each Contract that involves performance of services or delivery of goods or materials (other than Contracts entered into in the Ordinary Course of Business and involving payments under any individual Contract not in excess of $100,000);
(c)   each Contract with respect to patents, trademarks, copyrights, or other intellectual property, including agreements with current or former employees, consultants or contractors regarding the appropriation or the nondisclosure of any of its intellectual property;
(d)   each collective bargaining agreement and other Contract to or with any labor union or other employee representative of a group of employees;
(e)   each joint venture, partnership and other Contract (however named) involving a sharing of profits, losses, costs or liabilities by it with any other Person;
(f)   each Contract containing covenants that in any way purport to restrict, in any material respect, the business activity of the Company or its Subsidiaries or limit, in any material respect, the ability of the Company or its Subsidiaries to engage in any line of business or to compete with any Person;
(g)   each employment agreement, consulting agreement, non-competition, severance or change in control agreement or similar arrangement or plan with respect to any independent contractor or employee of the Company or its Subsidiaries;
(h)   each Contract relating to the provision of data processing or network communication services; and
(i)   each amendment, supplement and modification in respect of any of the foregoing.
Section 3.17   No Defaults.   Each Company Material Contract is in full force and effect and is valid and enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other Legal Requirements affecting creditors’ rights generally and subject to general principles of equity. To the Knowledge of the Company, no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with or result in a material violation or breach of, or give the Company, any of its Subsidiaries or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify, any Company Material Contract. Except in the Ordinary Course of Business with respect to any Company Loan, neither the Company nor the any of its Subsidiaries has given to or received from any other Person, at any time since January 1, 2019, any notice or other communication (whether oral or written) regarding any actual, alleged, possible or potential violation or breach of, or default under, any Company Material Contract, that has not been terminated or satisfied prior to the date of this Agreement. Other than in the Ordinary Course of Business, there are no renegotiations of, attempts to renegotiate or outstanding rights to renegotiate, any material amounts paid or payable to the Company or any of its Subsidiaries under current or completed Company Material Contracts with any Person, and no such Person has made written demand for such renegotiation.
Section 3.18   Insurance.   Section 3.18 of the Company Disclosure Schedules lists all insurance policies and bonds owned or held as of the date of this Agreement by the Company and its Subsidiaries with respect to their respective business, operations, properties or assets (including bankers’ blanket bond and insurance providing benefits for employees), true, complete and correct copies of each of which have been delivered or made available to Nicolet. The Company and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of the Company reasonably has determined to be prudent and consistent with industry practice. The Company and its Subsidiaries are in compliance in all material respects with their insurance policies and are not in default under any of the terms thereof. Each such policy is outstanding and in full force and effect and, except for policies insuring against potential liabilities of officers, directors and employees of the Company and its Subsidiaries, the Company or the relevant Subsidiary thereof is the sole beneficiary of such policies. All premiums and other payments due under any such policy have been paid, and all claims thereunder have been filed in due and timely fashion. Section 3.18 of the Company Disclosure Schedules lists and briefly describes all claims that have been filed under such insurance policies and bonds within the past two (2) years prior to the date of this Agreement that individually or in the aggregate exceed $150,000 and the current status of such claims. All such claims have been filed in due and timely fashion. None of the Company or any of its Subsidiaries has had any insurance policy or bond cancelled or nonrenewed by the issuer of the policy or bond within the past two (2) years.
Section 3.19   Compliance with Environmental Laws.   There are no actions, suits, investigations, liabilities, inquiries, Proceedings or Orders involving the Company or any of its Subsidiaries or any of their respective assets that are pending or, to the Knowledge of the Company, threatened, nor to the Knowledge of the Company, is there any factual basis for any of the foregoing, as a result of any asserted failure of the Company or any of its Subsidiaries of, or any predecessor thereof, to comply with any Environmental Law. No environmental clearances or other governmental approvals are required for the conduct of the business of the Company or any of its Subsidiaries or the consummation of the Contemplated Transactions. To the Knowledge of the Company, neither the Company nor any of its Subsidiaries is the owner of any interest in real estate on which any substances have been generated, used, stored, deposited, treated, recycled or disposed of, which substances if known to be present on, at or under such property, would require notification to any Regulatory Authority, clean up, removal or some other remedial action under any Environmental Law at such property or any impacted adjacent or down gradient property. The Company and each Subsidiary has complied in all material respects with all Environmental Laws applicable to it and its business operations.
Section 3.20   Transactions with Affiliates.   Since January 1, 2017, all transactions required to be disclosed by the Company pursuant to Item 404 of Regulation S-K promulgated under the Securities Act have been disclosed in the Company SEC Reports. No transaction, or series of related transactions, is currently proposed by the Company or any of its Subsidiaries or, to the Knowledge of the Company, by any other Person, to which the Company or any of its Subsidiaries would be a participant that would be required to be disclosed under Item 404 of Regulation S-K promulgated under the Securities Act if consummated.
Section 3.21   Brokers; Opinion of Financial Advisor.   Except for fees and other obligations owed pursuant to an engagement letter between the Company and Piper Sandler & Co. that has been Previously Disclosed, neither the Company nor any of the Subsidiaries, nor any of their respective Representatives, has incurred any obligation or liability, contingent or otherwise, for brokerage or finders’ fees or agents’ commissions or other similar payment in connection with this Agreement. The Company Board has received the opinion of Piper Sandler & Co., to the effect that, as of the date of such opinion, and based upon and subject to the factors and assumptions set forth therein, the Merger Consideration to be received by the holders of Company Common Stock in connection with the Merger is fair, from a financial point of view, to the holders of Company Common Stock.
Section 3.22   Approval Delays.   To the Knowledge of the Company, there is no reason why the granting of any of the Requisite Regulatory Approvals would be denied or unduly delayed. The Bank is an “eligible bank” (as such term is defined at 12 C.F.R. § 5.3(g)), “well-capitalized” (as such term is defined at 12 C.F.R. § 225.2(r)) and “well managed” (as such term is defined at 12 C.F.R. § 225.2(s)), and the rating of the Bank under the CRA is no less than “satisfactory.” The Bank has not been informed that its status as an “eligible bank,” “well-capitalized,” “well managed” or, for CRA purposes, “satisfactory,” will change within one (1) year.
Section 3.23   Labor Matters.
(a)   There are no collective bargaining agreements or other labor union Contracts applicable to any employees of the Company or any of its Subsidiaries. There is no labor dispute, strike, work stoppage or lockout, or, to the Knowledge of the Company, threat thereof, by or with respect to any employees of the Company or any of its Subsidiaries, and there has been no labor dispute, strike, work stoppage or lockout in the previous three (3) years. There are no organizational efforts with respect to the formation of a collective bargaining unit presently being made, or to the Knowledge of the Company, threatened, involving employees of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has engaged or is engaging in any unfair labor practice. The Company and its Subsidiaries are in compliance in all material respects with all applicable Legal Requirements respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health. No Proceeding asserting that the Company or any of any of its Subsidiaries has committed an unfair labor practice (within the meaning of the National Labor Relations Act of 1935) or seeking to compel the Company or any of its Subsidiaries to bargain with any labor organization as to wages or conditions of employment is pending or, to the Knowledge of the Company, threatened with respect to the Company or its Subsidiaries before the National Labor Relations Board, the Equal Employment Opportunity Commission or any other Regulatory Authority.
(b)   Neither the Company nor any of its Subsidiaries is a party to, or otherwise bound by, any consent decree with, or citation by, any Regulatory Authority relating to employees or employment practices. None of the Company, any of its Subsidiaries or any of its or their executive officers has received within the past three (3) years any written notice of intent by any Regulatory Authority responsible for the enforcement of labor or employment laws to conduct an investigation relating to the Company or any of its Subsidiaries and, to the Knowledge of the Company, no such investigation is in progress.
Section 3.24   Intellectual Property.   Except as set forth in Section 3.24 of the Company Disclosure Schedules, each of the Company and its Subsidiaries has the unrestricted right and authority, and the Surviving Entity and its Subsidiaries will have the unrestricted right and authority from and after the Effective Time, to use all patents, trademarks, copyrights, service marks, trade names or other intellectual property owned by them as is necessary to enable them to conduct and to continue to conduct all material phases of the businesses of the Company and its Subsidiaries in the manner presently conducted by them, and, to the Knowledge of the Company, such use does not, and will not, conflict with, infringe on or violate any patent, trademark, copyright, service mark, trade name or any other intellectual property right of any Person.
Section 3.25   Investments.
(a)   Section 3.25(a) of the Company Disclosure Schedules includes a complete and correct list and description as of December 31, 2020, of: (i) all investment and debt securities, mortgage-backed and related securities, marketable equity securities and securities purchased under agreements to resell that are owned by the Company or any of its Subsidiaries, other than, with respect to the Bank, in a fiduciary or agency capacity (the “Company Investment Securities”); and (ii) any such Company Investment Securities that are pledged as collateral to another Person. Each of the Company and its Subsidiaries has good and marketable title to all Company Investment Securities held by it, free and clear of any liens, mortgages, security interests, encumbrances or charges, except for the Company Permitted Exceptions and except to the extent such Company Investment Securities are pledged in the Ordinary Course of Business consistent with prudent banking practices to secure obligations of the Company or the Bank. The Company Investment Securities are valued on the books of the Company and its Subsidiaries in accordance with GAAP.
(b)   Except as set forth in Section 3.25(b) of the Company Disclosure Schedules and as may be imposed by applicable securities laws and restrictions that may exist for securities that are classified as “held to maturity,” none of the Company Investment Securities is subject to any restriction, whether contractual or statutory, that materially impairs the ability of the Company or any of its Subsidiaries to dispose of such investment at any time. With respect to all material repurchase agreements to which the Company or any of its Subsidiaries is a party, the Company or such Subsidiary of the Company, as the case may be, has a valid, perfected first lien or security interest in the securities or other collateral securing each such repurchase agreement, and the value of the collateral securing each such repurchase agreement equals or exceeds the amount of the debt secured by such collateral under such agreement.
(c)   None of the Company or any of its Subsidiaries has sold or otherwise disposed of any Company Investment Securities in a transaction in which the acquiror of such Company Investment

Securities or other person has the right, either conditionally or absolutely, to require the Company or any of its Subsidiaries to repurchase or otherwise reacquire any such Company Investment Securities.
(d)   There are no interest rate swaps, caps, floors, option agreements or other interest rate risk management arrangements (other than loan caps or floors contained within Company Loans entered into in the Ordinary Course of Business) to which the Company or the Bank is bound.
Section 3.26   Absence of Undisclosed Liabilities.   Other than unfunded loan commitments and letters of credit extended in the Ordinary Course of Business, neither the Company nor any of its Subsidiaries has any material liabilities, except liabilities which are accrued or reserved against in the balance sheets of the Company as of December 31, 2020, included in the Company Financial Statements delivered prior to the date of this Agreement or reflected in the notes thereto. Neither the Company nor any of its Subsidiaries has incurred or paid any material liability since December 31, 2020, except for such liabilities incurred or paid (a) in the Ordinary Course of Business consistent with past business practice or (b) in connection with the transactions contemplated by this Agreement. Neither the Company nor any of its Subsidiaries is directly or indirectly liable, by guarantee, indemnity, or otherwise, upon or with respect to, or obligated, by discount or repurchase agreement or in any other way, to provide funds in respect to, or obligated to guarantee or assume any liability of any Person for any amount in excess of $50,000. Except (x) as reflected in the Company’s Financial Statements included in the From 10-K filed by the Company for the fiscal year ended on December 31, 2020 or (y) for liabilities incurred in the Ordinary Course of Business since December 31, 2020 or in connection with this Agreement or the transactions contemplated hereby, neither the Company nor any of its Subsidiaries has any material liabilities. Section 3.26 of the Company Disclosure Schedules lists, and the Company has delivered to Nicolet copies of, the documentation creating or governing, all securitization transactions and off-balance sheet arrangements effected by the Company or any of its Subsidiaries other than letters of credit or unfunded loan commitments extended in the Ordinary Course of Business.
Section 3.27   Bank Secrecy Act; PATRIOT Act; Anti-Money Laundering.   Neither the Company nor any of its Subsidiaries has any reason to believe that any facts or circumstances exist, which would cause the Company or the Bank to be deemed to be operating in violation in any material respect of the Bank Secrecy Act of 1970, as amended and its implementing regulations (31 C.F.R. Part 103), the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended, and the regulations promulgated thereunder (the “PATRIOT Act”), any order issued with respect to anti-money laundering by the United States Department of the Treasury’s Office of Foreign Assets Control, or any other applicable anti-money laundering law. Furthermore, the Company Board has adopted, and the Company has implemented, an anti-money laundering program that contains adequate and appropriate customer identification verification procedures, that has not been deemed ineffective by any Governmental Authority and that meets the requirements of Sections 326 and 352 of the PATRIOT Act.
Section 3.28   Disaster Recovery and Business Continuity.   The Company has developed and implemented a contingency planning program to evaluate the impact of significant events that may adversely affect the Company’s or the Bank’s customers, assets, or employees. To the Company’s Knowledge, such program ensures that the Company and the Bank can recover their mission critical functions, and complies in all material respects with the requirements of the Federal Financial Institutions Examination Council and the FDIC.
ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF NICOLET
Except as Previously Disclosed, Nicolet hereby represents and warrants to the Company as follows:
Section 4.1   Nicolet Organization.   Nicolet: (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Wisconsin and is also in good standing in each other jurisdiction in which the nature of the business conducted or the properties or assets owned or leased by it makes such qualification necessary, except where the failure to be so qualified and in good standing would not have a Material Adverse Effect on Nicolet; (b) is registered with the Federal Reserve as a financial holding company under the Bank Holding Company Act of 1956, as amended; and (c) has full power and authority, corporate and otherwise, to operate as a bank holding company and to own, operate and lease its properties as presently owned, operated and leased, and to carry on its business as it is now being conducted. The copies of the Nicolet Articles of Incorporation and Nicolet Bylaws and all amendments thereto set forth in Nicolet SEC Reports are true, complete and correct, and in full force and effect as of the date of this Agreement. Nicolet has no “Significant Subsidiary” as set forth in Rule 1-02 or Regulation S-X promulgated under the Exchange Act other than the Subsidiaries listed on Exhibit 21 to Nicolet’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020.
Section 4.2   Nicolet Subsidiary Organizations.   Nicolet Bank is a national bank duly organized, validly existing and in good standing under the laws of the United States. Each Nicolet Subsidiary is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and is also in good standing in each other jurisdiction in which the nature of the business conducted or the properties or assets owned or leased by it makes such qualification necessary, except where the failure to be so qualified and in good standing would not have a Material Adverse Effect on Nicolet. Each Subsidiary of Nicolet has full power and authority, corporate and otherwise, to own, operate and lease its properties as presently owned, operated and leased, and to carry on its business as it is now being conducted. The deposit accounts of Nicolet Bank are insured by the FDIC through the Deposit Insurance Fund to the fullest extent permitted by applicable Legal Requirements, and all premiums and assessments required to be paid in connection therewith have been paid when due. Nicolet has delivered or made available to the Company copies of the charter (or similar organizational documents) and bylaws of each Subsidiary of Nicolet and all amendments thereto, each of which are true, complete and correct and in full force and effect as of the date of this Agreement.
Section 4.3   Authorization; Enforceability.   Nicolet has the requisite corporate power and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Nicolet Board. The Nicolet Board has determined that the Merger, on substantially the terms and conditions set forth in this Agreement, is advisable and in the best interests of Nicolet and its shareholders, and that the Agreement and transactions contemplated hereby are in the best interests of Nicolet and its shareholders. The Nicolet Board has directed the Merger, on substantially the terms and conditions set forth in this Agreement, be submitted to the Nicolet’s shareholders for consideration at a duly held meeting of such shareholders and has resolved to recommend that Nicolet’s shareholders vote in favor of the adoption and approval of this Agreement and the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Nicolet, and the consummation by it of its obligations under this Agreement, have been authorized by all necessary corporate action, subject to Nicolet Shareholder Approval, and, subject to the receipt of the Requisite Regulatory Approvals, this Agreement constitutes a legal, valid and binding obligation of Nicolet enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other Legal Requirements affecting creditors’ rights generally and subject to general principles of equity.
Section 4.4   No Conflict.   Neither the execution nor delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time): (a) contravene, conflict with or result in a violation of any provision of the certificate of incorporation, certificate of formation or charter (or similar organizational documents) or bylaws or operating agreement, each as in effect on the date hereof, or any currently effective resolution adopted by the board of directors, shareholders, manager or members of, Nicolet or any of its Subsidiaries; (b) assuming receipt of the Requisite Regulatory Approvals, contravene, conflict with or result in a violation of, or give any Regulatory Authority or other Person the valid and enforceable right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which Nicolet or any of its Subsidiaries, or any of their respective assets that are owned or used by them, may be subject, except for any contravention, conflict or violation that is permissible by virtue of obtaining the Requisite Regulatory Approvals; (c) contravene, conflict with or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify any Nicolet Material Contract; or (d) result in the creation of any material lien, charge or encumbrance upon or with respect to any of the assets owned or used by Nicolet or any of its Subsidiaries. Except for the Requisite Regulatory Approvals, the Nicolet Shareholder Approval, the Registration Statement and the stock exchange listing required under Section 6.7, neither Nicolet nor any of its Subsidiaries is or will be required to give any notice to or obtain any consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.
Section 4.5   Nicolet Capitalization.
(a)   The authorized capital stock of Nicolet currently consists exclusively of: (i) 30,000,000 shares of Nicolet Common Stock, par value $0.01 per share, of which, as of March 31, 2021 (the “Nicolet Capitalization Date”), 10,002,322 shares were issued (including 14,425 shares of restricted stock granted but not yet vested under the Nicolet Stock Plans), 9,987,897 shares were outstanding, and no shares were treasury shares; and (ii) 10,000,000 shares of Nicolet’s preferred stock, no par value per share (the “Nicolet Preferred Stock”), of which: (i) 14,964 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A, are authorized, but no shares are outstanding; (ii) 748 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series B, are authorized but no shares are outstanding; and (iii) 24,400 shares of Non-Cumulative Perpetual Preferred Stock, Series C, are authorized, but no shares are outstanding. Nicolet does not have outstanding any bonds, debentures, notes or other debt obligations having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) with the shareholders of Nicolet on any matter. All of the issued and outstanding shares of Nicolet Capital Stock have been, and those shares of Nicolet Common Stock to be issued pursuant to the Merger will be, duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights.
(b)   As of the Nicolet Capitalization Date, no shares of Nicolet Capital Stock were reserved for issuance other than: (i) 1,338,494 shares of Nicolet Common Stock reserved for issuance pursuant to future awards under Nicolet Stock plans, (ii) 1,419,213 shares of Nicolet Common Stock reserved for issuance in connection with outstanding stock options, unvested restricted stock, or other equity awards under Nicolet Stock Plans; (iii) 141,082 shares of Nicolet Common Stock reserved for issuance under Nicolet’s 401(k) plan; (iv) 59,615 shares of Nicolet Common Stock reserved for issuance pursuant to Nicolet’s 2009 Deferred Compensation Plan for Non-Employee Directors; and (v) 133,233 shares of Nicolet Common Stock reserved for issuance under the Nicolet Bankshares, Inc. Employee Stock Purchase Plan.
(c)   Since the Nicolet Capitalization Date through the date hereof, and except as set forth in Section 4.5(c) of the Nicolet Disclosure Schedules, Nicolet has not: (i) issued or repurchased any shares of Nicolet Common Stock or Nicolet Preferred Stock or other equity securities of Nicolet, other than in connection with the exercise of Nicolet Equity Awards that were outstanding on the Nicolet Capitalization Date or settlement thereof, in each case in accordance with the terms of the relevant Nicolet Stock Plan; or (ii) issued or awarded any options, stock appreciation rights, restricted shares, restricted stock units, deferred equity units, awards based on the value of Nicolet Common Stock or any other equity-based awards.
(d)   None of the shares of Nicolet Common Stock were issued in violation of any federal or state securities laws or any other applicable Legal Requirement. As of the date of this Agreement there are: (i) other than outstanding Nicolet Equity Awards, no outstanding subscriptions, Contracts, conversion privileges, options, warrants, calls or other rights obligating Nicolet or any of its Subsidiaries to issue, sell or otherwise dispose of, or to purchase, redeem or otherwise acquire, any shares of capital stock of Nicolet or any of its Subsidiaries; and (ii) no contractual obligations of Nicolet or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Nicolet Common Stock or any equity security of Nicolet or its Subsidiaries or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of Nicolet or its Subsidiaries.
Section 4.6   Nicolet Subsidiary Capitalization.   All of the issued and outstanding shares of capital stock or other equity ownership interests of each Subsidiary of Nicolet are owned by Nicolet, directly or indirectly, free and clear of any material liens, pledges, charges, claims and security interests and similar encumbrances, and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable (except as provided in 12 U.S.C. § 55) and free of preemptive rights. No Subsidiary of Nicolet has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.
Section 4.7   Nicolet SEC Reports; Financial Statements and Reports; Regulatory Filings.
(a)   Nicolet has timely filed all Nicolet SEC Reports, and all such Nicolet SEC Reports have complied as to form in all material respects, as of their respective filing dates and effective dates, as the case may be, with all applicable requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder. The Nicolet SEC Reports were prepared in accordance with applicable Legal Requirements in all material respects. As of their respective filing dates, none of the Nicolet SEC Reports contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that information filed as of a later date (but before the date of this Agreement) is deemed to modify information as of an earlier date. As of the date hereof, there are no outstanding comments from or unresolved issues raised by the SEC with respect to any of the Nicolet SEC Reports. No Subsidiary of Nicolet is required to file periodic reports with the SEC pursuant to Section 13 or 15(d) of the Exchange Act.
(b)   The financial statements presented (or incorporated by reference) in the Nicolet SEC Reports (including the related notes, where applicable) have been prepared in conformity with GAAP, except in each case as indicated in such statements or the notes thereto, and comply in all material respects with all applicable Legal Requirements. Taken together, the financial statements presented in the Nicolet SEC Reports (collectively, the “Nicolet Financial Statements”) are complete and correct in all material respects and fairly and accurately present the respective financial position, assets, liabilities and results of operations of Nicolet and its Subsidiaries at the respective dates of and for the periods referred to in the Nicolet Financial Statements, subject to normal year-end audit adjustments in the case of unaudited Nicolet Financial Statements. The Nicolet Financial Statements do not include any assets or omit to state any liabilities, absolute or contingent, or other facts, which inclusion or omission would render the Nicolet Financial Statements misleading in any material respect as of the respective dates thereof and for the periods referred to therein. As of the date hereof, Wipfli, LLP has not resigned (or informed Nicolet that it intends to resign) or been dismissed as independent registered public accountants of Nicolet.
(c)   Nicolet is in compliance in all material respects with all of the provisions of the Sarbanes-Oxley Act of 2002 that are applicable to it or any of its Subsidiaries. Nicolet maintains a system of disclosure controls and procedures as defined in Rule 13a-15 and 15d-15 under the Exchange Act that are designed to provide reasonable assurance that information required to be disclosed by Nicolet in reports that Nicolet is required to file under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, and that such information is accumulated and communicated to Nicolet’s management to allow timely decisions regarding required disclosures. As of the Nicolet Capitalization Date, to the Knowledge of Nicolet, such controls and procedures were effective, in all material respects, to provide such reasonable assurance.
(d)   Nicolet and its consolidated Subsidiaries have established and maintained a system of Internal Control Over Financial Reporting. Nicolet’s certifying officers have evaluated the effectiveness of Nicolet’s Internal Control Over Financial Reporting as of the end of the period covered by the most recently filed quarterly report on Form 10-Q, or annual report on Form 10-K for the fourth quarter, under the Exchange Act (the “Nicolet Evaluation Date”). Nicolet presented in such quarterly report the conclusions of the certifying officers about the effectiveness of Nicolet’s Internal Control Over Financial Reporting based on their evaluations as of the Nicolet Evaluation Date. Since the Nicolet Evaluation Date, there have been no changes in Nicolet’s Internal Control Over Financial Reporting that have materially affected, or are reasonably likely to materially affect, Nicolet’s Internal Control Over Financial Reporting. Nicolet has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization;

and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
(e)   Nicolet and each of its Subsidiaries has filed all forms, reports and documents required to be filed since January 1, 2019, with all applicable federal or state securities or banking authorities except to the extent failure would not have a Material Adverse Effect on Nicolet and its Subsidiaries. Such forms, reports and documents: (i) complied as to form in all material respects with applicable Legal Requirements; and (ii) did not at the time they were filed, after giving effect to any amendment thereto filed prior to the date hereof, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that information filed as of a later date (but before the date of this Agreement) is deemed to modify information as of an earlier date.
(f)   Except for normal examinations conducted by a Regulatory Authority in the Ordinary Course of Business of Nicolet and its Subsidiaries, no Regulatory Authority has initiated since January 1, 2019, or has pending any proceeding, enforcement action or to the Knowledge of Nicolet, investigation into the business, disclosures or operations of Nicolet or its Subsidiaries. Since January 1, 2019, no Regulatory Authority has resolved any proceeding enforcement action or, to the Knowledge of Nicolet, investigation into the business, disclosures or operations of Nicolet or its Subsidiaries. Nicolet and its Subsidiaries have fully complied with, and there is no unresolved violation, criticism or exception by any Regulatory Authority with respect to, any report or statement relating to any examination or inspection of Nicolet or its Subsidiaries. Since January 1, 2019, there have been no formal or informal inquiries by, or disagreements or disputes with, any Regulatory Authority with respect to the business, operations, policies or procedures of Nicolet or its Subsidiaries (other than normal examinations conducted by a Regulatory Authority in Nicolet’s Ordinary Course of Business). To the Knowledge of Nicolet, there has not been any event or occurrence since January 1, 2019 that would result in a determination that Nicolet Bank is not an eligible depository institution as defined in 12 C.F.R. § 303.2(r).
Section 4.8   Loans; Loan Loss Reserve.
(a)   Each loan, loan agreement, note, lease or other borrowing agreement by Nicolet Bank, any participation therein, and any guaranty, renewal or extension thereof (the “Nicolet Loans” ) reflected as an asset on any of the Nicolet Financial Statements or reports filed with the Regulatory Authorities is evidenced by documentation that is customary and legally sufficient in all material respects and constitutes, to the Knowledge of Nicolet, the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors’ rights generally or equitable principles or doctrines.
(b)   All Nicolet Loans originated or purchased by Nicolet Bank were made or purchased in accordance with the policies of the board of directors of Nicolet Bank and in the Ordinary Course of Business of Nicolet Bank.
(c)   Nicolet Bank’s allowance for credit losses-loans reflected in the Nicolet Financial Statements (including footnotes thereto) was determined on the basis of Nicolet Bank’s continuing review and evaluation of the portfolio of Nicolet Loans under the requirements of GAAP and Legal Requirements, was established in a manner consistent with Nicolet Bank’s internal policies, and, in the reasonable judgment of Nicolet Bank, was appropriate in all material respects under the requirements of GAAP and all Legal Requirements to provide for possible or specific losses, net of recoveries relating to Nicolet Loans previously charged-off, on outstanding Nicolet Loans.
Section 4.9   Taxes.
(a)   Nicolet and each of its Subsidiaries have duly and timely filed all Tax Returns required to be filed by them for all taxable or reporting periods ending on or before the Closing Date, and each such Tax Return is true, correct and complete in all material respects. Nicolet and each of its Subsidiaries have paid, or made adequate provision for the payment of, all Taxes (whether or not reflected in Tax Returns as filed or to be filed) due and payable by Nicolet and each of its Subsidiaries, or claimed to be due and payable by any Regulatory Authority, and are not delinquent in the payment of any Tax, except such Taxes as are being contested in good faith and as to which adequate reserves have been provided.
(b)   There is no claim or assessment pending or, to the Knowledge of Nicolet, threatened against Nicolet and its Subsidiaries for any Taxes that they owe. Except as disclosed in Section 4.9(b) of the Nicolet Disclosure Schedules, no audit, examination or investigation related to Taxes paid or payable by Nicolet or any of its Subsidiaries is presently being conducted or, to the Knowledge of Nicolet, threatened by any Regulatory Authority. Neither Nicolet nor its Subsidiaries are the beneficiary of any extension of time within which to file any Tax Return, and there are no liens for Taxes (other than Taxes not yet delinquent) upon any of Nicolet’s or its Subsidiaries’ assets. Neither Nicolet nor its Subsidiaries have executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax that is currently in effect.
(c)   To the Knowledge of Nicolet, Nicolet and each of its Subsidiaries have not engaged in any transaction that could affect the Tax liability for any Tax Returns not closed by applicable statute of limitations: (i) which is a “reportable transaction” or a “listed transaction” or (ii) a “significant purpose of which is the avoidance or evasion of U.S. federal income tax” within the meaning of Sections 6662, 6662A, 6011, 6111 or 6707A of the Code or of the regulations of the U.S. Department of the Treasury promulgated thereunder or pursuant to notices or other guidance published by the IRS (irrespective of the effective dates).
(d)   It is the present intention of Nicolet to continue at least one significant historic business line of the Company, or to use at least a significant portion of the Company’s historic business assets in a business, in each case within the meaning of Treas. Reg. Section 1.368-1(d).
Section 4.10   Employee Benefits.
(a)   Except as disclosed in Section 4.10(a) of the Nicolet Disclosure Schedules, each Nicolet Benefit Plan is and has been administered in all material respects in compliance with its terms and with all applicable Legal Requirements.
(b)   Other than routine claims for benefits made in the Ordinary Course of Business, there is no litigation, claim or assessment pending or, to Nicolet’s Knowledge, threatened by, on behalf of, or against any Nicolet Benefit Plan or against the administrators or trustees or other fiduciaries of any Nicolet Benefit Plan that alleges a violation of applicable state or federal law or violation of any Nicolet Benefit Plan document or related agreement.
(c)   Neither Nicolet nor, to Nicolet’s Knowledge, any of its directors, officers, employees or any Nicolet Benefit Plan fiduciary has any liability for failure to comply with all applicable Legal Requirements for any action or failure to act in connection with the administration or investment of any Nicolet Benefit Plan. To Nicolet’s Knowledge, no party in interest (as defined in Code Section 4975(e)(2)) of any Nicolet Benefit Plan has engaged in any nonexempt prohibited transaction (as described in Code Section 4975(c) or ERISA Section 406).
(d)   All accrued contributions and other payments to be made by Nicolet or any Subsidiary to any Nicolet Benefit Plan (i) through the date hereof have been made or reserves adequate for such purposes have been set aside therefor and reflected in the Nicolet Financial Statements, and (ii) through the Closing Date will have been made or reserves adequate for such purposes will have been set aside therefor.
(e)   Except as set forth in Section 4.10(e) of the Nicolet Disclosure Schedules, each Nicolet Benefit Plan that is intended to qualify under Section 401 and related provisions of the Code is the subject of a favorable determination letter or may rely upon an opinion letter from the IRS to the effect that it is so qualified under the Code and that its related funding instrument is tax exempt under Section 501 of the Code (or the Company and its Subsidiaries are otherwise relying on an opinion letter issued to the prototype sponsor), and, to the Nicolet’s Knowledge, there are no facts or circumstances that would adversely affect the qualified status of any Nicolet Benefit Plan or the tax-exempt status of any related trust.

Section 4.11   Books and Records.   The books of account, minute books, stock record books and other records of Nicolet and its Subsidiaries are complete and correct in all material respects and have been maintained in accordance with Nicolet’s business practices and all applicable Legal Requirements, including the maintenance of an adequate system of internal controls required by such Legal Requirements. The minute books of Nicolet and each of its Subsidiaries contain accurate and complete records in all material respects of all meetings held of, and corporate action taken by, its respective shareholders, boards of directors and committees of the boards of directors. At the Closing, all of those books and records will be in the possession of Nicolet and its Subsidiaries.
Section 4.12   Compliance with Legal Requirements.   Nicolet and each of its Subsidiaries hold all material licenses, certificates, permits, franchises and rights from all appropriate Regulatory Authorities necessary for the conduct of their respective businesses. Nicolet and each of its Subsidiaries is, and at all times since January 1, 2019, has been, in compliance with each material Legal Requirement that is or was applicable to it or to the conduct or operation of its respective businesses or the ownership or use of any of its respective assets. Neither Nicolet nor any of its Subsidiaries has received, at any time since January 1, 2019, any notice or other communication (whether oral or written) from any Regulatory Authority or any other Person regarding: (a) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement; or (b) any actual, alleged, possible, or potential obligation on the part of Nicolet or any of its Subsidiaries to undertake, or to bear all or any portion of the cost of, any remedial action of any nature in connection with a failure to comply with any Legal Requirement.
Section 4.13   Legal Proceedings; Orders.
(a)   Except as set forth in Section 4.13(a) of the Nicolet Disclosure Schedules, since January 1, 2019, there have been, and currently are, no Proceedings or Orders pending, entered into or, to the Knowledge of Nicolet, threatened against or affecting Nicolet, any of its Subsidiaries or any of their respective assets, businesses, current or former directors or executive officers, or the Contemplated Transactions, that have not been fully satisfied, settled or terminated. No officer, director, employee or agent of Nicolet or any of its Subsidiaries is subject to any Order that prohibits such officer, director, employee or agent from engaging in or continuing any conduct, activity or practice relating to the businesses of Nicolet or any of its Subsidiaries as currently conducted.
(b)   Neither Nicolet nor any of its Subsidiaries: (i) is subject to any cease and desist or other Order or enforcement action issued by; (ii) is a party to any written agreement, consent agreement or memorandum of understanding with; (iii) is a party to any commitment letter or similar undertaking to; (iv) is subject to any order or directive by; (v) is subject to any supervisory letter from; (vi) has been ordered to pay any civil money penalty, which has not been paid, by; or (vii) has adopted any policies, procedures or board resolutions at the request of; any Regulatory Authority that currently restricts in any material respect the conduct of its business, in any manner relates to its capital adequacy, restricts its ability to pay dividends or interest or limits in any material manner its credit or risk management policies, its management or its business. To the Knowledge of Nicolet, none of the foregoing has been threatened by any Regulatory Authority.
Section 4.14   Absence of Certain Changes and Events.   Since December 31, 2020, Nicolet and its Subsidiaries have conducted their respective businesses only in the Ordinary Course of Business, and without limiting the foregoing with respect to each, since December 31, 2020, there has not been any event or events that have had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Nicolet.
Section 4.15   No Defaults.   To the Knowledge of Nicolet, no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with or result in a material violation or breach of, or give Nicolet, any of its Subsidiaries or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify, any Nicolet Material Contract.
Section 4.16   Compliance with Environmental Laws.   Nicolet and each Subsidiary of Nicolet has complied in all material respects with all Environmental Laws applicable to it and its business operations.

Section 4.17   Transactions with Affiliates.   Since January 1, 2019, all transactions required to be disclosed by Nicolet pursuant to Item 404 of Regulation S-K promulgated under the Securities Act have been disclosed in the Nicolet SEC Reports. No transaction, or series of related transactions, is currently proposed by Nicolet or any of its Subsidiaries or, to the Knowledge of Nicolet, by any other Person, to which Nicolet or any of its Subsidiaries would be a participant that would be required to be disclosed under Item 404 of Regulation S-K promulgated under the Securities Act if consummated.
Section 4.18   Approval Delays.   To the Knowledge of Nicolet, there is no reason why the granting of any of the Requisite Regulatory Approvals would be denied or unduly delayed. Nicolet Bank is an “eligible bank” (as such term is defined at 12 C.F.R. § 5.3(g)), “well-capitalized” (as such term is defined at 12 C.F.R. § 225.2(r)) and “well managed” (as such term is defined at 12 C.F.R. § 225.2(s)), and the rating of Nicolet Bank under the CRA is no less than “satisfactory.” Nicolet Bank has not been informed that its status as an “eligible bank,” “well-capitalized,” “well managed” or, for CRA purposes, “satisfactory,” will change within one (1) year.
Section 4.19   Labor Matters.
(a)   There are no collective bargaining agreements or other labor union Contracts applicable to any employees of Nicolet or any of its Subsidiaries. There is no labor dispute, strike, work stoppage or lockout, or, to the Knowledge of Nicolet, threat thereof, by or with respect to any employees of Nicolet or any of its Subsidiaries, and there has been no labor dispute, strike, work stoppage or lockout in the previous three (3) years. There are no organizational efforts with respect to the formation of a collective bargaining unit presently being made, or to the Knowledge of Nicolet, threatened, involving employees of Nicolet or any of its Subsidiaries. Neither Nicolet nor any of its Subsidiaries has engaged or is engaging in any unfair labor practice. Nicolet and its Subsidiaries are in compliance in all material respects with all applicable Legal Requirements respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health. No Proceeding asserting that Nicolet or any of its Subsidiaries has committed an unfair labor practice (within the meaning of the National Labor Relations Act of 1935) or seeking to compel Nicolet or any of its Subsidiaries to bargain with any labor organization as to wages or conditions of employment is pending or, to the Knowledge of Nicolet, threatened with respect to Nicolet or any of its Subsidiaries before the National Labor Relations Board, the Equal Employment Opportunity Commission or any other Regulatory Authority.
(b)   Neither Nicolet nor any of its Subsidiaries is a party to, or otherwise bound by, any consent decree with, or citation by, any Regulatory Authority relating to employees or employment practices. None of Nicolet, any of its Subsidiaries or any of its or their executive officers has received within the past three (3) years any written notice of intent by any Regulatory Authority responsible for the enforcement of labor or employment laws to conduct an investigation relating to Nicolet or any of its Subsidiaries and, to the Knowledge of Nicolet, no such investigation is in progress.
ARTICLE 5
THE COMPANY’S COVENANTS
Section 5.1   Access and Investigation.
(a)   Subject to any applicable Legal Requirement, Nicolet and its Representatives shall, at all times during normal business hours and with reasonable advance notice, have such reasonable access to the facilities, operations, records and properties of the Company and each of its Subsidiaries in accordance with the provisions of this Section 5.1(a) as shall be necessary for the purpose of determining the Company’s continued compliance with the terms and conditions of this Agreement and preparing for the integration of Nicolet and the Company following the Effective Time. Nicolet and its Representatives may, during such period, make or cause to be made such reasonable investigation of the operations, records and properties of the Company and each of its Subsidiaries and of their respective financial and legal conditions as Nicolet shall deem necessary or advisable to familiarize itself with such records, properties and other matters; provided, however, that such access or investigation shall not interfere materially with the normal operations of the Company or any of its Subsidiaries. Upon request, the Company and each of its Subsidiaries will furnish Nicolet or its Representatives attorneys’

responses to auditors’ requests for information regarding the Company or such Subsidiary, as the case may be, and such financial and operating data and other information reasonably requested by Nicolet (provided, such disclosure would not result in the waiver by the Company or any of its Subsidiaries of any claim of attorney-client privilege). No investigation by Nicolet or any of its Representatives shall affect the representations and warranties made by the Company in this Agreement. This Section 5.1(a) shall not require the disclosure of any information to Nicolet the disclosure of which, in the Company’s reasonable judgment: (i) would be prohibited by any applicable Legal Requirement including the prohibitions on disclosure of confidential supervisory information (including confidential supervisory information as defined in 12 C.F.R. § 261.2); (ii) would result in the breach of any agreement with any third party in effect on the date of this Agreement; or (iii) relate to pending or threatened litigation or investigations, if disclosure might affect the confidential nature of, or any privilege relating to, the matters being discussed. If any of the restrictions in the preceding sentence shall apply, the Company and Nicolet will make, to the extent legally permissible, appropriate alternative disclosure arrangements, including adopting additional specific procedures to protect the confidentiality of sensitive material and to ensure compliance with any applicable Legal Requirement.
(b)   From the date hereof until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, the Company shall promptly furnish to Nicolet: (i) a copy of each report, schedule, registration statement and other document filed, furnished or received by it during such period pursuant to the requirements of federal and state banking laws or federal or state securities laws, which is not generally available on the SEC’s EDGAR internet database; and (ii) a copy of each report filed by it or any of its Subsidiaries with any Regulatory Authority; in each case other than portions of such documents relating to confidential supervisory or examination materials or the disclosure of which would violate any applicable Legal Requirement.
(c)   The Company shall provide, and cause each of its Subsidiaries to provide, to Nicolet all information provided to the directors on all such boards or members of such committees in connection with all meetings of the board of directors and committees of the board of directors of the Company or otherwise provided to the directors or members, and to provide any other financial reports or other analysis prepared for senior management of the Company or its Subsidiaries; in each case other than portions of such documents relating to attorney-client privilege, confidential supervisory information or the disclosure of which would violate any applicable Legal Requirement.
(d)   All information obtained by Nicolet in accordance with this Section 5.1 shall be treated in confidence as provided in that certain confidentiality and non-disclosure agreement dated October 2, 2020, between Nicolet and the Company (the “Confidentiality Agreement”).
Section 5.2   Operation of the Company and Company Subsidiaries.
(a)   Except as Previously Disclosed, as expressly contemplated by or permitted by this Agreement, as required by applicable Legal Requirement, or with the prior written consent of Nicolet, which shall not be unreasonably withheld, conditioned or delayed, during the period from the date of this Agreement to the earlier of the Closing Date or the termination of this Agreement pursuant to its terms, the Company shall, and shall cause each of its Subsidiaries to: (i) conduct its business in the Ordinary Course of Business in all material respects; (ii) use commercially reasonable efforts to maintain and preserve intact its business organization and advantageous business relationships; and (iii) take no action that is intended to or would reasonably be expected to adversely affect or materially delay the ability of the Company or Nicolet to obtain any of the Requisite Regulatory Approvals, to perform its covenants and agreements under this Agreement or to consummate the Contemplated Transactions.
(b)   Except as Previously Disclosed, as expressly contemplated by or permitted by this Agreement, as required by applicable Legal Requirement, or with the prior written consent of Nicolet, which shall not be unreasonably withheld, conditioned or delayed, during the period from the date of this Agreement to the earlier of the Closing Date or the termination of this Agreement pursuant to its terms, the Company will not, and will cause each of its Subsidiaries not to:
(i)   other than pursuant to the terms of any Contract to which the Company is a party that is outstanding on the date of this Agreement (as disclosed in Section 5.2(b)(i) of the Company

Disclosure Schedules): (A) issue, sell or otherwise permit to become outstanding, or dispose of or encumber or pledge, or authorize or propose the creation of, any additional shares of Company Capital Stock or any security convertible into Company Capital Stock; (B) permit any additional shares of Company Capital Stock to become subject to new grants; or (C) grant any registration rights with respect to shares of Company Capital Stock;
(ii)   (A) make, declare, pay or set aside for payment any dividend on or in respect of, or declare or make any distribution on any shares of Company Capital Stock (other than dividends from its wholly owned Subsidiaries to it or another of its wholly owned Subsidiaries); provided, however, the Company may continue paying its regular quarterly dividend of $0.14 per share of Company Common Stock consistent with past practice, or (B) directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of Company Capital Stock (other than repurchases of shares of Company Common Stock in the Ordinary Course of Business to satisfy obligations under the Company Benefit Plans);
(iii)   amend the terms of, waive any rights under, terminate, knowingly violate the terms of or enter into: (A) any Company Material Contract (other than as permitted by Section 5.2(b)(xiii)); (B) any material restriction on the ability of the Company or its Subsidiaries to conduct its business as it is presently being conducted; or (C) any Contract or other binding obligation relating to any class of Company Capital Stock or rights associated therewith or any outstanding instrument of indebtedness;
(iv)   enter into loan transactions not in accordance with, or consistent with, past practices of the Bank;
(v)   (A) enter into any extensions of credit that is not in material compliance with the provisions of the Bank’s formal loan policy as in effect as of the date of this Agreement; or (B) other than incident to a reasonable loan restructuring, extend additional credit to any Person and any director or officer of, or any owner of a material interest in, such Person (any of the foregoing with respect to a Person being referred to as a “Borrowing Affiliate”) if such Person or such Borrowing Affiliate is the obligor under any indebtedness to the Company or any of its Subsidiaries which constitutes a nonperforming loan or against any part of such indebtedness the Company or any of its Subsidiaries has established loss reserves or any part of which has been charged-off by the Company or any of its Subsidiaries;
(vi)   maintain an allowance for loan and lease losses which is not appropriate in all material respects under the requirements of GAAP to provide for possible losses, net of recoveries relating to Company Loans previously charged off, on Company Loans and leases outstanding (including accrued interest receivable);
(vii)   fail to: (A) charge-off any Company Loans or leases that would be deemed uncollectible in accordance with GAAP or any applicable Legal Requirement; or (B) place on non-accrual any Company Loans or leases that are past due greater than ninety (90) days (it being understood that modifications of such loans consistent with regulatory COVID-relief guidelines and consistent with past practice shall not be a violation of this Section 5.2(b));
(viii)   sell, transfer, mortgage, encumber, license, let lapse, cancel, abandon or otherwise dispose of or discontinue any of its assets, deposits, business or properties, except for sales, transfers, mortgages, encumbrances, licenses, lapses, cancellations, abandonments or other dispositions or discontinuances in the Ordinary Course of Business and in a transaction that, together with other such transactions, is not material to the Company and its Subsidiaries, taken as a whole;
(ix)   acquire (other than by way of foreclosures or acquisitions of control in a fiduciary or similar capacity or in satisfaction of debts previously contracted in good faith, in each case in the Ordinary Course of Business) all or any portion of the assets, business, deposits or properties of any other entity except in the Ordinary Course of Business and in a transaction that, together with other such transactions, is not material to the Company and its Subsidiaries, taken as a whole, and does not present a material risk that the Closing Date will be materially delayed or that any approvals necessary to complete the Merger or the other Contemplated Transactions will be more difficult to obtain;
(x)   purchase any equity security for its investment portfolio that is inconsistent with the Bank’s formal investment policy as in effect as of the date of this Agreement or that are not in strict compliance with the provisions of such investment policy;
(xi)   amend its articles of incorporation or its bylaws, or similar governing documents of the Bank;
(xii)   implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP or applicable regulatory accounting requirements;
(xiii)   (A) except in the Ordinary Course of Business or as required by applicable Legal Requirements, materially increase in any manner the compensation or benefits of any of the current or former directors, officers, employees, consultants, independent contractors or other service providers of the Company or the Bank (collectively, the “Company Employees”) other than ordinary course base salary increases for Company Employees, incentive payments consistent with past practice or payment of prorated bonuses in amounts consistent with past practices, in each case, provided that the Company properly accrues for such expenses; (B) become a party to, establish, amend, commence participation in, terminate or commit itself to the adoption of any stock option plan or other stock-based compensation plan, compensation, severance, pension, consulting, non-competition, change in control, retirement, profit-sharing, welfare benefit, or other employee benefit plan or agreement or employment agreement with or for the benefit of any Company Employee (or newly hired employees), director or shareholder; (C) accelerate the vesting of or lapsing of restrictions with respect to any stock-based compensation or other long-term incentive compensation under any Company Benefit Plans; (D) cause the funding of any rabbi trust or similar arrangement or take any action to fund or in any other way secure the payment of compensation or benefits under any Company Benefit Plan; (E) materially change any actuarial assumptions used to calculate funding obligations with respect to any Company Benefit Plan that is required by applicable Legal Requirements to be funded or change the manner in which contributions to such plans are made or the basis on which such contributions are determined, except as may be required by GAAP or any applicable Legal Requirement; or (F) conduct the administration of the Company Benefit Plans in any manner other than the Ordinary Course of Business;
(xiv)   hire any new employees with an annual salary in excess of $75,000;
(xv)   incur or guarantee any indebtedness for borrowed money other than deposits, overnight fed funds or Federal Home Loan Bank of Indianapolis advances not over six (6) months in maturity or enter into any capital lease or leases; or, except in the Ordinary Course of Business: (A) lend any money or pledge any of its credit in connection with any aspect of its business, whether as a guarantor, surety, issuer of a letter of credit or otherwise; (B) mortgage or otherwise subject to any lien any of its assets or sell, assign or transfer any of its assets in excess of $100,000 in the aggregate; or (C) incur any other liability or loss representing, individually or in the aggregate, over $100,000;
(xvi)   enter into any new line of business or materially change its lending, investment, underwriting, risk and asset liability management and other banking and operating policies, except as required by applicable Legal Requirements or requested by any Regulatory Authority;
(xvii)   settle any action, suit, claim or proceeding against it or any of its Subsidiaries, except for an action, suit, claim or proceeding that is settled in an amount and for consideration not in excess of $150,000 and that would not: (A) impose any material restriction on the business of the Company or its Subsidiaries; or (B) create precedent for claims that is reasonably likely to be material to it or its Subsidiaries;

(xviii)   make application for the opening, relocation or closing of any, or open, relocate or close any, branch office, loan production office or other significant office or operations facility;
(xix)   make or change any material Tax elections, change or consent to any change in its or the Bank’s method of accounting for Tax purposes (except as required by applicable Tax law), take any material position on any material Tax Return filed on or after the date of this Agreement, settle or compromise any material Tax liability, claim or assessment, enter into any closing agreement, waive or extend any statute of limitations with respect to a material amount of Taxes, surrender any right to claim a refund for a material amount of Taxes, or file any material amended Tax Return; or
(xx)   agree to take, make any commitment to take, or adopt any resolutions of the Company Board in support of, any of the actions prohibited by this Section 5.2.
Section 5.3   Notice of Changes.   The Company will give prompt notice to Nicolet of any fact, event or circumstance known to it that: (a) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in a Material Adverse Effect on the Company; or (b) would cause or constitute a material breach of any of the Company’s representations, warranties, covenants or agreements contained herein that reasonably could be expected to give rise, individually or in the aggregate, to the failure of a condition in Article 8; provided, however, that a failure to comply with this section shall not constitute a breach of this Agreement or the failure of any condition set forth in Article 8 to be satisfied unless the underlying Material Adverse Effect or material breach would independently result in the failure of a condition set forth in Article 8 to be satisfied.
Section 5.4   Shareholders Meeting.   The Company shall, as promptly as reasonably practicable after the date the Registration Statement is declared effective, take all action necessary, including as required by and in accordance with the MBCA, the Company Articles of Incorporation and the Company Bylaws to duly call, give notice of, convene and hold a meeting of its shareholders (the “Company Shareholders Meeting”) for the purpose of obtaining the Company Shareholder Approval. The Company and the Company Board will use their reasonable best efforts to obtain from its shareholders the votes in favor of the adoption of this Agreement required by the MBCA, including by recommending that its shareholders vote in favor of this Agreement, and the Company and the Company Board will not withdraw, qualify or adversely modify (or publicly propose or resolve to withdraw, qualify or adversely modify) the Company Board’s recommendation to the Company’s shareholders that the Company’s shareholders vote in favor of the adoption and approval of this Agreement (an “Adverse Recommendation”). However, if, prior to the time the Company Shareholder Approval is obtained, the Company Board, after consultation with its financial advisor and outside counsel, determines in good faith that (a) an Acquisition Proposal constitutes a Superior Proposal and (b) it is reasonably likely that to continue to recommend this Agreement to its shareholders in light of such Acquisition Proposal would result in a violation of its fiduciary duties under the MBCA, then, in submitting this Agreement at the Company Shareholders Meeting, the Company Board may make an Adverse Recommendation or publicly propose or resolve to make an Adverse Recommendation.
Section 5.5   Information Provided to Nicolet.   The Company agrees that the information concerning the Company or any of its Subsidiaries that is provided or to be provided by the Company in writing to Nicolet specifically for inclusion in the Registration Statement or Proxy Statement and any other documents to be filed with any Regulatory Authority in connection with the Contemplated Transactions will: (a) at the respective times such documents are filed and, in the case of the Registration Statement, when it becomes effective and, with respect to the Proxy Statement, when mailed, not be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; or (b) in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Company Shareholders Meeting, not be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the meeting in connection with which the Proxy Statement shall be mailed. The Company will have a duty to correct any material misleading statement specified by the Company for inclusion, and so included, in the Registration Statement or Proxy Statement and any other documents filed with any Regulatory Authority. Notwithstanding the foregoing, the Company shall have no responsibility for the truth or accuracy of any information with respect to Nicolet or any of its Subsidiaries or any of their Affiliates contained in the Registration Statement or the Proxy Statement or in any document submitted to, or other communication with, any Regulatory Authority.
Section 5.6   Operating Functions.   The Company and its Subsidiaries shall cooperate with Nicolet and Nicolet Bank in connection with planning for the efficient and orderly combination of the parties and the operation of the Bank and Nicolet Bank, and in preparing for the consolidation of the banks’ appropriate operating functions to be effective on upon consummation of the Bank Plan of Merger; provided, however, that the foregoing actions shall not unduly interfere with the business operations of the Company or its Subsidiaries. Without limiting the foregoing, the Company shall provide office space and support services (and other reasonably requested support and assistance) in connection with the foregoing, and senior officers of the Company and Nicolet shall meet from time to time as the Company or Nicolet may reasonably request, to review the financial and operational affairs of the Company and its Subsidiaries, with the understanding that, notwithstanding any other provision contained in this Agreement: (a) neither Nicolet nor Nicolet Bank shall under any circumstance be permitted to exercise control of the Company or the Bank or any of the Company’s other Subsidiaries prior to the Effective Time; (b) neither the Company nor any of its Subsidiaries shall be under any obligation to act in a manner that could reasonably be deemed to constitute anti-competitive behavior under federal or state antitrust laws; and (c) neither the Company nor any of its Subsidiaries shall be required to agree to any material obligation that is not contingent upon the consummation of the Merger.
Section 5.7   Company Benefit Plans.
(a)   In order to facilitate a clean transition, following receipt of all Requisite Regulatory Approvals, upon the reasonable request in writing by Nicolet, the Company shall take appropriate action to amend, suspend or terminate any Company Benefit Plan up to fourteen (14) days prior to the anticipated Effective Time.
(b)   Prior to the Effective Time, the Company shall accrue the costs associated with any contingent payments due or that could become due in connection with the execution and delivery of this Agreement or the consummation of the Contemplated Transactions (including possible terminations of employment in connection therewith) under any Company Benefit Plan, including without limitation any change of control or severance agreements, retention or stay bonus programs, or other similar arrangements.
(c)   Prior to the Effective Time, at the direction of Nicolet, the Company shall take reasonable steps under applicable IRS Code Section 409A relief programs to amend any Company Benefit Plans that are subject to, or could be subject to, Code Section 409A as Nicolet reasonably determines are necessary or desirable to conform to or clarify any such Company Benefit Plan’s exemption from, or compliance with, the requirements of Section 409A.
Section 5.8   Voting and Support Agreement.   Concurrently with the execution and delivery of this Agreement, the Company shall cause to be executed and delivered to Nicolet a voting and support agreement, in the form attached hereto as Exhibit B, approving this Agreement and the consummation of the Contemplated Transactions, executed by each director of the Company who holds Company Common Stock.
Section 5.9   Liquidation of Company Subsidiaries.   The Company shall use commercially reasonable efforts to cause, effective prior to Closing, the dissolution and liquidation of First Rural Relending Company and North Country Capital Trust. The Company shall keep Nicolet apprised of the status of these subsidiaries, and will give due consideration to Nicolet’s comments regarding the process for dissolution and liquidation.
Section 5.10   Acquisition Proposals.
(a)   The Company will immediately cease and cause to be terminated any activities, discussions or negotiations with any Persons other than Nicolet with respect to any Acquisition Proposal and will use its reasonable best efforts to enforce any confidentiality or similar agreement relating to an Acquisition Proposal. The Company will within one (1) Business Day advise Nicolet of the receipt of any

Acquisition Proposal and the substance thereof (including the identity of the Person making such Acquisition Proposal), and will keep Nicolet apprised of any related developments, discussions and negotiations (including the material terms and conditions of the Acquisition Proposal) on a reasonably current basis.
(b)   The Company agrees that it will not, and will cause its Subsidiaries and its Subsidiaries’ officers, directors, agents, advisors and affiliates not to, initiate, solicit, encourage or knowingly facilitate inquiries or proposals with respect to, or engage in any negotiations concerning, or provide any confidential or nonpublic information or data to, or have any discussions with, any Person relating to, any Acquisition Proposal (other than contacting a Person for the sole purpose of seeking clarification of the terms and conditions of such Acquisition Proposal); provided that, in the event the Company receives an unsolicited bona fide Acquisition Proposal, from a Person other than Nicolet, after the execution of this Agreement and prior to the receipt of the Company Shareholder Approval, and the Company Board concludes in good faith, after consultation with its financial advisor and outside counsel, that such Acquisition Proposal constitutes a Superior Proposal or could reasonably be likely to result in a Superior Proposal and, after considering the advice of outside counsel, that failure to take such actions could be reasonably likely to result in a violation of the directors’ fiduciary duties under applicable law, the Company may: (i) furnish information with respect to it to such Person making such Acquisition Proposal pursuant to a customary confidentiality agreement (subject to the requirement that any such information not previously provided to Nicolet shall be promptly furnished to Nicolet); (ii) participate in discussions or negotiations regarding such Acquisition Proposal; and (iii) terminate this Agreement in order to concurrently enter into an agreement with respect to such Acquisition Proposal; provided, however, that the Company may not terminate this Agreement pursuant to this Section 5.10 unless and until (x) five (5) Business Days have elapsed following the delivery to Nicolet of a written notice of such determination by the Company Board and, during such five (5) Business-Day period, the parties cooperate with one another with the intent of enabling the parties to engage in good faith negotiations so that the Contemplated Transactions may be effected, and (y) at the end of such five (5) Business-Day period, the Company Board continues, in good faith and after consultation with outside legal counsel and financial advisors, to believe that a Superior Proposal continues to exist.
(c)   Nothing contained in this Agreement shall prevent the Company or the Company Board from complying with Rule 14d-9 and Rule 14e-2 under the Exchange Act with respect to an Acquisition Proposal, provided that such Rules will in no way eliminate or modify the effect that any action pursuant to such Rules would otherwise have under this Agreement.
Section 5.11   Company Debt Agreements.   If requested by Nicolet, the Company shall use commercially reasonable efforts to repay in full all indebtedness owing under any Company Debt Agreement, and to deliver to Nicolet prior to Closing evidence of such repayment and evidence of the release of any security interests in assets of the Company related thereto.
ARTICLE 6
NICOLET’S COVENANTS
Section 6.1   Operation of Nicolet and Nicolet Subsidiaries.   From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless prior written consent of the Company shall have been obtained, and except as otherwise expressly contemplated herein, Nicolet covenants and agrees that it shall take no action that would reasonably be expected to (a) materially adversely affect the ability of Nicolet to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in Sections 8.5 and 9.5, or (b) that would reasonably be expected to materially adversely affect the ability of Nicolet to perform its covenants and agreements under this Agreement.
Section 6.2   Notice of Changes.   Nicolet will give prompt notice to the Company of any fact, event or circumstance known to it that: (a) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in a Material Adverse Effect on Nicolet; or (b) would cause or constitute a material breach of any of Nicolet’s representations, warranties, covenants or agreements contained herein that reasonably could be expected to give rise, individually or in the aggregate, to the failure of a condition in Article 9 provided, however, that a failure to comply with this section shall not constitute a breach of this Agreement or the failure of any condition set forth in Article 9 to be satisfied unless the underlying Material Adverse Effect or material breach would independently result in the failure of a condition set forth in Article 9 to be satisfied.
Section 6.3   Nicolet Shareholders Meeting.   Nicolet shall, as promptly as reasonably practicable after the date the Registration Statement is declared effective, take all action necessary, including as required by and in accordance with the WBCL, Nicolet Articles of Incorporation and Nicolet Bylaws to duly call, give notice of, convene and hold a meeting of its shareholders (the “Nicolet Shareholders Meeting”) for the purpose of obtaining the Nicolet Shareholder Approval. Nicolet and Nicolet Board will use their reasonable best efforts to obtain from its shareholders the votes in favor of the adoption of this Agreement required by the WBCL, and in favor of the issuance of Nicolet Common Stock pursuant to this Agreement required by the Nasdaq Rules, including by recommending that its shareholders vote in favor of the adoption and approval of this Agreement and stock issuance, and Nicolet and Nicolet Board will not make an Adverse Recommendation. However, if, prior to the time Nicolet Shareholder Approval is obtained, the Nicolet Board, after consultation with outside counsel, determines in good faith that (a) an Acquisition Proposal constitutes a Superior Proposal and (b) it is reasonably likely that to continue to recommend this Agreement to its shareholders in light of such Acquisition Proposal would result in a violation of its fiduciary duties under the WBCL, then, in submitting this Agreement at the Nicolet Shareholders Meeting, the Nicolet Board may make an Adverse Recommendation or publicly propose or resolve to make an Adverse Recommendation.
Section 6.4   Indemnification.
(a)   From and after the Effective Time, Nicolet shall, to the fullest extent permitted under applicable Legal Requirements, indemnify and hold harmless (1) any natural person who is or was a director or officer of the Company or any Subsidiary of the Company, (2) any natural person who, while a director or officer of the Company or any Subsidiary of the Company, is or was serving either pursuant to the Company’s or such Subsidiary’s specific request or as a result of the nature of such person’s duties to the Company or to such Subsidiary as a director, officer, partner, trustee, member of any governing or decision-making committee, manager, employee or agent of another corporation or foreign corporation, partnership joint venture, trust or other enterprise, and (3) any natural person who, while a director or officer of the Company or any Subsidiary of the Company, is or was serving an employee benefit plan because his or her duties to the Company or to such Subsidiary also imposed duties on, or otherwise involved services by, the person to the plan or to participants in or beneficiaries of the plan (each, an “Indemnified Party”), against any and all reasonable fees (including reasonable attorneys’ fees), costs, charges, disbursements and other expenses actually and reasonably incurred by the Indemnified Party (collectively, “Expenses”) in connection with any threatened, pending or completed civil, criminal, administrative or investigative action, suit, arbitration or other proceeding, whether formal or informal, which involves federal, state or local law and which is brought by or in the right of any Person (any such action, an “Indemnification Proceeding”) to which the Indemnified Party was made a party by virtue of his or her service in any of the capacities set forth above in clauses (1) through (3) of this Section 6.4(a), to the extent that such Indemnified Party has been successful on the merits or otherwise in the defense of such Indemnification Proceeding.
(b)   From and after the Effective Time, Nicolet shall, to the fullest extent permitted under applicable Legal Requirements, indemnify and hold harmless (1) any natural person who is or was an employee or agent of the Company or any Subsidiary of the Company, (2) any natural person who, while an employee or agent of the Company or any Subsidiary of the Company, is or was serving either pursuant to the Company’s or such Subsidiary’s specific request or as a result of the nature of such person’s duties to the Company or to such Subsidiary as a director, officer, partner, trustee, member of any governing or decision-making committee, manager, employee or agent of another corporation or foreign corporation, partnership joint venture, trust or other enterprise, and (3) any natural person who, while an employee or agent of the Company or any Subsidiary of the Company, is or was serving an employee benefit plan because his or her duties to the Company or to such Subsidiary also imposed duties on, or otherwise involved services by, the person to the plan or to participants in or beneficiaries of the plan (each, an “Indemnified Employee”), against any and all Expenses in connection with any Indemnification Proceeding to which the Indemnified Employee was made a party by virtue of his or her service in any of the capacities set forth above in clauses (1) through (3) of this Section 6.4(b), to the extent that such Indemnified Employee has been successful on the merits or otherwise in the defense of such Indemnification Proceeding.
(c)   From and after the Effective Time, Nicolet shall indemnify and hold harmless any Indemnified Party against any obligation to pay a judgment, penalty, assessment, forfeiture or fine, including an excise tax assessed with respect to an employee benefit plan, or the agreement to pay any amount in settlement of an Indemnification Proceeding, and pre- and post-judgment interest related thereto, and any Expenses incurred by such Indemnified Party in connection with an Indemnification Proceeding, unless it shall be proven by final judicial adjudication that such person breached or failed to perform a duty owed to the Company or to any Subsidiary of the Company which constituted: (1) a willful failure to deal fairly with the Company, any Subsidiary of the Company, or the respective shareholders thereof in connection with a matter in which the Indemnified Party had a material conflict of interest, (2) a violation of the criminal law, unless the Indemnified Party had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful, (3) a transaction from which the Indemnified Party derived an improper personal benefit, or (4) willful misconduct.
(d)   From and after the Effective Time, Nicolet may indemnify and hold harmless any Indemnified Employee against any obligation to pay a judgment, penalty, assessment, forfeiture or fine, including an excise tax assessed with respect to an employee benefit plan, or the agreement to pay any amount in settlement of an Indemnification Proceeding, and pre- and post-judgment interest related thereto, and any Expenses incurred by such Indemnified Employee in connection with an Indemnification Proceeding, unless it shall be proven by final judicial adjudication that such person breached or failed to perform a duty owed to the Company or to any Subsidiary of the Company which constituted: (1) a willful failure to deal fairly with the Company, any Subsidiary of the Company, or the respective shareholders thereof in connection with a matter in which the Indemnified Employee had a material conflict of interest, (2) a violation of the criminal law, unless the Indemnified Employee had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful, (3) a transaction from which the Indemnified Employee derived an improper personal benefit, or (4) willful misconduct. Any determination of whether an Indemnified Employee shall receive indemnification pursuant to this Section 6.4(d) shall be made at the sole and exclusive discretion of Nicolet.
(e)   Upon written request by an Indemnified Party who has been made party to an Indemnification Proceeding, Nicolet shall reimburse the Expenses of such Indemnified Party as incurred if the Indemnified Party provides Nicolet with all of the following: (1) a written affirmation of his or her good faith belief that he or she did not breach or fail to perform his or her duties to the Company and (2) a written undertaking, executed personally or on his or her behalf, to repay to Nicolet such reimbursements if and to the extent that it is ultimately determined that such Indemnified Party was not entitled to indemnification for such amounts under the terms of this Agreement.
(f)   Upon written request by an Indemnified Employee who has been made party to an Indemnification Proceeding, Nicolet may reimburse the Expenses of such Indemnified Employee as incurred if the Indemnified Employee provides Nicolet with all of the following: (1) a written affirmation of his or her good faith belief that he or she did not breach or fail to perform his or her duties to the Company or to any Subsidiary of the Company and (2) a written undertaking, executed personally or on his or her behalf, to repay to Nicolet such reimbursements if and to the extent that it is ultimately determined that such Indemnified Employee was not entitled to indemnification for such amounts under the terms of this Agreement. Any determination of whether an Indemnified Employee shall receive reimbursement for Expenses as such Expenses are incurred pursuant to this Section 6.4(f) shall be made at the sole and exclusive discretion of Nicolet.
(g)   Notwithstanding any other provision of this Agreement, in order for any Indemnified Party or Indemnified Employee to be entitled to indemnification under this Agreement, such Indemnified Party or Indemnified Employee must make a written request to Nicolet. This written request shall contain a declaration that Nicolet shall have the right to exercise all rights and remedies available to such Indemnified Party or Indemnified Employee against any other Party arising out of or related to the Indemnification Proceeding for which indemnification is being sought and that the Indemnified Party or Indemnified Employee has assigned to Nicolet all such rights and remedies. Nicolet shall have no obligation to indemnify any Indemnified Party or Indemnified Employee under this Agreement if and to the extent that such Indemnified Party or Indemnified Employee has previously received indemnification or allowance for Expenses from any Party in connection with the same Indemnification Proceeding.
(h)   For a period of six (6) years after the Effective Time or, if such term coverage is not available, such other maximum period of coverage available, Nicolet shall maintain a directors’ and officers’ liability insurance policy or policies covering each Indemnified Party and Indemnified Employee covered by the Company’s directors’ and officers’ liability insurance policy in effect as of the date hereof, on and subject to terms and conditions no less advantageous to the insureds than the Company’s directors’ and officers’ liability insurance policy in effect as of the date hereof, for acts or omissions occurring prior to the Effective Time; provided, that in no event shall Nicolet be required to expend annually in the aggregate an amount in excess of 250% of the amount of the aggregate premiums paid by the Company for fiscal year 2020 for such purpose and, if Nicolet is unable to maintain such policy (or substitute policy) as a result of this proviso, Nicolet shall obtain a policy or policies of insurance with substantially similar terms and conditions as may then be available, and with an equal or lesser claims reporting time period as may then be available for payment of such amount; provided further, that in lieu of the obligations of this subsection, Nicolet may request that the Company obtain, and upon such request the Company shall obtain, such extended reporting period coverage under the Company’s existing insurance programs (to be effective as of the Effective Time).
(i)   If Nicolet or any of its successors or assigns shall (i) consolidate with or merge into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfer all or substantially all its properties and assets to any Person, then, and in each such case, Nicolet shall use commercially reasonable efforts to cause proper provision to be made so that the successor and assign of Nicolet assumes the obligations set forth in this Section 6.4.
(j)   The provisions of this Section 6.4 shall survive consummation of the Merger and the Bank Merger and are intended to be for the benefit of, and will be enforceable by, each Indemnified Party, each Indemnified Employee, his or her heirs, and his or her legal representatives.
Section 6.5   Board Representation.
(a)   On or prior to the Effective Time, Nicolet shall cause the Company Director (expected to be Paul D. Tobias) to be added to the board of directors of the Surviving Entity and Nicolet Bank. No other directors or employees of the Company shall be designated to serve on the board of directors of the Surviving Entity or Nicolet Bank at the Effective Time. The appointment of the Company Director to the board of directors of the Surviving Entity and Nicolet Bank shall be subject to the bylaws of the Surviving Entity and Nicolet Bank, respectively, and the Company Director must (i) be reasonably acceptable to the Nominating Committee of the Surviving Entity or Nicolet Bank, as applicable, and (ii) satisfy and comply with the requirements regarding service as a member of the board of directors of the Surviving Entity or Nicolet Bank, as applicable, provided under applicable Legal Requirements and the practices and policies of such board that are generally applicable to its members.
(b)   Subject to and in accordance with the bylaws of the Surviving Entity, effective as of the Effective Time, the officers of Nicolet in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the officers of the Surviving Entity from and after the Effective Time in accordance with the bylaws of the Surviving Entity.
Section 6.6   Authorization and Reservation of Nicolet Common Stock.   Nicolet Board shall, as of the date hereof, authorize and reserve the maximum number of shares of Nicolet Common Stock to be issued pursuant to this Agreement and take all other necessary corporate action to consummate the Contemplated Transactions.
Section 6.7   Stock Exchange Listing.   Nicolet shall cause all shares of Nicolet Common Stock issuable or to be reserved for issuance under this Agreement to be approved for listing on the Nasdaq Capital Market prior to the Closing Date.

ARTICLE 7
COVENANTS OF ALL PARTIES
Section 7.1   Regulatory Approvals.   Nicolet and the Company and their respective Subsidiaries will cooperate and use all reasonable best efforts to as promptly as possible prepare, file, effect and obtain all Requisite Regulatory Approvals, and the parties will comply with the terms of such Requisite Regulatory Approvals. Each of Nicolet and the Company will have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable Legal Requirements relating to the exchange of information, with respect to all substantive written information submitted to any Regulatory Authority in connection with the Requisite Regulatory Approvals. In exercising the foregoing right, each of the parties will act reasonably and as promptly as practicable. Each party agrees that it will consult with the other party with respect to obtaining all permits, consents, approvals and authorizations of all Regulatory Authorities necessary or advisable to consummate the Contemplated Transactions, and each party will keep the other party apprised of the status of material matters relating to completion of the Contemplated Transactions. Nicolet and the Company will, upon request, furnish the other party with all information concerning itself, its Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other party or any of its Subsidiaries with or to any Regulatory Authority in connection with the Contemplated Transactions.
Section 7.2   SEC Registration.   As soon as practicable following the date of this Agreement, the Company and Nicolet shall prepare and file with the SEC the Joint Proxy Statement and Nicolet shall prepare and file with the SEC the Registration Statement, in which the Joint Proxy Statement will be included. Nicolet shall use its reasonable best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and to keep the Registration Statement effective as long as is necessary to consummate the Merger and the Contemplated Transactions. The Company will use its reasonable best efforts to cause the Joint Proxy Statement to be mailed to the Company’s shareholders, and Nicolet will use its reasonable best efforts to cause the Joint Proxy Statement to be mailed to Nicolet’s shareholders, in each case as promptly as practicable after the Registration Statement is declared effective under the Securities Act. Nicolet will advise the Company, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of Nicolet Capital Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC to amend the Joint Proxy Statement or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information, and the Company will advise Nicolet, promptly after it receives notice thereof, of any request by the SEC to amend the Joint Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information. The parties shall use reasonable best efforts to respond (with the assistance of the other party) as promptly as practicable to any comments of the SEC with respect thereto. If prior to the Effective Time any event occurs with respect to the Company, Nicolet or any Subsidiary of the Company or Nicolet, respectively, or any change occurs with respect to information supplied by or on behalf of the Company or Nicolet, respectively, for inclusion in the Proxy Statement or the Registration Statement that, in each case, is required to be described in an amendment of, or a supplement to, the Proxy Statement or the Registration Statement, the Company or Nicolet, as applicable, shall promptly notify the other of such event, and the Company or Nicolet, as applicable, shall cooperate in the prompt filing with the SEC of any necessary amendment or supplement to the Proxy Statement and the Registration Statement and, as required by applicable Legal Requirements, in disseminating the information contained in such amendment or supplement to the Company’s shareholders and to Nicolet’s shareholders.
Section 7.3   Publicity.   Neither the Company nor Nicolet shall, and neither the Company nor Nicolet shall permit any of its Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement or, except as otherwise specifically provided in this Agreement, any disclosure of nonpublic information to a third party, concerning, the Contemplated Transactions without the prior consent (which shall not be unreasonably withheld or delayed) of Nicolet, in the case of a proposed announcement, statement or disclosure by the Company, or the Company, in the case of a proposed announcement, statement or disclosure by Nicolet; provided, however, that either party may, without the prior consent of the other party (but after prior consultation with the other party to the extent practicable under the circumstances), issue or cause the publication of any press release or other public announcement to the extent required by applicable Legal Requirements or by the Nasdaq Rules. Subject to the foregoing, Nicolet and the Company agree that the press release announcing the execution and delivery of this Agreement shall be a joint press release of Nicolet and the Company, mutually agreed upon by both parties. Thereafter, and subject to the limitations of this paragraph, Nicolet and the Company shall each use their reasonable best efforts to develop a joint communications plan with respect to the Contemplated Transactions and to ensure that all press releases and other public statements with respect to the Contemplated Transactions shall be consistent with such joint communications plan.
Section 7.4   Reasonable Best Efforts; Cooperation; Takeover Statutes.   Each of Nicolet and the Company agrees to exercise good faith and use its reasonable best efforts to satisfy the various covenants and conditions to Closing in this Agreement, and to consummate the Contemplated Transactions as promptly as practicable. Neither Nicolet nor the Company will intentionally take or intentionally permit to be taken any action that would be a breach of the terms or provisions of this Agreement. Between the date of this Agreement and the Closing Date, each of Nicolet and the Company will, and will cause each Subsidiary of Nicolet and the Company, respectively, and all of their respective Affiliates and Representatives to, cooperate with respect to all filings that any party is required by any applicable Legal Requirements to make in connection with the Contemplated Transactions. Subject to applicable Legal Requirements and the instructions of any Regulatory Authority, each party shall keep the other party reasonably apprised of the status of matters relating to the completion of the Contemplated Transactions, including promptly furnishing the other party with copies of notices or other written communications received by it or any of its Subsidiaries from any Regulatory Authority with respect to such transactions. Without limiting the foregoing, none of Nicolet, the Company or their respective Boards of Directors shall take any action that would cause any Takeover Statute to become applicable to this Agreement or the Contemplated Transactions, and each shall take all necessary steps to exempt (or ensure the continued exemption of) the Contemplated Transactions from any applicable Takeover Statute now or hereafter in effect. If any Takeover Statute may become, or may purport to be, applicable to the Contemplated Transactions, each party and the members of their respective Boards of Directors will grant such approvals and take such actions as are necessary so that the Contemplated Transactions may be consummated as promptly as practicable on the terms contemplated hereby and thereby and otherwise act to eliminate or minimize the effects of any Takeover Statute on any of the Contemplated Transactions, including, if necessary, challenging the validity or applicability of any such Takeover Statute.
Section 7.5   Tax Free Reorganization.
(a)   The parties intend that the Merger qualify as a reorganization within the meaning of Section 368(a) and related sections of the Code and that this Agreement constitute a “plan of reorganization” within the meaning of Section 1.368-2(g) of the Treasury regulations promulgated thereunder. From and after the date of this Agreement and until the Effective Time, each of the Company and Nicolet shall use its commercially reasonable efforts to cause the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Code, and will not knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken which action or failure to act would reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code. Following the Effective Time, neither Nicolet nor any Affiliate of Nicolet knowingly shall take any action, cause any action to be taken, fail to take any action, or cause any action to fail to be taken, which action or failure to act would reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.
(b)   As of the date hereof, the Company does not know of any reason why it would not be able to deliver to Nicolet’s counsel, as of the date of the legal opinion referred to in Sections 8.8 and 9.8, a certificate substantially in compliance with IRS published advance ruling guidelines, with reasonable or customary exceptions and modifications thereto (the “IRS Guidelines”), to enable counsel of Nicolet to deliver the legal opinion contemplated by Sections 8.8 and 9.8, and the Company hereby agrees to deliver such certificate effective as of the date of such opinion to counsel of Nicolet.
(c)   As of the date hereof Nicolet does not know of any reason (i) why it would not be able to deliver to its counsel, as of the date of the legal opinion referred to in Sections 8.8 and 9.8, a certificate substantially in compliance with the IRS Guidelines, to enable counsel of Nicolet to deliver the legal opinion contemplated by Sections 8.8 and 9.8; or (ii) why counsel of Nicolet would not be able to deliver the opinion required by Sections 8.8 and 9.8. Nicolet hereby agrees to deliver such certificate effective as of the date of such opinion to counsel of Nicolet.
(d)   Following the Effective Time, Nicolet will continue at least one significant historic business line of the Company, or use at least a significant portion of the Company’s historic business assets in a business, in each case within the meaning of Treas. Reg. Section 1.368-1(d), except that Nicolet may transfer the Company’s historic business assets (i) to a corporation that is a member of Nicolet’s “qualified group,” within the meaning of Treas. Reg. Section 1.368-1(d)(4)(ii), or (ii) to a partnership if (A) one or more members of Nicolet’s “qualified group” have active and substantial management functions as a partner with respect to the Company’s historic business or (B) members of Nicolet’s “qualified group” in the aggregate own an interest in the partnership representing a significant interest in the Company’s historic business, in each case within the meaning of Treas. Reg. Section 1.368-1(d)(4)(iii).
Section 7.6   Employees; Employee Contracts; Employee Benefits.
(a)   All individuals employed by the Company or the Bank immediately prior to the Closing (“Covered Employees”) shall automatically become employees of Nicolet as of the Closing. Following the Closing, Nicolet shall maintain employee benefit plans and compensation opportunities for the benefit of Covered Employees that provide employee benefits and compensation opportunities that, in the aggregate, (i) are no less favorable than the employee benefits and compensation opportunities that are made available to similarly-situated employees of Nicolet under the Nicolet Benefit Plans, and (ii) such severance benefits are as mutually agreed between Nicolet and the Company; provided, however, that: (i) in no event shall any Covered Employee be eligible to participate in any closed or frozen Nicolet Benefit Plan; and (ii) until such time as Nicolet shall cause Covered Employees to participate in the Nicolet Benefit Plans, a Covered Employee’s continued participation in the Company Benefit Plans shall be deemed to satisfy the foregoing provisions of this sentence (it being understood that participation in the Nicolet Benefit Plans may commence at different times with respect to each Nicolet Benefit Plan).
(b)   For all purposes (other than purposes of benefit accruals and allocations of employer contributions under Nicolet’s 401(k) Plan) under the Nicolet Benefit Plans providing benefits to the Covered Employees (the “New Plans”), each Covered Employee shall be credited with his or her years of service with the Company and its Subsidiaries and their respective predecessors to the same extent as such Covered Employee was entitled to credit for such service under any applicable Company Benefit Plan in which such Covered Employee participated or was eligible to participate immediately prior to the Transition Date; provided, however, that the foregoing shall not apply to the extent that its application would result in a duplication of benefits with respect to the same period of service.
(c)   In addition, and without limiting the generality of the foregoing, as of the Transition Date, Nicolet shall use commercially reasonable efforts to provide that: (i) each Covered Employee shall be immediately eligible to participate, without any waiting time, in any and all New Plans to the extent coverage under such New Plan is similar in type to an applicable Company Benefit Plan in which such Covered Employee was participating immediately prior to the Transition Date (such Company Benefit Plans prior to the Transition Date collectively, the “Old Plans”); (ii) for purposes of each New Plan providing medical, dental, pharmaceutical, vision or similar benefits to any Covered Employee, all pre-existing condition exclusions and actively-at-work requirements of such New Plan shall be waived for such Covered Employee and his or her covered dependents, unless such conditions would not have been waived under the Old Plan in which such Covered Employee, as applicable, participated or was eligible to participate immediately prior to the Transition Date; and (iii) any eligible expenses incurred by such Covered Employee and his or her covered dependents during the portion of the plan year of the Old Plan ending on the Transition Date shall be taken into account under such New Plan to the extent such eligible expenses were incurred during the plan year of the New Plan in which the Transition Date occurs for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Covered Employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.

Section 7.7   Section 16 Matters.   Prior to the Effective Time, the parties will each take such steps as may be necessary or appropriate to cause any disposition of Company Capital Stock or conversion of any derivative securities in respect of shares of Company Capital Stock or acquisition of Nicolet Common Stock, as applicable, in connection with the consummation of the Contemplated Transactions to be exempt under Rule 16b-3 promulgated under the Exchange Act.
Section 7.8   Shareholder Litigation.   Each of the Company and Nicolet shall give the other the reasonable opportunity to consult concerning the defense of any shareholder litigation against the Company or Nicolet, as applicable, or any of their respective directors or officers relating to the Contemplated Transactions.
ARTICLE 8
CONDITIONS PRECEDENT TO OBLIGATIONS OF NICOLET
The obligations of Nicolet to consummate the Contemplated Transactions and to take the other actions required to be taken by Nicolet at the Closing are subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Nicolet in whole or in part):
Section 8.1   Accuracy of Representations and Warranties.   For purposes of this Section 8.1, the accuracy of the representations and warranties of the Company set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Closing Date (or such other date(s) as specified, to the extent any representation or warranty speaks as of a specific date). The representations and warranties set forth in Section 3.3 and Section 3.5(a) shall be true and correct (except for inaccuracies which are de minimis in amount and effect). There shall not exist inaccuracies in the representations and warranties of the Company set forth in this Agreement (including the representations set forth in Section 3.3 and Section 3.5(a)) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Material Adverse Effect; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to “material” or “Material Adverse Effect” or to the “Knowledge” of any Person shall be deemed not to include such qualifications.
Section 8.2   Performance by the Company.   The Company shall have performed or complied in all material respects with all of the covenants and obligations to be performed or complied with by it under the terms of this Agreement on or prior to the Closing Date.
Section 8.3   Shareholder Approvals.   Each of the Company Shareholder Approval and the Nicolet Shareholder Approval shall have been obtained.
Section 8.4   No Proceedings.   Since the date of this Agreement, there must not have been commenced or be pending any Proceeding: (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions; or (b) that may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Contemplated Transactions, in either case that would reasonably be expected by the Nicolet Board to have a Material Adverse Effect on the Surviving Entity.
Section 8.5   Regulatory Approvals.   All Requisite Regulatory Approvals shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired or been terminated and there shall not be any action taken, or any Legal Requirement enacted, entered, enforced or deemed applicable to the Contemplated Transactions, by any Regulatory Authority, in connection with the grant of a Requisite Regulatory Approval, which shall have imposed a restriction or condition on, or requirement of, such approval that would, after the Effective Time, reasonably be expected by the Nicolet Board to have a Material Adverse Effect on the Surviving Entity.
Section 8.6   Registration Statement.   The Registration Statement shall have become effective under the Securities Act. No stop order shall have been issued or threatened by the SEC that suspends the effectiveness of the Registration Statement, and no Proceeding shall have been commenced or be pending or threatened for such purpose.
Section 8.7   Officer’s Certificate.   Nicolet shall have received a certificate signed on behalf of the Company by an executive officer of the Company certifying as to the matters set forth in Sections 8.1 and 8.2.

Section 8.8   Tax Opinion.   Nicolet shall have received a written opinion of Bryan Cave Leighton Paisner LLP, addressed to the Company and Nicolet, in form and substance reasonably satisfactory to the Company and Nicolet, dated as of the Closing Date, to the effect that: (a) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code; and (b) each of the Company and Nicolet will be a party to such reorganization within the meaning of Section 368(b) of the Code.
Section 8.9   Stock Exchange Listing.   Nicolet shall have filed with the Nasdaq Stock Market, LLC a notification form for the listing of all shares of Nicolet Common Stock to be delivered in the Merger, and the Nasdaq Stock Market, LLC shall not have objected to the listing of such shares of Nicolet Common Stock.
Section 8.10   Minimum Tangible Common Equity. As of the Closing Date, the Company shall have Tangible Common Equity of no less than $145,000,000.
Section 8.11   No Material Adverse Effect.   From the date of this Agreement to the Closing, there shall be and have been no change in the financial condition, assets or business of the Company or the Bank that has had or would reasonably be expected to have a Material Adverse Effect on the Company.
Section 8.12   Consents.   The Company shall have obtained or caused to be obtained the written consents, permissions and approvals as required under any agreements, contracts, appointments, indentures, plans, trusts or other arrangements with third parties as set forth on Section 8.12 of the Company Disclosure Schedules that are required to effect the Contemplated Transactions.
Section 8.13   Company Debt Agreements.   If Nicolet makes the request detailed in Section 5.11, the Company shall have delivered to Nicolet the evidence of repayment in full of all applicable indebtedness owing under any Company Debt Agreement subject to this requirement.
ARTICLE 9
CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE COMPANY
The obligations of the Company to consummate the Contemplated Transactions and to take the other actions required to be taken by the Company at the Closing are subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Company, in whole or in part):
Section 9.1   Accuracy of Representations and Warranties.   For purposes of this Section 9.1, the accuracy of the representations and warranties of Nicolet set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Closing Date (or such other date(s) as specified, to the extent any representation or warranty speaks as of a specific date). The representations and warranties set forth in Section 4.3 and Section 4.5(a) shall be true and correct (except for inaccuracies which are de minimis in amount and effect). There shall not exist inaccuracies in the representations and warranties of Nicolet set forth in this Agreement (including the representations set forth in Section 4.3 and Section 4.5(a)) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Material Adverse Effect; provided, that, for purposes of this sentence only, those representations and warranties which are qualified by references to “material” or “Material Adverse Effect” or to the “Knowledge” of any Person shall be deemed not to include such qualifications.
Section 9.2   Performance by Nicolet.   Nicolet shall have performed or complied in all material respects with all of the covenants and obligations to be performed or complied with by it under the terms of this Agreement on or prior to the Closing Date.
Section 9.3   Shareholder Approval.   Each of the Company Shareholder Approval and the Nicolet Shareholder Approval shall have been obtained.
Section 9.4   No Proceedings.   Since the date of this Agreement, there must not have been commenced or be pending any Proceeding: (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions; or (b) that may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Contemplated Transactions, in either case that would reasonably be expected by the Company Board to have a Material Adverse Effect on the Surviving Entity.

Section 9.5   Regulatory Approvals.   All Requisite Regulatory Approvals shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired or been terminated and there shall not be any action taken, or any Legal Requirement enacted, entered, enforced or deemed applicable to the Contemplated Transactions, by any Regulatory Authority, in connection with the grant of a Requisite Regulatory Approval, which shall have imposed a restriction or condition on, or requirement of, such approval that would, after the Effective Time, reasonably be expected by the Company Board to have a Material Adverse Effect on the Surviving Entity.
Section 9.6   Registration Statement.   The Registration Statement shall have become effective under the Securities Act. No stop order shall have been issued or threatened by the SEC that suspends the effectiveness of the Registration Statement, and no Proceeding shall have been commenced or be pending or threatened for such purpose.
Section 9.7   Officer’s Certificate.   The Company shall have received a certificate signed on behalf of Nicolet by an executive officer of Nicolet certifying as to the matters set forth in Sections 9.1 and 9.2.
Section 9.8   Tax Opinion.   The Company shall have received a written opinion of Bryan Cave Leighton Paisner LLP, addressed to the Company and Nicolet, in form and substance reasonably satisfactory to the Company and Nicolet, dated as of the Closing Date, to the effect that: (a) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code; and (b) each of the Company and Nicolet will be a party to such reorganization within the meaning of Section 368(b) of the Code.
Section 9.9   Stock Exchange Listing.   Nicolet shall have filed with the Nasdaq Stock Market, LLC a notification form for the listing of all shares of Nicolet Common Stock to be delivered in the Merger, and the Nasdaq Stock Market, LLC shall not have objected to the listing of such shares of Nicolet Common Stock.
Section 9.10   No Material Adverse Effect.   From the date of this Agreement to the Closing, there shall be and have been no change in the financial condition, assets or business of Nicolet or any of its Subsidiaries that has had or would reasonably be expected to have a Material Adverse Effect on Nicolet.
ARTICLE 10
TERMINATION
Section 10.1   Termination of Agreement.   This Agreement may be terminated only as set forth below, whether before or after approval of the matters presented in connection with the Merger by the shareholders of the Company or Nicolet:
(a)   by mutual consent of the Nicolet Board and the Company Board, each evidenced by appropriate written resolutions;
(b)   by Nicolet, if the Company shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform, either individually or together with other such breaches, in the aggregate, if occurring or continuing on the date on which the Closing would otherwise occur would result in the failure of any of the conditions set forth in Section 8.1 and Section 8.2 and such breach or failure to perform has not been or cannot be cured within thirty (30) days following written notice to the party committing such breach, making such untrue representation and warranty or failing to perform; provided, that such breach or failure is not a result of the failure by Nicolet to perform and comply in all material respects with any of its obligations or representations and warranties under this Agreement that are to be performed or complied with by it prior to or on the date required hereunder;
(c)   by the Company, if Nicolet shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement which breach or failure to perform, either individually or together with other such breaches, in the aggregate, if occurring or continuing on the date on which the Closing would otherwise occur would result in the failure of any of the conditions set forth in Section 9.1 and Section 9.2 and such breach or failure to perform has not been or cannot be cured within thirty (30) days following written notice to the party committing such breach, making such untrue representation and warranty or failing to perform, provided, that such breach or failure is not a result of the failure by the Company to perform and comply in all material respects with any of its obligations or representations and warranties under this Agreement that are to be performed or complied with by it prior to or on the date required hereunder;
(d)   by Nicolet or the Company, if: (i) any Regulatory Authority that must grant a Requisite Regulatory Approval has denied approval of any of the Contemplated Transactions and such denial has become final and nonappealable; (ii) any application, filing or notice for a Requisite Regulatory Approval has been withdrawn at the request or recommendation of the applicable Regulatory Authority; or (iii) if the Company Shareholder Approval or the Nicolet Shareholder Approval is not obtained following the Company Shareholders Meeting or the Nicolet Shareholder Meeting respectively; provided, however, that the right to terminate this Agreement under this Section 10.1(d) shall not be available to a party whose failure (or the failure of any of its Affiliates) to fulfill any of its obligations (excluding warranties and representations) under this Agreement has been the cause of or resulted in the occurrence of any event described above;
(e)   by Nicolet or the Company, if the Effective Time shall not have occurred at or before April 12, 2022 (the “Termination Date”); provided, however, that the right to terminate this Agreement under this Section 10.1(e) shall not be available to any party to this Agreement whose failure to fulfill any of its obligations (excluding warranties and representations) under this Agreement has been the cause of or resulted in the failure of the Effective Time to occur on or before such date;
(f)   by Nicolet or the Company, if any court of competent jurisdiction or other Regulatory Authority shall have issued a judgment, Order, injunction, rule or decree, or taken any other action restraining, enjoining or otherwise prohibiting any of the Contemplated Transactions and such judgment, Order, injunction, rule, decree or other action shall have become final and nonappealable;
(g)   by Nicolet, prior to receipt of the Company Shareholder Approval, if the Company Board makes an Adverse Recommendation;
(h)   by the Company, prior to receipt of the Company Shareholder Approval pursuant to Section 5.10;
(i)   by the Company, prior to receipt of the Nicolet Shareholder Approval, if the Nicolet Board makes an Adverse Recommendation; or
(j)   by Nicolet, if the holders of more than 5% in the aggregate of the outstanding shares of Company Common Stock assert dissenters’ rights in compliance with Chapter 450 of the MBCA.
Section 10.2   Effect of Termination or Abandonment.   In the event of the termination of this Agreement and the abandonment of the Merger pursuant to Section 10.1, this Agreement shall become null and void, and there shall be no liability of one party to the other or any restrictions on the future activities on the part of any party to this Agreement, or its respective directors, officers or shareholders, except that: (i) the Confidentiality Agreement, this Section 10.2, Section 10.3 and Article 11 shall survive such termination and abandonment; and (ii) no such termination shall relieve the breaching party from liability resulting from any willful and material breach by that party of this Agreement.
Section 10.3   Fees and Expenses.
(a)   Except as otherwise provided in this Section 10.3, all fees and expenses incurred in connection with this Agreement, the Merger and the other Contemplated Transactions shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated, except that the expenses incurred in connection with the filing, printing and mailing of the Proxy Statement, and all filing and other fees paid to the SEC, in each case in connection with the Merger (other than attorneys’ fees, accountants’ fees and related expenses), shall be shared equally by Nicolet and the Company.
(b)   If this Agreement is terminated by Nicolet pursuant to Section 10.1(g) or by the Company pursuant to Section 10.1(h), then the Company shall pay to Nicolet, within two (2) Business Days after such termination, the amount of $10,000,000 (the “Termination Fee”) by wire transfer of immediately available funds to such account as Nicolet shall designate.

(c)   If (i) an Acquisition Proposal with respect to the Company shall have been communicated to or otherwise made known to the Company shareholders or the Company Board, or any Person shall have publicly announced an intention (whether or not conditional) to make an Acquisition Proposal with respect to the Company after the date of this Agreement, (ii) thereafter this Agreement is terminated by the Company or Nicolet pursuant to (A) Section 10.1(e) (if the Company Shareholder Approval has not theretofore been obtained) or (B) Section 10.1(d)(iii) based on the failure to obtain the Company Shareholder Approval, and (iii) prior to the date that is twelve (12) months after the date of such termination, the Company enters into a definitive written agreement with any Person with respect to such Acquisition Proposal, then the Company shall pay to Nicolet, within two (2) Business Days after execution of such definitive written agreement, the Termination Fee by wire transfer of immediately available funds to such account as Nicolet shall designate.
(d)   All payments made pursuant to this Section 10.3 shall constitute liquidated damages and the receipt thereof shall be the sole and exclusive remedy of the receiving party against the party making such payment, its Affiliates and their respective directors, officers and shareholders for any claims arising out of or relating in any way to this Agreement or the transactions contemplated herein.
ARTICLE 11
MISCELLANEOUS
Section 11.1   Survival.   Except for covenants that are expressly to be performed after the Closing, none of the representations, warranties and covenants contained herein shall survive beyond the Closing.
Section 11.2   Governing Law.   All questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement shall be governed by the internal laws of the State of Wisconsin applicable to Contracts made and wholly to be performed in such state without regard to conflicts of laws.
Section 11.3   Assignments, Successors and No Third Party Rights.   Neither party to this Agreement may assign any of its rights under this Agreement (whether by operation of law or otherwise) without the prior written consent of the other party. Any purported assignment in contravention hereof shall be null and void. Subject to the preceding sentence, this Agreement and every representation, warranty, covenant, agreement and provision hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except for Section 6.4, nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance with Section 11.5 without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, persons other than the parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.
Section 11.4   Modification.   This Agreement may be amended, modified or supplemented by the parties at any time before or after the Company Shareholder Approval and/or Nicolet Shareholder Approval is obtained; provided, however, that after the Company Shareholder Approval is obtained, there may not be, without further approval of the Company’s and Nicolet’s shareholders, respectively, any amendment of this Agreement that requires further approval under applicable Legal Requirements. This Agreement may not be amended, modified or supplemented except by an instrument in writing signed on behalf of each of the parties.
Section 11.5   Extension of Time; Waiver.   At any time prior to the Effective Time, the parties may, to the extent permitted by applicable Legal Requirements: (a) extend the time for the performance of any of the obligations or other acts of the other party; (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement; or (c) waive compliance with or amend, modify or supplement any of the agreements or conditions contained in this

Agreement which are for the benefit of the waiving party. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. Except as provided in Article 10, the rights and remedies of the parties to this Agreement are cumulative and not alternative. To the maximum extent permitted by applicable Legal Requirements: (x) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (y) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (z) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.
Section 11.6   Notices. All notices, consents, waivers and other communications under this Agreement shall be in writing (which shall include electronic mail) and shall be deemed to have been duly given if delivered by hand or by nationally recognized overnight delivery service (receipt requested), mailed by registered or certified U.S. mail (return receipt requested) postage prepaid or sent by electronic mail (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):
If to Nicolet, to:
Nicolet Bankshares, Inc.
111 N. Washington Street
Green Bay, WI 54301
Telephone:
(920) 430-7317

Email:
batwell@nicoletbank.com

Attention:
Robert B. Atwell

with copies to:
Bryan Cave Leighton Paisner LLP
One Atlantic Center, 14th Floor
1201 W. Peachtree Street, NW
Atlanta, GA 30309-3488
Telephone:
(404) 572-6810

Email:
Robert.Klingler@bclplaw.com

Attention:
Robert D. Klingler

If to the Company, to:
Mackinac Financial Corporation
130 South Cedar Street
Manistique, MI 49854
Telephone:
906-341-7140

Email:
kgeorge@bankmbank.com

Attention:
Kelly W. George

with copies to:
Honigman LLP
2290 First National Building
660 Woodward Avenue
Detroit, MI 48226-3506
Telephone:
(313) 456-7446

Email:
jkuras@honigman.com

Attention:
Jeffrey H. Kuras

or to such other Person or place as the Company shall furnish to Nicolet or Nicolet shall furnish to the Company in writing. Except as otherwise provided herein, all such notices, consents, waivers and other communications shall be effective: (a) if delivered by hand, when delivered; (b) if delivered by overnight delivery service, on the next Business Day after deposit with such service; and (c) if mailed in the manner provided in this Section 11.6, five (5) Business Days after deposit with the U.S. Postal Service.
Section 11.7   Entire Agreement.   This Agreement, the Schedules and any documents executed by the parties pursuant to this Agreement and referred to herein, together with the Confidentiality Agreement, constitute the entire understanding and agreement of the parties hereto and supersede all other prior agreements and understandings, written or oral, relating to such subject matter between the parties.
Section 11.8   Severability.   Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Legal Requirements, but if any provision of this Agreement is held to be prohibited by or invalid under applicable Legal Requirements, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement unless the consummation of the Contemplated Transactions is adversely affected thereby.
Section 11.9   Further Assurances.   The parties agree: (a) to furnish upon request to each other such further information; (b) to execute and deliver to each other such other documents; and (c) to do such other acts and things; all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.
Section 11.10   Counterparts.   This Agreement and any amendments thereto may be executed in any number of counterparts (including by electronic means), each of which shall be deemed an original, but all of which together shall constitute one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other party, it being understood that each party need not sign the same counterpart.
ARTICLE 12
DEFINITIONS
Section 12.1   Definitions.   In addition to those terms defined throughout this Agreement, the following terms, when used herein, shall have the following meanings:
(a)   “Acquisition Proposal” means a tender or exchange offer to acquire more than 25% of the voting power in the Company or the Bank, a proposal for a merger, consolidation or other business combination involving the Company or the Bank or any other proposal or offer to acquire in any manner more than 25% of the voting power in, or more than 25% of the business, assets or deposits of, the Company or the Bank, other than the transactions contemplated hereby and other than any sale of whole loans and securitizations in the Ordinary Course of Business.
(b)   “Affiliate” means, with respect to any specified Person, any other Person directly or indirectly Controlling, Controlled by or under common Control with, such specified Person.
(c)   “Bank” means mBank, a wholly-owned subsidiary of the Company.
(d)   “Bank Merger” means the merger of the Bank with and into, and under the charter of, Nicolet Bank pursuant to the Bank Plan of Merger.
(e)   “Business Day” means any day except Saturday, Sunday and any day on which banks in Wisconsin are authorized or required by law or other government action to close.
(f)   “Company Articles of Incorporation” means the Articles of Incorporation of the Company, as amended.
(g)   “Company Benefit Plan” means any: (i) qualified or nonqualified “employee pension benefit plan” (as defined in Section 3(2) of ERISA) or other deferred compensation or retirement plan or arrangement; (ii) “employee welfare benefit plan” (as defined in Section 3(1) of ERISA) or other health, welfare or similar plan or arrangement; (iii) “employee benefit plan” (as defined in Section 3(3) of

ERISA); (iv) equity-based compensation plan or arrangement (including any stock option, stock purchase, stock ownership, stock appreciation, restricted stock, restricted stock unit, phantom stock or similar plan, agreement or award); (v) other paid time off, compensation, severance, bonus, profit-sharing or incentive plan or arrangement; (vi) other employee benefit plan, practice, policy or arrangement of any kind; or (vii) change in control agreement or employment or severance agreement, in each case with respect to clauses (i) through (vii) of this definition, to which contributions have been made by the Company or the Bank or any Company ERISA Affiliate or under which any current or former employee, director, agent or independent contractor of the Company or the Bank or any beneficiary thereof is covered, is eligible for coverage or has payment or other benefit rights, and for which the Company or the Bank has liability, including by reason of having a Company ERISA Affiliate.
(h)   “Company Board” means the board of directors of the Company.
(i)   “Company Bylaws” means the Bylaws of the Company, as amended.
(j)   “Company Capital Stock” means Company Common Stock and Company Preferred Stock.
(k)   “Company Common Stock” means the common stock, no par value per share, of the Company.
(l)   “Company Debt Agreement” means any agreement or understanding, and any transaction documents pursuant thereto, representing a loan, credit facility or debt instrument or otherwise memorializing any indebtedness incurred by the Company or First Rural Relending Company and owing to any lending party or parties in effect or outstanding as of the time of this Agreement or at the Effective Time.
(m)   “Company ERISA Affiliate” means each “person” (as defined in Section 3(9) of ERISA) that is treated as a single employer with the Company or the Bank for purposes of Section 414(b), (c), (m) and (o) of the Code.
(n)   “Company Regulatory Reports” means (i) the Consolidated Reports of Condition and Income for A Bank With Domestic Offices Only — FFIEC 041 of the Bank for periods between January 1, 2019 and December 31, 2020, as filed with the FDIC; (ii) the Consolidated Reports of Condition and Income for A Bank With Domestic Offices Only — FFIEC 041 of the Bank with respect to periods ended subsequent to December 31, 2020, as filed with the FDIC; (iii) the Parent Company Only Financial Statements for Small Holding Companies, Form FR Y-9SP, of the Company for the periods ended December 31, 2020, June 30, 2020, December 31, 2019 and June 30, 2019; and (iv) the Parent Company Only Financial Statements for Small Holding Companies, Form FR Y-9SP, of the Company with respect to periods ended subsequent to December 31, 2020.
(o)   “Company SEC Reports” means the annual, quarterly and other reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) filed or furnished by the Company with the SEC under the Securities Act, the Exchange Act, or the rules and regulations of the SEC thereunder, since January 1, 2019.
(p)   “Company Shareholder Approval” means the adoption and approval of this Agreement by the shareholders of the Company, in accordance with the MBCA and the Company Articles of Incorporation.
(q)   “Company Stock Plans” means the Mackinac Financial Corporation 2012 Incentive Compensation Plan.
(r)   “Contemplated Transactions” means all of the transactions contemplated by this Agreement, including: (i) the Merger; (ii) the Bank Merger, (iii) the performance by Nicolet and the Company of their respective covenants and obligations under this Agreement; and (iv) Nicolet’s issuance of shares of Nicolet Common Stock pursuant to the Registration Statement, the Per Share Cash Consideration, and cash in lieu of fractional shares, in exchange for shares of Company Common Stock.
(s)   “Contract” means any agreement, contract, obligation, promise or understanding (whether written or oral and whether express or implied) that is legally binding: (i) under which a Person has or may acquire any rights; (ii) under which such Person has or may become subject to any obligation or liability; or (iii) by which such Person or any of the assets owned or used by such Person is or may become bound.
(t)   “Control,” “Controlling” or “Controlled” when used with respect to any specified Person, means the power to vote 25 percent (25%) or more of any class of voting securities of a Person, the power to control in any manner the election of a majority of the directors or partners of such Person, or the power to exercise a controlling influence over the management or policies of such Person.
(u)   “CRA” means the Community Reinvestment Act, as amended.
(v)   “Deposit Insurance Fund” means the fund that is maintained by the FDIC to allow it to make up for any shortfalls from a failed depository institution’s assets.
(w)   “Derivative Transactions” means any swap transaction, option, warrant, forward purchase or sale, transaction, futures transaction, cap transaction, floor transaction or collar transaction relating to one or more currencies, commodities, bonds, equity, securities, loans, interest rates, prices, values, or other financial or nonfinancial assets, credit-related events or conditions or any indexes, or other similar transaction or combination of any of these transactions, including collateralized mortgage obligations or other similar instruments or any debt or equity instruments evidencing or embedding any such types of transactions, and any related credit support, collateral or other similar arrangements related to such transactions.
(x)   “Dissenting Shares” shall mean shares with respect to which the holders thereof have perfected dissenters’ rights under Chapter 450 of the MBCA.
(y)   “DOL” means the U.S. Department of Labor.
(z)   “Environment” means surface or subsurface soil or strata, surface waters and sediments, navigable waters, groundwater, drinking water supply and ambient air.
(aa)   “Environmental Laws” means any federal, state or local law, statute, ordinance, rule, regulation, code, order, permit or other legally binding requirement applicable to the business or assets of Nicolet, the Company or any of their respective Subsidiaries that imposes liability or standards of conduct with respect to the Environment and/or Hazardous Materials.
(bb)   “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
(cc)   “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(dd)   “FDIC” means the Federal Deposit Insurance Corporation.
(ee)   “Federal Reserve” means the Board of Governors of the Federal Reserve System.
(ff)   “GAAP” means generally accepted accounting principles in the U.S., consistently applied.
(gg)   “Hazardous Materials” means any hazardous, toxic or dangerous substance, waste, contaminant, pollutant, gas or other material that is classified as such under Environmental Laws or is otherwise regulated under Environmental Laws.
(hh)   “Intangible Assets” means any asset that is considered an intangible asset under GAAP, including, without limitation, any goodwill and any other identifiable intangible assets recorded in accordance with GAAP, but excluding any mortgage servicing assets recorded as an intangible asset.
(ii)   “IRS” means the U.S. Internal Revenue Service.
(jj)   “Joint Proxy Statement” means a joint proxy statement prepared by Nicolet and the Company for use in connection with Company Shareholders Meeting and Nicolet Shareholders Meeting, all in accordance with the rules and regulations of the SEC.
(kk)   “Knowledge” means, assuming due inquiry under the facts or circumstances, the actual knowledge of the chief executive officer, president, chief financial officer, chief credit officer or general counsel of Nicolet or the Company, as the context requires.

(ll)   “Legal Requirement” means any federal, state, local, municipal, foreign, international, multinational or other Order, constitution, law, ordinance, regulation, rule, policy statement, directive, statute or treaty.
(mm)   “Material Adverse Effect” as used with respect to a party, means an event, circumstance, change, effect or occurrence which, individually or together with any other event, circumstance, change, effect or occurrence: (i) is materially adverse to the business, condition (financial or otherwise), assets, liabilities or results of operations of such party and its Subsidiaries, taken as a whole; or (ii) materially impairs the ability of such party to perform its obligations under this Agreement or to consummate the Merger and the other Contemplated Transactions on a timely basis; provided that, in determining whether a Material Adverse Effect has occurred, there shall be excluded any effect to the extent attributable to or resulting from: (A) changes in Legal Requirements and the interpretation of such Legal Requirements by courts or governmental authorities; (B) changes in GAAP or regulatory accounting requirements; (C) changes or events generally affecting banks, bank holding companies or financial holding companies, or the economy or the financial, securities or credit markets, including changes in prevailing interest rates, liquidity and quality, currency exchange rates, price levels or trading volumes in the U.S. or foreign securities markets; (D) changes in national or international political or social conditions including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon or within the United States; (E) the effects of any quarantine, “shelter in place”, “stay at home”, workforce reduction, social distancing, shut down, closure, safety or any other Law, order, directive, guideline, guidance or recommendation promulgated by any Governmental Entity, including the Centers for Disease Control and Prevention and including the World Health Organization, in response to or relating in any way to the novel coronavirus disease, COVID-19 virus (SARS-COV-2) (or any mutation or variation thereof or related health condition, or any related or associated epidemics, pandemics or disease outbreaks); and (F) the effects of the actions expressly permitted or required by this Agreement or that are taken with the prior written consent of the other party in contemplation of the Contemplated Transactions, including the costs and expenses associated therewith, including Transaction Costs, Severance Costs, and the response of customers, vendors, licensors, investors, or employees; except with respect to clauses (A), (B), (C), (D) and (E), to the extent that the effects of such change are materially disproportionately adverse to the financial condition, results of operations or business of such party and its Subsidiaries, taken as a whole, as compared to other companies in the industry in which such party and its Subsidiaries operate.
(nn)   “MBCA” means the Michigan Business Corporation Act, as amended.
(oo)   “Nasdaq Rules” means the listing rules of the Nasdaq Capital Market.
(pp)   “Nicolet Articles of Incorporation” means the Amended and Restated Articles of Incorporation of Nicolet, as amended.
(qq)   “Nicolet Bank” means Nicolet National Bank, and a wholly-owned subsidiary of Nicolet.
(rr)   “Nicolet Benefit Plan” means any: (i) qualified or nonqualified “employee pension benefit plan” (as defined in Section 3(2) of ERISA) or other deferred compensation or retirement plan or arrangement; (ii) “employee welfare benefit plan” (as defined in Section 3(1) of ERISA) or other health, welfare or similar plan or arrangement; (iii) “employee benefit plan” (as defined in Section 3(3) of ERISA); (iv) equity-based plan or arrangement (including any stock option, stock purchase, stock ownership, stock appreciation, restricted stock, restricted stock unit, phantom stock or similar plan, agreement or award); (v) other paid time off, compensation, severance, bonus, profit-sharing or incentive plan or arrangement; (vi) other employee benefit plan, practice, policy or arrangement of any kind; or (vii) change in control agreement or employment or severance agreement, in each case with respect to clauses (i) through (vii) of this definition, to which contributions have at any time been made by Nicolet or any of its Subsidiaries or any Nicolet ERISA Affiliate or under which any employee, former employee, director, agent or independent contractor of Nicolet or any of its Subsidiaries or any beneficiary thereof is covered, is eligible for coverage or has benefit rights, and for which Nicolet or any of its Subsidiaries has liability, including by reason of having a Nicolet ERISA Affiliate.
(ss)   “Nicolet Board” means the board of directors of Nicolet.

(tt)   “Nicolet Bylaws” means the Nicolet Amended and Restated Bylaws, as amended.
(uu)   “Nicolet Capital Stock” means Nicolet Common Stock and Nicolet Preferred Stock, collectively.
(vv)   “Nicolet Common Stock” means the common stock, $0.01 par value per share, of Nicolet.
(ww)   “Nicolet Common Stock Price” means the volume weighted average closing price of Nicolet Common Stock on the Nasdaq Capital Market over the twenty (20) trading day period immediately preceding the second (2nd) trading day prior to the Closing Date.
(xx)   “Nicolet Equity Award” means any outstanding stock option, stock appreciation right, restricted stock award, restricted stock unit, or other equity award granted under a Nicolet Stock Plan.
(yy)   “Nicolet ERISA Affiliate” means each “person” (as defined in Section 3(9) of ERISA) that is treated as a single employer with Nicolet or any of its Subsidiaries for purposes of Section 414(b), (c), (m) or (o) of the Code.
(zz)   “Nicolet Material Contract” means any contract that is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K promulgated under the Securities Act).
(aaa)   “Nicolet Shareholder Approval” means the adoption and approval of this Agreement by the shareholders of Nicolet, in accordance with the WBCL and Nicolet Articles of Incorporation, and approval of the issuance of the Nicolet Common Stock pursuant to this Agreement by the shareholders of Nicolet, in accordance with Nasdaq Rules.
(bbb)   “Nicolet SEC Reports” means the annual, quarterly and other reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) filed or furnished by Nicolet with the SEC under the Securities Act, the Exchange Act, or the regulations thereunder, since January 1, 2019.
(ccc)   “Nicolet Stock Plans” means any of the following:
   Nicolet Bankshares, Inc. 2002 Stock Incentive Plan.
   Nicolet Bankshares, Inc. 2010 Equity Incentive Plan.
   Nicolet Bankshares, Inc. 2011 Long-Term Incentive Plan, as amended.
(ddd)   “Order” means any award, decision, injunction, judgment, order, ruling, extraordinary supervisory letter, policy statement, memorandum of understanding, resolution, agreement, directive, subpoena or verdict entered, issued, made, rendered or required by any court, administrative or other governmental agency, including any Regulatory Authority, or by any arbitrator.
(eee)   “Ordinary Course of Business” shall include any action taken by a Person only if such action is consistent with the past practices of such Person and is similar in nature and magnitude to actions customarily taken in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.
(fff)   “OREO” means real estate owned by a Person and designated as “other real estate owned.”
(ggg)   “Outstanding Company Shares” means the shares of Company Common Stock issued and outstanding immediately prior to the Effective Time.
(hhh)   “PBGC” means the U.S. Pension Benefit Guaranty Corporation.
(iii)   “Person” means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, foundation, joint venture, estate, trust, association, organization, labor union or other entity or Regulatory Authority.
(jjj)   “Proceeding” means any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any judicial or governmental authority, including a Regulatory Authority, or arbitrator.
(kkk)   “Registration Statement” means a registration statement on Form S-4 or other applicable form under the Securities Act covering the shares of Nicolet Common Stock to be issued pursuant to this Agreement, which shall include the Joint Proxy Statement.
(lll)   “Regulatory Authority” means any federal, state or local governmental body, agency, court or authority that, under applicable Legal Requirements: (i) has supervisory, judicial, administrative, police, enforcement, taxing or other power or authority over the Company, Nicolet, or any of their respective Subsidiaries; (ii) is required to approve, or give its consent to, the Contemplated Transactions; or (iii) with which a filing must be made in connection therewith.
(mmm)   “Representative” means with respect to a particular Person, any director, officer, manager, employee, agent, consultant, advisor or other representative of such Person, including legal counsel, accountants and financial advisors.
(nnn)   “Requisite Regulatory Approvals” means all necessary documentation, applications, notices, petitions, filings, permits, consents, approvals and authorizations from all applicable Regulatory Authorities for approval of the Contemplated Transactions.
(ooo)   “SEC” means the Securities and Exchange Commission.
(ppp)   “Securities Act” means the Securities Act of 1933, as amended.
(qqq)   “Severance Costs” shall mean any and all amounts in the nature of compensation paid or payable pursuant to any agreement with any employee of the Company, the Bank or any other Subsidiary of the Company, as determined on an after-tax basis, that is contingent upon a change in control of the Company or a sale of a substantial portion of the assets of the Company, regardless of whether such payment is due or made before, on or after the Closing Date, and regardless of whether such payments are subject to termination of employment or other events that may occur after the Closing Date. For the avoidance of doubt, all such payments that could become due after a change in ownership upon voluntary termination of employment of an executive under any employment agreement would be considered a Severance Cost.
(rrr)   “Subsidiary” with respect to any Person means an affiliate controlled by such Person directly or indirectly through one or more intermediaries.
(sss)   “Superior Proposal” means a bona fide written Acquisition Proposal which the Company Board concludes in good faith to be more favorable from a financial point of view to the Company shareholders than the Merger and the other transactions contemplated hereby, (i) after receiving the advice of its financial advisors (which shall be Piper Sandler & Co., or any nationally recognized investment banking firm), (ii) after taking into account the likelihood and timing of consummation of the proposed transaction on the terms set forth therein (as compared to, and with due regard for, the terms herein) and (iii) after taking into account all legal (with the advice of outside counsel), financial (including the financing terms of any such proposal), regulatory (including the advice of outside counsel regarding the potential for regulatory approval of any such proposal) and other aspects of such proposal and any other relevant factors permitted under applicable law.
(ttt)   “Takeover Statutes” means any provisions of any potentially applicable “moratorium,” “control share,” “fair price,” “business combination,” “takeover” or “interested shareholder” law.
(uuu)   “Tangible Common Equity” means the excess of Tangible Assets over the total liabilities of the Company, calculated in accordance with GAAP (which calculation, for the avoidance of doubt, will include total assets minus only goodwill and deposit based intangibles) as of the Closing Date, as adjusted to exclude: (i) Transaction Costs; (ii) Severance Costs (to the extent such Transaction Costs and Severance Costs are set forth in Section 12.1(uuu) of the Company Disclosure Schedules); and (iii) any changes to the valuation of the Company (or the Bank) investment portfolio attributed to ASC 320, whether upward or downward, from December 31, 2020.

(vvv)   “Tangible Assets” means, as of the Closing Date, the total assets of the Company, calculated in accordance with GAAP, consistently applied, less any Intangible Assets.
(www)   “Tax” means any tax (including any income tax, franchise tax, capital gains tax, value-added tax, sales tax, property tax, escheat tax, use tax, payroll tax, gift tax or estate tax), levy, assessment, tariff, duty (including any customs duty), deficiency or other fee, and any related charge or amount (including any fine, penalty, interest or addition to tax), imposed, assessed or collected by or under the authority of any Regulatory Authority or payable pursuant to any tax-sharing agreement or any other Contract relating to the sharing or payment of any such tax, levy, assessment, tariff, duty, deficiency or fee.
(xxx)   “Tax Return” means any return (including any information return), report, statement, schedule, notice, form or other document or information filed with or submitted to, or required to be filed with or submitted to, any Regulatory Authority in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.
(yyy)   “Transaction Costs” shall mean any and all amounts incurred by the Company or Nicolet, as determined on an after-tax basis, whether or not paid by the Company or Nicolet and whether incurred before, on or after the date of this Agreement, that arise out of or in connection with the negotiation and preparation of this Agreement and the consummation and performance of the transactions contemplated hereby.
(zzz)   “Transition Date” means, with respect to any Covered Employee, the date Nicolet commences providing benefits to such employee with respect to each New Plan.
(aaaa)   “U.S.” means the United States of America.
(bbbb)   “WBCL” means the Wisconsin Business Corporation Law, as amended.
Section 12.2   Principles of Construction.
(a)   In this Agreement, unless otherwise stated or the context otherwise requires, the following uses apply: (i) actions permitted under this Agreement may be taken at any time and from time to time in the actor’s sole discretion; (ii) references to a statute shall refer to the statute and any successor statute, and to all regulations promulgated under or implementing the statute or its successor, as in effect at the relevant time; (iii) in computing periods from a specified date to a later specified date, the words “from” and “commencing on” (and the like) mean “from and including,” and the words “to,” “until” and “ending on” (and the like) mean “to, but excluding”; (iv) references to a governmental or quasi-governmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of the agency, authority or instrumentality; (v) indications of time of day mean Central Time; (vi) “including” means “including, but not limited to”; (vii) all references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Agreement unless otherwise specified; (viii) all words used in this Agreement will be construed to be of such gender or number as the circumstances and context require; (ix) the captions and headings of articles, sections, schedules and exhibits appearing in or attached to this Agreement have been inserted solely for convenience of reference and shall not be considered a part of this Agreement nor shall any of them affect the meaning or interpretation of this Agreement or any of its provisions; and (x) any reference to a document or set of documents in this Agreement, and the rights and obligations of the parties under any such documents, means such document or documents as amended from time to time, and any and all modifications, extensions, renewals, substitutions or replacements thereof.
(b)   The schedules of each of the Company and Nicolet referred to in this Agreement (the “Company Disclosure Schedules” and the “Nicolet Disclosure Schedules,” respectively, and collectively the “Schedules”) shall consist of items, the disclosure of which with respect to a specific party is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained herein or to one or more covenants contained herein, which Schedules were delivered by each of the Company and Nicolet to the other before the date of this Agreement. In the event of any inconsistency between the statements in the body of this Agreement and those in the Schedules (other than an exception expressly set forth as such in the Schedules), the statements in the body of this Agreement will control. For purposes of this Agreement, “Previously Disclosed” means information set forth by the Company or Nicolet in the applicable paragraph of its Schedules, or any other paragraph of its Schedules (so long as it is reasonably clear from the context that the disclosure in such other paragraph of its Schedule is also applicable to the section of this Agreement in question).
(c)   All accounting terms not specifically defined herein shall be construed in accordance with GAAP.
(d)   With regard to each and every term and condition of this Agreement and any and all agreements and instruments subject to the terms hereof, the parties hereto understand and agree that the same have or has been mutually negotiated, prepared and drafted, and that if at any time the parties hereto desire or are required to interpret or construe any such term or condition or any agreement or instrument subject hereto, no consideration shall be given to the issue of which party hereto actually prepared, drafted or requested any term or condition of this Agreement or any agreement or instrument subject hereto.
(e)   No disclosure, representation, or warranty shall be required to be made (or any other action taken) pursuant to this Agreement that would involve the disclosure of confidential supervisory information of any Regulatory Authority by any party hereto to the extent prohibited by a Legal Requirement, and, to the extent legally permissible, appropriate substitute disclosures or actions shall be made or taken under circumstances in which the limitations of this sentence apply.
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[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers on the day and year first written above.
Nicolet:	Company:
Nicolet Bankshares, Inc. By: /s/ Robert B. Atwell Name: Robert B. Atwell Title: Chairman, President and Chief Executive Officer	Mackinac Financial Corporation By: /s/ Paul D. Tobias Name: Paul D. Tobias Title: Chairman and Chief Executive Officer
[Signature Page to Agreement and Plan of Merger]

EXHIBIT A
PLAN OF MERGER
BY AND BETWEEN
NICOLET NATIONAL BANK
AND
MBANK
This Plan of Merger (the “Plan”) is made and entered into as of the 12th day of April, 2021, by and between Nicolet National Bank, a bank organized under the laws of the United States of America and located in Green Bay, Wisconsin, and mBank, a bank organized under the laws of the Michigan and located in Manistique, Michigan (“mBank”).
W I T N E S S E T H:
WHEREAS, Nicolet Bankshares, Inc. (“Nicolet”) and Mackinac Financial Corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Agreement”) dated April 12, 2021, pursuant to which the Company will merge with and into Nicolet;
WHEREAS, pursuant to the Agreement and the terms of this Plan, mBank will merge with and into Nicolet National Bank (the “Bank Merger”);
NOW, THEREFORE, in consideration of the above premises and the mutual warranties, representations, covenants and agreements set forth herein, the parties agree as follows:
1.   Merger.   Pursuant to the provisions of Chapter 487 of the Michigan Banking Code and Section 215a of the National Bank Act, mBank shall be merged with and into Nicolet National Bank. Nicolet National Bank shall be the survivor of the Bank Merger (the “Resulting Bank”), and shall operate with the name “Nicolet National Bank.” The Resulting Bank shall be liable for all liabilities of mBank in accordance with the provisions of 12 USC 215a(a)(4).
2.   Effective Date of the Merger.   The Bank Merger shall become effective on the date that Articles of Merger reflecting the Bank Merger become effective with the Office of the Comptroller of the Currency (the “Effective Date”).
3.   Location, Articles and Bylaws and Directors and Executive Officers of the Resulting Bank.   On the Effective Date of the Bank Merger:
(a)   The main office of the Resulting Bank shall be located at the main office of Nicolet National Bank immediately prior to the Effective Date.
(b)   The Articles of Association of the Resulting Bank shall be the Articles of Association of Nicolet National Bank in effect immediately prior to the Effective Date. The Bylaws of the Resulting Bank shall be the Bylaws of Nicolet National Bank in effect immediately prior to the Effective Date of the Merger.
(c)   From and after the Effective Date, the executive officers of the Resulting Bank shall be the executive officers of Nicolet National Bank immediately prior to the Effective Date of the Merger. From and after the Effective Date, the directors of the Resulting Bank shall be (i) the directors of Nicolet National Bank immediately prior to the Effective Date of the Merger and (ii) Paul D. Tobias. Such directors and executive officers shall serve until their resignation, removal or until their successors shall have been elected or appointed and shall have been qualified in accordance with Articles of Association and Bylaws of Nicolet National Bank.
4.   Manner of Converting Shares.
(a)   By virtue of the Bank Merger, automatically and without any action on the part of the holder thereof, each of the shares of mBank common stock issued and outstanding immediately prior to the Effective Date shall be cancelled and retired at the Effective Date and no consideration shall be issued in exchange therefor.

Exhibit A-1

(b)   Upon and after the Effective Date, each issued and outstanding share of Nicolet National Bank common stock shall remain unchanged and shall continue to evidence the same number of shares of Nicolet National Bank common stock.
5.   Conditions Precedent to Consummation.   Consummation of the Bank Merger herein provided for is conditioned upon (a) receipt of all necessary consents to the Bank Merger from applicable regulatory authorities, (b) approval of the Plan by the Company, as sole shareholder of mBank, (c) approval of the Plan by Nicolet, as sole shareholder of Nicolet National Bank, and (d) closing of the merger of the Company and Nicolet.
6.   Termination.   This Plan may be terminated by the mutual consent of the Parties at any time prior to the Effective Date. The Plan shall also be terminated automatically in the event the Agreement is terminated pursuant to the provisions of Article 10 thereof.
7.   Counterparts, Headings, Governing Law.   This Plan may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. The title of this Plan and the headings herein are for convenience or reference only and shall not be deemed a part of this Plan. This Plan shall be governed by and construed in accordance with the laws of the State of Michigan and the National Bank Act.
[Signatures on Next Page]

Exhibit A-2

IN WITNESS WHEREOF, the parties hereto have caused this Plan of Merger to be executed by their duly authorized officers and their seals to be affixed hereto, all as of the day and year first above written.
NICOLET NATIONAL BANK
[BANK SEAL]	By:
Name:
Title:
ATTEST:

Secretary
[Signature Page to Bank Plan of Merger]

MBANK
[BANK SEAL]	By:
Name:
Title:
ATTEST:

Secretary
[Signature Page to Bank Plan of Merger]

EXHIBIT B
FORM OF VOTING AND SUPPORT AGREEMENT
Nicolet Bankshares, Inc.
Attention: Chief Executive Officer
Ladies and Gentlemen:
The undersigned is a shareholder of Mackinac Financial Corporation (the “Company”), a Michigan corporation and a registered bank holding company under the BHC Act. This Voting and Support Agreement relates to the Agreement and Plan of Merger, dated as of April 12, 2021 (the “Agreement”), between the Company and Nicolet Bankshares, Inc., a Wisconsin corporation (“Nicolet”). Under the terms of the Agreement, the Company will be merged into and with Nicolet (the “Merger”), and the shares of the Company’s common stock, $0.01 par value per share (the “Company Common Stock”) will be converted into and exchanged for the Merger Consideration pursuant to the Agreement. This Voting and Support Agreement represents an agreement between the undersigned and Nicolet regarding certain rights and obligations of the undersigned in connection with the Merger.
In consideration of the execution and delivery by Nicolet of the Agreement and the mutual covenants, conditions and agreements contained herein and therein, the receipt and sufficiency of which is hereby acknowledged, the undersigned and Nicolet, intending to be legally bound, hereby agree as follows:
1.   Vote on the Merger.   The undersigned agrees to vote all shares of Company Common Stock that the undersigned owns beneficially or of record in favor of approving the Agreement and the transactions contemplated thereby, unless Nicolet is then in breach or default in any material respect as regards any covenant, agreement, representation or warranty as to it contained in the Agreement; provided, however, that nothing in this sentence shall be deemed to require the undersigned to vote any shares of Company Common Stock over which the undersigned has or shares voting power solely in a fiduciary capacity on behalf of any person, if the undersigned determines, in good faith after consultation with legal counsel, that such a vote would cause a breach of fiduciary duty to such other person.
2.   Restriction on Transfer.   The undersigned further agrees that the undersigned will not, without the prior written consent of Nicolet, transfer any shares of Company Common Stock prior to the earlier of the Effective Time or the Termination Date, each such term as set forth in the Agreement, except (a) by operation of law, (b) by will, (c) under the laws of descent and distribution, (d) with the prior written consent of Nicolet, which consent shall not be unreasonably withheld, for any sales, assignments, transfers or other dispositions necessitated by hardship, or (e) as Nicolet may otherwise agree in writing.
3.   No Agreement as Director or Officer.   The undersigned makes no agreement or understanding in this Voting and Support Agreement in the undersigned’s capacity as a director or officer of the Company or any of its Subsidiaries, and nothing in this Voting and Support Agreement: (a) will limit or affect any actions or omissions taken by the undersigned in the undersigned’s capacity as such a director or officer, including exercising rights under the Agreement, and no such actions or omissions shall be deemed a breach of this Voting and Support Agreement, or (b) will be construed to prohibit, limit or restrict the undersigned from exercising the undersigned’s fiduciary duties as an officer or director to the Company or its shareholders.
4.   Miscellaneous.   This Voting and Support Agreement is the complete agreement between Nicolet and the undersigned concerning the subject matter hereof. Any notice required to be sent to any party hereunder shall be sent by registered or certified mail, return receipt requested, or electronic mail using the addresses set forth herein or such other address as shall be furnished in writing by the parties. This Voting and Support Agreement shall be governed by the laws of the State of Michigan.
5.   Termination.   This Voting and Support Agreement shall terminate upon the earliest of (a) the mutual written agreement of the undersigned and Nicolet, (b) the Effective Time, (c) the termination of the Agreement in accordance with its terms, and (d) any reduction in the Merger Consideration, extension of the Termination Date, change in the type of merger consideration, or other amendment, modification, waiver or change to the Agreement that is material and adverse to the undersigned and not consented to in

Exhibit B-1

advance in writing by the undersigned. For avoidance of doubt, a decline in Nicolet’s stock price shall not be considered a reduction in the merger consideration.
6.   Capitalized Terms.   Unless otherwise defined herein, all capitalized terms in this Voting and Support Agreement shall have the same meaning as given such terms in the Agreement.
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[Signature Page Follows]

Exhibit B-2

This Voting and Support Agreement is executed as of the 12th day of April, 2021.
Very truly yours,

Signature

Print Name

Address
Telephone No.
[Signature Page to Voting and Support Agreement]

AGREED TO AND ACCEPTED as of
April 12, 2021
NICOLET BANKSHARES, INC.
By:
Name:
Its:
111 N. Washington Street Green Bay, WI 54301
Telephone No.
[Signature Page to Voting and Support Agreement]

Appendix B

April 9, 2021
Board of Directors
Mackinac Financial Corporation
130 South Cedar Street
P.O. Box 369
Manistique, MI 49854
Ladies and Gentlemen:
Mackinac Financial Corporation (“Mackinac”) and Nicolet Bankshares, Inc. (“Nicolet”) are proposing to enter into an Agreement and Plan of Merger (the “Agreement”) pursuant to which Mackinac shall merge with and into Nicolet with Nicolet as the surviving corporation (the “Merger”). As set forth in the Agreement, at the Effective Time, each share of common stock, no par value per share, of Mackinac (“Mackinac Common Stock”) issued and outstanding immediately prior to the Effective Time, except for certain shares of the Mackinac Common Stock as specified in the Agreement, shall be converted into the right to receive (i) 0.22 of a share of common stock, par value $0.01 per share, of Nicolet (“Nicolet Common Stock”), and (ii) $4.64 in cash, without interest. The total cash and stock consideration to be paid by Nicolet in respect of shares of Mackinac Common Stock is referred to herein as the “Merger Consideration.” Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Agreement. You have requested our opinion as to the fairness, from a financial point of view, of the Merger Consideration to the holders of Mackinac Common Stock.
Piper Sandler & Co. (“Piper Sandler”, “we” or “our”), as part of its investment banking business, is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions. In connection with this opinion, we have reviewed and considered, among other things: (i) a draft of the Agreement, dated April 8, 2021; (ii) certain publicly available financial statements and other historical financial information of Mackinac that we deemed relevant; (iii) certain publicly available financial statements and other historical financial information of Nicolet that we deemed relevant; (iv) certain internal balance sheet and income statement projections for Mackinac for the years ending December 31, 2021 through December 31, 2025 and estimated dividends per share for Mackinac for the years ending December 31, 2021 through December 31, 2025, as provided by the senior management of Mackinac; (v) publicly available mean analyst earnings per share estimates for Nicolet for the years ending December 31, 2021 and December 31, 2022, as well as an estimated long-term annual earnings per share growth rate for the years ending December 31, 2023 through December 31, 2025, as provided by the senior management of Nicolet; (vi) the pro forma financial impact of the Merger on Nicolet based on certain assumptions relating to transaction expenses, purchase accounting adjustments and cost savings, as provided by the senior management of Nicolet; (vii) the publicly reported historical price and trading activity for Mackinac Common Stock and Nicolet Common Stock, including a comparison of certain stock trading information for Mackinac Common Stock and Nicolet Common Stock and certain stock indices, as well as similar publicly available information for certain other companies, the securities of which are publicly traded; (viii) a comparison of certain financial and market information for Mackinac and Nicolet with similar financial institutions for which information is publicly available; (ix) the financial terms of certain recent business combinations in the bank and thrift industry (on a nationwide basis), to the extent publicly available; (x) the current market environment generally and the banking environment in particular; and (xi) such other information, financial studies, analyses and investigations and financial, economic and market criteria as we considered relevant. We also discussed with certain members of the senior management of Mackinac and its representatives the business, financial condition, results of operations and prospects of Mackinac and held similar discussions with certain members of the senior management of Nicolet and its representatives regarding the business, financial condition, results of operations and prospects of Nicolet.

In performing our review, we have relied upon the accuracy and completeness of all of the financial and other information that was available to us from public sources, that was provided to us by Mackinac, Nicolet or their respective representatives, or that was otherwise reviewed by us and we have assumed such accuracy and completeness for purposes of rendering this opinion without any independent verification or investigation. We have further relied on the assurances of the respective senior managements of Mackinac and Nicolet that they are not aware of any facts or circumstances that would make any of such information inaccurate or misleading in any respect material to our analyses. We have not been asked to undertake, and have not undertaken, an independent verification of any such information and we do not assume any responsibility or liability for the accuracy or completeness thereof. We did not make an independent evaluation or perform an appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of Mackinac or Nicolet. We render no opinion on or evaluation of the collectability of any assets or the future performance of any loans of Mackinac or Nicolet. We did not make an independent evaluation of the adequacy of the allowance for loan losses of Mackinac or Nicolet, or the combined entity after the Merger, and we have not reviewed any individual credit files relating to Mackinac or Nicolet. We have assumed, with your consent, that the respective allowances for loan losses for both Mackinac and Nicolet are adequate to cover such losses and will be adequate on a pro forma basis for the combined entity.
In preparing its analyses, Piper Sandler used certain internal balance sheet and income statement projections for Mackinac for the years ending December 31, 2021 through December 31, 2025 and estimated dividends per share for Mackinac for the years ending December 31, 2021 through December 31, 2025, as provided by the senior management of Mackinac. In addition, Piper Sandler used publicly available mean analyst earnings per share estimates for Nicolet for the years ending December 31, 2021 and December 31, 2022, as well as an estimated long-term annual earnings per share growth rate for the years ending December 31, 2023 through December 31, 2025, as provided by the senior management of Nicolet. Piper Sandler also received and used in its pro forma analyses certain assumptions relating to transaction expenses, purchase accounting adjustments and cost savings, as provided by the senior management of Nicolet. With respect to the foregoing information, the respective senior managements of Mackinac and Nicolet confirmed to us that such information reflected (or, in the case of the publicly available analyst estimates referred to above, were consistent with) the best currently available projections, estimates and judgements of those respective senior managements as to the future financial performance of Mackinac and Nicolet, respectively, and we assumed that the financial results reflected in such information would be achieved. We express no opinion as to such projections, estimates or judgements, or the assumptions on which they are based. We have also assumed that there has been no material change in Mackinac’s or Nicolet’s assets, financial condition, results of operations, business or prospects since the date of the most recent financial statements made available to us. We have assumed in all respects material to our analyses that Mackinac and Nicolet will remain as going concerns for all periods relevant to our analyses.
We have also assumed, with your consent, that (i) each of the parties to the Agreement will comply in all material respects with all material terms and conditions of the Agreement and all related agreements required to effect the Merger, that all of the representations and warranties contained in such agreements are true and correct in all material respects, that each of the parties to such agreements will perform in all material respects all of the covenants and other obligations required to be performed by such party under such agreements and that the conditions precedent in such agreements are not and will not be waived, (ii) in the course of obtaining the necessary regulatory or third party approvals, consents and releases with respect to the Merger, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on Mackinac, Nicolet, the Merger or any related transactions, and (iii) the Merger and any related transactions will be consummated in accordance with the terms of the Agreement without any waiver, modification or amendment of any material term, condition or agreement thereof and in compliance with all applicable laws and other requirements. Finally, with your consent, we have relied upon the advice that Mackinac has received from its legal, accounting and tax advisors as to all legal, accounting and tax matters relating to the Merger and the other transactions contemplated by the Agreement. We express no opinion as to any such matters.
Our opinion is necessarily based on financial, regulatory, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof could materially affect this opinion. We have not undertaken to update, revise, reaffirm or withdraw this opinion or otherwise comment upon events occurring after the date hereof. We express no opinion as to the trading value of Mackinac Common Stock or Nicolet Common Stock at any time or what the value of Nicolet Common Stock will be once it is actually received by the holders of Mackinac Common Stock.
We have acted as Mackinac’s financial advisor in connection with the Merger and will receive a fee for our services, which fee is contingent upon consummation of the Merger. We will also receive a fee for rendering this opinion. Mackinac has also agreed to indemnify us against certain claims and liabilities arising out of our engagement and to reimburse us for certain of our out-of-pocket expenses incurred in connection with our engagement. Piper Sandler has not provided any other investment banking services to Mackinac in the two years preceding the date hereof, nor has Piper Sandler provided any investment banking services to Nicolet in the two years preceding the date hereof. In the ordinary course of our business as a broker-dealer, we may purchase securities from and sell securities to Mackinac, Nicolet and their respective affiliates. We may also actively trade the equity and debt securities of Mackinac, Nicolet and their respective affiliates for our own account and for the accounts of our customers.
Our opinion is directed to the Board of Directors of Mackinac in connection with its consideration of the Agreement and the Merger and does not constitute a recommendation to any shareholder of Mackinac as to how any such shareholder should vote at any meeting of shareholders called to consider and vote upon the approval of the Agreement and the Merger. Our opinion is directed only as to the fairness, from a financial point of view, of the Merger Consideration to the holders of Mackinac Common Stock and does not address the underlying business decision of Mackinac to engage in the Merger, the form or structure of the Merger or any other transactions contemplated in the Agreement, the relative merits of the Merger as compared to any other alternative transactions or business strategies that might exist for Mackinac or the effect of any other transaction in which Mackinac might engage. We also do not express any opinion as to the fairness of the amount or nature of the compensation to be received in the Merger by any Mackinac officer, director or employee, or class of such persons, if any, relative to the amount of compensation to be received by any other shareholder. This opinion has been approved by Piper Sandler’s fairness opinion committee. This opinion may not be reproduced without Piper Sandler’s prior written consent; provided, however, Piper Sandler will provide its consent for the opinion to be included in any regulatory filings, including the Joint Proxy Statement and the S-4, to be filed with the SEC and mailed to shareholders in connection with the Merger.
Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration is fair to the holders of Mackinac Common Stock from a financial point of view.
Very truly yours,

Appendix C
April 12, 2021
Board of Directors
Nicolet Bankshares, Inc.
111 North Washington Street
Green Bay, Wisconsin 54301
Dear Board of Directors:
Hovde Group, LLC (“we” or “Hovde”) understand that Nicolet Bankshares, Inc., a Wisconsin corporation (“Nicolet”), and Mackinac Financial Corporation, a Michigan corporation (the “Company”) are about to enter into an Agreement and Plan of Merger (the “Agreement”) to be dated on or about April 12, 2021. The parties to the Agreement desire to effect a merger of the Company with and into Nicolet (the “Merger”) in accordance with the Agreement and the applicable provisions of Wisconsin Business Corporation Law (“WBCL”) and the Michigan Business Corporation Act (“MBCA”), with Nicolet as the surviving entity in the Merger (the “Surviving Entity”). Upon the terms and subject to the conditions set forth in the Agreement and in accordance with the applicable provisions of the WBCL and the MBCA, at the Effective Time, the Company shall be merged with and into Nicolet. Pursuant to the provisions of the Agreement, the separate corporate existence of the Company shall cease, Nicolet shall be the Surviving Entity and all of the property, rights, privileges, powers and franchises of the Company shall be vested in the Surviving Entity, and all debts, liabilities and duties of the Company shall become the debts, liabilities and duties of the Surviving Entity. The parties intend that the Merger qualify as a “reorganization” under the applicable provisions of Section 368(a) of the Internal Revenue Code of 1986, and that the Agreement is adopted as a “plan of reorganization” within the meaning of Section 1.368-2(g) of the Treasury regulations promulgated thereunder. Following the Effective Time of the Merger, mBank, a wholly owned subsidiary of the Company (the “Bank”), shall be merged with and into Nicolet Bank pursuant to applicable federal and state law and to the terms and conditions of the Plan of Merger by and between Nicolet Bank and the Bank which is attached as Exhibit A to the Agreement (the “Bank Plan of Merger”). Following the execution and delivery of the Agreement, the Company will cause the Bank, and Nicolet will cause Nicolet Bank, to execute and deliver the Bank Plan of Merger. Capitalized terms used herein that are not otherwise defined shall have the same meanings attributed to them in the Agreement, and all article and section references herein shall refer to articles and sections in the Agreement. For purposes of our analysis and opinion, Agreement as used herein shall refer to the draft Agreement labeled “Execution Copy” provided to Hovde by Nicolet on April 9, 2021.
At the Effective Time, by virtue of the Merger and without any action on the part of Nicolet, the Company, or the holder of any shares of Company Common Stock, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time, will be converted (subject to the fractional share procedures, dissenters rights provisions, and the cash consideration provisions for shares held in the Company 401(k)) into the right to receive: (a) 0.22 fully paid and nonassessable shares (the “Exchange Ratio”) of Nicolet Common Stock (the “Per Share Stock Consideration”), and (b) cash, without interest, (the “Per Share Cash Consideration”) equal to Four Dollars and Sixty Four Cents ($4.64). The total cash and stock consideration to be paid by Nicolet in respect of shares of Company Common Stock is referred to as the “Merger Consideration”. With your knowledge and consent and for purposes of our analysis and opinion, we have assumed that: (i) based upon the closing price of Nicolet Common Stock as of April 9, 2021 of $84.40 (the “Nicolet Share Price”), the Per Share Stock Consideration is 0.22 X the Nicolet Share Price or $18.57 ($84.40 X 0.22 = $18.57); and (ii) the Per Share Cash Consideration is $4.64. Consequently, based upon the assumptions set forth above, we assumed for purposes of our analysis and opinion that the Per Share Merger Consideration is $23.21 ($18.57 + $4.64 = $23.21) and, based on 10,698,704 shares of Company Common Stock outstanding, the Merger Consideration is $248,305,151.
The Agreement stipulates that Nicolet shall cause all shares of Nicolet Common Stock issuable or to be reserved for issuance pursuant to the Agreement to be approved for listing on the Nasdaq Capital Market prior to the Closing Date. Additionally, the obligations of Nicolet to consummate the Contemplated Transactions and to take the other actions required to be taken by Nicolet at the Closing as set forth in the Agreement are subject to the satisfaction, at or prior to the Closing, of the conditions set forth in Article 8 of the Agreement and such conditions include obtaining shareholder and regulatory approvals, receipt of the Tax Opinion with respect to the Merger constituting a “reorganization” under Sections 386(a) and 386(b) of the Code, and the Company having as of the Closing Date Tangible Common Equity of no less than $145,000,000. Additionally, pursuant to Section 5.11 of the Agreement, if requested by Nicolet, the Company shall have delivered to Nicolet prior to the Closing evidence of repayment in full of all applicable indebtedness owing under any Company Debt Agreement.
We note that the Agreement may be terminated pursuant to the terms of Section 10.1 of the Agreement which include, among other usual and customary conditions, the termination by either Nicolet or the Company if the Effective Time shall not have occurred at or before April 12, 2022 (the “Termination Date”), the termination by Nicolet if the holders of more than 5% in the aggregate of the outstanding shares of Company Common Stock assert dissenters’ rights, and the termination by the Company as set forth in Section 5.10 of the Agreement in the event the Company receives an unsolicited bona fide Acquisition Proposal, and the Company Board concludes in good faith, after consultation with its financial advisor and outside counsel, that such Acquisition Proposal constitutes a Superior Proposal and the Company determines to pursue such Superior Proposal. If the Agreement is terminated by Nicolet pursuant to Section 10.1(g) (Adverse Recommendation of Company Board) or by the Company pursuant to Section 10.1(h), (Company acceptance of a Superior Proposal) then the Company shall pay to Nicolet, within two (2) Business Days after such termination, the amount of $10,000,000 (the “Termination Fee”) by wire transfer of immediately available funds to the account designated by Nicolet.
With your consent and for purposes of our analysis and opinion, we have assumed that the Agreement will not be terminated, that there will be no adjustment to the Merger Consideration or the Exchange Ratio, that Nicolet will have sufficient cash to fund the aggregate Per Share Cash Consideration, and that the Merger will be consummated in accordance with the terms of the Agreement.
You have requested our opinion as to the fairness to the holders of Nicolet Common Stock, from a financial point of view, of the Merger Consideration to be paid by Nicolet to the Company in connection with the Merger. This opinion addresses only the fairness of the Merger Consideration to be paid by Nicolet in connection with the Merger, and we are not opining on any individual stock, cash, option, or other components of the consideration.
During the course of our engagement and for the purposes of the opinion set forth herein, we have:
(i)
reviewed a draft of the Agreement labeled “Execution Copy” as provided to Hovde by Nicolet on April 9, 2021;

(ii)
reviewed financial statements of the Company for the twelve-month period ended December 31, 2020;

(iii)
reviewed certain historical publicly available business and financial information concerning the Company;

(iv)
reviewed certain internal financial statements and other financial and operating data concerning the Company;

(v)
worked with Nicolet to develop a financial forecast for the Company and a pro forma projection of the combined company following the Merger;

(vi)
discussed with certain members of senior management of Nicolet the business, financial condition, results of operations and future prospects of each entity; the history and past and current operations of the Company and Nicolet; the Company’s and Nicolet’s historical financial performance; and their assessment of the rationale for the Merger;

(vii)
reviewed and analyzed materials detailing the Merger prepared by Nicolet and the Company, including the estimated amount and timing of the cost savings and related expenses and purchase accounting adjustments expected to result from the Merger (the “Merger Adjustments”);

(viii)
analyzed the pro forma financial impact of the Merger on the combined company’s earnings, tangible book value, financial ratios and other such metrics we deemed relevant, giving effect to the Merger based on assumptions relating to the Merger Adjustments;

(ix)
assessed current general economic, market and financial conditions;

(x)
reviewed the terms of recent merger, acquisition and control investment transactions, to the extent publicly available, involving financial institutions and financial institution holding companies that we considered relevant;

(xi)
taken into consideration our experience in other similar transactions and securities valuations as well as our knowledge of the banking and financial services industry;

(xii)
reviewed certain publicly available financial and stock market data relating to selected public companies that we deemed relevant to our analysis; and

(xiii)
performed such other analyses and considered such other factors as we have deemed appropriate.

We have assumed, without investigation, that there have been, and from the date hereof through the Effective Time will be, no material changes in the financial condition and results of operations of the Company or Nicolet since the date of the latest financial information described above. We have further assumed, without independent verification, that the representations and financial and other information included in the Agreement and all other related documents and instruments that are referred to therein or otherwise provided to us by the Company and Nicolet are true and complete. We have relied upon the management of Nicolet and the Company as to the reasonableness and achievability of the financial forecasts, projections and other forward-looking information provided to Hovde by Nicolet and the Company, and we assumed such forecasts, projections and other forward-looking information have been reasonably prepared by Nicolet and the Company on a basis reflecting the best currently available information and Nicolet’s and the Company’s judgments and estimates. We have assumed that such forecasts, projections and other forward-looking information would be realized in the amounts and at the times contemplated thereby, and we do not assume any responsibility for the accuracy or reasonableness thereof. We have been authorized by Nicolet to rely upon such forecasts, projections and other information and data, and we express no view as to any such forecasts, projections or other forward-looking information or data, or the bases or assumptions on which they were prepared.
In performing our review, we have assumed and relied upon the accuracy and completeness of all the financial and other information that was available to us from public sources, that was provided to us by Nicolet or the Company or their respective representatives or that was otherwise reviewed by us for purposes of rendering this opinion. We have further relied on the assurances of the respective managements of Nicolet and the Company that they are not aware of any facts or circumstances that would make any of such information inaccurate or misleading. We have not been asked to undertake, and have not undertaken, an independent verification of any of such information, and we do not assume any responsibility or liability for the accuracy or completeness thereof. We have assumed that each party to the Agreement would advise us promptly if any information previously provided to us became inaccurate or was required to be updated during the period of our review.
We are not experts in the evaluation of loan and lease portfolios for purposes of assessing the adequacy of the allowances for losses with respect thereto. We have assumed that such allowances for Nicolet and the Company are, in the aggregate, adequate to cover such losses and will be adequate on a pro forma basis for the combined entity. We were not requested to make, and have not made, an independent evaluation, physical inspection or appraisal of the assets, properties, facilities, or liabilities (contingent or otherwise) of Nicolet or the Company, the collateral securing any such assets or liabilities, or the collectability of any such assets, and we were not furnished with any such evaluations or appraisals; nor did we review any loan or credit files of Nicolet or the Company.
We have undertaken no independent analysis of any pending or threatened litigation, regulatory action, possible un-asserted claims or other contingent liabilities to which Nicolet or the Company is a party or may be subject, and our opinion makes no assumption concerning, and therefore does not consider, the possible assertion of claims, outcomes or damages arising out of any such matters. We have also assumed, with your consent, that neither Nicolet nor the Company is party to any material pending transaction, including without limitation any financing, recapitalization, acquisition or merger, divestiture or spin-off, other than the Merger contemplated by the Agreement.
We have relied upon and assumed with your consent and without independent verification, that the Merger will be consummated substantially in accordance with the terms set forth in the Agreement, without any waiver of material terms or conditions by Nicolet or the Company or any other party to the Agreement and that the final Agreement will not differ materially from the draft we reviewed. We have assumed that the Merger will be consummated in compliance with all applicable laws and regulations. Nicolet has advised us that they are not aware of any factors that would impede any necessary regulatory or governmental approval of the Merger. We have assumed that the necessary regulatory and governmental approvals as granted will not be subject to any conditions that would be unduly burdensome on Nicolet or the Company or would have a material adverse effect on the contemplated benefits of the Merger.
Our opinion does not consider, include or address: (i) the legal, tax, accounting, or regulatory consequences of the Merger on Nicolet or its stockholders; (ii) any advice or opinions provided by any other advisor to the Board of Nicolet; (iii) any other strategic alternatives that might be available to Nicolet; or (iv) whether Nicolet has sufficient cash or other sources of funds to enable it to pay the consideration contemplated by the Merger.
Our opinion does not constitute a recommendation to Nicolet as to whether or not Nicolet should enter into the Agreement or to any stockholders of Nicolet as to how such stockholders should vote at any meetings of stockholders called to consider and vote upon the Merger. Our opinion does not address the underlying business decision to proceed with the Merger or the fairness of the amount or nature of the compensation, if any, to be received by any of the officers, directors or employees of Nicolet relative to the amount of consideration to be paid with respect to the Merger. Our opinion should not be construed as implying that the Merger Consideration is necessarily the lowest or best price that could be obtained in a merger or combination transaction with the Company. We do not express any opinion as to the value of Nicolet Common Stock following the announcement of the proposed Merger, or the value of Nicolet Common Stock following the consummation of the Merger, or the prices at which shares of Nicolet Common Stock may be purchased or sold at any time. Other than as specifically set forth herein, we are not expressing any opinion with respect to the terms and provisions of the Agreement or the enforceability of any such terms or provisions. Our opinion is not a solvency opinion and does not in any way address the solvency or financial condition of Nicolet or the Company.
This opinion was approved by Hovde’s fairness opinion committee. This letter is directed solely to the board of directors of Nicolet and is not to be used for any other purpose or quoted or referred to, in whole or in part, in any registration statement, prospectus, proxy statement, or any other document, except in each case in accordance with our prior written consent; provided, however, that we hereby consent to the inclusion and reference to this letter in any registration statement, proxy statement or information statement to be delivered to the holders of Nicolet Common Stock in connection with the Merger if, and only if, (i) this letter is quoted in full or attached as an exhibit to such document, (ii) this letter has not been withdrawn prior to the date of such document, and (iii) any description of or reference to Hovde or the analyses performed by Hovde or any summary of this opinion in such filing is in a form acceptable to Hovde and its counsel in the exercise of their reasonable judgment.
Our opinion is based solely upon the information available to us and described above, and the economic, market and other circumstances as they exist as of the date hereof. Events occurring and information that becomes available after the date hereof could materially affect the assumptions and analyses used in preparing this opinion. We have not undertaken to update, revise, reaffirm or withdraw this opinion or to otherwise comment upon events occurring or information that becomes available after the date hereof.
In arriving at this opinion, Hovde did not attribute any particular weight to any single analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Hovde believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering all analyses, would create an incomplete view of the process underlying this opinion.

Hovde, as part of its investment banking business, regularly performs valuations of businesses and their securities in connection with mergers and acquisitions and other corporate transactions. Pursuant to our engagement agreement with Nicolet, we will receive from Nicolet a fairness opinion fee that is contingent upon the issuance of this opinion letter. Nicolet has also agreed to indemnify us and our affiliates for certain liabilities that may arise out of our engagement.
In the past two years preceding the date of this opinion, Hovde has not provided investment banking or financial advisory services to the Company for which it received a fee. During the past two years preceding the date of this opinion, Hovde has not provided investment banking or financial advisory services to Nicolet for which it received a fee. We or our affiliates may presently or in the future seek or receive compensation from Nicolet in connection with future transactions, or in connection with potential advisory services and corporate transactions. In the ordinary course of our business as a broker/dealer, we may from time to time purchase securities from, and sell securities to, Nicolet or the Company or their affiliates, and as a market maker in securities, Hovde may from time to time have a long or short position in, and buy or sell, debt or equity securities of Nicolet or the Company for its own accounts and for the accounts of customers. Except for the foregoing, during the past two years there have not been, and there currently are no mutual agreements regarding any future material transactions between Hovde and Nicolet.
Based upon and subject to the foregoing review, assumptions and limitations, we are of the opinion, as of the date hereof, that the Merger Consideration to be paid to the Company by Nicolet in connection with the Merger is fair from a financial point of view to the shareholders of Nicolet.
Sincerely,
HOVDE GROUP, LLC

Appendix D
SECTIONS 761 — 774 OF CHAPTER 450 OF THE
MICHIGAN BUSINESS CORPORATION ACT
MICHIGAN DISSENTERS’ RIGHTS STATUTE
450.1761 Definitions.
Sec. 761. As used in sections 762 to 774:
(a) “Beneficial shareholder” means the person who is a beneficial owner of shares held by a nominee as the record shareholder.
(b) “Corporation” means the issuer of the shares held by a dissenter before the corporate action, or the surviving corporation by merger of that issuer.
(c) “Dissenter” means a shareholder who is entitled to dissent from corporate action under section 762 and who exercises that right when and in the manner required by sections 764 through 772.
(d) “Fair value”, with respect to a dissenter’s shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.
(e) “Interest” means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.
(f) “Record shareholder” means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.
(g) “Shareholder” means the record or beneficial shareholder.
450.1762 Right of shareholder to dissent and obtain payment for shares.
Sec. 762. (1) A shareholder is entitled to dissent from, and obtain payment of the fair value of his, her, or its shares in the event of, any of the following corporate actions:
(a) Consummation of a plan of merger to which the corporation is a party if any of the following are met:
(i) Shareholder approval is required for the merger under section 703a or 736(5) or the articles of incorporation and the shareholder is entitled to vote on the merger.
(ii) Shareholder approval would be required if section 703a(3) did not apply and the shareholder is a shareholder on the date of the offer under section 703a(3).
(iii) The corporation is a subsidiary that is merged with its parent under section 711.
(b) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if either of the following are met:
(i) The shareholder is entitled to vote on the plan.
(ii) The shareholder would be entitled to vote on the plan if section 703a(3) did not apply and the shareholder is a shareholder on the date of the offer under section 703a(3).
(c) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution but not including a sale pursuant to court order.

(d) Consummation of a plan of conversion to which the corporation is a party as the corporation that is being converted, if the shareholder is entitled to vote on the plan. However, any rights provided under this section are not available if that corporation is converted into a foreign corporation and the shareholder receives shares that have terms as favorable to the shareholder in all material respects, and represent at least the same percentage interest of the total voting rights of the outstanding shares of the corporation, as the shares held by the shareholder before the conversion.
(e) An amendment of the articles of incorporation that creates a right to dissent under section 621.
(f) A transaction that creates a right to dissent under section 754.
(g) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.
(2) Unless otherwise provided in the articles of incorporation, bylaws, or a resolution of the board, a shareholder may not dissent from any of the following:
(a) Any corporate action set forth in subsection (1)(a) to (f) as to shares that are listed on a national securities exchange on the record date fixed to vote on the corporate action or on the date the resolution of the parent corporation’s board is adopted in the case of a merger under section 711 that does not require a shareholder vote under section 713. For purposes of this subdivision, “national securities exchange” includes the NASDAQ Global Select Market and the NASDAQ Global Market, but does not include the NASDAQ Capital Market, formerly known as the NASDAQ SmallCap Market.
(b) A transaction described in subsection (1)(a) in which shareholders receive cash, shares that satisfy the requirements of subdivision (a) on the effective date of the merger, or any combination of cash and those shares.
(c) A transaction described in subsection (1)(b) in which shareholders receive cash, shares that satisfy the requirements of subdivision (a) on the effective date of the share exchange, or any combination of cash and those shares.
(d) A transaction described in subsection (1)(c) that is conducted pursuant to a plan of dissolution that provides for distribution of substantially all of the corporation’s net assets to shareholders in accordance with their respective interests within 1 year after the date of closing of the transaction, if the transaction is for cash, shares that satisfy the requirements of subdivision (a) on the date of closing, or any combination of cash and those shares.
(e) A transaction described in subsection (1)(d) in which shareholders receive cash, shares that satisfy the requirements of subdivision (a) on the effective date of the conversion, or any combination of cash and those shares.
(3) A shareholder that is entitled to dissent and obtain payment for shares under subsection (1)(a) to (f) may not challenge the corporate action that creates that entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.
(4) A shareholder that exercises a right to dissent and seek payment for shares under subsection (1)(g) may not challenge the corporate action that creates that entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.
450.1763 Rights of partial dissenter; assertion of dissenters’ rights by beneficial shareholder.
Sec. 763. (1) A record shareholder may assert dissenters’ rights as to fewer than all the shares registered in his or her name only if he or she dissents with respect to all shares beneficially owned by any 1 person and notifies the corporation in writing of the name and address of each person on whose behalf he or she asserts dissenters’ rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he or she dissents and his or her other shares were registered in the names of different shareholders.

(2) A beneficial shareholder may assert dissenters’ rights as to shares held on his or her behalf only if all of the following apply:
(a) He or she submits to the corporation the record shareholder’s written consent to the dissent not later than the time the beneficial shareholder asserts dissenters’ rights.
(b) He or she does so with respect to all shares of which he or she is the beneficial shareholder or over which he or she has power to direct the vote.
450.1764 Corporate action creating dissenters’ rights; vote of shareholders; notice.
Sec. 764. (1) If a proposed corporate action that creates dissenters’ rights under section 762 is submitted to a vote at a shareholders’ meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters’ rights under this act and be accompanied by a copy of sections 761 to 774.
(2) Except as provided in subsection (3), if a corporate action that creates dissenters’ rights under section 762 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders that are entitled to assert dissenters’ rights that the action was taken and send them the dissenters’ notice described in section 766. A shareholder that consents to the corporate action is not entitled to assert dissenters’ rights.
(3) If a corporate action creates dissenters’ rights under section 762(1)(a)(ii) or (b)(ii), an offer made under section 703a(3) must state that shareholders are or may be entitled to assert dissenters’ rights under this act and be accompanied by a copy of sections 761 to 774 and the dissenters’ notice described in section 766.
450.1765 Notice of intent to demand payment for shares.
Sec. 765. (1) If a proposed corporate action that creates dissenters’ rights under section 762 is submitted to a vote at a shareholders’ meeting, a shareholder that wishes to assert dissenters’ rights must deliver to the corporation before the vote is taken written notice of his, her, or its intent to demand payment for his, her, or its shares if the proposed action is effectuated and must not vote his, her, or its shares in favor of the proposed action.
(2) If a corporate action creates dissenters’ rights under section 762(1)(a)(ii) or (b)(ii), a shareholder that wishes to assert dissenters’ rights must deliver to the corporation before the shares are purchased pursuant to the offer written notice of his, her, or its intent to demand payment for his, her, or its shares if the proposed action is taken and must not tender, or cause or permit to be tendered, any shares in response to the offer.
(3) A shareholder that does not satisfy the requirements of subsection (1) or (2), as applicable, is not entitled to payment for his, her, or its shares under this act.
450.1766 Dissenters’ notice; delivery to shareholders; contents.
Sec. 766. (1) If proposed corporate action creating dissenters’ rights under section 762 is authorized at a shareholders’ meeting, the corporation shall deliver a written dissenters’ notice to all shareholders who satisfied the requirements of section 765.
(2) The dissenters’ notice must be sent no later than 10 days after the corporate action was taken, and must provide all of the following:
(a) State where the payment demand must be sent and where and when certificates for shares represented by certificates must be deposited.
(b) Inform holders of shares without certificates to what extent transfer of the shares will be restricted after the payment demand is received.
(c) Supply a form for the payment demand that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters’ rights certify whether he or she acquired beneficial ownership of the shares before the date.

(d) Set a date by which the corporation must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date the subsection (1) notice is delivered.
450.1767 Duties of shareholder sent dissenter’s notice; retention of rights; failure to demand payment or deposit share certificates.
Sec. 767. (1) A shareholder sent a dissenter’s notice described in section 766 must demand payment, certify whether he or she acquired beneficial ownership of the shares before the date required to be set forth in the dissenters’ notice pursuant to section 766(2)(c), and deposit his or her certificates in accordance with the terms of the notice.
(2) The shareholder who demands payment and deposits his or her share certificates under subsection (1) retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.
(3) A shareholder who does not demand payment or deposit his or her share certificates where required, each by the date set in the dissenters’ notice, is not entitled to payment for his or her shares under this act.
450.1768 Restriction on transfer of shares without certificates; retention of rights.
Sec. 768. (1) The corporation may restrict the transfer of shares without certificates from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under section 770.
(2) The person for whom dissenters’ rights are asserted as to shares without certificates retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.
450.1769 Payment by corporation to dissenter; accompanying documents.
Sec. 769. (1) Except as provided in section 771, within 7 days after the proposed corporate action is taken or a payment demand is received, whichever occurs later, the corporation shall pay each dissenter who complied with section 767 the amount the corporation estimates to be the fair value of his or her shares, plus accrued interest.
(2) The payment must be accompanied by all of the following:
(a) The corporation’s balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders’ equity for that year, and if available the latest interim financial statements.
(b) A statement of the corporation’s estimate of the fair value of the shares.
(c) An explanation of how the interest was calculated.
(d) A statement of the dissenter’s right to demand payment under section 772.
450.1770 Return of deposited certificates and release of transfer restrictions; effect of corporation taking proposed action.
Sec. 770. (1) If the corporation does not take the proposed action within 60 days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on shares without certificates.
(2) If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters’ notice under section 766 and repeat the payment demand procedure.

450.1771 Election to withhold payment from dissenter; offer to pay estimated fair value of shares, plus accrued interest; statements; explanation.
Sec. 771. (1) A corporation may elect to withhold payment required by section 769 from a dissenter unless he or she was the beneficial owner of the shares before the date set forth in the dissenters’ notice pursuant to section 766(2)(c).
(2) To the extent the corporation elects to withhold payment under subsection (1), after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall offer to pay this amount to each dissenter who shall agree to accept it in full satisfaction of his or her demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter’s right to demand payment under section 772.
450.1772 Demand for payment of dissenter’s estimate or rejection of corporation’s offer and demand for payment of fair value and interest due; waiver.
Sec. 772. (1) A dissenter may notify the corporation in writing of his or her own estimate of the fair value of his or her shares and amount of interest due, and demand payment of his or her estimate, less any payment under section 769, or reject the corporation’s offer under section 771 and demand payment of the fair value of his or her shares and interest due, if any 1 of the following applies:
(a) The dissenter believes that the amount paid under section 769 or offered under section 771 is less than the fair value of his or her shares or that the interest due is incorrectly calculated.
(b) The corporation fails to make payment under section 769 within 60 days after the date set for demanding payment.
(c) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on shares without certificates within 60 days after the date set for demanding payment.
(2) A dissenter waives his or her right to demand payment under this section unless he or she notifies the corporation of his or her demand in writing under subsection (1) within 30 days after the corporation made or offered payment for his or her shares.
450.1773 Petitioning court to determine fair value of shares and accrued interest; failure of corporation to commence proceeding; venue; parties; service; jurisdiction; appraisers; discovery rights; judgment.
Sec. 773. (1) If a demand for payment under section 772 remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.
(2) The corporation shall commence the proceeding in the circuit court of the county in which the corporation’s principal place of business or registered office is located. If the corporation is a foreign corporation without a registered office or principal place of business in this state, it shall commence the proceeding in the county in this state where the principal place of business or registered office of the domestic corporation whose shares are to be valued was located.
(3) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties shall be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.
(4) The jurisdiction of the court in which the proceeding is commenced under subsection (2) is plenary and exclusive. The court may appoint 1 or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.
(5) Each dissenter made a party to the proceeding is entitled to judgment for the amount, if any, by which the court finds the fair value of his or her shares, plus interest, exceeds the amount paid by the corporation or for the fair value, plus accrued interest, of his or her after-acquired shares for which the corporation elected to withhold payment under section 771.
450.1773a Referee; appointment; powers; compensation; duties; objections to report; application to court for action; adoption, modification, or recommitment of report; further evidence; judgment; review.
Sec. 773a. (1) In a proceeding brought pursuant to section 773, the court may, pursuant to the agreement of the parties, appoint a referee selected by the parties and subject to the approval of the court. The referee may conduct proceedings within the state, or outside the state by stipulation of the parties with the referee’s consent, and pursuant to the Michigan court rules. The referee shall have powers that include, but are not limited to, the following:
(a) To hear all pretrial motions and submit proposed orders to the court. In ruling on the pretrial motion and proposed orders, the court shall consider only those documents, pleadings, and arguments that were presented to the referee.
(b) To require the production of evidence, including the production of all books, papers, documents, and writings applicable to the proceeding, and to permit entry upon designated land or other property in the possession or control of the corporation.
(c) To rule upon the admissibility of evidence pursuant to the Michigan rules of evidence.
(d) To place witnesses under oath and to examine witnesses.
(e) To provide for the taking of testimony by deposition.
(f) To regulate the course of the proceeding.
(g) To issue subpoenas, when a written request is made by any of the parties, requiring the attendance and testimony of any witness and the production of evidence including books, records, correspondence, and documents in the possession of the witness or under his or her control, at a hearing before the referee or at a deposition convened pursuant to subdivision (e). In case of a refusal to comply with a subpoena, the party on whose behalf the subpoena was issued may file a petition in the court for an order requiring compliance.
(2) The amount and manner of payment of the referee’s compensation shall be determined by agreement between the referee and the parties, subject to the court’s allocation of compensation between the parties at the end of the proceeding pursuant to equitable principles, notwithstanding section 774.
(3) The referee shall do all of the following:
(a) Make a record and reporter’s transcript of the proceeding.
(b) Prepare a report, including proposed findings of fact and conclusions of law, and a recommended judgment.
(c) File the report with the court, together with all original exhibits and the reporter’s transcript of the proceeding.
(4) Unless the court provides for a longer period, not more than 45 days after being served with notice of the filing of the report described in subsection (3), any party may serve written objections to the report upon the other party. Application to the court for action upon the report and objections to the report shall be made by motion upon notice. The court, after hearing, may adopt the report, may receive further evidence, may modify the report, or may recommit the report to the referee with instructions. Upon adoption of the report, judgment shall be entered in the same manner as if the action had been tried by the court and shall be subject to review in the same manner as any other judgment of the court.
450.1774 Costs of appraisal proceeding.
Sec. 774. (1) The court in an appraisal proceeding commenced under section 773 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under section 772.
(2) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable in the following manner:
(a) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of sections 764 through 772.
(b) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this act.
(3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to those counsel reasonable fees paid out of the amounts awarded the dissenters who were benefited.

MACKINAC FINANCIAL CORPORATION
ATTN: JESSE DEERING, EVP/CFO
130 SOUTH CEDAR STREET
MANISTIQUE, MI 49854

VOTE BY INTERNET
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Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on July 14, 2021 for shares held directly and by 11:59 p.m. Eastern Time on July 10, 2021 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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D55772-S25339 KEEP THIS PORTION FOR YOUR RECORDS

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MACKINAC FINANCIAL CORPORATION

The Board of Directors recommends you vote FOR proposals 1 and 2.

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Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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D55773-S25339

MACKINAC FINANCIAL CORPORATION
Special Meeting of Shareholders
July 15, 2021, 10:00 AM
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Paul D. Tobias and Kelly W. George, or either of them, with power of substitution in each, proxies to vote, as designated hereon, all of the undersigned's shares of Common Stock of MACKINAC FINANCIAL CORPORATION, at the Special Meeting of Shareholders to be held virtually via live webcast at www.virtualshareholdermeeting.com/MFNC2021SM, on July 15, 2021, at 10:00 AM, EDT and any and all adjournments thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side